TEXAS
HOUSTON
N

STRICTLY PRIVATE AND CONFIDENTIAL

CHILTON CAPITAL MANAGEMENT LLC

REGULATORY COMPLIANCE MANUAL

AND

CODE OF ETHICS

November 2022

1177 West Loop South | Suite 1750 | Houston, Texas 77027 | Telephone: (713) 650-1995

This Compliance Manual and Code of Ethics ("*Manual*") is the property of Chilton Capital Management LLC (referred to herein as, the "*Company*" or the "*Firm*") and must be returned to the Company if your employment or association with the Company is terminated for any reason. The contents of this Manual are strictly private and confidential, and should not be revealed to any third parties without permission from the Company.

TABLE OF CONTENTS

I.	INTRODUCTION	1
A.	Firm and Regulatory Overview	1
B.	Firm Governance	5
C.	Investment Adviser as Fiduciary	7
D.	Compliance Manual	8
E.	Chief Compliance Officer	10
F.	Annual Review	12
G.	Policy Updates	15
II.	EMPLOYEE MATTERS	17
A.	Annual Compliance Manual and Code of Ethics Acknowledgement	17
B.	Outside Business Activities	17
C.	Code of Ethics and Personal Trading Activity	18
D.	Prohibition Against Insider Trading	19
E.	Disciplinary Events	19
F.	Political Contributions	21
G.	Conflicts of Interest and Prohibited Activities; Gifts	21
H.	Interactions with Attorneys	23
I.	Interactions with Government Officials	23
J.	Involvement in Litigation	24
K.	Regulatory Inquiries	24
III.	ADVISORY SERVICES	24
A.	Advisory Contracts	24
B.	Advisory Fees	26
C.	Wrap Fee Programs	28
D.	Suitability	32
E.	Custody	34
F	Client Complaints, Regulatory Inquiries and Litigation Matters	38
G.	Regulatory Filings	41
H.	Annual Company Disclosures	55
IV.	PORTFOLIO MANAGEMENT	57
A.	Investment Process	57
B.	Trade Orders	58
C.	Best Execution and Broker Selection	61
D.	New Brokerage Relationships	67

PRIVATE AND CONFIDENTIAL	ii

E.	Soft Dollars	67
F.	Allocations	72
G.	Affiliated Transactions	77
H.	Short Selling and Rule 105	87
I.	Private Placements and Restricted Securities	92
J.	Ownership of Registered Investment Company Shares	93
K.	Participation in Initial Public Offerings - FINRA Rules 5130 and 5131	94
L.	Valuation	95
M.	Proxy Voting Policy	101
N.	Trade Errors	107
O.	Liquidity Procedures	110
P.	Leverage and Segregation	118
Q.	Derivative Transactions	125
R.	Securities Lending	128
V.	MARKETING	132
A.	Marketing Material Content	132
B.	Company Website	Error! Bookmark not defined.
C.	Media and Social Webpages	Error! Bookmark not defined.
D.	Use of Placement Agents and Solicitors	Error! Bookmark not defined.
VI.	OPERATIONAL MATTERS	160
A.	Books and Records	160
B.	Electronic Communications	163
C.	Proper Use of Information Resources	168
D.	Anti-Money Laundering	170
E.	Disaster Recovery and Business Continuity	175
F.	Cybersecurity Plan	176
G.	Service Provider Oversight	176
APPENDIX I	FIRM STRUCTURE CHART
APPENDIX II	FIRM PERSONNEL CHART
APPENDIX III	CODE OF ETHICS
A.	Introduction	1
B.	Standards of Conduct	4
C.	Prohibition against Insider Trading	5
D.	Personal Securities Transactions	13
E.	Political Contributions	20

PRIVATE AND CONFIDENTIAL	iii

F.	Conflicts of Interest	24
G.	Confidentiality and Privacy Policies	27
H.	Prohibition Against Manipulative Trading Practices	32
ANNEX I	PRIVACY POLICY NOTICE
EXHIBIT A	EMPLOYEE INITIAL AND ANNUAL ACKNOWLEDGEMENT FORM
EXHIBIT B	EMPLOYEE EXIT INTERVIEW COMPLIANCE QUESTIONNAIRE
EXHIBIT C	COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM
EXHIBIT D	PAID CONSULTANT OR EXPERT NETWORK PRE-APPROVAL FORM
EXHIBIT E	OUTSIDE BUSINESS ACTIVITIES QUESTIONNAIRE
EXHIBIT F	RESTRICTED LIST – ADDITION FORM
EXHIBIT G	RESTRICTED LIST – DELETION FORM
EXHIBIT H	REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE
EXHIBIT I	PERSONAL ACCOUNT DISCLOSURE FORM
EXHIBIT J	EMPLOYEE SECURITIES HOLDINGS REPORT
EXHIBIT K	EMPLOYEE QUARTERLY TRANSACTION REPORT
EXHIBIT L	MANAGED ACCOUNT DISCLOSURE FORM
EXHIBIT M	FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM
EXHIBIT N	PAY-TO-PLAY ACKNOWLEDGEMENT AND PRE-CLEARANCE FORM
EXHIBIT O	NEW EMPLOYEE POLITICAL CONTRIBUTION DECLARATION FORM
EXHIBIT P	GIFT AND ENTERTAINMENT APPROVAL FORM
APPENDIX IV	TRADE FLOW DIAGRAM
APPENDIX V	EXAMPLES OF ELIGIBLE “RESEARCH” AND “BROKERAGE” UNDER 28(E)
APPENDIX VI	LIST OF REQUIRED BOOKS AND RECORDS
APPENDIX VII	DISASTER RECOVERY AND BUSINESS CONTINUITY PLAN
A.	Overview	1
B.	Disaster Recovery and Business Continuity Plan	1
APPENDIX VIII	CYBERSECURITY PLAN
A.	Background	1
B.	Purpose	1
C.	Governance	1
D.	Policies and Procedures for Ensuring Cybersecurity`	2
E.	Employee Duty to Report Breaches	10
F.	CCO Supervision and Monitoring	11

PRIVATE AND CONFIDENTIAL	iv

G.	Cyber Incident Response Policy	11
EXHIBIT A	NETWORK DIAGRAMS
EXHIBIT B	SAMPLE INCIDENT LOG
FORM A	EMPLOYEE DISCIPLINARY QUESTIONNAIRE
FORM B	NEW BROKER ADDITION FORM
FORM C	RESEARCH/BROKERAGE PRODUCT OR SERVICE REQUEST FORM
FORM D	FORM OF COMPLIANCE WITH RULE 10F-3 UNDER THE 1940 ACT
FORM E	CROSS-TRADE REQUEST FORM
FORM F	TRADE ERROR FORM
FORM G	PROXY VOTING CONFLICT OF INTEREST FORM

Note: The forms contained in the appendices and exhibits in this Manual, such as the acknowledgements and attestations, are template forms. The information solicited on those forms will be collected through the Blue River Compliance Portal (the “Compliance Portal”), an online financial regulatory compliance solution, which the Company uses for the management of its compliance program.

PRIVATE AND CONFIDENTIAL	v

I.	INTRODUCTION

This Compliance Manual and Code of Ethics (this “Manual”) has been prepared for employees of Chilton Capital Management LLC (the “Company” or “Firm”). This Manual has been developed to provide an overview of policies and procedures applicable to the Company, which apply to each employee, partner, member, director, officer and manager of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers (each, an “Employee”). The Company expects all Employees to be thoroughly familiar with the policies and procedures set forth in this Manual. Questions not answered by this Manual should be directed to Mr. Armand Christ (“Chris”) St. Paul, the Company’s Chief Compliance Officer (“CCO”). This Manual is intended to be revised or supplemented from time to time. It is the responsibility of the holder of the Manual to ensure that his or her copy is up-to-date by inserting new material as instructed.

FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS MANUAL CONSTITUTES A BREACH OF AN EMPLOYEE’S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH THE COMPANY’S POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY THE COMPANY MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES, SUSPENSION, OR TERMINATION OF EMPLOYMENT.

A.	Firm and Regulatory Overview

1.	Regulatory Jurisdiction(s)

The Company, a Texas limited liability company, is an investment adviser that is registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Company has been in business since January 5, 1996 and registered with SEC since February 9, 1996. Currently, the Company is not required to be registered with the U.S. Commodity Futures Trading Commission (“CFTC”) and National Futures Association (“NFA”) as a Commodity Pool Operator (“CPO”) or a Commodities Trading Adviser (“CTA”) under the Commodity Exchange Act of 1936, as amended (the “CEA”). However, the Company may in the future claim and rely on an exemption from registration under CFTC Rule 4.5 with the CFTC and NFA as a CPO. In Texas, the Company is relying on an exemption from registration with the Texas State Securities Board pursuant to Section 12-1 under the Texas Securities Act.

In March 2007, the Company encompassed three entities, Chilton Capital Management LLC, Chilton Capital Management Advisors, Inc., and Chilton Capital Management Trust Company. Since December of 2012, the Company encompasses two entities, Chilton Capital Management LLC and Chilton Capital Management Trust Company (“Chilton Trust Co.”). The Company and its affiliated entities are located in Houston, Texas.

PRIVATE AND CONFIDENTIAL	1

2.	Advisory Services and Client Types

The Company currently offers a range of portfolio management and investment advisory service solutions from fundamental and quantitative active management, to asset allocation services in strategies designed to gain broad exposure to the world’s capital markets. The Company’s portfolio management and investment advisory services are offered (directly or indirectly through a sub-advisory arrangement with the client's primary investment adviser) to individuals, high net worth individuals, banking or thrift institutions, registered investment companies, privately offered pooled investment vehicles, single-investor funds, discretionary and non-discretionary advisory programs, commingled investment vehicles, charitable and endowment organizations, pension and profit sharing plans (including ERISA plans), foundations, corporations, business owners, estates and trusts, other institutional type accounts (both taxable and tax-exempt), government agencies, government chartered corporations, quasi-governmental agencies, state or municipal government entities and other investment advisers.

The Company currently provides its portfolio management and investment advisory services through the following types of products: (i) open-end investment companies registered under the Investment Company Act of 1940, as amended (each, a “Fund” and collectively, the “Funds”); (ii) separately managed accounts (“Separate Accounts”) whose investors include large institutions and high net worth individuals, including but not limited to, state and local pensions, corporate and government pensions, endowments and foundations, estates and trusts, regional banks and family offices; (iii) separately-managed account wrap programs (“Wrap Fee Programs”) offered by unaffiliated investment advisers or broker-dealers (“Sponsors”); and other proprietary accounts. The Funds, Separate Accounts and Wrap Fee Programs are each, a “Client” and collectively, the “Clients”. 1

With respect to the Funds, the Company currently provides portfolio management and investment sub-advisory services to one (1) Fund, the West Loop Realty Fund, which is a series portfolio to an unaffiliated multi-series trust, the Investment Managers Series Trust, which is organized as Delaware statutory trust (the “Trust”) and is an open-end investment company registered under the 1940 Act. The Fund is advised by Liberty Street Advisors, Inc. (“Liberty Street”), an investment adviser registered with the SEC.

With respect to the Wrap Fee Programs, the Company offers its investment strategies to Clients invested in three different types of Wrap Fee Programs:

●	“Single Contract Programs” in which the Company enters into a contract with a Sponsor to provide discretionary advisory services to the Sponsor’s clients;

[1]	As an SEC-registered investment adviser, the Company owes a fiduciary duty to all of its Clients. An investment in a Fund or any pooled investment vehicle by an investor or shareholder does not, in and of itself, create an advisory relationship between the investor or shareholder and the Company. Investors or shareholders are not permitted to impose restrictions or limitations on the management of any Fund. In 2006, the decision by the Court of Appeals for the D.C. Circuit in Goldstein v. SEC, 451 F.3d 873 (D.C. Cir. June 23, 2006), with respect to funds, clarified that the “client” of an investment adviser to a fund is the fund itself and not an investor in the fund.

PRIVATE AND CONFIDENTIAL	2

●	“Dual Contract Programs” where the Company enters into a contract directly with the Client to provide discretionary advisory services and the Client enters into a separate contract with the Sponsor, custodian and other service providers; and

●	“Model Programs” where the Company provides a model portfolio to the Sponsor or overlay manager who typically retains the ultimate authority to execute investment transactions. In most Model Programs, the Company treats the Sponsor or overlay manager as its Client. As discussed herein below, the Company generally does not have investment discretion or trading authority for these assets. As such, these assets are generally not included in the Company’s regulatory assets under management.

The Company offers several investment strategies to Clients and in doing so may invest in a wide range of securities and other financial instruments, including: equity securities of domestic and foreign issuers (both publicly and privately traded), including real estate investment trusts (“REITs”) and master limited partnerships (“MLPs”); corporate debt securities of domestic and foreign issuers (both publicly and privately traded), including, but not limited to, preferred stocks, U.S. government securities (e.g., treasuries), and municipal securities (taxable and tax-exempt); derivative securities, including, but not limited to, futures, options, swaps and forward contracts; warrants; commercial paper; foreign currency contracts; and registered investment company securities, including exchange- traded funds (“ETFs”). As financial markets and products evolve, the Company may invest in other instruments or securities, whether currently existing or developed in the future, when consistent with Client guidelines, objectives, and policies. Generally, the Company invests for long- term growth of capital and income. Within that framework, a Client’s objectives and unique circumstances may dictate that short- term positions be taken.

The Company generally provides portfolio management and investment advisory (or sub-advisory) services in accordance with applicable investment guidelines and restrictions, which may include restrictions on investing in certain securities, or types of securities or other financial instruments, that are developed in consultation with the advisory client, or in accordance with the mandate selected by the advisory Client (e.g., fixed income, cash management, equity, alternative, index or multi-asset). Each pooled investment vehicle managed or otherwise advised by the Company (e.g., U.S. registered investment companies) is managed in accordance with its investment guidelines and restrictions and is not generally tailored to the individualized needs of any particular fund shareholder or investor, and an investment in such a vehicle does not, in and of itself, create an advisory relationship between the shareholder or investor and the Company.

The Company’s advisory services consist of managing each of its Client’s portfolios, including sourcing, selecting, determining investments in, and monitoring investments in and the execution of transactions on behalf of its Clients. Generally, the Company is responsible for investing and re-investing the assets of each Client in accordance with the investment objectives, policies and guidelines set forth in the applicable Client’s investment management agreement, prospectus and statement of additional information, private placement memorandum, offering memorandum, offering circular, limited partnership agreement, or other similar disclosure and governing documents (collectively, the “governing documents”)

PRIVATE AND CONFIDENTIAL	3

The Company tailors its investment advice to the specific needs of its Clients and is subject to applicable investment restrictions set forth in the governing documents for the applicable Clients. The Company works with Clients to formulate appropriate and agreed-upon investment guidelines, and works with Clients to determine the feasibility of monitoring proposed restrictions and limitations. Investors who participate in Funds may not tailor investment guidelines.

When the Company serves as investment adviser, it enters into a written investment management agreement with each of its advisory Clients. Investment management agreements include provisions related to each Client’s management fees, investment strategy, investment guidelines, termination rights, proxy voting and sub-adviser, if applicable. When the Company serve as a sub-adviser, it enters into a sub-advisory agreement with the unaffiliated investment adviser. These sub-advisory agreements typically include information related to the Company’s sub-advisory fee, investment strategy, investment guidelines, termination rights and proxy voting. The adviser enters into an investment management agreement with the end client. Please see Section III.A. of this Manual for more information regarding “Advisory Contracts”.

3.	Firm Structure Chart

Attached hereto as Appendix I is a structure chart of the Company and its affiliated entities. 2

4.	Firm Personnel Chart

The primary owners of the Company are Knapp Brothers, LLC (“Knapp Brothers”), a Texas limited liability company, and certain Employees of the Company. Knapp Brothers has a fifty- five percent (55%) direct beneficial ownership and certain Employees of the Company collectively have a forty-five percent (45%) beneficial ownership of the Company. The primary owners of Knapp Brothers are Messrs. David M. Underwood, Jr., A. John Knapp, Jr. and Breckenridge L. Knapp. The Company is managed and controlled under the direction of its Board of Managers, which is comprised of Mr. David M. Underwood, Jr., as Chairman and Chief Executive Officer; Ms. Laura L. Genung, as President; Mr. Brandon J. Frank, as Chief Financial Officer; Mr. John E. Robertson, as Managing Director; and Mr. Timothy J. Lootens, as Secretary and Managing Director (collectively, the “Board of Managers”). The Company’s officers and senior management team is comprised of Mr. David M. Underwood, Jr., as Chairman and Chief Executive Officer; Ms. Laura L. Genung, as President; Mr. Brandon J. Frank, as Chief Financial Officer; Mr. John E. Robertson, as Managing Director; Mr. Timothy J. Lootens, as Secretary and Managing Director; Mr. A. Chris St. Paul, Chief Compliance Officer; and Mr. Bradley J. Eixmann, Chief Investment Officer (collectively, the “Senior Management Team”).

A personnel chart of all associated personnel of the Company, including their respective roles at the Company and their relevant contact information is located in Appendix II of this Manual.3 This personnel chart also indicates all regulatory registrations for Company personnel. 4 The personnel chart of the Company may be amended or revised from time to time, to ensure accuracy please obtain a current up-to-date personnel chart by contacting the CCO.

[2]	Policy: Recordkeeping – update structure chart [C4, C5]
[3]	Policy: Incoming/Outgoing Employees – update personnel chart [P35 – P56]
[4]	Policy: Recordkeeping – update personnel list [P35 – P56]

PRIVATE AND CONFIDENTIAL	4

B.	Firm Governance

1.	Management Committee

The Management Committee (the “Management Committee”) is comprised of the Company’s Senior Management Team. The Management Committee meets frequently, but at least quarterly by meeting in person, telephone conference, or other interactive electronic communication to discuss issues involving, but not limited to, the following areas: (i) organizational and operational matters, including other matters of importance to the Company; (ii) current and potential concerns and challenges; (iii) activities and objectives of the Company, including the Company’s strategic business plans; (iv) development of ideas and innovations and help the Company maintain its creative edge; (v) personnel matters; (vi) compliance and code of ethics matters; (vii) service providers and vendor oversight; (viii) advertising, marketing and business development; and (ix) potential or actual conflicts of interest. The Management Committee, to the extent it deems necessary or appropriate, will carry out other responsibilities, including, but not limited to: (a) oversight of the Company’s risk management framework, including the significant policies and practices used in managing transaction, market, operational and certain other risks, (b) oversight of Company’s policies and practices relating to strategic risk, liquidity risk and price risk, which constitute significant components of market risk, and risks pertaining to capital management, and (c) oversight of the performance of the regulatory compliance review function. The Management Committee will review and address actual, or potential, conflicts of interest that may affect the Company and its advisory Client’s.

2.	Front Office and Back Office Committee

The Front Office and Back Office Committee (the “FOBO Committee”) is comprised of the Company’s President and Chief Financial Officer, Chief Compliance Officer, Head of Trading, Director of Operations, and Comptroller, who is the secretary of the FOBO Committee. The FOBO Committee meets quarterly by meeting in person, telephone conference, or other interactive electronic communication to review and discuss: (i) best execution and broker selection; (ii) allocation of brokerage and commissions paid; (iii) soft-dollar use and arrangements; (iv) valuation of assets, including pricing and fair valuation practices; (v) the Company’s risk management framework, including the significant policies and practices used in managing transaction, market, operational and certain other risks; (vi) any potential or actual operational risk issues, including any necessary changes in any operational practices; (vii) oversight of service providers and vendors; (viii) advertising and marketing practice, including the oversight of advertising and marketing material used; (ix) various reporting and disclosure obligations made by Employees under the Company’s Code of Ethics, included herein as Appendix III; (x) any potential or actual conflicts of interest, including the mitigation of any conflict risk; (xi) any potential or actual issues of non-compliance to the written policies and procedure in this Manual, including any reports or actions taken resulting from internal or external audits of non-compliance investigations; (xi) any issues of interpretation regarding any aspect of the Company’s compliance program or written policies and procedure in this Manual; and (xii) any other issues or matter to the extent necessary or appropriate. The secretary of the FOBO Committee is responsible for agendas and taking minutes and the Chief Compliance Officer is responsible for ensuring such agendas and minutes are maintained. In the event a meeting incorporates a new or amending policy or procedure the Chief Compliance Officer will document the result and maintain the record.

PRIVATE AND CONFIDENTIAL	5

3.	Investment Committee

The Investment Committee (the “Investment Committee”) is comprised of the Company’s President and Chief Financial Officer, Chief Compliance Officer, Chief Investment Officer, who is the chairman of the Investment Committee, Portfolio Managers, Managing Directors, Client Wealth Advisors, and Portfolio Administrator, who is the secretary of the Investment Committee. The Investment Committee meets frequently, but at least quarterly, by meeting in person, telephone conference, or other interactive electronic communication to discuss market conditions, portfolio analysis, and investment transaction matters. The Investment Committee is charged with the responsibility to exercise and maintain prudent supervision and control of each Client’s portfolio of investments. Additionally, the Investment Committee is responsible for overseeing the investment process from the origination of each investment transaction, through asset management and ultimately the realization of the investment. The Investment Committee periodically reviews and ensures the investment policies, guidelines, and objectives of the Client’s general investment strategy are achieved and attained per the Client’s governing documents. In carrying out its duties the Investment Committee reviews the general investment strategy for each Client, the strategy’s overall investment performance and recommends changes when appropriate; and works closely with Portfolio Managers to ensure that the investment objectives are being met as stated in the Client’s governing documents. In monitoring a Client’s portfolio of investments, the Investment Committee ensures (i) the management of investments and capital actions are consistent and comply with attainment of the Client’s investment policy, objectives and strategy goals, and (ii) the Client’s portfolio is in compliance with legal and regulatory requirements. The Investment Committee will carry out other responsibilities, including, but not limited to reviewing portfolio compliance and suitability of investment reports. The secretary of the Investment Committee is responsible for agendas and taking minutes and the Chief Compliance Officer is responsible for ensuring such agendas and minutes are maintained. In the event a meeting incorporates a new or amending policy or procedure the Chief Compliance Officer will document the result and maintain the record.

4.	REIT Strategy Risk Management Committee

The REIT Strategy Risk Management Committee (the “RSRM Committee”) is comprised of the Company’s President and Chief Financial Officer, Chief Compliance Officer, Chief Investment Officer, and Portfolio Managers of the REIT Strategy. The RSRM Committee meets frequently, but at least quarterly, by meeting in person, telephone conference, or other interactive electronic communication to discuss market conditions, portfolio analysis, and investment transaction matters. The RSRM Committee is charged with the responsibility to exercise and maintain prudent supervision and control of the Fund’s portfolio of investments as well as other Client portfolios, whether invested through a Separate Account or managed though a Wrap Fee Program. Additionally, the RSRM Committee is responsible for overseeing the Company’s REIT strategy investment process from the origination of each investment transaction in the REIT strategy, through asset management and ultimately the realization of the investment. The RSRM Committee periodically reviews and ensures the investment policies, guidelines, and objectives of the Clients invested in the REIT strategy are achieved and attained per the Client’s governing documents. The RSRM Committee maintains prudence and effectiveness of each REIT strategy portfolio investment of the Client and formulates and oversees the investment policies and management of the Client’s assets, and periodically reviews the REIT strategy’s investment performance. In monitoring a Client’s portfolio of investments in the REIT strategy, the RSRM Committee ensures (i) the management of investments and capital actions are consistent and comply with attainment of the Client’s investment policy, objectives and strategy goals, (ii) the Client’s portfolio is in compliance with legal and regulatory requirements, and (iii) the Client’s portfolio adheres to risk metrics set by the RSRM Committee. The RSRM Committee will carry out other responsibilities, including, but not limited to: (i) reviewing portfolio compliance and suitability of investment reports; (ii) reviewing allocation of investments in the REIT strategy; (iii) reviewing portfolio liquidity; (iv) reviewing portfolio leverage and segregation; and (v) carry out other responsibilities to the extent necessary or appropriate. The Chief Compliance Officer is responsible for agendas and taking minutes and for ensuring such agendas and minutes are maintained. In the event a meeting incorporates a new or amending policy or procedure the Chief Compliance Officer will document the result and maintain the record.

PRIVATE AND CONFIDENTIAL	6

C.	Investment Adviser as Fiduciary

1.	The Company

As a federally registered investment adviser, the Company is subject to the federal standard governing the conduct of investment advisers that is part of Section 206 of the Advisers Act. Under the Advisers Act, an investment adviser owes a fiduciary duty to its clients. As a fiduciary, the Company owes each of its Clients more than honesty and good faith alone. The Company has an affirmative duty to (i) act solely in the best interests of its Clients (measured against a higher standard of conduct than that used for mere commercial transactions) and (ii) make full and fair disclosure of all material facts, particularly where the Company’s interests may conflict with those of its Clients.

U.S. regulators have described an investment adviser’s fiduciary duty in the following manner:

“[U]nlike the ... [other federal securities laws], the Advisers Act does not require a transaction to have occurred for actionable fraud to have been committed. An investment adviser is a fiduciary who owes his clients undivided loyalty, and is prohibited from engaging in activity in conflict with the interest of any client. A breach of an adviser’s fiduciary obligations constitutes a violation of the antifraud provisions of the Advisers Act. This fiduciary obligation imposes on an adviser a duty to deal fairly and act in the best interest of its clients. Such duty imposes upon an investment adviser numerous responsibilities including the duty to render disinterested and impartial advice; to make suitable recommendations to clients in light of their needs, financial circumstances and investment objectives; to exercise a high degree of care to insure that adequate and accurate representations and other information about securities are presented to clients; and, to have an adequate basis in fact for its recommendations, representations and projections.”

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The Company and its Employees are bound to the following specific fiduciary obligations when dealing with Clients:

●	A duty to have a reasonable, independent basis for its investment advice;

●	A duty to obtain best execution for client’s securities transactions where the adviser is in a position to direct brokerage transactions;

●	A duty to ensure that its investment advice is suitable to the client’s objectives, needs and circumstances;

●	A duty to refrain from effecting personal securities transactions inconsistent with client interests;

●	A duty to perform activities in a competent manner;[5]

●	A duty to act prudently; and

●	A duty to be loyal to clients.

The Company and its Employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance involves more than acting with honesty and good faith alone. It means that the Company and its Employees have an affirmative duty of utmost good faith to act solely in the best interest of its Clients.

2.	Employees and Affiliates

Each of the Company’s Employees and affiliates owes the same fiduciary duties to the Company’s Clients as set forth above. Employees may not cause a Client account to take any action, or not to take any action, for the personal benefit of the Employee, and not for the sole benefit of the Client.

D.	Compliance Manual

1.	General

This Manual is intended to comply with the various laws and regulations applicable to the Company, including (i) policies intended to prevent violation of state and federal securities laws, including rules and regulations adopted by the SEC, (ii) CFTC/NFA, (iii) Financial Industry Regulatory Authority (“FINRA”); (iv) Department of Labor (“DOL”), (v) Internal Revenue Service (“IRS”), and (vi) other applicable state and federal securities laws. This Manual is not comprehensive and does not purport to address all compliance issues that might arise as a result of the advisory activities of the Company. Similarly, the remedies described in this Manual with respect to compliance issues that arise are not exhaustive and may include other corrective actions as determined by the Company’s Management Committee. This Manual is intended to summarize the principal legal issues involved as a result of the Company’s status as a registered investment adviser and to establish policies and procedures applicable to all Employees of the Company.

[5]	The duty of care requires a fiduciary to make decisions “only after paying attention, getting the relevant information, and deliberating. This is the basis for fiduciary care.”

PRIVATE AND CONFIDENTIAL	8

In addition to the policies and procedures detailed in this Manual, the Company and its Employees are subject to additional policies and procedures set forth in the Trust’s Compliance Policies and Procedures (the “Trust Policies” and, together with the Manual, the “Manuals”) as a result of the Company serving as an investment sub-adviser to the Fund. The Trust Policies are specific to the Fund’s policies and procedures. Questions not answered by the Manuals should be directed to the CCO.

It is the Company’s policy that Employees receive the Manuals initially at the onset of their employment, annually, and each time the Manuals are updated. Each time an Employee receives the Manuals, either initially, annually or when there is an update, the Employee must attest to having received, read and understand the Manuals. The delivery of the Manuals and the record of the Employee’s attestation of having received, read and understanding the Manuals is to be conducted through the Company’s online Compliance Portal, which is described below in Section I.E.4. of this Manual. The CCO is responsible for ensuring that the policies and procedures within the Manuals are strictly adhered to, and that each Employee of the Company attests to such policies and procedures initially at the onset of their employment, annually or when there is an update. The CCO has access to the Compliance Portal and can view these attestations at any time.

2.	Reporting of Violations

It is the policy of the Company that any violation or suspected violation of applicable laws or of this Manual shall be immediately reported to the CCO. An Employee must not conduct individual investigations, unless authorized to do so by the CCO. If an Employee who in good faith raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior, the Company will strive to keep confidential the identity of any such Employee. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, the Company will not permit retribution, harassment or intimidation of any Employee who in good faith makes any such report. To aid reporting, the Company has adopted the “Compliance Concern Reporting and Certification Form” included herein as Exhibit C to Appendix III which all Employees must complete and submit to the CCO quarterly via the online Compliance Portal.6 In the event that the CCO determines that a violation of law has occurred or is likely, the Company will conduct an internal investigation which it will attempt to complete within sixty (60) days following the report by such Employee. Possible Employee sanctions include, without limitation, letters of censure, suspension, termination of employment or such other course of action as may be appropriate under the circumstances.

[6]	Policy: Employee Reporting – Compliance concerns [C6]

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The CCO will maintain a record of all material breaches of the policies detailed in this Manual, as well as the findings of any internal investigations conducted. 7 8

3.	Whistleblower Protection

For the avoidance of doubt, nothing in this Manual including the Code of Ethics, attached hereto as Appendix III, is designed to prevent or impede an Employee from acting in accordance with applicable federal or state whistleblower statutes, including but not limited to Section 21F(h)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 21F-2 and 21F-17 thereunder. Furthermore, it is the Company’s policy that no Employee who submits a complaint made in good faith or reports a violation to a regulatory or law enforcement authority will experience retaliation or any penalty whatsoever. Any Employee who believes he or she has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO; a member of the Senior Management Team in the event the concern pertains to the CCO; Blue River Partners, LLC, the Company’s compliance consultant, via the online Compliance Portal; the Company’s outside legal counsel; or the relevant regulatory or law enforcement authority.

E.	Chief Compliance Officer

Rule 206(4)-7 under the Advisers Act requires each SEC registered investment adviser to designate a chief compliance officer to administer its compliance policies and procedures. According to the adopting release for Rule 206(4)-7 under the Advisers Act, the CCO should be given full responsibility and authority to develop and enforce policies and procedures for the Company, and should be in a position of sufficient authority and seniority within the Company to compel others to adhere to compliance policies and procedures.

1.	Statement by Management

The Company’s Senior Management Team and Managing Directors place the highest priority on adhering to the regulatory requirements of the Company. Thus, in connection with the appointment of the CCO and the implementation of the policies contained in this Manual, it is the intention of management to create a working environment whereby all Employees of the Company understand the regulatory obligations of the Company and practice a culture of adherence to such requirements, as detailed herein.

2.	CCO Duties

The Company’s CCO is responsible for the general administration of the policies and procedures set forth in this Manual. The CCO or duly appointed designees shall review all reports submitted pursuant to this Manual, answer questions regarding the policies and procedures set forth in the Manual, update this Manual as required from time to time, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Manual. Furthermore, the CCO is responsible for the periodic review of the policies and procedures of the Company set forth in this Manual for adequacy and effectiveness of implementation, as more fully described below in Section I.F. of this Manual.

[7]	Policy: Recordkeeping – Internal investigations [C6, C8]
[8]	Policy: Recordkeeping – Policy breaches [C8]

PRIVATE AND CONFIDENTIAL	10

Note: The CCO may designate certain individuals to administer compliance policies and procedures contained within this Manual (“designees”). Designees may include both third-party service providers as well as individuals within the Company.

3.	Qualification and Training

According to the adopting release for Rule 206(4)-7 under the Advisers Act, chief compliance officers should be competent and knowledgeable regarding the Advisers Act, as well as the regulatory requirements of the investment adviser. To satisfy this requirement, the CCO will stay abreast of regulatory developments that may affect the Company and its Clients, which will likely involve self-study and attendance at industry conferences.9 In addition, the CCO will provide for periodic Employee training, as necessary, to keep Employees apprised of material regulatory developments affecting the Company. All new Employees of the Company will complete an initial compliance training that will cover the activities of the Company, its regulatory requirements and the policies contained in this Manual.10

4.	Blue River Partners

In connection with maintaining the Company’s compliance program, the Company has retained Blue River Partners, LLC (“Blue River”), a third-party service provider, to assist in the day-to-day administration of its operations and these policies and procedures, including updating these policies and procedures and further developing the testing of these policies and procedures, as well as coordinating an annual review of the Company’s compliance program. To facilitate compliance reporting and documentation, Blue River hosts an online compliance reporting tool, “My Compliance Office” sponsored by the vendor TerraNua (the “Compliance Portal”). The Compliance Portal’s user-friendly features allow an efficient online administration of the compliance program tailored to Company’s specific needs. All Employees are required to maintain an account and make all disclosures via the Compliance Portal, through which Employees are able to comply with the various reporting and disclosure obligations outlined throughout this Manual. Blue River and the CCO work “hand in hand” in maintaining and reviewing the Company’s compliance program including the review and approval of disclosures made via the Compliance Portal. In addition, the CCO and Blue River periodically have compliance teleconferences to discuss and review the Company’s compliance program and other compliance related items and functions relating to the Company.

[9]	Policy: Periodic CCO training and education [P25]
[10]	Policy: Periodic Employee training and education [P26, P27, P28, P50]

PRIVATE AND CONFIDENTIAL	11

5.	Compliance Contact Information

Employees should feel free contact the CCO with any questions or concerns relating to any aspect of the firm’s operations or compliance program. Below is the CCO contact information:

Name: Mr. A. Chris St. Paul

Address: 1177 West Loop South, Suite 1750 | Houston, Texas 77027

Phone Number: (713) 243-3225

Mobile Number: (713) 823-2344

Email: cstpaul@chiltoncapital.com

Additionally, Employees should feel free contact Blue River with any questions or concerns relating to any aspect of the Company’s operations or compliance program. Below is Blue River’s contact information:

Name: Michael R. Passmore

Address: 2777 North Stemmons Freeway, Suite 1425 | Dallas, Texas 75207

Phone Number: (214) 716-4360

Email: mpassmore@blueriverpartnersllc.com

Compliance Group Email: compliance@blueriverpartnersllc.com

As described above in Section I.A.2. of this Manual, the Fund is a separate series to the Trust. The Board of Trustees to the Trust (the “Trust Board”) has appointed a Trust Chief Compliance Officer (“Trust CCO”) who administers the Trust’s compliance program and regularly reports to the Trust Board on compliance matters and operational risks and how they are managed. The CCO works in conjunction with the Trust CCO to ensure the Fund and the Company, are in compliance pursuant to the Trust Policies and that the policies and procedures are working properly. Below is the Trust CCO contact information:

Name: Mr. Martin W. Dziura

Address: 309 Woodridge Lane | Media, Pennsylvania 19063

Phone Number: (610) 291-7554

Email: mwdziura@dziuracomplianceconsulting.com

F.	Annual Review

1.	Investment Advisers Act of 1940 - Rule 206(4)-7[11]

Pursuant to Rule 206(4)-7 under the Adviser Act, the Company will review no less than annually the adequacy and effectiveness of its policies and procedures (the “Annual Review”). The purpose of the Annual Review is to determine that all compliance policies and procedures of the Company are working effectively and that there is adequate compliance oversight of the Company and its Employees and activities. The review will also help the Company identify areas where more resources or attention are required. The Annual Review will include, but not be limited to, the following areas:

[11]	Policy: 206(4)-7 Annual Review [C1, C2, C3]

PRIVATE AND CONFIDENTIAL	12

●	Overall Compliance Program
○	Risk Assessment of the Company
○	Business and Compliance Program Updates
○	Regulatory Landscape Updates[12]
○	Written Policies and Procedures Review and Updates
○	Confidential Information, including Material Non-Public Information
○	Advisory Contracts
○	Employee Concerns and Policy Breaches/Exceptions
○	Recordkeeping and Documentation
○	Safeguards and Controls
○	Disaster Recovery/Business Continuity
○	Cybersecurity
○	CCO and Employee Compliance Training
○	Service Provider Reviews and Oversight

●	Client Matters
○	Investment Advisory Agreements
○	Required Client Communications
○	Anti-Money Laundering
○	Client Complaints
○	Client Privacy and Confidentiality
○	Disclosures and Communications
○	Promoter, Solicitors, Placement Agents, Marketers, Distributors and Wholesalers
○	Media Requests, Marketing and Advertising

●	Code of Ethics
○	Standard of Conduct/Fiduciary Duty
○	Onboarding and Training of Personnel
○	Personal Trading Activities
○	Initial, Quarterly and Annual Reporting, pursuant to Rule 204A-1 and Rule 17j-1
○	Collection of Information and Disclosure of Non-Public Personal Information
○	Conflicts of Interest
○	Political Contributions
○	Gifts and Entertainment
○	Outside Business Activities
○	Social Media
○	Email Surveillance
○	Recordkeeping Requirements

●	Portfolio Management
○	Investment Strategy Parameters
○	Client Investment Guidelines and Restrictions
○	Investment Process
○	Trade Orders

[12]	Regulatory Landscape Updates shall include, but is not limited to, the effect of and response to the SEC’s Office of Compliance Inspections and Examinations (“OCIE”) Risk Alerts and other regulatory requirements made by the Company during the Annual Review period.

PRIVATE AND CONFIDENTIAL	13

○	Best Execution
○	Trading Counterparties and Broker Selection
○	Allocations of Investments
○	Affiliated Transactions, Underwriters and Brokers
○	Soft Dollars
○	Short Selling and Rule 105
○	Private Placements and Restricted Securities
○	Ownership of Registered Investment Company Shares
○	Participation in Initial Public Offerings
○	Custody
○	Valuation of Portfolio Investments
○	Proxy Voting
○	Trade Errors
○	Liquidity
○	Leverage and Segregation
○	Derivative Transactions
○	Securities Lending

●	Regulatory Filings and Communication Relating to the Adviser and the Clients
○	Reporting Requirements Pursuant To:
■	Investment Advisers Act of 1940
■	Investment Company Act of 1940
■	Securities Act of 1933
■	Securities Exchange Act of 1934
■	Commodity Exchange Act of 1936
■	Employee Retirement Income Security Act of 1974
■	Internal Revenue Code of 1986
○	Financial Industry Regulatory Authority
○	Commodity Futures Trading Commission
○	National Futures Association
○	U.S. Department of the Treasury
○	U.S. Bureau of Economic Analysis
○	U.S. Department of Labor
○	Regulatory and Litigation Inquiries
○	Regulatory Examinations

The Annual Review shall address at a minimum the operation of the Company’s compliance policies and procedures since the last review, and whether the CCO has any recommendations for changes to such policies and procedures as the result of the Annual Review. The CCO shall prepare, and preserve a written summary of findings and, if any, recommendations resulting from the Annual Review. The CCO shall present the Annual Review to the Management Committee for review.

2.	Risk Assessment

The Risk Assessment review consists of a formal risk assessment (the “Risk Assessment”) and testing program that considers areas of risk and identifies areas of interest which could lead to violations if not mitigated or fully disclosed, which includes, but is not limited to the following areas: (i) portfolio management processes, including allocation of investment opportunities among clients and consistency of portfolios with Clients’ investment objectives, disclosures by the Company, and applicable regulatory restrictions; (ii) trading practices, including procedures by which the Company satisfies its best execution obligation, uses Client brokerage to obtain research and other services (i.e., soft dollar arrangements), and allocates aggregated trades among Clients; (iii) proprietary trading of the Company and personal trading activities of Employees; (iv) accuracy of disclosures made to investors, Clients, and regulators, including account statements and advertisements; (v) safeguarding of Client assets from conversion or inappropriate use by advisory personnel; (vi) the accurate creation of required records and their maintenance in a manner that secures them from unauthorized alteration or use and protects them from untimely destruction; (vii) marketing advisory services, including the use of solicitors; (viii) processes to value Client holdings and assess fees based on those valuations; (ix) safeguards for the privacy protection of client records and information; (x) business continuity plan; (xi) any conflicts of interest which could lead to violations if not mitigated or fully disclosed; and (xii) the Company’s compliance program, including policies and procedures the Company has established and implemented to address each of the above areas and other areas of the compliance program.

PRIVATE AND CONFIDENTIAL	14

The Company’s Risk Assessment will be continuous in nature in order to respond to changes in the Company’s business operations, clientele, and the regulatory environment, among other potential changes. The CCO, or designee, will discuss potential changes internally, as well as with their compliance consultant, Blue River, on a monthly basis and add any potential issues to the risk assessment matrix used for the Annual Review. The identification of risk will be measured and identified by considering both the likelihood of the risk occurring and how harmful it would be to the Company and to Clients if the risk were to actually occur. A rating to each risk will be assigned (e.g., high-medium-low or 1-5) to prioritize the risks and address the areas that have the greatest exposure. Each risk listed will be mapped to the specific policy and procedure that is intended to either eliminate the risk or, if eliminating the risk is not possible, mitigate the risk. Where no policy or procedure exists to address a particular risk, the CCO will develop appropriate policies and procedures. Issues that trigger an immediate review include any change in the Company’s advisory business, regulatory changes and/or any internal compliance matters.

G.	Policy Updates

The CCO is responsible for developing, disseminating and updating compliance policies with regard to changes to the business of the Company and regulatory developments that govern or affect the conduct of the Company and its Clients, as well as overseeing the training of Employees in these matters.13 14 In addition to the Company’s Annual Review referenced above in Section I.F. of this Manual, more frequent reviews of the Company’s compliance program are appropriate upon the occurrence of events that necessitate more immediate changes. Each component of this Manual will be reviewed in light of significant changes and factors relevant to the Company’s business, such as:

[13]	Policy: Manual updates [C4, C5]
[14]	Policy: Employee training regarding policy updates [P26, P27]

PRIVATE AND CONFIDENTIAL	15

●	Legislative and regulatory developments, including new risk alerts are issues by the SEC

●	Changes in business practices

●	Changes in regulatory registrations held by the Company or its Employees

●	Variations in the Company’s Client base and/or investment strategies and products

●	The growth of the Company’s assets under management

~~●~~	Employee conduct

PRIVATE AND CONFIDENTIAL	16

II.	EMPLOYEE MATTERS

In addition to the responsibility for understanding and complying with the policies and procedures set forth in this Manual, Employees will be required to submit periodic documentation to the Company, as detailed below.

A.	Annual Compliance Manual and Code of Ethics Acknowledgement

Before or promptly after an Employee is hired or otherwise becomes associated with the Company (or before or promptly after an Employee otherwise becomes subject to this Manual), he or she will be provided with a copy of this Manual. Promptly after receipt, each such Employee is required to submit to the CCO or designee a written or electronic acknowledgement in the form of Exhibit A to Appendix III, in which the Employee must acknowledge and certify that he/she has received, reviewed, understands and shall comply, and continue to comply with, the policies and procedures set forth herein.15

Additionally, each Employee will be provided with a copy of any material amendment(s) to this Manual and will be required to complete and execute an acknowledgment in the form of Exhibit A to Appendix III, with respect to such amendment. On at least an annual basis, each Employee must submit to the CCO or designees a written or electronic acknowledgment in the form of Exhibit A to Appendix III, stating among other things, that such person has received and reviewed any amendments to the Manual and that such person has complied and will continue to comply with all applicable policies and procedures contained in the Manual.16

B.	Outside Business Activities

All outside activities conducted by an Employee which either (i) involve serving as a director, manager, member, trustee, general or managing partner or officer of, or as a consultant to, any outside business corporation, partnership or organization including family owned businesses, and charitable, non-profit, and political organizations; (ii) involve a substantial time commitment; or (iii) involve employment, teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances must be approved beforehand by the CCO. The CCO may require full details concerning the proposed outside activity including the number of hours involved and the compensation to be received. Outside activities will be approved only if conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made in applicable disclosure documents, including Part 2B of the Company’s Form ADV. Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO.17 If an Employee is permitted to serve on the board of a publicly traded entity, he or she will be isolated from those persons who make investment decisions with respect to the securities of that entity, through a “fire wall” or other such procedures as determined by the CCO. The Company reserves the right to modify or withdraw approval at any time at its sole discretion if it determines that a previously approved relationship may result in an actual conflict of interest, or the appearance of an actual or potential conflict of interest in the future.

[15]	Policy: New Employee reporting – Manual and COE acknowledgements (initial) [P36, P37, P38]
[16]	Policy: Employee reporting – Manual and COE acknowledgements (annual) [P1, P2]
[17]	Policy: Pre-clearance: Board participations [P17]

PRIVATE AND CONFIDENTIAL	17

As stated herein above, all outside activities conducted by an Employee must be approved prior to participation by the CCO by completing “Outside Business Activities Questionnaire” via the Compliance Portal or by completing the form included herein as Exhibit E to Appendix III.18 19 20 Once an outside activity has been approved by the CCO, an Employee may engage in such activity and nothing contained herein should be deemed to restrict or otherwise impair such Employee’s ability to perform services related to such outside activity; provided, however, the Employee remains subject to the policies and procedures set forth herein to the extent that any of Employee’s approved outside activities (or any duties or services associated herewith) relate to the Company and/or its Clients and to the extent that any actual or potential conflicts of interest arise from such activity.

In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 may need to be updated to reflect the activity.21 Please see Section III.G.1.ii. of this Manual for additional policies relating to the Form U-4.

C.	Code of Ethics and Personal Trading Activity

Rule 204A-1 of the Advisers Act requires registered investment advisers to establish, maintain and enforce a written code of ethics that includes, among other things, standards of business conduct that the Company requires of its Employees, provisions that require Employees to comply with applicable federal securities laws and provisions that require “access persons” of the Company to report, and the Company to review, their personal securities transactions and holdings periodically. To comply with this rule, the Company has adopted a Code of Ethics, a copy of which is attached hereto as Appendix III. All Employees are required to carefully review the Code of Ethics and the policies and procedures set forth therein.

Pursuant to the Company’s Code of Ethics, attached to this Manual as Appendix III, all Employees are required to disclose all personal securities transactions and accounts, which will include submission of the following reports by the Employee or their brokerage firm(s):

●	Personal Account Disclosure Form – Exhibit I to Appendix III22 23

●	Employee Securities Holdings Report (new Employees must complete and return their Initial Holdings Report within ten (10) calendar days of hire.) – Exhibit J to Appendix III[24]

[18]	Policy: Employee Reporting – OBA Forms [P4, P43]
[19]	Policy: Filings – ADV 2B Updates – OBA’s[P6]
[20]	Policy: Filings – NFA Updates – OBA’s[P7]
[21]	Policy: Filings – U-4 Updates – OBA’s[P5]
[22]	Policy: New Employee reporting – personal trading accounts (initial) [P39, P40, P41]
[23]	Policy: Employee reporting – personal trading accounts (annual/quarterly) [P9]
[24]	Policy: New Employee reporting – holdings reports (initial) [P42]

PRIVATE AND CONFIDENTIAL	18

●	Employee Securities Holdings Report (existing Employees must complete and return their Annual Holdings Report within thirty (30) calendar days after the end of each calendar year) – Exhibit J to Appendix III[25]

●	Employee Quarterly Transaction Reports (existing Employees must complete and return their Quarterly Transaction Reports within thirty (30) calendar days after the end of each calendar quarter) – Exhibit K to Appendix III[26]

D.	Prohibition Against Insider Trading

Section 204A of the Advisers Act requires each registered investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse in violation of the Advisers Act or the Exchange Act, or the rules and regulations thereunder, of material, non- public information by such investment adviser or any person associated with such adviser. To comply with Section 204A of the Advisers Act, the Company has adopted the Insider Trading Policy, a copy of which is found in Section C of the Company’s Code of Ethics attached as Appendix III to this Manual. It is imperative that each Employee carefully reviews, understands and complies with the policies and procedures set forth in Appendix III.

E.	Disciplinary Events

The Company is required to update its Form ADV promptly in the event that certain information becomes inaccurate, including certain disciplinary information relating to the Company or any of its Employees. To ensure that the Company is able to monitor Employees in a manner that will allow it to fulfill its fiduciary responsibilities to its Clients and be in a position to properly complete regulatory filings, Employees are required to complete periodic disciplinary certifications by completing the “Employee Disciplinary Questionnaire Form” via the Compliance Portal or by completing Form A, attached to this Manual. Employees are required to complete the Employee Disciplinary Questionnaire Form via the Compliance Portal or by completing Form A, following their initial hire date and must promptly notify the CCO in the event any of their responses to the disciplinary questionnaire change during the course of the year.27 Thereafter, Employees are required to acknowledge via the Compliance Portal or in Form A that there are no past or present legal or disciplinary events to be disclosed.28

1.	Disciplinary Matters – Reportable Events

All Employees are required to notify the CCO immediately in the event of any “reportable events.” A reportable event occurs when an Employee:

●	Violates any provision of any securities law or regulation or any agreement with or rule or standard of any government agency, self-regulatory organization or business or professional organization or has engaged in conduct which is inconsistent with just and equitable principles of trade or detrimental to the interests or welfare of the exchanges;

[25]	Policy: Employee reporting – holdings reports (annual) [P3]
[26]	Policy: Employee reporting – transactions reports (quarterly) [P8]
[27]	Policy: New Employee reporting – disciplinary actions (initial) [P44]
[28]	Policy: Employee reporting – disciplinary actions (annual, quarterly) [P11]

PRIVATE AND CONFIDENTIAL	19

●	Is the subject of any written customer complaint involving allegations of theft or misappropriation of funds or securities or forgery;

●	Is named as a defendant or respondent in any proceeding brought by a regulatory or self- regulatory body;

●	Is denied registration, expelled, enjoined, directed to cease and desist, suspended or otherwise disciplined by any securities, insurance or commodities industry regulatory or self-regulatory organization; is denied membership or continued membership in any self- regulatory organization; or is barred from becoming associated with any member or member organization of any self-regulatory organization;

●	Is charged with, indicted or convicted of or pleads guilty or nolo contendere to any felony or misdemeanor (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

●	Is arrested, arraigned, indicted or convicted of or pleads guilty to or pleads no contest to any criminal offense (other than minor traffic violations);

●	Is a director, controlling stockholder, partner, officer or sole proprietor or an associated person with a broker, dealer or insurance company which was suspended, expelled or had its registration denied or revoked by any agency, jurisdiction or organization or is associated in such a capacity with a bank, trust company or other financial institution which was convicted of or pleaded no contest to any felony or misdemeanor;

●	Has an order entered against him/her by the SEC or the CFTC or the NFA that (i) suspends or revokes his/her registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on his/her activities, functions or operations; or (iii) bars him/her from being associated with any entity or from participating in the offering of any penny stock;

●	Has an order entered against him/her by the SEC or the CFTC or the NFA that orders him/her to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or any other rule or regulation thereunder, or (ii) Section 5 of Securities Act of 1933, as amended (the “Securities Act”);

●	Is subject to any order, judgment or decree of any court of competent jurisdiction that restrains or enjoins him/her from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

●	Has filed or is named as underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

PRIVATE AND CONFIDENTIAL	20

●	Is subject to a United States Postal Service false representation order or a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

●	Is a defendant or respondent in any securities or commodities-related civil litigation or arbitration which has been disposed of by judgment, award or settlement for an amount exceeding $15,000;

●	Is or becomes associated in any business or financial activity with any person who is subject to a “statutory disqualification” as that term is defined in the Exchange Act; or

●	Is the subject of any claim for damages by a customer, broker or dealer which is settled for an amount exceeding $15,000.

Although any one of these events may not result in dismissal, disciplinary action up to and including termination may result if an Employee does not properly notify the CCO immediately following the incident. Where required, the Company will be responsible for notifying the appropriate authorities of the occurrence of such event by an Employee.

Please see below Section III.G.1.i.e. of this Manual for more information concerning the types of disciplinary events presumed to be material

F.	Political Contributions

In connection with administering compliance controls relating to Rule 206(4)-5 under the Adviser Act (the “Pay-to-Play Rule”), Employees of the Company will be required to disclose certain political contributions, and may be required to attest to periodic certifications that such Employees have not made any political contributions in violation of the Pay-to-Play Rule by completing the “Pay-To-Play Acknowledgement Form” via the Compliance Portal or by completing the form included herein as Exhibit N to Appendix III.29 In addition, new Employees may be required to disclose all political contributions for the two (2) years prior to the date of their employment with the Company by completing the “New Employee Political Contribution Declaration Form” via the Compliance Portal or by completing the form included herein as Exhibit O to Appendix III.30 For a more complete discussion of the Pay-to-Play Rule and the Company’s policies relating thereto, please see Section E.3. of the Code of Ethics, which is attached hereto as Appendix III.

G.	Conflicts of Interest and Prohibited Activities; Gifts

1.	Conflicts of Interest and Prohibited Activities

As a fiduciary, the Company owes a duty of undivided loyalty and generally should avoid any activity that conflicts with the interests of any Client. The Company has an affirmative obligation to act in the best interests of its Clients and to make full and fair disclosure of all material facts, particularly in situations where the Company’s interests may conflict with those of its Clients. The CCO or designee will review the Company’s business practices from time to time in an attempt to identify issues that may pose actual or potential conflicts of interest between the Company and its Clients. After identifying a conflict of interest, the CCO will determine whether the Company has in place adequate policies and procedures that are designed to address the conflict in a manner that is fair and equitable for the Company and its Clients.

[29]	Policy: Employee reporting – political contributions (quarterly/annual) [P12]
[30]	Policy: New Employee reporting – Political contributions [P45]

PRIVATE AND CONFIDENTIAL	21

All Employees should use commercially reasonable efforts to identify any material conflicts of interest relating to the Company’s business activities and alert the CCO of such conflicts.

It is a violation of an Employee’s duty of loyalty to the Company for any Employee, without the prior written consent of the CCO:

●	To rebate, directly or indirectly, to any person, firm or corporation any part of the compensation received from the Company as an Employee; and

●	To accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a client account.

2.	Gifts and Entertainment

The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company. Subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events. However, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships. Employees should not accept any gifts or entertainment invitations that have the likelihood of influencing their decisions regarding the business transactions involving the Company. Employees should contact the CCO to discuss any offered activity or gift that may create such a conflict.31 The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion.

Generally, Employees may not accept, or give, any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Company directly or on behalf of an advisory Client. Nominal gifts should not be accepted or given if, to a reasonable observer, it might appear that the gift would influence the recipient’s business decisions. Employees may, however, generally accept gifts from a single giver so long as their aggregate annual value is “nominal” within normal social and business standards. Notwithstanding the foregoing, Employees must obtain the approval of the CCO before giving or accepting any gift valued at $200 or more. Employees may also attend or provide business meals, business related conferences, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable within normal social and business standards and both the giver and the recipient employee(s) are present. Notwithstanding the foregoing, Employees must obtain the approval of the CCO before giving or accepting any entertainment event valued at $1,000 or more. Whenever reasonably possible, such employee(s) must inform the CCO prior to the event taking place, and in any event within two (2) business days after the event. Employees must report and provide details of any gift, gratuity or other thing of more than nominal value to the CCO.

[31]	Policy: Pre-clearance – gift conflict [P33, P34]

PRIVATE AND CONFIDENTIAL	22

Notwithstanding the foregoing, Employees may not give or receive a gift or provide entertainment that is inappropriate under the circumstances or is otherwise inconsistent with applicable law or regulations. All questions relating to this policy should be directed to the CCO.

The Company has adopted the following principles and procedures governing gifts and entertainment:

●	Any gifts or entertainment of significant nominal value (as defined above) offered from an existing or prospective firm service provider or counterparty must be approved by the CCO by completing “Gift and Entertainment Approval Form” via the Compliance Portal or by completing the form included herein as Exhibit P to Appendix III;[32]

●	Employees may not accept more than two (2) gifts or attend more than two (2) entertainment events per year, regardless of value, given or sponsored by the same person or entity without approval from the CCO via the Compliance Portal or by completing the form included herein as Exhibit P to Appendix III;[33]

●	Employees may not request or solicit gifts or particular entertainment events;

●	No gift of cash or cash equivalents may be accepted;

●	Items such as pens, coffee mugs or clothing items with a counterparty’s logo are excluded.

H.	Interactions with Attorneys

If an Employee is contacted about the Company by anyone claiming to be an attorney, including an attorney claiming to represent the Company, the Employee should immediately refer the person to the CCO. Do not share information about the Company without the CCO’s prior approval.

I.	Interactions with Government Officials

Inquiries from anybody claiming to be a government official generally should be referred to the CCO. The CCO will take reasonable steps to verify the identity of any individuals claiming to be government officials. Among other things, the CCO may ask the individuals for their contact information, verify that the phone number given matches the published number for the relevant government office, and confirm that the individuals can be reached at the number given. The CCO is also responsible for keeping notes reflecting any conversations with government officials. All correspondence mailed to government officials or agencies should be sent using the return receipt service.

[32]	Policy: Pre-clearance – significant gift/entertainment [P31, P34]
[33]	Policy: Pre-clearance –gift/entertainment limit [P32, P34]

PRIVATE AND CONFIDENTIAL	23

J.	Involvement in Litigation

Any lawsuits against the Company should be immediately brought to the attention of the CCO upon receipt of service or other notification of the pending action. An Employee must advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is subject to any judgment, order or arrest, or is contacted by any regulatory authority (except as otherwise prohibited under applicable law).

Notice also should be given to the CCO upon receipt of a subpoena for information relating to any matter in litigation, or receipt of a garnishment lien or judgment against the Company or any of its clients or Employees. The Company’s legal counsel will determine the appropriate response in consultation with the CCO.

L.	Regulatory Inquiries

All inquiries, notices of examination or inspection, and requests for information, from any governmental agency or self-regulatory organization concerning the Company generally should be sent to the CCO and Blue River upon receipt. The intention behind this policy is to ensure that the Company responds in a consistent and uniform basis to all regulatory inquiries.

Regulatory inquiries may be received by mail, telephone, facsimile or personal visit. In the case of a personal visit, demand may be made by a regulator for the immediate production or inspection of documents. While any telephone or personal inquiry should be handled in a courteous manner, the caller or visitor generally should be informed that a response requires the approval of the CCO. In the case of a personal visit, the visitor should be asked to wait briefly while a call is made to Blue River for guidance on how to deal with the matter. In the case of a telephone inquiry, the caller should be informed that his or her call will be promptly returned. Letter inquiries should be forwarded to Blue River for response.

III.	ADVISORY SERVICES

A.	Advisory Contracts

1.	Requirements

The Advisers Act and the rules thereunder and the numerous interpretations of the SEC impose a number of requirements and limitations on advisory contracts entered into by investment advisers (“Advisory Contracts”). In addition, the Company has determined that, as a matter of best practice, its Advisory Contracts should contain a number of other specific provisions. The Company has adopted the following guidelines and procedures in order to ensure that all Advisory Contracts of the Company comply with applicable federal and state laws and its best practices.

PRIVATE AND CONFIDENTIAL	24

i.	No Assignment Without Consent

Section 205(a)(2) of Advisers Act prohibits the Company from entering into an Advisory Contract with a Client that “fails to provide, in substance, that no assignment of such contract shall be made by the Company without the prior written consent of the Client.”34 This is the baseline requirement that an Advisory Contract must, without exception, afford the Client the opportunity to consent to his or her Advisory Contract being assigned to another investment adviser.

The definition of “assignment” contained in Section 202(a)(1) of the Advisers Act is quite broad and an assignment would be deemed to occur, for example, as a result of a transfer of a controlling block of ownership of the Company. At a very high level, an assignment occurs if there is a change in control at the Company. There is an oft-cited rebuttable presumption that “control” constitutes a 25% or more ownership/voting interest in the Company.

In recognition of the fact that this broad definition encompasses many types of transactions that, while technically an assignment, do not in fact alter the actual control or management of an adviser, the SEC adopted Rule 202(a)(1)-1, which deems transactions that do not result in a change of actual control or management of the adviser not to be an assignment under the Advisers Act.

ii.	Termination of Agreements

The Company’s advisory contracts generally contain provisions that govern when an advisory contract may be terminated. The Company is required to return any pre-paid advisory fees subject to a pro-rated deduction for fees for services rendered.35

iii.	Other Terms

●	Each Advisory Contract should contain an acknowledgment of receipt of Part 2A and Part 2B of the Company’s Form ADV;

●	Each Advisory Contract should contain an acknowledgment of receipt of the Privacy Notice of the Company;

●	Set forth the Company’s authority (i.e., discretionary or non-discretionary) over the Client’s account;

●	Specify the assets, funds and accounts subject to the management of the Company;

●	Describe the duties and services to be performed by the Company;

●	Identify the Client’s investment objective(s), guidelines and any account or investment restrictions;

●	Specify the Company’s compensation and the manner of payment;

●	Include provisions providing for the termination of the Advisory Contract;

[34]	Policy: Assignment of advisory contract – client consent required [C10]
[35]	Policy: Advisory contract termination – refund pre-paid fees [C11]

PRIVATE AND CONFIDENTIAL	25

●	Whenever the Client’s investment objectives, guidelines or restrictions or any other term of an Advisory Contract has changed, the Advisory Contract should be amended to reflect such changes;

●	Obtain Client consent to the electronic delivery of account documents;

●	Advisory Contracts generally should not contain the following terms or provisions:

○	Waiver of Compliance. No contractual or other provision may purport to waive compliance with the Advisers Act or rules thereunder; and

○	Termination Penalties. An Advisory Contract may not impose a penalty on the client for terminating the Advisory Contract or the services of the Company.

iv.	Form

The Company requires that all of its advisory contracts with Clients be in writing.36

2.	Compliance Procedures

The CCO or his duly appointed designees will review and approve each form of Advisory Contract entered into with a Client. The CCO or his duly appointed designees shall be responsible for ensuring that all Clients complete appropriate advisory contracts and such contracts comply with the requirements stated above. Employees are required to provide a copy of each new Advisory Contract entered into with a client to the CCO or his designee. Employees may not make any material alterations to the form of Advisory Contract without the approval of the CCO.

B.	Advisory Fees[37]

1.	Fee Disclosure

Except for performance fees, the Advisers Act does not specifically address or explicitly regulate the types or amount of advisory fees the Company may charge Clients for its advisory services. Rather, the Advisers Act regulatory scheme relies primarily on disclosure and the SEC requires that an adviser, as a fiduciary, make full and fair disclosure to Clients about the fees charged.

The Company will disclose to each of its Clients information regarding the fees and expenses that will be charged to such Clients, including management and performance-based fees, via the Company’s Form ADV and relevant offering memorandum.38

Please see Section III.G.1.i. of this Manual for a further discussion of the Company’s disclosure requirements in Form ADV.

[36]	Policy: Written advisory agreements [C9]
[37]	Expense Testing [EX1, EX3]
[38]	Policy: Filings – ADV updates [F1, F2, F3, F4]

PRIVATE AND CONFIDENTIAL	26

2.	Performance Fees

i.	General Prohibition

Section 205(a)(1) of the Advisers Act prohibits a registered investment adviser (including a state registered investment adviser) from entering into any advisory contract that provides for compensation based on a share of the capital gains or capital appreciation in a Client’s account or any portion thereof (i.e., incentive or performance fee). Notwithstanding the foregoing, the SEC has concluded that certain types of sophisticated Clients should be able to enter into a performance fee arrangement with an adviser and, accordingly, has adopted a number of significant exceptions to the foregoing prohibition. Before entering into any Advisory Contract, the CCO or his designee should take reasonable steps to ensure that the Client qualifies as one of the following: (i) Qualified Purchaser; or (ii) Qualified Client.

Section 205(a)(1) of the Advisers Act generally prohibits the Company from entering into an investment advisory agreement with a Client that calls for the Company to receive an “incentive” or “performance” fee. In general, an incentive or performance fee is defined as a fee providing for compensation on the basis of a share of capital gains upon, or capital appreciation of, the Clients’ funds or any portion of the Clients’ funds.

ii.	Exceptions to Prohibition

The prohibition against performance fees contained in Section 205(a)(1) does not apply to, among other exceptions, the following:

●	advisory contracts with persons who are not residents of the United States;

●	advisory contracts with “private investment companies” relying on the exception from investment company registration provided by Section 3(c)(7) of the Investment Company Act (i.e., a private investment company selling its securities only to “qualified purchasers” and not making a public offering); or

●	an advisory contract with a business development company, provided that the conditions specified in Section 205 are satisfied.

In addition to these exceptions, Rule 205-3 under the Advisers Act provides that the Company may enter into performance fee arrangements with a Client so long as the Client is a “Qualified Purchaser” or “Qualified Client”

●	“Qualified Purchaser” is defined under Section 2(a)(51) of the 1940 as: (a) any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in investments; (b) any company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two (2) or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (c) any trust that is not covered by clause (b) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (a), (b), or (d); or (d) any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

PRIVATE AND CONFIDENTIAL	27

●	“Qualified Client” is defined under Rule 205-3 of the Advisers Act as: (a) natural persons or companies that have at least $1,000,000 under management with the Company immediately after entering into the contract; (b) natural persons or companies that the Company reasonably believes either have a net worth of more than $2,100,000 at the time that the contract is entered into or are “qualified purchasers” under Section 2(a)(51)(A) of the 1940 Act; or (c) natural persons who immediately before entering into the contract are either executive officers, directors, trustees, general partners (or serve in similar capacities) of the Company or Employees of the Company who in their regular functions have participated in the Company’s investment activities for at least 12 months.

iii.	Compliance Procedures

For purposes of qualifying for the exception contained in Rule 205-3, the Company may enter into a performance fee arrangement only if the Client is a “qualified client.”

Performance fee arrangements will be disclosed to each Client in writing via the Company’s Form ADV Part 2A and applicable governing document or similar documents.39 All performance fee arrangements will be approved in advance by the CCO.40

C.	Wrap Fee Programs

1.	General

Rule 204-3(g)(4) under the Advisers Act defines a wrap fee program to be an advisory program under which any client is charged a specified fee or fees not based directly on transactions in a client’s account for investment advisory services (which may include portfolio management or advice concerning the selection of other advisers) and execution of client transactions. A wrap fee program generally involves charging a client’s account a single, bundled, or “wrap” fee for investment advice, brokerage services, administrative expenses, and other fees and expenses. While wrap fee programs may be called different names—such as asset allocation program, asset management program, investment management program, mini-account, uniform managed account, or separately managed account—the defining feature is that they offer bundled investment management and brokerage services for one fee. There is typically a sponsor for a wrap fee program, i.e., unaffiliated investment advisers, broker-dealers or other persons that, for a portion of the fee, sponsors, organizes, or administers the program or selects, or provides advice to clients regarding the selection of, other investment advisers in the program. Some wrap fee programs have more than one sponsor.

[39]	Policy: Filings – ADV updates [F1, F2, F3, F4]
[40]	Policy: Subscription review – investor qualification [I14, I15]

PRIVATE AND CONFIDENTIAL	28

The key to understanding whether any one of the advisory services of an investment adviser is a wrap fee program is to analyze the brokerage fees charged to the client. If clients are charged for execution services based on a percentage of the overall client assets being managed, the program should likely be considered a wrap-fee program. If clients are provided advisory services, but are charged advisory fees along with transaction-based commissions, the program is likely not a wrap-fee program. In fact, the SEC has specifically stated that when transaction fees are charged to clients separately from the overall management fee charged to the client, such an arrangement is not a wrap-fee program.

Other parties may also receive a portion of the client’s overall management fee. For example, a wrap fee program may allow the investment adviser’s portfolio manager to select one or more other unaffiliated investment advisers. Each unaffiliated investment adviser selected for the client receives a portion of the client’s management fee for managing a portion of the client’s assets. Another example involves the ability for outside or unaffiliated registered investment advisers to act as portfolio managers or solicitors of the program. Under these arrangements, the outside registered investment adviser also receives a portion of the client’s overall management fee.

2.	Company Participation in Wrap Fee Programs

As stated herein above in Section I.A.2., Advisory Services and Client Types, of this Manual, the Company offers its investment strategies to Clients invested in three different types of Wrap Fee Programs:

●	“Single Contract Programs” in which the Company enters into a contract with a Sponsor to provide discretionary advisory services to the Sponsor’s clients;

●	“Dual Contract Programs” where the Company enters into a contract directly with the Client to provide discretionary advisory services and the Client enters into a separate contract with the Sponsor, custodian and other service providers; and

●	“Model Programs” where the Company provides a model portfolio to the Sponsor or overlay manager who typically retains the ultimate authority to execute investment transactions. In most Model Programs, the Company treats the Sponsor or overlay manager as its Client. As discussed herein below, the Company generally does not have investment discretion or trading authority for these assets. As such, these assets are generally not included in the Company’s regulatory assets under management. Vanguard Marketing Corporation

In Single and Dual Contract Programs, Sponsors introduce Clients to the Company and generally provide Clients a package of services which may include any or all of the following: discretionary investment management, trade execution, account custody, performance monitoring and manager evaluation. Sponsors receive a (“Wrap Fee”) from Clients for providing this package of services and the Company receives a portion of the Wrap Fee from the Sponsor for its portfolio management and investment advisory services. Sponsors typically: (i) assist Clients in defining their investment objectives based on information provided by the Clients; (ii) determine whether the given Wrap Fee arrangement is suitable for each Client; (iii) aid in the selection and monitoring of investment advisers (whether the Company or another adviser) to manage accounts (or a portion of account assets); and (iv) periodically contact Clients to ascertain whether there have been any changes in Clients’ financial circumstances or objectives that warrant changes in the arrangement or the manner in which Clients’ assets are managed. The Company generally receives Client information through Sponsors and relies on Sponsors to forward current and accurate Client information on a timely basis to assist in the Company’s day-to-day management of Clients’ portfolios. Single and Dual Contract Program Clients may also contact the Company directly concerning their accounts.

PRIVATE AND CONFIDENTIAL	29

Under the typical Model Program, the Company provides Sponsors with initial model portfolios at the inception of the arrangement and then provides updates of the model portfolio on a regular basis as part of the Company’s trade rotation procedures or at such other intervals agreed to by the Company and the Sponsor. Please see below, Section IV.F. of this Manual for more information on trade rotation. Investors in Model Programs do not have direct access to the Company. In Model Programs, Sponsors or overlay managers have investment discretion to accept, reject or modify the Company’s trade recommendations and apply them to their clients’ accounts. As a result, the Company generally does not consider these assets as discretionary assets. In certain cases, the Company may enter Model Programs and retain investment discretion; however, the Company may not have the responsibility to place orders for the execution of trades for Clients. In these instances, the Sponsors (or the broker-dealer affiliated with the Sponsors) are solely responsible to execute transactions for such trades and are solely responsible for providing best execution for such trades.

3.	Suitability of Wrap Fee Programs

Wrap Fee Programs may not be suitable for any given Client. Suitability depends on a number of factors, including the applicable Wrap Fee, account size, anticipated account trading activity, the Client’s financial needs, circumstances and objectives, and the value of the various services provided. Clients should be instructed to consult with their Sponsor to determine whether investing through a Wrap Fee Program is suitable for their circumstances. The Company’s suitability responsibility is limited to ensuring that investments chosen for an account are appropriate in light of the investment strategy selected by a Client or the Sponsor.

Smaller Wrap Fee Program accounts may not receive or be able to fully implement all of the Company’s investment recommendations for a particular strategy depending on the price of securities and the size of the account. The Company may also be restricted from investing in certain securities due to operational constraints or limitations set by the Sponsor. Clients investing in Wrap Fee Programs should receive Appendix 1 of Form ADV Part 2A (the “Wrap Fee Program Brochure”) from the Sponsor detailing all aspects of the Wrap Fee Program prior to selecting the Company as an investment manager. Clients should review program documentation carefully and discuss with their financial adviser whether these programs, and the Company’s strategies, are appropriate for their investment needs and circumstances.

PRIVATE AND CONFIDENTIAL	30

4.	Fees of Wrap Fee Programs

In Single Contract and Model Programs, Sponsors’ clients receive and pay for a package of services. Each of these programs varies and generally includes one or more of the following fees: program fee, custodial fee, trading expenses and the Company’s management fee. Fees for these bundled programs vary and Clients may pay fees which in the aggregate may be as high as 3.0%. Clients in these programs pay fees to their Sponsors and the Sponsors pay the Company a portion of its fee for the Company’s portfolio management services. In Dual Contract Programs, the Company’s fee is typically “unbundled,” meaning that Clients pay the Company’s management fee directly to the Company and other program fees to their Sponsors. Clients who participate in Wrap Fee Programs should be aware that services similar or comparable to those provided to them as a participant in a Wrap Fee Program may be available at a lower aggregate cost elsewhere separately or on an unbundled basis.

In certain circumstances, Single and Dual Contract Program Clients may be charged fees, commissions or expenses in addition to their bundled fee. For example, if a Sponsor or another broker-dealer executes a trade as a principal, the Client will pay “mark-ups” and “mark-downs” on these trades. Sponsors typically receive no commissions from trades effected on an agency basis and as a result, may have an incentive to effect trades as principal in order to obtain “mark ups” and “mark-downs.” Single and Dual Contract Program Clients also may pay commissions if the Company “trades away” or uses “step-out” transactions in trading on behalf of the Client’s account and for offering concessions and related fees for purchases of unit investment trusts, mutual funds and other public offerings of securities. Please see below Section IV.C.2. “Wrap Fee Program Brokerage Practices” of this Manual for more information regarding the brokerage practices of Wrap Fee Program, specifically Single and Dual Contract Program Clients.

Generally, Clients invested in Dual Contract Programs typically pay the Company’s management fees in advance on a quarterly basis. Additionally, the Company receives payment in advance on a quarterly basis with respect to certain Single Contract and Model Programs. To the extent the Company receives fees in advance, and Client that terminate before the end of a billing period shall receive a refund for the pro-rata portion of the fee attributable to the remaining time in the billing period after the effective date of the termination of the Client’s account. The Company shall calculate and refund the unearned, prepaid fee directly to the Client or to the Sponsor on the Client’s behalf for Dual Contract Program Clients. Sponsors shall calculate and administer refunds of the unearned, prepaid amounts to Single Contract and Model Program Clients.

5.	Form ADV - Part 2A Disclosures for Wrap Fee Programs

Under Rule 204-3(f)(1) of the Advisers Act, an investment adviser that is compensated under a wrap-fee program for sponsoring, organizing, or administering a wrap-fee program, or for providing advice to clients under the wrap-fee program, must provide clients the Wrap Fee Program Brochure. Wrap Fee Program Brochure must be provided to clients in lieu of providing the investment adviser’s Form ADV Part 2A brochure. Therefore, the Wrap Fee Program Brochure is a completely separate document from Part 2A of Form ADV brochure.

PRIVATE AND CONFIDENTIAL	31

While considered separate documents, Part 2A of Form ADV brochure and the Wrap Fee Program Brochure will contain similar language and details. The Wrap Fee Program Brochure must contain specific information about the wrap-fee program. It does not need to contain information regarding other programs offered by the investment adviser, such as information which must be contained in Part 2A of Form ADV brochure. An investment adviser must provide enough information to meet the minimum requirements listed in the instructions to the Wrap Fee Program Brochure.

Currently, the Company does not sponsor any wrap fee programs. Should the Company sponsor a wrap fee program in the future, the CCO shall be responsible for revising the contents of Item 5.I of Form ADV Part 1.A and generating the material for the Wrap Fee Program Brochure.

As stated herein above and in the Company’s Form ADV, the Company currently provides portfolio management services to Clients in Wrap Fee Programs that it does not Sponsor. Such Wrap Fee Programs are offered by Sponsors that are unaffiliated investment advisers or broker- dealers. As a result of the Company providing portfolio management services to Clients in Wrap Fee Programs, the Company is required to complete Item 5.I of Form ADV Part 1.A and Item 4.D of Form ADV Part 2A brochure describing the differences, if any, between how the Company manages Clients in Wrap Fee Programs and how it manages other Clients, and explain that the Company receive a portion of the Wrap Fee for its services.

6.	Compliance Procedure

Prior to the Company participating as a portfolio manager by providing portfolio management service to any Wrap Fee Program and/or prior to the Company entering into a Wrap Fee Program agreement or arrangement with a Sponsor, the CCO shall be informed and the CCO shall review and approve any such participation in Wrap Fee Program and/or agreements or arrangement.

Additionally, with respect to the Company participating as a portfolio manager by providing portfolio management service to any Wrap Fee Program, the CCO shall be responsible for annually revising and amending the contents of Item 5.I of Form ADV Part 1.A and generating the material for Item 4.D of Form ADV Part 2A brochure.

D.	Suitability

1.	General

The Company’s objective is to ensure that all investment decisions and Client securities transactions are made in a manner consistent with the Client’s investment policies, guidelines, and objectives as stated in the Client’s governing documents. The Company has an obligation to provide only suitable recommendations to its Clients. The SEC has suggested that to fulfill this duty, an adviser generally must make a reasonable inquiry into an investor’s financial situation, investment experience and investment objectives. Suitability obligations of the Company will generally be considered fulfilled if it is determined that the Client can evaluate investment risks independently and is exercising independent judgment.

The Company will generally consider the factors outlined below when making determinations of a Client’s ability to evaluate investment risk independently and the ability to exercise independent judgment. The inclusion or absence of any of the factors is not dispositive of the determination of suitability. Such a determination can only be made on a case-by-case basis taking into consideration all the facts and circumstances of a particular Client relationship, or the relevant provisions of a Client’s governing documents or related investment guidelines. A determination of capability to evaluate investment risk independently will depend on an examination of the Client’s capability to make its own investment decisions, including the resources available to the Client to make informed decisions. Relevant considerations may include:

PRIVATE AND CONFIDENTIAL	32

●	the use of one or more consultants (i.e., tax consultant, financial planner or advisor), investment advisers or bank trust departments;

●	the general level of experience of the Client in financial markets and specific experience with the investment strategy and type of investment vehicle under consideration;

●	the Client’s ability to understand the economic features of the securities involved; and

●	the Client’s ability to independently evaluate how market developments would affect the investment strategy and/or securities.

In the case of a Fund, the Company is bound by the restrictions and requirements set forth in the governing documents (e.g., prospectus and statement of additional information), the 1940 Act and the Internal Revenue Code with respect to the management of the Fund.

2.	Investment Recommendations

The Company has a related fiduciary duty to conduct reasonable due diligence with respect to any security acquired for its Clients, so that the Company has a reasonable basis for making such investment. The Company’s duty to conduct reasonable due diligence generally increases with the complexity and uniqueness of a security. The Company fulfills this duty through the diligence of its investment team who conduct extensive research into each security that the Company considers for investment on behalf of its Clients and, where necessary, by negotiating the terms of the investment. The Company’s Portfolio Managers are charged with the responsibility to exercise and maintain prudent supervision and control of their respective Clients’ portfolios of investments. Additionally, Portfolio Managers are responsible for the investment process from the origination of each investment transaction, through asset management and ultimately the realization of the investment.

3.	Adherence to Client Investment Policies, Guidelines, and Objectives

As a fiduciary, the Company is obligated to make investments which comply with the Clients’ investment objectives and applicable investment guidelines and restrictions and to avoid so-called “strategy drift” away from the Company’s core competencies and the expectations of and the Company’s duties to the its Clients. The Investment Committee is primarily responsible for ensuring that the investments made on behalf of the Company’s Clients are consistent with each Client’s investment policies, guidelines, and objectives.

In order to enable the Company to facilitate compliance, the Investment Committee periodically reviews and ensures the investment policies, guidelines, and objectives of the Client’s general investment strategy are achieved and attained per the Client’s governing documents. In monitoring a Client’s portfolio of investments, the Investment Committee ensures (i) the management of investments and capital actions are consistent and comply with attainment of the Client’s investment policy, objectives and strategy goals, and (ii) the Client’s portfolio is in compliance with legal and regulatory requirements. Further, members of the Senior Management Team, operations team, Portfolio Managers and members of the investment team share oversight responsibility and review periodic reports (e.g., periodic holdings and daily transactions reports as deemed reasonable and appropriate by the CCO) as well as reports provided by broker-dealers, administrator, and/or custodians, as applicable.

PRIVATE AND CONFIDENTIAL	33

4.	CCO Supervision and Reporting

All Employees have an affirmative duty to report any violation of a Client’s investment policies, guidelines, and objectives to the CCO who shall determine, in consultation with members of Senior Management Team, what action shall be taken in response to such violation.

E.	Custody

1.	The “Custody Rule”

Rule 206(4)-2 of the Advisers Act sets forth extensive requirements for investment advisers who have possession or custody of client funds or securities.41 The purpose of the rule is to protect client funds and securities from fraud or other abuse by investment advisers. Custody is defined broadly, and means holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. An investment adviser has custody if a related person holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of them, in connection with advisory services provided to clients. For example, custody includes:

●	Possession of client funds or securities, (but not of checks drawn by clients and made payable to third parties) unless a recipient receives them inadvertently and returns them to the sender promptly, but in any case, within three (3) business days of receiving them;[42]

[41]	Portfolio – Custody [T15]
[42]	The Custody Rule does not permit advisers to forward clients’ funds and securities without having “custody,” although advisers may certainly assist clients in such matters. For example, some advisers may meet with clients to prepare or compile documents, including stock certificates, for forwarding to a custodian or third party. Nothing in the Custody Rule suggests that preparing these documents with a client gives the adviser “custody.” In addition, the Custody Rule clarifies that an adviser’s possession of a check drawn by the client and made payable to a third party is not possession of client funds for purposes of the custody definition. Checks payable to an adviser for payment of advisory or similar fees due to the adviser also do not represent “client funds” within the meaning of the Custody Rule and therefore advisers would not have custody as a result of receiving those checks. An adviser would, however, have custody of client funds if it holds a check drawn by the client and made payable to the adviser with instructions to pass the funds through to a custodian or to a third party.

PRIVATE AND CONFIDENTIAL	34

●	Any arrangement (including a general power of attorney) under which a person is authorized or permitted to withdraw client funds or securities maintained with a custodian upon its instruction to the custodian;43 and

●	Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives an investment adviser or its supervised person legal ownership of or access to client funds or securities.

In addition to the examples of practices or arrangements which may result in an adviser having custody, as defined under the Custody Rule, custody may include (but is not limited to): (i) holding bearer form securities; (ii) direct debit billing; (iii) being trustee or executor; (iv) omnibus account; (v) custody by affiliated entities; and (vi) account signatory power.

Investment advisers subject to the Custody Rule must (i) maintain client funds and securities with a qualified custodian in a separate account for each client under that client’s name, or in an account that contains only client funds and securities with the investment adviser listed as agent or trustee for the client44; (ii) have a reasonable basis, formed after due inquiry, for believing that the qualified custodian holding client funds or securities sends an account statement to each client at least quarterly; (iii) notify clients upon opening any new custodial account on behalf of the client (or changes to any such account) and include a legend in such notice urging the clients to compare custodial account statements with any statements received from the investment adviser (if the investment adviser elects to send any such statements directly)45; and (iv) undergo an annual surprise examination conducted by an independent public accountant.46

However, investment advisers to pooled investment vehicles may avoid both the quarterly statements and surprise examination requirements by causing each pooled investment vehicle managed by the investment adviser to be audited annually by an independent public accountant registered with, and subject to regular examination by, the Public Company Oversight Board (“PCAOB”) and distribute audited financial statements, prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), to each respective investor in the pooled investment vehicle within 120 days after the end of the pooled investment vehicle’s fiscal year.47 In the event of the pooled investment vehicle’s liquidation, a final liquidation audit must be obtained and distributed to each respective pooled investment vehicle investor. This is referred to as the “Audit Provision”. 48

The Company does not maintain physical custody or constructive custody of Client assets and does not act as custodian for Client assets. However, under Rule 206(4)-2 under the Advisers Act, the Company is deemed to have custody of certain Client assets. In the cases were the Company serves as an investment adviser to Separate Accounts, Clients may give the Company, through an investment advisory agreement or standing letter of authorization, the power to withdraw funds or securities maintained with a custodian upon request. In the cases were the Company has legal authority to transfer or dispose of assets and deduct fees and other expenses from Separate Accounts, the Company is deemed under Rule 206(4)-2 of the Advisers Act to have custody of its Separate Accounts’ assets and must operates as if it does have custody in such situations, including being subject to independent verification by an independent public accountant (a “surprise examination”)49. In the cases were the Company has legal authority to only deduct advisory fees and does not have any legal authority to transfer or dispose of assets, deduct fees or other expenses from Separate Accounts, the Company is not subject to a surprise examination. However, due to the nature of the Company’s relationship with Separate Account Clients, the Company is required to (i) maintain Separate Account funds and securities with a qualified custodian in a separate account for each Separate Account under that Separate Account’s name, or in an account that contains only Separate Account funds and securities with the Company listed as agent or trustee for the Separate Accounts; (ii) have a reasonable basis, formed after due inquiry, for believing that the qualified custodian holding Separate Account funds or securities sends an account statement to each Separate Account at least quarterly; (iii) notify Separate Accounts upon opening any new custodial account on behalf of the Separate Account (or changes to any such account) and include a legend in such notice urging the Separate Account Clients to compare custodial account statements with any statements received from the Company.

[43]	An adviser with power of attorney to sign checks on a client’s behalf, to withdraw funds or securities from a client’s account, or to dispose of client funds or securities for any purpose other than authorized trading has access to the client’s assets. Similarly, an adviser authorized to deduct advisory fees or other expenses directly from a client's account has access to, and therefore has custody of, the client funds and securities in that account.
[44]	Policy: Custody – qualified custodian requirement [T16]
[45]	Policy: Custody – client notice of change of custodian [T18]
[46]	Policy: Custody – annual surprise examination [T17]
[47]	Policy: Custody – annual audit delivery for private funds [T13]
[48]	Portfolio – Custody [T14]
[49]	See Rule 206(4)-2(a)(4) under the Advisers Act.

PRIVATE AND CONFIDENTIAL	35

In the cases were the Company serves as an investment adviser to Funds arrangements have been made with qualified custodians as described below in “Compliance Procedures for Funds.” In addition, the Company may avoid both the quarterly statements and surprise examination requirements by having audited financial statements prepared in accordance with GAAP by an independent public accountant registered with the PCAOB.

2.	Compliance Procedures for Separate Accounts

●	Maintain Separate Account funds and securities with a “qualified custodian”, as defined in Rule 206(4)-2(d)(6) of the Advisers Act, in a separate account for each Separate Account under that Separate Account’s name, or in an account that contains only Separate Account funds and securities with the Company listed as agent or trustee for the Separate Accounts;

●	Have a reasonable basis, formed after due inquiry, for believing that the qualified custodian holding Separate Account funds or securities sends an account statement to each Separate Account at least quarterly;

●	When the Company opens an account for a Separate Account, the Company will notify the Separate Account in writing of the qualified custodian’s name and address and the manner in which the funds or securities are maintained. The Company will ensure that account statements for each Separate Account are sent directly from the Separate Accounts’ respective qualified custodian to each Separate Account. The Company will notify its Separate Accounts in writing of any change in its custody arrangements;

PRIVATE AND CONFIDENTIAL	36

●	Separate Accounts will be instructed to make all funding payments to their accounts (e.g., deposits) by wire transfer directly to the bank or brokerage firm acting as the qualified custodian for that Separate Account. Any check received inadvertently from a Separate Account will be returned to the Separate Account promptly and in any event within three (3) business days;

●	Other than authorized trading, the Company will not enter into any arrangement or agreement authorizing or permitting the Company or its supervised persons to withdraw, disburse, or transfer, Separate Account funds or securities from a qualified custodian upon the Company’s instruction to the qualified custodian, without prior written approval from the Company’s President and Chief Financial Officer and Chief Compliance Officer;

●	Other than authorized trading, the Company will not enter into any arrangement or agreement authorizing or permitting the Company or its supervised persons to transfer or dispose of assets, deduct fees or other expenses from Separate Account funds or securities from a qualified custodian upon the Company’s instruction to the qualified custodian, without prior written approval from the Company’s President and Chief Financial Officer and Chief Compliance Officer; and

●	The Company or its supervised persons will not accept any capacity that that gives the Company or its supervised person legal ownership of or access to Separate Account funds or securities.

i.	Compliance Procedures for Standing Letter of Authorizations for Separate Accounts

In a February 21, 2017, no-action letter issued by the SEC’s Investment Management Division to the Investment Adviser Association (“IAA”), the SEC stated that it would not recommend enforcement action under Section 206(4) of the Adviser Act or the Custody Rule against an investment adviser that enters into a standing letter of authorization (“SLOA”) or other similar asset transfer authorization arrangement or agreement established by a client with a qualified custodian that meets the following requirements and does not obtain a surprise examination:

●	The client provides an instruction to the qualified custodian, in writing, that includes the client’s signature, the third-party’s name, and either the third-party’s address or the third- party’s account number at a custodian to which the transfer should be directed;

●	The client authorizes the investment adviser, in writing, either on the qualified custodian’s form or separately, to direct transfers to the third party either on a specified schedule or from time to time;

PRIVATE AND CONFIDENTIAL	37

●	The client’s qualified custodian performs appropriate verification of the instruction, such as a signature review or other method to verify the client’s authorization, and provides a transfer of funds notice to the client promptly after each transfer;

●	The client has the ability to terminate or change the instruction to the client’s qualified custodian;

●	The investment adviser has no authority or ability to designate or change the identity of the third party, the address, or any other information about the third party contained in the client’s instruction;

●	The investment adviser maintains records showing that the third party is not a related party of the investment adviser or located at the same address as the investment adviser; and

●	The client’s qualified custodian sends the client, in writing, an initial notice confirming the instruction and an annual notice reconfirming the instruction.

The Company will not enter into any SLOA, arrangement or agreement authorizing or permitting the Company or its supervised persons to withdraw, disburse, transfer or dispose of assets, deduct fees or other expenses from Client funds or securities from a qualified custodian upon the Company’s instruction to the qualified custodian, unless it meets each of seven (7) bullet point requirements list herein above and prior written approval from the Company’s President and Chief Financial Officer and Chief Compliance Officer is obtained.

Having the limited authority to transfer assets between Client accounts, whether with the same qualified custodian or different qualified custodian, provided that the Client has authorized the Company to make the transfers between specified Client accounts and has provided the qualified custodian a copy of the authorization, does not constitute custody. Furthermore, the Company’s ability to transfer Client assets between accounts at the same qualified custodian or between affiliated qualified custodians that have access to both account numbers and Client account name, does not amount to custody.

F.	Client Complaints, Regulatory Inquiries and Litigation Matters

1.	Client Complaints

i.	Policy and Definition

In keeping with the Company’s commitment to Client service and to address all Client concerns and complaints, it is the Company’s policy that all complaints are handled promptly and professionally. The Senior Management Team is principally responsible for establishing effective communications with all interested parties, including Clients of the Company. It is the policy of the Company that only a member of the Senior Management Team or an appointed designee speak for the Company.

A complaint is any statement (written or verbal) by a Client or an investor in a Client (or authorized person acting on behalf of a Client or an investor) expressing a grievance, concern, appeal or dissatisfaction with his or her experiences with the Company. Complaints can include, but are not limited to, statements concerning investment advice, unsuitable recommendations, misrepresentations, misappropriation, or other inappropriate acts, as well as claims of failure to provide requested or required services (collectively, “Client Complaints”).

PRIVATE AND CONFIDENTIAL	38

ii.	Compliance Procedures

Client Complaints, whether oral or written, shall be brought to the attention of the CCO immediately.50 No Employee shall attempt to resolve a Client Complaint without the approval of the CCO. Client Complaints related to a Fund shall be brought to the attention of Trust CCO and if applicable the Fund’s investment adviser.

In an effort to identify potential or actual Client Complaints, the CCO or appointed designee, shall periodically (i) make inquiry with Employees who routinely provide Client service and have communication with Clients regularly; (ii) review Client’s written communications; and (iii) if applicable, review service providers’ Client communication logs or summary reports. If the CCO or appointed designee should find any indication of a Client Complaint, the CCO shall investigate and determine whether such findings constitute a Client Compliant.

Upon receipt of a Client Complaint, the CCO will be responsible for investigating the complaint, determining the appropriate steps to be taken to resolve or address the complaint, determining whether any other steps need to be taken to ensure that any problem or error is not repeated, and supervising the ultimate resolution of the complaint. The CCO will retain a log of all complaints and related correspondence, and will keep a record of each complaint, any corrective action taken and its resolution (the “Client Compliant Log”).51 The Client Compliant Log shall generally include the following type of information:

●	date the complaint was received;

●	Client’s name;

●	the recipient of the complaint;

●	the nature of the complaint;

●	the manner in which the complaint was handled or resolved;

●	date handled or resolved; and

●	additional remarks, if any.

The Client Compliant Log shall be reviewed quarterly by the CCO or appointed designee to ensure its accuracy and completeness. The Client Compliant Log and any documents related thereto, if any, shall be retained in a file for seven (7) years in accordance with the Company’s record retention policies and procedures.

[50]	Policy: Employee Reporting –client complaints [I2]
[51]	Policy: Recordkeeping – client compliant investigations/resolution [I2]

PRIVATE AND CONFIDENTIAL	39

2.	Regulatory Inquiries and Litigation Matters

The CCO should immediately be notified upon receipt of a subpoena or other request for information from any governmental entity, regulatory agency, court or lawyer, for information relating to any matter in any litigation, arbitration, investigation or other proceeding, or receipt of a garnishment lien or judgment involving the Company or any of its Clients or Employees.52 The intention behind this policy is to ensure that the Company responds in a consistent and uniform basis to all regulatory inquiries.

In addition, if an Employee becomes involved in or threatened with any litigation, arbitration, investigation or proceeding of any kind, or becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority, whether by letter, telephone, e-mail or in any other way the Employee must advise the CCO immediately.53 Please see above in Section II.E. and below in Section III.G.1.i.e. of this Manual for additional reporting requirements for Employees relating to pending or threatened disciplinary or civil actions.

Regulatory inquiries may be received by mail, email, telephone, facsimile or personal visit. In the case of a personal visit, demand may be made for the immediate production or inspection of documents. While any telephone or personal inquiry should be handled in a courteous manner, the caller or visitor should be informed that a response requires the approval of the CCO. In the case of a personal visit, the visitor should be asked to wait briefly while the Employee obtains appropriate guidance on how to deal with the matter. In the case of a telephone inquiry, the caller should be informed that his or her call will be promptly returned. Letter inquiries should be forwarded to the CCO for response.

Under no circumstances should any Company documents, materials or information be released in connection with any legal or regulatory matters without prior approval of the CCO or the Company’s outside legal counsel. Employees should not have substantive discussions with any regulatory personnel without prior consultation with the CCO or the Company’s outside legal counsel.

[52]	Policy: Employee Reporting –regulatory/litigation inquiries [R11]
[53]	Policy: Employee reporting – disciplinary actions (quarterly/annual) [P11]

PRIVATE AND CONFIDENTIAL	40

G.	Regulatory Filings

The following regulatory filings are required to be made by the Company in connection with its advisory business. While the CCO will be responsible for ensuring that the proper form is filed, given the nature of the information required, designees will likely assist in compiling information required by the forms.

1.	Advisory Filings[54]

i.	Form ADV

a.	General

As a registered investment adviser, the Company is required to file a Uniform Application for Investment Adviser Registration on Form ADV (“Form ADV”). This document consists of two parts – Part 1, which contains certain information about the Company’s business and is available for review by the SEC, applicable state regulatory authorities and the public via the SECs public disclosure website, and Part 2A (the “Brochure”) and Part 2B (each, a “Brochure Supplement”), which contains information regarding the advisory services provided by the Company and is required to be provided to its Clients.55

Pursuant to Rule 204-2 of the Advisers Act, the Company is required to maintain in its main office copies of its current and past Brochures and Brochure Supplements; any summary of material changes not contained in the relevant Brochure and a record of the dates that each Brochure and Brochure Supplement, each amendment or revision thereto, and each summary of material changes not contained in the relevant Brochure was given to any investor.56

b.	Annual Filing

SEC and state regulations require registered advisers to file an annual updating amendment to their Form ADV Part 1 and a summary of material changes to their Brochure, within 90 days of the end of the Company’s fiscal year (the “Annual Updating Amendment”).57 The CCO is responsible for ensuring that the Form ADV Part 1, Brochure and Brochure Supplements are/is up to date. In addition, the Company is required to make notice filings with certain states through the IARD system. The CCO or designee is responsible for filing Annual Updating Amendment to the Company’s Form ADV.

The Company will, within 120 days after the end of each fiscal year, deliver to each Client either (i) a copy of the current (updated) Brochure that includes or is accompanied by a summary of the material changes required by Item 2 of Part 2A of Form ADV or (ii) a summary of such material changes that includes an offer to provide a copy of the current (updated) Brochure free of charge.

[54]	Note: this section does not include an exhaustive list of filings that may be applicable to the Company. This section is intended to provide a summarized list of common filings applicable to investment advisers.
[55]	Policy: Filings – ADV updates [F1, F2, F3, F4]
[56]	Policy: Recordkeeping – ADV amendments [C12]
[57]	Policy: ADV 2A delivery requirements (annual) [I11]

PRIVATE AND CONFIDENTIAL	41

c.	Amendments

During the year, the Company will amend its Form ADV Part 1, Brochure and Brochure Supplement(s) promptly by filing additional amendments (“Other-Than-Annual Amendment”) as required by the instructions to Form ADV (generally related to material inaccuracies).58 At that time, the CCO will determine whether the amended Brochure and/or Brochure Supplements must be delivered to investors.

If any Employee becomes aware of possible inaccuracies in the information contained within the Company’s Form ADV at any time, the Employee should notify the CCO immediately.

d.	Form ADV Part 2A and Part 2B Delivery

The Company must deliver its Brochure and the relevant Brochure Supplements to new or prospective Clients at the time the Company enters into an Advisory Contract with such Client.

A current Brochure Supplement for a supervised person or group of persons will be delivered to each Client before or at the time such supervised person or persons begins to provide advisory services to the Client; provided, however, that if investment advice for a Client is provided by a team comprised of more than five (5) individuals, Brochure Supplements need be delivered only for the five (5) individuals with the most significant responsibility for the day-to-day delivery of advice.

e.	Disciplinary Events

The Company is required to disclose in its Form ADV Part 1 and Brochure all material facts relating to a legal or disciplinary event that is material to a Client’s evaluation of the Company or the integrity of its management. In addition, each Brochure Supplement must disclose legal or disciplinary events that are material to a Client’s evaluation of the applicable supervised person. Each Employee of the Company must advise the CCO immediately if he or she becomes involved in any type of disciplinary event.59 60 61 Please see above Section II.E. of this Manual for additional reporting requirements for Employees relating to pending or threatened disciplinary or civil actions.

The following types of disciplinary information are presumed to be material:

(a)	Court Proceedings

Any criminal or civil action in a domestic, foreign or military court of competent jurisdiction in which the Company or an Employee:

[58]	Policy: ADV 2A and 2B delivery requirements (interim) [I9, I10]
[59]	Policy: Employee Reporting – disciplinary events (quarterly/annual) [P11]
[60]	Policy: ADV 2A and 2B delivery requirements (interim) [I10]
[61]	Policy: Filings – Form U-4 updates (interim) [P5]

PRIVATE AND CONFIDENTIAL	42

●	was convicted of, or pled guilty or nolo contendre (e.g., no contest) to (a) any felony; (b) a misdemeanor that involved investments or an investment-related business, fraud, false statements or omissions or wrongful taking of property, bribery, forgery, counterfeiting or extortion; or (c) a conspiracy to commit any of these offenses;

●	is the named subject of a pending criminal proceeding that involves an investment- related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting or extortion, or a conspiracy to commit any of these offenses;

●	was found to have been involved in a violation of an investment-related statute or regulation; or

●	was the subject of any order, judgment or decree permanently or temporarily enjoining, or otherwise limiting, the Company or Employee from engaging in any investment-related activity or from violating any investment-related statute, rule or order.

(b)	Federal/State Regulatory Proceedings

Any administrative proceeding before the SEC, any other federal regulatory agency, or any state regulatory agency or any foreign financial regulatory authority in which the Company or Employee:

●	was found to have caused an investment related business to lose its authorization to do business; or

●	was found to have been involved in a violation of an investment-related statute or regulation and was the subject of an order by the agency or authority (a) denying, suspending or revoking the authorization of the Company or Employee to act in an investment-related business, (b) barring or suspending the Company’s or Employee’s association with an investment-related business, (c) otherwise significantly limiting the Company’s or Employee’s investment-related activities or (d) imposing a civil money penalty of more than $2,500 on the Company or Employee.

(c)         Self-Regulatory Organization ProceedingsAny proceeding before a Self-Regulatory Organization (“SRO”) in which the Company or Employee was found to have caused an investment-related business to lose its authorization to do business; or was found to have been involved in a violation of the SRO’s rules and was (a) barred or suspended from membership or from association with other members, or was expelled from membership, (b) otherwise significantly limited from investment-related activities or (c) fined more than $2,500.

(d)	Other Proceedings.

Any other proceeding in which a professional attainment, designation or license of an Employee was revoked or suspended because of a violation of rules relating to professional conduct. If an Employee resigned (or otherwise relinquished his attainment, designation, or license) in anticipation of such a proceeding (and the Company knows, or should have known, of such resignation or relinquishment), the event will be disclosed in the Brochure Supplement regarding such person.

PRIVATE AND CONFIDENTIAL	43

ii.	Form U-4

Certain states in which the Company does business may require that Employees of the Company that meet the definition of Investment Adviser Representatives to individually register with the state by filing a Form U-4. In certain states, such individuals may be required to meet certain examination requirements. The definition of Investment Adviser Representative may differ between states, but generally includes any Employee who is employed by an investment adviser to solicit clients for the investment adviser or who, on behalf of an investment adviser, provides investment advice to the investment adviser's clients.

The CCO will be responsible for determining which Employee(s) (if any) qualify as Investment Adviser Representatives and whether such individuals are required to file a Form U-4 with any state. Any such registered Employee will be required to notify the CCO immediately if any information in their Form U-4 becomes inaccurate becomes subject to any disciplinary proceeding described in above in Section III.F.1.i.e. herein. In addition, all such registered Employees will be required to update the information in their Form U-4 on an annual basis.62  See attached hereto Appendix II for a list of all Employees that are Investment Adviser Representatives for which the Company files a Form U-4.

2.	Exchange Act Filings

i.	Form 13H

In general, Rule 13h-1 under the Exchange Act requires large traders of exchange-listed securities to provide certain information regarding their trading activities to the SEC on Form 13H. A Large Trader is defined as a person whose transactions in exchange-listed securities equal or exceed 2 million shares or $20 million during any calendar day, or 20 million shares or $200 million during any calendar month. As a Large Trader, the Company will be required to update its Form 13H within forty-five (45) days after the end of each calendar year and promptly following the end of a calendar quarter in the event that any information contained in the Form 13H becomes inaccurate.63 After the Company files a Form 13H with the SEC, it will be assigned a Large Trader Identification Number, or LTID. The Company is then required to disclose its LTID to each broker-dealer carrying an account on its behalf, thereby allowing the broker-dealer to associate each identified account with an LTID.64 Broker-dealers are required to maintain certain information for each Large Trader and to report such information to the SEC upon request.

[62]	Policy: Filings – Form U-4 updates (annual) [P5]
[63]	Policy: Filings – Form 13H [F9]
[64]	Policy: Disclosure of LTID [T7]

PRIVATE AND CONFIDENTIAL	44

ii.	Form 13F

Section 13(f) of the Exchange Act applies to institutional investment managers (i.e., investment advisors) that exercise investment discretion with respect to accounts holding “Section 13(f) securities” having an aggregate fair market value on the last trading day of any month of any calendar year of at least $100 million. If an institutional investment manager is subject to Section 13(f) of the Exchange Act, the manager must file a Form 13F with the SEC within forty-five (45) days after the last day of the calendar year and within forty-five (45) days after the last day of each of the first three calendar quarters of the subsequent calendar year. “Section 13(f) securities” generally include exchange-traded equity securities and options, shares of closed-end investment companies and certain convertible debt securities. The SEC publishes a list of “Section 13(f) securities” on a quarterly basis.65

iii.	Schedule 13D

Section 13(d) of the Exchange Act generally requires a beneficial owner of more than 5% of a voting class of equity securities registered under the Exchange Act (i.e., equity securities of publicly-traded companies) to file a Schedule 13D with the issuer, the SEC and those national securities exchanges where the securities trade within ten (10) days of the transaction resulting in beneficial ownership exceeding 5%. In the event of any material changes to the information contained in a Schedule 13D, an amendment must be filed with the SEC “promptly.” Acquisitions or depositions of beneficial ownership of securities in an amount equal to 1% or more of the class of securities shall be deemed material for these purposes. For purposes of Sections 13(d) and 13(g) of the Exchange Act, the term “beneficial ownership” includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power (which includes the power to vote, or to direct the voting of, such security) and/or (ii) investment power (which includes the power to dispose, or to direct the disposition of, such security).66

iv.	Schedule 13G

In general, an investment adviser may file a Schedule 13G instead of a Schedule 13D when its beneficial ownership exceeds 5% of outstanding registered equity securities held passively (i.e., without the purpose of changing or influencing control of the issuer). Schedule 13G generally must be filed with the SEC within ten (10) days after the date of the transaction of the beneficial ownership exceeding the 5% threshold, (although for qualified institutional investors such as a registered investment adviser, the Schedule 13G may be filed within forty-five (45) days after the end of the calendar year in which the registered investment adviser’s beneficial ownership exceeded the 5% threshold). A registered investment adviser choosing to file Schedule 13G must also notify any person (e.g., a client) on whose behalf it holds, on a discretionary basis, over 5% of a class of outstanding equity securities of any transaction or acquisition that the other person may have to report.

[65]	Policy: Filings – Form 13F [F8]
[66]	Policy: Filings – Schedule 13D [F5]

PRIVATE AND CONFIDENTIAL	45

Amendments to Schedule 13G generally are required within forty-five (45) days after the end of the calendar year to report any changes (whether or not material) to the disclosures set forth in the Schedule 13G. However, a registered investment adviser filing on Schedule 13G also must file an amended Schedule 13G within ten (10) days after the end of any month in which its direct or indirect beneficial ownership of a class of registered equity securities exceeds 10% percent of the outstanding securities in that class, and within ten (10) days of the end of any month in which its beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class.

If a registered investment adviser no longer holds the securities passively (i.e., the registered investment adviser holds the securities with the purpose of changing or influencing control of the issuer), the registered investment adviser must file a Schedule 13D within ten (10) calendar days of the change in investment purpose. Moreover, from the time of the change in investment purpose until the 10th calendar day after filing the Schedule 13D, the registered investment adviser is subject to a “cooling off” period during which it may not vote securities or acquire any additional equity securities of the issuer.67

v.	Forms 3/4/5 (Section 16)

The Company is subject to Section 16 of the Exchange Act upon acquiring more than 10% of a class of voting equity securities, and upon one of its Employees becoming an officer or director of an issuer of securities of a company that is either listed on a national securities exchange or is owned by more than 2,000 persons or 500 non-accredited investors and is valued at more than $10,000,000. Section 16(a) requires the filing of a Form 3 within ten (10) days after acquiring 10% of such an issuer’s securities or upon becoming an officer or director of such an issuer, and a Form 4 within two (2) business days after the purchase or sale of any securities. Section 16(b) requires the disgorgement of profits relating to any purchase or sale of securities that occurs within six (6) months of each other. The Company is also responsible for the filing of any Form 5, which is used to report Section 16 exempt transactions and other transactions not previously reported on a Form 3 or Form 4. A Form 5 must be filed within forty-five (45) days after the end of the fiscal year in which such transaction took place.68

Employees of the Company shall notify the CCO in advance of becoming an officer or director of such a company by completing an “Outside Business Activities Questionnaire” via the Compliance Portal or by completing the form included herein as Exhibit E to Appendix III.

3.	Fund Regulatory Reporting

i.	Disclosure of Fund Portfolio Holdings

It is the Company’s policy to permit the dissemination of portfolio holdings information of a Fund to third parties prior to the time of its public dissemination only when such disclosure is in the best interest of the Fund, its shareholders and its potential investors and only when such disclosure is accompanied by appropriate and reasonable protections against the improper use and dissemination of such information. For purposes of this policy “Portfolio Holdings Information” is defined as information which, at any point in time, identifies, or may be used to identify (1) any security owned by a Fund, (2) the current value of any security owned by a Fund, (3) characteristics of securities owned by a Fund or of a Fund’s portfolio as a whole including, but not limited to, sector or geographic weightings, and (4) financial and other proprietary or non-public information concerning a Fund and the securities contained in a Fund’s portfolio.

[67]	Policy: Filings – Schedule 13G [F5]
[68]	Policy: Filings – Section 16 [F6]

PRIVATE AND CONFIDENTIAL	46

Portfolio Holdings Information does not include information which has been (1) disclosed to the public in either a prospectus or in a shareholder report filed with the SEC and delivered to shareholders pursuant to Section 30(e) of the 1940 Act, or posted on the Company’s internet website in accordance with the requirement of Instruction 3 to Item 11(f)(2) of Form N-lA, or (2) filed with the SEC on (a) Form N-CSR or (b) in a filing on Form N-Q made in accordance with the requirements of Rule 30b1-5 under the 1940 Act. Information contained in a filing on Form N-Q not made in accordance with the requirements of Rule 30b1-5 is still considered Portfolio Holdings Information for purposes of this policy.

Only the CCO and the Trust’s CCO, in conjunction, may decide if it is in the best interest to permit dissemination of portfolio holdings prior to public dissemination. Portfolio Holdings Information is to be kept strictly confidential and should not be disclosed to any third party prior to the time of its public dissemination by the Trust, on behalf of its Funds, except in accordance with the following procedures:

●	The disclosure is required to respond to a regulatory request, court order or other legal proceedings and has been approved by the Trust’s CCO;

●	The disclosure is to a rating agency or, statistical agency, consultants or person performing similar functions where (1) the CCO and the Trust’s CCO have approved such disclosure, and (2) the Trust, on behalf of its Funds, has obtained a signed a confidentiality agreement from such party the form of which has been approved by the Trust’s CCO, and counsel to the Trust;

●	The disclosure is made to Employees of the Company or to it agents, in each case subject to the requirements that such Employees or agents agree to abide by the requirements of this policy, or to service providers of the Trust or the Funds, including but not limited to administrators, accountants, custodians, transfer agents auditors, legal counsel to the Funds or the Trust Board, broker-dealers (in connection with the purchase or sale of securities or requests for price quotations or bids on one or more securities) and regulatory authorities;

●	The disclosure is made to broker dealers, investment advisers or other financial intermediaries for purposes of their performing due diligence on the Fund and not for dissemination of this information to their clients or use of this information to conduct trading for their clients provided (1) the CCO and the Trust’s CCO have approved such disclosure, and (2) the Trust, on behalf of its Funds, has obtained a signed a confidentiality agreement from such party the form of which has been approved by the Trust’s CCO, and counsel to the Trust; or

PRIVATE AND CONFIDENTIAL	47

●	The disclosure is made pursuant to prior written approval of the Trust’s CCO. Prior to approving any such disclosure, the CCO will ensure that procedures, processes and agreements are in place to provide reasonable assurance that the Portfolio Holdings Information will only be used in accordance with the objectives of this policy.

Any suspected breach of this obligation must be reported immediately to the CCO, whom shall promptly inform the Trust’s CCO.

The complete disclosure of the portfolio holdings of a pooled investment vehicle that is an investment company registered under the 1940 Act is required to be made quarterly within sixty (60) days of the end of each period covered by the annual report and semi-annual report to investment company’s shareholders and in the quarterly holdings report on Form N-Q. For each of the investment companies managed by the Company, the CCO will ensure this process is completed quarterly. These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. For each of the investment companies managed by the Company, their respective holdings will remain posted on the Company website until the next updated required regulatory filings with the SEC. The Company may provide separately to any person, including rating and ranking organizations such as Lipper and Morningstar, each managed investment company’s portfolio holdings commencing the day after the information is first published. In addition, the Company may provide a complete portfolio holdings of each managed investment company at the same time that it is filed with the SEC.

The Company may not receive compensation in connection with the disclosure of any Client’s portfolio of securities. In the event there is a conflict between the interests of a Fund and the interests of the Company or its affiliates, the CCO, in consultation with the Trust’ CCO, shall make a determination in the best interest of the Fund, and if applicable shall report such determination to the Trust Board at the end of the quarter in which such determination was made. Any Employee of the Company who suspects a breach of this obligation must report the matter immediately to the CCO, whom shall promptly inform the Trust’s CCO

In addition, material non-public holdings information may be provided without lag as part of the normal investment activities of a Fund to each of the following entities which, by explicit agreement or by virtue of their respective duties to a Fund, are required to maintain the confidentiality of the information disclosed, including a duty not to trade on non-public information: the Funds’ administrator, accountant, custodian, transfer agent, auditors, legal counsel to the Fund or the Trust Board, broker-dealers (in connection with the purchase or sale of securities or requests for price quotations or bids on one or more securities) and regulatory authorities.

In no event shall the Company, its affiliates or its Clients receive any direct or indirect compensation in connection with the disclosure of information about a Client’s portfolio holdings.

PRIVATE AND CONFIDENTIAL	48

ii.	Registration Statement

a.	General

Section 8(b) of the 1940 Act provides that every open-end registered investment company must amend its registration statement annually by filing, not more than one hundred twenty (120) days after the close of its fiscal year end, a post- effective amendment (“PEA”) to its registration statement.

The Funds’ registration statements and each PEA thereto must conform to the requirements of Form N-1A and must be filed electronically via Electronic Data Gathering, Analysis and Retrieval (“EDGAR”). All PEAs must be filed under the cover of a facing sheet of a Form N-1A Registration Statement and must be clearly identified as a PEA and consecutively numbered in the order in which it is filed with the SEC. The Funds’ prospectuses shall not be used if the information contained therein is more than sixteen (16) months old.

During the year, a Fund’s prospectus or statement of additional information (“SAI”) may be stickered or supplemented to reflect corrections, additions or deletions that the registrant deems material. The SEC requires that all investment companies file electronically via EDGAR a stickered or supplemented prospectus or SAI prior to the use of such prospectus or SAI. The filing should be accompanied by a transmittal letter citing the Section or Rule applicable thereto. No filing fee is required.

Responsible Party: Fund administrator and Trust counsel. These documents shall be reviewed by the Company’s CCO and Fund Portfolio Managers for accuracy.

b.	Accuracy

The Securities Act and Exchange Act prohibit the use of a registration statement that includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

c.	Plain English

Rule 421 under the Securities Act requires that information in a prospectus be presented in a clear, concise and understandable manner.

d.	Performance Information

Performance information in the Funds’ registration statements must comply with the requirements of Form N-1A.

The performance record of a Separate Account of the Company may be included in the prospectus provided that (i) the Separate Account has substantially similar investment objectives, policies and strategies as one of the Funds the Company is currently managing and (ii) the information is not presented in a misleading manner and does not obscure or impede understanding of information that is required to be included in the prospectus. Similarly, the performance record of another registered investment company previously managed by the Company or its related persons that had substantially similar investment objectives and policies as one of the Funds the Company is currently managing may be included in the Fund’s prospectus if the information is not presented in a misleading manner and does not obscure or impede understanding of information that is required to be included in the prospectus. However, pursuant to FINRA rules and regulations, none of this information may be used in marketing pieces to brokers or the public.

PRIVATE AND CONFIDENTIAL	49

e.	Effective Date of Post-Effective Amendment on Form N-1A

Pursuant to Rule 485(b) of the Securities Act, a PEA to a registration statement of a registered open-end management investment company will become effective on the day that it is filed with the SEC, or such later date as designated by the registrant on the facing sheet of the PEA, which date may not be later than thirty (30) days after the date on which the PEA is filed, provided that the following conditions are met:

●	The PEA is filed for no purpose other than one or more of the following:

○	bringing the financial statements up to date;

○	designating a new effective date for a previously filed PEA pursuant to paragraph (a) of Rule 485 which has not yet become effective;

○	disclosing or updating the information required by Items 4 (performance chart and table) or 5(b) (portfolio manager information) of Form N-1A; and

○	making such other non-material changes as the registrant deems appropriate.

●	The PEA does not include disclosure relating to any of the following events or any other material event:

○	a change in the registrant’s investment objectives or any other investment policy which the registrant deems fundamental;

○	suspension of sales or redemptions of securities issued by the registrant;

○	resignation of any of the registrant’s Trustees; and

○	a change in the registrant’s independent public accountant.

●	The registrant represents that no material event requiring disclosure in the prospectus has occurred since the latest of (i) the effective date of the registrant’s registration statement; (ii) the effective date of its most recent PEA; or (iii) the filing date of a PEA filed pursuant to Rule 485(a) which has not yet become effective.

●	Trust counsel will furnish the SEC written representation that the PEA does not contain disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

●	The registrant recites on the facing sheet of the registration statement that it proposes that the PEA will become effective pursuant to Rule 485(b).

●	If the above requirements are not met, then the PEA must be filed pursuant to Rule 485(a). A PEA filed pursuant to Rule 485(a) becomes effective sixty (60) days after filing or a later date specified by the registrant, which shall not exceed eighty (80) days, a PEA adding a new series becomes effective on the seventy-fifth (75th) day after filing or on such later date specified by registrant, not to exceed ninety-five (95) days.

PRIVATE AND CONFIDENTIAL	50

f.	497 Filing

Rule 497 under the Securities Act requires that within five (5) days after the effective date of a registration statement or the commencement of a public offering after the effective date of a registration statement, whichever occurs later, the form of prospectus and form of SAI used after the effective date in connection with such offering be filed with the SEC electronically via EDGAR. In lieu of making this filing, an investment company may file with the SEC a certification that (1) the form of prospectus and SAI that would have been filed would not have differed from that contained in the most recent registration statement or PEA and (2) the text of the most recent registration statement or PEA has been filed electronically via EDGAR.

Responsible Party: Fund administrator and Trust counsel.

g.	Preparation and Filing

Investment companies must submit certain initial and periodic filings to the SEC. These include, among others: a registration statement and PEAs and supplements thereto; reports on Forms N-CSR, N-SAR, N-Q and N-PX; and notices pursuant to Rule 24f-2 under the 1940 Act; proxy statements; and blue-sky filings. Additionally, certain states may require investment companies to file copies of documents that were filed with the SEC.

Responsible Party: Fund administrator, Trust counsel and Trust CCO.

The Company is responsible for reviewing the accuracy of the information contained in registration statements, any PEAs to the registration statements, and interim stickers and supplements with respect to matters related to a Fund. The Company is responsible for identifying and reporting to the Trust’s officers significant events that may affect disclosure in a prospectus or SAI.

Significant events may include, without limitation: (i) changes in investment personnel; (ii) changes in investment policies or strategies; (iii) changes in shareholder services; (iv) material events affecting the Company such as a significant change in ownership or a corporate restructuring or (v) changes in business relationships that would affect a Fund.

h.	Delivery of Prospectus and Statement of Additional Information

Administrator Responsibility: The Funds’ administrator facilitates the delivery of the Funds’ summary prospectuses or statutory prospectuses, as applicable, annually to each Fund’s existing shareholders. SAIs for each Fund are prepared and delivered upon request by shareholders.

Transfer Agent Responsibility: If the transfer agent is engaged to provide fulfillment services to a Fund, the transfer agent facilitates the delivery of the Fund’s summary prospectus or statutory prospectus, as applicable, to the prospective shareholders in accordance with the requirements of the Securities Act. SAIs for each Fund are prepared and delivered upon request by shareholders.

Company Responsibility: If the transfer agent is not engaged to provide fulfillment services, the Company shall facilitate the delivery of each Fund’s summary prospectus or statutory prospectus, as applicable, to prospective shareholders in accordance with the requirements of the Securities Act. SAIs for each Fund are prepared and delivered upon request by shareholders.

PRIVATE AND CONFIDENTIAL	51

iii.	Reports to Fund Shareholders

Section 30(d) of the 1940 Act provides that every registered investment company shall transmit to its shareholders, at least semi-annually, reports containing such information and financial statements as the SEC may prescribe for the protection of investors.

Every registered investment company must transmit reports to its shareholders semi- annually containing the following information as of a reasonably current date:

●	a balance sheet;

●	a listing of the amounts and values of the securities owned;

●	an itemized income statement;

●	an itemized surplus statement;

●	a statement of the aggregate remuneration paid to all directors and members of the Funds’ advisory board for regular and special compensation, to all officers, and to any affiliated person of an officer or director; and

●	a statement of the aggregate dollar amount of purchases and sales of investment securities.

Each such report shall be mailed to the shareholders within sixty (60) days after the close of the period for which the report is being made. Semi-annual and annual shareholder reports must be filed with the SEC under Section 30 of the 1940 Act and are required to be filed electronically via EDGAR. Typically, these reports consist of financial information and related commentary with little or no graphic material. Such reports must be filed with the SEC on Form N-CSR no later than ten (10) days after the mailing of such reports to shareholders.

Administrator Responsibility: The Funds’ administrator is responsible for filing the shareholder reports. The Funds’ administrator has developed and maintained disclosure controls and procedures and internal controls, which are designed to ensure that the information required in filings on Form N-CSR and N-Q is recorded, processed, summarized, and reported within the time periods required.

Trust’s Principal Executive and Financial Officer Responsibility: The Trust’s Principal Executive Officer and Financial Officer shall certify the information contained in the Form N- CSR and Form N-Q.

Rule 30e-1(f) under the 1940 Act allows a registered investment company to deliver a single shareholder report to multiple shareholders with the same residential address (“householding”) if (1) the report is addressed to the shareholders as a group; (2) the shareholders consent in writing to householding or the investment company is not required to obtain written consent; and (3) the investment company explains at least once a year to shareholders who have consented how they can revoke their consent. After receiving a request from a shareholder to discontinue “householding,” the investment company must begin sending individual copies of shareholder reports to the shareholder within thirty (30) days after the investment company receives the request.

PRIVATE AND CONFIDENTIAL	52

The Funds’ prospectuses currently stipulate that shareholder reports and prospectus mailings will utilize householding unless the shareholder specifically requests an exemption.

Advisor/Administrator Responsibility: The Company and/or Funds’ administrator and/or the transfer agent are responsible for coordinating the householding of mailings to direct shareholders with the Fund’s transfer agent. Additionally, householding exemptions for shareholders who invest in the Funds through financial intermediaries are monitored by the recordkeeping/mailing service provider utilized by that financial intermediary.

iv.	Electronic Delivery

Delivery of regulatory materials such as prospectuses, shareholder reports and proxy solicitation materials can be made electronically provided certain requirements are met. In order for the Funds to fulfill delivery electronically, the Funds must first obtain investor consent to electronic delivery. Consent may be written or may be obtained telephonically and a record of consent must be maintained. Investors must also be provided the ability to revoke consent at any time. Consent obtained should be clear as to whether consent is for global delivery (prospectuses, statements, shareholder reports, etc.) or only one type of report. Materials sent electronically must be in the same format and provide the same information as the paper document. Any electronic delivery must be made concurrently with sending of paper materials, must provide investors with access comparable to paper documents so that electronic access of the document is not burdensome and allows for legible printing, and must retain evidence of receipt of the electronic transmission either through e-mail return receipt or other similar documentation.

v.	Form N-SAR and Form N-CSR

Rule 30b-1 under the 1940 Act requires every registered investment company to file a semi-annual report with the SEC on Form N-SAR. The form is used by registered investment companies for semi-annual or annual reports to be filed pursuant to Rule 30a- 1 or Rule 30b1-3 or in satisfaction of the requirement of Section 30(a) of the 1940 Act that every registered investment company must file annually with the SEC such information, documents and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to Section 13(a) of the Exchange Act and the rules and regulations thereunder.

Rule 30b-1 requires that Form N-SAR be filed not more than sixty (60) calendar days after the close of each fiscal year and fiscal second quarter (semi-annual period). An extension of time of up to fifteen (15) days for filing the form may be obtained by following the procedures specified in Rule 12b-25 under the Exchange Act. The Form N-CSR must be filed with the SEC no later than ten (10) days after the Funds’ annual and semi-annual reports are sent to shareholders.

PRIVATE AND CONFIDENTIAL	53

Responsible Party: Fund administrator. The Funds’ administrator must prepare and file the annual and semi-annual Form N-SAR in accordance with the instructions to Form N-SAR. Form N-SAR does not need to be certified by the Trust’s principal executive and financial officers. However, the Form N-CSR must be signed and certified by the Trust’s principal executive and financial officers.

vi.	Form N-Q

Rule 30b1-5 under the 1940 Act requires every registered investment company, other than a small business investment company registered on Form N-5, to file a quarterly report of its portfolio holdings on Form N-Q not more than sixty (60) days after the close of the first and third quarters of each fiscal year.

Responsible Party: Fund administrator. The Funds’ administrator is responsible for overseeing the preparation and filings of any Form N-Qs prepared on behalf of the Funds.

vii.	Form N-PX

Rule 30b1-4 under the 1940 Act (the “Proxy Rule”) requires every registered investment company, other than a small business investment company registered on Form N-5, to file an annual report on Form N-PX no later than August 31 of each year, containing the registrant’s proxy voting record for the most recent 12-month period ended June 30.

Responsibility Party: The Company is responsible for voting proxies for all portfolio securities of a Fund and keeping certain records relating to how the proxies were voted as required by the Advisers Act. Please see below Section IV.M. of the Manual for more information of the Company’s proxy voting policies. The Funds’ administrator will prepare and file, based on such record, Form N-PX on an annual basis with the SEC no later than August 31 of each year.

viii.	Rule 24f-2 Notices

Rule 24f-2 under the 1940 Act permits an open-end management investment company to register an indefinite number of securities under the Securities Act. This takes effect when the registration statement or PEA becomes effective.

a.	Time of Filing Rule 24f-2 Notice

If an issuer has filed a registration statement or PEA to its registration statement, it must file its Rule 24f-2 Notice within ninety (90) days after the close of any fiscal year for which it is in effect. If a Rule 24f-2 Notice is not filed within the time designated, the issuer must pay interest on the unpaid amount.

b.	Content of Rule 24f-2 Notice

The registrant must file Rule 24f-2 Notice on Form 24f-2 electronically via EDGAR, containing the information specified in that form. A registrant may elect to file the Rule 24f-2 Notice at the registrant level or at the series level. If notices are filed at the series level, a separate notice shall be prepared for each series, but shall be transmitted via a single EDGAR filing. The Funds file the Rule 24f-2 Notice at the series level. A copy of a manually signed Rule 24f-2 Notice must be maintained in the files.

PRIVATE AND CONFIDENTIAL	54

c.	Registration Fee for Rule 24f-2 Notice

The Rule 24f-2 Notice must be accompanied by a filing fee with respect to the number or amount of securities specified. The fee is established by the SEC and is calculated on the basis of a percentage of the actual aggregate sales price for which the securities were sold. The fee changes from time to time and should be monitored on an ongoing basis. The remittance for the filing fee must be by wire or sent to the SEC lockbox by certified check, in accordance with EDGAR rules.

Responsible Party: Fund administrator. The Funds’ administrator is responsible for overseeing the preparation and filings of any Rule 24f-2 Notices on behalf of the Funds.

H.	Annual Company Disclosures

The Company is required to review and/or update various regulatory filings and Client disclosures on an annual basis, including:

●	IARD Annual Renewal Filing[69]
●	Firm Super Account Administrator[70]
●	Form ADV Part 1 and Part 2A Brochure[71]
●	Form ADV 2B Brochure Supplements
●	Form 13H, if applicable
●	All Forms U-4s, if applicable[72]
●	All Schedules 13G filed by the Company, if applicable
●	Company Privacy Policy[73]
●	Audited Fund Financials delivered to Fund investors
●	NFA 4.5 exemption notice affirmation filings, if applicable74 75

In addition, the Company will collect the following updated information from all investors on an annual basis:

●	FINRA 5130 and 5131 representations[76]

The Company will update the following documents at least annually relating to any applicable regulatory changes that affect the Company or its Clients:

[69]	Policy: Annual ADV renewal payments [F1]
[70]	Policy: Filings – update firm SAA [F2]
[71]	Policy: Filings – ADV updates (annual) [F3]
[72]	Policy: Filings – Form U-4 updates (annual) [P5]
[73]	Policy: Investor Distribution - Privacy policy (annual) [I13]
[74]	Policy: Filings – NFA – 4.13(a)(3) exemption notice (annual) [R1, R2]
[75]	Policy: Filings – NFA – 4.7 exemption notice (annual) [R3, R4]
[76]	Policy: Investor Distribution – FINRA 5130/5131 (annual) [I12]

PRIVATE AND CONFIDENTIAL	55

●	Company Compliance Manual and Code of Ethics[77]

To assist the Company’s CCO in executing and planning important activities and meeting critical deadlines, the CCO shall maintain a compliance calendar that includes (i) a description of the compliance item and action to be taken; (ii) the responsible party or parties who is responsibilities for completing the tasks; (iii) due dates broken down by ongoing, monthly, quarterly, and annual events; (iv) completion dates; and (v) testing dates.

[77]	Policy: Annual updates – Compliance manual [C4, C5]
PRIVATE AND CONFIDENTIAL	56

IV.        PORTFOLIO MANAGEMENT

Set forth below are the general procedures governing the purchase and sale of securities for Client accounts. These procedures supplement any contractual or investment guidelines governing Client accounts as well as any legal or regulatory restrictions that may apply.78

A.          Investment Process

1.           Investment Committee

The Company has delegated to the Investment Committee, the responsibility to exercise and maintain prudent supervision and control of the Clients’ investments and portfolios. The Investment Committee will be responsible for overseeing the Company’s investment process from the origination of each investment transaction, through asset management and ultimately the realization of the investment. The Investment Committee shall periodically review and ensure the investment policies, guidelines, and objectives of each respective Client’s general investment strategy are achieved and attained per the Client’s applicable governing documents. In carrying out its duties the Investment Committee reviews the general investment strategy for each Client, the strategy’s overall investment performance and recommends changes when appropriate; and works closely with Portfolio Managers to ensure that the investment objectives are being met as stated in the Client’s governing documents.

2.           Investment Process

The Company’s Portfolio Managers are charged with the responsibility to exercise and maintain prudent supervision and control of the applicable investment strategies they manage. Additionally, Portfolio Managers are responsible for implementing the investment process for the strategy they manage, from the origination of each investment transaction in the strategy, through asset management and ultimately the realization of the investment. Portfolio Managers shall periodically review and ensure the investment policies, guidelines, and objectives of the Clients invested in the strategies they manage are achieved and attained per the Client’s governing documents. Portfolio Managers shall maintain prudence and effectiveness of each portfolio investment of the Client in a strategy and formulate and oversee the investment policies and management of the Client’s assets, and periodically review the strategy’s investment performance. In monitoring a Client’s portfolio of investments in a strategy, Portfolio Managers shall ensure (i) the management of investments and capital actions are consistent and comply with attainment of the Client’s investment policy, objectives and strategy goals, (ii) the Client’s portfolio is in compliance with legal and regulatory requirements, and (iii) the Client’s portfolio adheres to risk metrics set by the Client’s governing documents. Portfolio Managers will carry out other responsibilities, including, but not limited to: (i) reviewing portfolio compliance and suitability of investment reports; (ii) reviewing allocation of investments in the strategies they manage; (iii) reviewing portfolio liquidity; (iv) reviewing portfolio leverage and segregation; and (v) carrying out other responsibilities to the extent necessary or appropriate.

78    Policy: Trading – strategy adherence [T23]

PRIVATE AND CONFIDENTIAL	57

B.          Trade Orders

Pursuant to Rule 204-2(a)(3) of the Advisers Act, the Company is required to keep a memorandum (i.e., trade ticket, trade order) of each order given by the Company for the purchase or sale of any security, of any instruction received by the Company concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such orders and instructions may be maintained electronically or may be maintained by a third-party service provider such as an administrator and/or custodian. The memorandum shall:

●	show the terms and conditions of the order, instruction, modification or cancellation;

●	shall identify the person connected with the Company who recommended the transaction to the Client and the person who placed such order; and

●	show the account for which entered, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power shall be so designated.

1.         Trade Flow Process

To ensures the investment policies, guidelines, and objectives of the Client’s general investment strategy are in compliance and attained per the Client’s governing documents, Portfolio Managers shall review each investment in a security from an investment objective and suitability perspective. As stated above, the Company’s Investment Committee is responsible for overseeing the Company’s investment process from the origination of each investment transaction, through asset management and ultimately the realization of the investment, while Portfolio Managers are responsible for implementing the investment process for the strategy they manage, from the origination of each investment transaction in the strategy, through asset management and ultimately the realization of the investment.

Only the Company’s listed authorized traders (the “Authorized Traders”) have the authority to execute trades on behalf of Clients. No other Employee has the authority to make any trading decisions or execute any trade order. All trading decisions and instructions can only be initiated and approved by the Portfolio Manager(s), Wealth Adviser(s), or the Client and communicated to an Authorized Trader via electronic mail or in writing with a timestamp. All electronic mail and written communications between Portfolio Manager(s), Wealth Adviser(s), or the Client and Authorized Traders must be maintained electronically or in an easily accessible place for at least six (6) years from the end of the Company’s fiscal year during which the last entry was made; the first two (2) years must be in an easy accessible place in an appropriate office of the Company.

Before any trade order can be executed by an Authorized Trader, the Portfolio Manager(s) must review and confirm the trade order via the Company’s Order Management System (“OMS”). No trade order can be approved and executed by the same individual. It is the Company’s policy that a segregation of duties must exists between individuals involved in trade execution. In reviewing and confirming any trade order prior to execution, Portfolio Manager(s): (i) will verify that the model weightings or changes are suitable and appropriate; (ii) may elect to add or trim positions based on the tactical weight of a holding; and (iii) may give individual trade order instructions for certain Client accounts. In order to enable the Company to facilitate compliance, the OMS performs pre- and post- trade compliance checks on all Client accounts, including the Fund, by incorporating trading controls and safeguards to ensure that investment transactions in Clients’ accounts complies with the applicable Client’s investment policies, guidelines, and objectives, including investment restrictions, position sizes, limitations, and legal and regulatory requirements as stated in the applicable Client’s governing documents.

PRIVATE AND CONFIDENTIAL	58

The trading controls and safeguards structured in the OMS shall be monitored on an on-going basis by the CCO or appointed designee to ensure operational and trading limit controls and safeguards are working properly, and to ensure compliance settings are in line with the applicable Client’s investment policies, guidelines, and objectives, including investment restrictions, position sizes, limitations, and legal and regulatory requirements as stated in the applicable Client’s governing documents. In the event a Client’s trading limit is breached, the CCO must be informed of the trading limit breach immediately. The CCO will take any and all necessary action to make the correction. The CCO will document and keep record of the event and assess if any new policies and procedures or controls are needed to ensure operational risk are mitigated and trading limit controls and safeguards are working properly. Please see below Section IV.F. of this Manual, the Company’s Allocation policies and procedures.

Once a trade order has been confirmed via the OMS by the Portfolio Manager, an Authorized Trader will have the authority to execute the trade order on behalf of the Clients’ accounts. In executing a trade order, an Authorized Trader will communicate the trade order to the executing broker-dealers electronically via direct FIX connections, proprietary software platform, electronic mail or direct communication via telephone. All electronic mail and written communications between the Authorized Traders and executing broker-dealers must be maintained electronically or in an easily accessible place for at least six (6) years from the end of the Company’s fiscal year during which the last entry was made; the first two (2) years must be in an easy accessible place in an appropriate office of the Company.

2.          Trade Affirmation Process and Procedure

Trades, including allocation details are communicated and affirmed to the executing broker-dealer electronically via direct FIX connections through the OMS, proprietary software platform, electronic mail or direct communication via telephone on trade date (T+0). Once an Authorized Trader places a trade order with a broker-dealer, the trade is executed. After the broker-dealer executes the trade, the broker-dealer will advise the Authorized Trader of the execution details (i.e., fill-orders) via direct FIX connections through the OMS, proprietary software platform, electronic mail or direct communication via telephone. Once the broker-dealer submits the trade confirmation to the Authorized Trader, the Authorized Trader will review the confirmation for accuracy. If accurate, the Authorized Trader affirms the trade order back to the broker-dealer and provide allocations if necessary via direct FIX connections through the OMS, proprietary software platform, electronic mail or direct communication via telephone on trade date (T+0).

PRIVATE AND CONFIDENTIAL	59

At the end of the day, the OMS creates a daily trade re-cap report of all executed trades made throughout the day and is reviewed by Authorized Traders, Portfolio Managers, Client Wealth Advisors, and the CCO for completeness and accuracy. Additionally, for each Client account having security transactions, the Authorized Traders or designee will disseminate a daily trade blotter via direct FIX connections and/or electronic mail to each respective Client’s custodian and if applicable the Clients administrator. If there are no security transactions, the Authorized Traders or their designee sends a confirmation via direct FIX connections and/or electronic mail stating that there were no security transactions. All trade orders and confirms must be included in the daily packet to each respective Client’s custodian and if applicable the Clients administrator.

Generally, for each Client account having security transactions, trades are booked into the Clients’ custodian’s and/or administrator’s accounting system the next business day following the trade date (T+1). Any trades received with a trade date greater than T+1 must be reported to the Client’s custodian and if applicable the Clients administrator, since this is a T+1 violation.

Each order for the purchase or sale of any security is recorded via the Company’s OMS and maintained electronically for a period of six (6) years from which the entry was made on such record. In addition, trade blotters are maintained by the Company Client’s third-party service provider such as the fund administrator, custodian, or prime broker for a minimum of five (5) years from which the entry was made on such record.

3.          Reconciliation of Trades

Post trade date (T+1), the Company shall perform a reconciliation of the Client’s account between the Company, the Client’s custodian and if applicable the Clients administrator. This process is completed utilizing the Company’s Portfolio Management System (“PMS”) which collects, consolidates, and electronically delivers secure, standardized custodial data to the Company. All Client transactions made through custodians that are part of the PMS process will be made available at the beginning of the day (T+1). Once all Client transactions have been confirmed within PMS, the automated reconciliation process begins by reconciling trade information, settlement data, transactions and positions. Any Client transactions not reconciled through the PMS process will be reconciled through the Depository Trust Company (“DTC”). Once the reconciliation process is completed, all trades and/or transactions will fall into to three (3) categories (folders) by matches: “Perfect”, “Near” and “Missing”. Matches in the Perfect folder can be approved; matches in the other two folders will need to be manually verified. Any issues in this step are brought to the Director of Operations’ attention as soon as they are discovered.

Once all the trade information, settlement data, transactions and positions have been matched and verified, the price files are run. Price files are collected from each Client’s respective custodian and from International Data Corporation (“IDC”), the Company’s third-party pricing agent. IDC is used to price any securities that are not in a Client’s custodian pricing file. The files are merged in such a way as to use IDC to price all the securities that do not have prices from the custodians. Any issues in this step are brought to the Director of Operations’ attention as soon as they are discovered.

PRIVATE AND CONFIDENTIAL	60

Once the trade information, settlement data, transactions and positions have been reconciled and all the securities have been priced, reports for all the Portfolio Managers are run, verified and delivered to each respective Portfolio Manager.

Please see the Company’s Trade Flow Diagram attached to this Manual as Appendix IV for a complete overview of the Company’s Trade Flow Process.

C.          Best Execution and Broker Selection79

1.           General

It is the Company’s general policy, to receive discretionary investment authority from its Clients at the outset of an advisory relationship. Depending on the terms of the applicable Advisory Contract, the Company’s authority may include the ability to select broker-dealers through which to execute transactions on behalf of its Clients, and to negotiate the commission rates, if any, at which transactions are effected. The Company may also have the authority to enter into International Swap and Derivatives Association (“ISDA”), repurchase clearing, trading brokerage, margin future, options, or other types of agreements on behalf of the Company’s Clients. In making decisions as to which securities are to be bought or sold and the amounts thereof, the Company is guided by the mandate selected by the Client and any Client-imposed guidelines or restrictions. Unless the Company and the Client have entered into a non-discretionary arrangement, the Company generally is not required to provide notice to, consult with, or seek the consent of its Clients prior to engaging in transactions.

The following policies apply to transaction costs, whether related to equity, fixed income, derivative or currency transactions, and whether in the form of a commission, spread or other compensation, relating to portfolio transactions for Client accounts.

The overriding consideration in allocating Client orders for execution is the maximization of Client profits (or minimization of losses) through a combination of controlling transaction costs (including market impact) and seeking the most effective uses of a broker’s capabilities. When the Company has the authority to select broker-dealers to execute transactions for its Clients, its overriding objective in effecting portfolio transactions is to seek to obtain best execution reasonably available under the circumstances. It is not necessary to select the broker-dealer offering the lowest commission rate. The Company may cause a Client account to pay a broker-dealer a commission in excess of that which another broker-dealer might have charged for effecting the same transaction in recognition of the value of the brokerage and other services provided by the broker-dealer. The Company should seek to obtain the most favorable terms reasonably available under the circumstances by taking into consideration all factors it deems relevant. Such factors may be either venue specific or transaction specific and may include, but are not limited to:80

79    Portfolio – Best Execution [T9, T10]

80    Policy: Best Execution – broker scorecards [T11]

PRIVATE AND CONFIDENTIAL	61

●    Venue Factors: (i) execution capability including speed of execution, quality of communication links to the Company, clearance and trade settlement history and capability and ratio of complete versus incomplete trades; (ii) ability to handle large trades in securities having limited liquidity without undue market impact and ability to provide liquidity (as principal, agent or otherwise); (iii) access to market liquidity and quotation sources; (iv) financial condition of the counterparty, including reputation and creditworthiness; (v) responsiveness and reliability in executing trades, keeping records and accounting for and correcting administrative errors; (vi) ability to maximize price improvement opportunities, including the ability to provide ad hoc information or services; and (vii) ability to comply with all regulatory requirements; and

●    Transaction Factors: (i) price and overall cost of the transaction, including any related credit support; (ii) the size, type and timing of the transaction; (iii) existing and expected activity in the market for the security, including any trading patterns of the security and the particular marketplace; (iv) nature and character of the security or instrument and the markets on which it is purchased or sold; (v) value of research provided, if permitted under applicable law or regulation; (vi) fund or portfolio objectives or Client requirements (if permissible), as may be applicable; (vii) if applicable, Client-directed brokerage arrangements; and (viii) applicable execution venue factors.

Should the Company, on behalf of its Clients, enter into over-the-counter derivative transactions, with respect to stocks, indices, interest rates, debt securities or currencies, to enhance the Client’s portfolio return and attempt to limit downside risk, the Company shall select counterparties to these derivative transactions based on a number of factors, including credit rating, execution prices, execution capability with respect to complex derivative structures and other criteria relevant to a particular transaction. The Company’s endeavor and fiduciary duty is to be aware of current charges assessed by relevant broker-dealers and to minimize the expense incurred for effecting portfolio transactions, to the extent consistent with the interests and policies of each respective Client.

In recognition of the value, quality and availability of the above factors, the Company may execute transactions with a broker-dealer for a higher commission than another broker-dealer would have charged if the Company determines, in good faith, that the commission is reasonable in relation to the value of the brokerage and/or research services provided by that particular broker-dealer. In determining the reasonableness of a commission, the Company shall view the value of the services provided either in terms of that particular transaction or the value of the services provided to the Company as they relate to the overall responsibilities of the Company as an investment adviser. Please see below Section IV.E. of the Manual for more information regarding the policies and procedures of “Soft Dollars.”

The Company shall not consider, in selecting or recommending a broker-dealer to execute Client portfolio transactions, whether the Company or a related person receives Client referrals from that broker-dealer. The Company is prohibited to enter into agreements with, or make commitments to, any broker-dealer that would bind the Company to compensate that broker-dealer, directly or indirectly, for Client referrals or sales efforts through placement of brokerage transactions; nor will the Company use step out transactions or similar arrangements to compensate selling brokers for their sales efforts. The Company has adopted policies and procedures pursuant to Rule 12b-1(h) under the 1940 Act which provide that neither a Fund nor the Company may direct brokerage in recognition of the sale of a Fund’s shares. Consistent with those procedures, the Company shall not consider sales of shares of its Funds, as a factor in the selection of brokers or dealers to execute portfolio transactions. However, whether or not a particular broker or dealer sells shares of the Company’s Funds neither qualifies nor disqualifies such broker-dealer to execute transactions for those Funds. Please see below, in Section IV.C.4. “Rule 12b-1(h) of the 1940 Act” of this Manual, the Company’s polices that prohibit the use of brokerage to compensate broker-dealers for the sale of Funds’ shares.

PRIVATE AND CONFIDENTIAL	62

All of the foregoing procedures cannot be rigidly applied to every trade. Rather the Authorized Traders and Portfolio Managers should assess these procedures in the context of each trade and apply them appropriately. In certain cases, the circumstances of a trade may dictate the type of broker used for execution. For example, depending on the size or type of transaction, some brokers, such as Electronic Communication Networks (“ECNs”), may offer lower commission rates, but be unable to provide the same level of liquidity or quality of execution as full-service brokers. In unique transactions, other criteria may influence an Authorized Trader’s decision to use a certain broker.

The foregoing factors in selecting broker-dealers shall be monitored on an on-going basis by the FOBO Committee by completing a “Broker Scorecard,” which is an assessment of these and other factors. Based upon all factors considered, the FOBO Committee is responsible for making a good faith determination that the allocation of brokerage and commissions paid are reasonable in relation to the value of the brokerage and research services provided by brokers that are used to execute trades for the Company’s Clients.

The FOBO Committee shall review trading activity on a quarterly basis to monitor brokers utilized to effect Client transactions, as well as to assess the Company’s ongoing best execution obligation to its Clients. This assessment shall be accomplished by taking random samples of prior trade orders from the brokers utilized and the volume-weighted average price (“VWAP”) traded over that day during the time period in which the orders were executed to assess if best execution was achieved by the Company. These “Best Execution Assessments” along with the Broker Scorecard shall be maintained by the CCO for a period of not less than five (5) years from the end of the Company’s fiscal year during which the last entry was made in the records, the first two (2) years in an appropriate office of the Company.

2.          Wrap Fee Program Brokerage Practices

As stated herein above in Section III.C.4. “Fees of Wrap Fee Programs” of this Manual, Single and Dual Contract Program Clients receive a package of services, including trade execution from Sponsors (or their affiliated broker-dealers). Typically, in these instances both the Company and the Sponsor have a duty to seek best execution for these Clients’ transactions. However, the Company is generally directed by the Wrap Fee Programs’ Sponsor to execute such Clients’ transactions directly with the Sponsor (or their affiliated broker-dealers). Generally, Sponsors include provisions in their agreements with Single and Dual Contract Program Clients to direct the Company to execute all transactions or certain securities (e.g., equity securities) through the Sponsor (or its affiliated broker-dealer). In those cases, the Company generally requires the Sponsor’s agreement to permit the Company, in seeking best execution, the ability to execute transactions through broker-dealers other than the Sponsors (or their affiliated broker-dealers). This practice is often referred to as “trading away” or a “step-out” transaction.

PRIVATE AND CONFIDENTIAL	63

The Company may trade away when a security is illiquid, when a Sponsor (or its affiliated broker-dealer) lacks the capacity or expertise to effectively execute a transaction in a particular type of security or to execute a transaction at a favorable price or in a timely manner or under other circumstances. In addition, the Company may trade away or use step-out transactions when the Company believes trading through the Sponsor (or its affiliated broker-dealer) will adversely impact the same or similar transactions the Company intends to execute for its other Clients. Whenever the Company trades away or uses step-out transactions from Sponsors (or their affiliated broker-dealers), there may be additional commissions, spreads, transaction charges or other costs incurred by such Clients that are not covered by the Wrap Fee. The Company typically is not responsible for such additional commissions, spreads, charges or costs. These additional commissions, charges or costs typically are paid by the Sponsor or the Clients. With respect to Wrap Fee Programs where a Client directs trading to the Sponsor, even where another broker-dealer quotes a more favorable price than that quoted by such Sponsor in a given transaction, that lower price along with the added commission, may be on balance less favorable to the Client than the Sponsor’s higher quoted price.

Conflicts of interest can arise between the Company’s best execution policies and procedures and trading instructions that the Company may receive from agreements with Single and Dual Contract Program Clients. In such cases, the Company will act in a manner that it believes is consistent with the best interests of such Clients and its best execution policies and procedures.

3.          Rule 17e-1 of the 1940 Act

Generally, the Company does not place brokerage with any party that is affiliated with the Company or its Clients, including any affiliates of the Trust or a Fund or any affiliate of such affiliates (each a “Broker Affiliate”). Should the Company place brokerage with any party that is a Broker Affiliate it must comply with Rule 17e-1 under the 1940 Act and the following procedures. The CCO, with the aid of the Authorized Traders, is responsible for ensuring that the Company complies with the following procedures should the Company place brokerage with any Broker Affiliate.

The following procedures have been determined to be reasonably designed to provide that any commission, fee or other remuneration paid to a Broker Affiliate is reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on securities exchange during a comparable period of time.

●    The CCO, with the aid of the Authorized Traders, is responsible for ensuring that a securities transaction on a securities exchange shall be effected through a Broker Affiliate only if it determines that the commission to be received by it, from any source, is “reasonable and fair” compared to commissions received by other broker-dealers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange at or about that time.

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●	The CCO, with the aid of the Authorized Traders, shall give regular consideration to the prevailing level of commissions charged on comparable transactions involving similar securities being sold on a securities exchange by other qualified brokers during a comparable period and shall provide the Trust Board, on a quarterly basis, with information concerning transactions effected through the Broker Affiliates and other unaffiliated broker-dealers, such as the Fund’s “regular broker-dealers” (as defined in Rule 10b-1 of the 1940 Act). This information should include the following data to the extent relevant: (i) the amount paid in commissions and the percent represented by such amount of all commissions paid in that period with respect to each such broker, and (ii) the dollar amount of all transactions effected through such broker and the percent represented by such amount of all transactions effected in that period. Any other relevant information or information requested by the Trust Board (such as the average commission paid in cents per share) should also be included.

●	The CCO or designee shall review at least quarterly all transactions in the prior quarter in connection with which a Broker Affiliate received any commission, fee, or other remuneration to determine whether such transactions were fair and were effected in compliance with these procedures and to ensure that the fees paid therefor did not exceed the usual and customary broker’s fees for such transactions.

●	In determining whether a transaction is fair and whether the fee therefor does not exceed the usual and customary broker’s fee, the CCO shall consider the research provided to the Company.

●	The Company shall maintain and preserve for a period of not less than six (6) years from the end of the year in which any transaction subject to these procedures occurred (the first two (2) years in an easily accessible place) a written record setting forth the amount and source of the commission, fee or other remuneration received, the terms of the transaction and the information presented to the Trust Board in connection with the Trust Board’s quarterly reviews of such transactions.

●	The CCO, with the aid of the Authorized Traders, shall review at least quarterly all transactions in the prior quarter not effected on a securities exchange in connection with which a Broker Affiliate received any commission, fee, or other remuneration to determine: (a) that where the transaction was effected with a secondary distribution of securities, the commission, fee or other remuneration did not exceed 2 percent (2%) of the sales price; and (b) that where the transaction was effected otherwise than on a securities exchange and in connection with a secondary distribution, the commission, fee, or other remuneration did not exceed 1 percent (1%) of the purchase or sale price of such securities.

4.          Rule 12b-1(h) of the 1940 Act

Rule 12b-1under the 1940 Act prohibits the use of fund brokerage to compensate broker-dealers for the sale of fund shares. Recognizing the fact that the broker dealer who can provide best execution for a particular portfolio securities transaction may also sell fund shares, the SEC provided a procedure that would allow for an exception to the Rule. Rule 12b-1(h)(2) permits an investment company to use a selling broker to execute transactions in portfolio securities only if the investment company or its adviser has implemented policies and procedures designed to ensure that its selection of selling brokers for portfolio securities transactions is not influenced by considerations about the sale of fund shares. Therefore, the Company, in connection with the Funds it manages, has adopted the following policy in accordance with Rule 12b-1(h).

PRIVATE AND CONFIDENTIAL	65

i.     Policy

●	No Fund may compensate a broker-dealer for any promotion or sale of shares issued by a Fund by directing to the broker-dealer a Fund’s portfolio securities transactions or any remuneration, including but not limited to any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from a Fund’s portfolio transactions effected through any other broker (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer).

●	The Company, on behalf of the Funds, is prohibited from entering into Directed Brokerage arrangements. A Directed Brokerage Arrangement is an arrangement in which a Company managed Fund directs the Company to execute a portion of the trades for the Fund through a particular Execution Service. In return for its direction, the Fund receives from the Execution Service either services or payment of expenses as a rebate of the commissions or remuneration earned from the Fund’s transactions.

●	The Company, on behalf of the Funds, is prohibited from entering into Coordinated Directed Brokerage arrangements. A Coordinated Directed Brokerage Arrangement is a Directed Brokerage Arrangement in which one Full Service Broker-Dealer (the coordinator) serves as the conduit to a number of other participating Execution Services (usually other Full-Service Broker-Dealers), each of which rebates to the Fund a portion of its commissions or remuneration earned from the Fund’s transactions. Coordinated Directed Brokerage Arrangements are utilized for the same purposes as Directed Brokerage Arrangements.

●	The Company, on behalf of the Funds, is prohibited from entering into Step-Out transactions. A Step-Out transaction is one in which an investment manager (or other fiduciary) directs that a selected Execution Service (usually a Full-Service Broker- Dealer) allocate or “step out” all or part of a trade to another Execution Service for clearance and settlement. Step-Out Transactions are often used to allow investment managers to execute trades with the Execution Service of their choosing, but direct brokerage to specific Execution Services for a limited portion of the transaction as payment for other services.

ii.    Compliance Procedure

The FOBO Committee shall review all brokerage arrangements quarterly, with the assistance of Blue River, to ensure the persons responsible for selecting broker-dealers do not effect transactions in the Funds’ portfolio securities from taking into account broker-dealers’ promotional or sales efforts; and to ensure the Company, its Funds, and its principal underwriter do not enter into any agreement or other understanding under which any Fund would direct brokerage transactions or revenue generated by such transactions to a broker-dealer to pay for the distribution of Fund shares.

PRIVATE AND CONFIDENTIAL	66

The FOBO Committee, with the assistance of Blue River, shall monitor the operation of these policies and procedures through quarterly testing of the brokerage allocations of the Fund’s portfolio securities transactions to brokers-dealers with the amount of Fund shares sold by such brokers or dealers. Such review will be designed to determine whether there may be a significant correlation between the sale of Fund shares and the direction of brokerage that may suggest the existence of informal arrangements in violation of Rule 12b-1(h) or these policies and procedures. The results of the periodic testing shall be provided to the Trust CCO upon request.

D.          New Brokerage Relationships81

Requests for new clearing or execution broker relationships should be initiated by an Authorized Trader by completing a New Broker Addition Form via the Compliance Portal or by completing the form attached to this Manual as Form B. Any requests for information from a broker should be sent to the CCO. All new broker relationships are reviewed and approved by the CCO or designee.

Brokers should not be selected to execute transactions for Client accounts for reasons unrelated to the best interests of the Client. Improper reasons to select a broker include gifts or other benefits received from a broker or a family relationship or friendship with an Employee of the broker. Please see Section F.5 of Appendix III attached hereto for a complete discussion of the Company’s gifts and entertainment policies.

To the extent the Company wishes to engage a prime broker, on behalf of a Fund, the CCO will coordinate completely with the Trust CCO to facilitate all necessary actions required by the Trust in order to have the prime broker approved to conduct business on behalf of such Fund and Trust.

To the extent the Company wishes to engage any prime broker, on behalf of any of its other Clients, the CCO shall review and approve any such prime broker agreement before execution. In reviewing the prime broker agreement, the CCO will consider the following: (i) ensuring the prime broker agreement is in the name of the Client, (ii) under what conditions can the prime broker re-hypothecate assets; (iii) what is the re-hypothecation limit on net indebtedness (i.e. 100%, 140%, etc.); (iv) does the prime broker agreement contain a cross collateral clause, where another Client's assets could be used as collateral for the Client and vice versa; (v) does the prime broker agreement call for the netting of balances between an ISDA asset balances and prime broker asset balances in the event of default at the prime broker level; and (vi) does the prime broker agreement place a liability cap on the prime broker or custodial entity if they are at fault in settling a transaction.

E.           Soft Dollars82

Section 28(e) of the Exchange Act, provides a “safe harbor” to investment advisers who use soft dollars generated by their advised accounts to obtain investment research and brokerage services that provide lawful and appropriate assistance to such investment advisers in the performance of investment decision-making responsibilities. The term “soft dollars” refers to the receipt by an investment adviser of products and services provided by brokers, without any cash payment by such investment adviser, based on the volume of revenues generated from brokerage commissions for transactions executed for clients of the investment adviser. The products and services available from brokers include both internally generated items (such as research reports prepared by employees of the broker) as well as items acquired by the broker from third parties. Research services furnished by brokers may include (but are not limited to) written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts; statistics and pricing or appraisal services; discussions with research personnel; and invitations to attend conferences or meetings with management or industry consultants. In the event that the Company utilizes soft dollars, it will do so solely to pay for products or services that qualify as “research and brokerage services” within the meaning of Section 28(e) of the Exchange Act.

81    Portfolio – Trading Counterparties [T8]

82    Portfolio – Soft Dollars [T35, T37]

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1.          General

In those circumstances where more than one broker-dealer is able to satisfy the Company’s obligation to obtain best execution, the Company may place a trade order on behalf of Client accounts with a broker-dealer that charges more than the lowest available commission cost or price. The Company may do this in exchange for certain brokerage and research services provided either directly from the broker-dealer or through a third party (“Soft Dollar Arrangements”), provided that each of the following are met:

●	The research or brokerage product or service constitutes an eligible brokerage or research service. Please see Appendix V attached to this Manual for various examples of items of research and brokerage products or services that are eligible and ineligible;

●	The product or service provides lawful and appropriate assistance in the performance of the Company’s investment decision making responsibilities;

●	In good faith, the amount of Client commissions paid is “reasonable” in light of the value of the products or services provided;

●	The brokerage or research service must be “provided by” a broker-dealer who participates in effecting the trade that generates the commission. The Company may not incur a direct obligation for research with a third-party vendor and then arrange to have a broker-dealer pay for that research in exchange for brokerage commissions;

●	The Company may only generate soft dollars with commissions in agency transactions. The Company may not use dealer markups in principal transactions to generate soft dollars. In addition, a trade for a fixed income security or over-the-counter (“OTC”) security may be done on an agency basis only if the trader determines that it would not result in a broker-dealer unnecessarily being inserted between the Company and the market for that security;

●	No soft dollars are generated on accounts for which:

○     Investment discretion resides with the Client (i.e., non-discretionary accounts);

○     Client mandates restrict or prohibit the generation of soft dollar commissions;

PRIVATE AND CONFIDENTIAL	68

○     The Client has a directed brokerage arrangement;

●	The brokerage trade placed is for “securities” transactions (and not, for example, futures transactions); and

●	The Company must seek to allocate soft dollar benefits among Client accounts in a fair and equitable manner under the circumstances. Research services furnished by brokers through whom the Company effects securities transactions may be used in servicing all of the Company’s Clients’ accounts, and not all such services may be used in connection with the accounts which paid commissions to the broker providing such services.

The value of research or brokerage product or service can be a factor in the Company’s “best execution” determinations. The SEC has asserted that investment advisers have a duty to “execute securities transactions for clients in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances” or, in other words, the duty to obtain “best execution” of portfolio trades for its clients. In making this determination, the Company shall consider the full range and quality of a broker-dealer’s service in placing brokerage including, among other things, the value of research provided as well as execution capability, commission rate, financial responsibility and responsiveness to the adviser. Please see above Section IV.C. “Best Execution and Broker Selection” of this Manual for more information on the factors the Company considers in obtaining best execution and select broker-dealers.

2.          Impermissible Practices

The following are statements of policy relating to trading practices that are commonly associated with soft dollars that are not permitted by the Company:

●	No Fund may compensate a broker-dealer for any promotion or sale of shares issued by a Fund by directing to the broker-dealer a Fund’s portfolio securities transactions or any remuneration, including but not limited to any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from a Fund’s portfolio transactions effected through any other broker (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer).

●	The Company, on behalf of the Funds, is prohibited from entering into Directed Brokerage arrangements. A Directed Brokerage Arrangement is an arrangement in which a Company managed Fund directs the Company to execute a portion of the trades for the Fund through a particular Execution Service. In return for its direction, the Fund receives from the Execution Service either services or payment of expenses as a rebate of the commissions or remuneration earned from the Fund’s transactions.

●	The Company, on behalf of the Funds, is prohibited from entering into Coordinated Directed Brokerage arrangements. A Coordinated Directed Brokerage Arrangement is a Directed Brokerage Arrangement in which one Full Service Broker-Dealer (the coordinator) serves as the conduit to a number of other participating Execution Services (usually other Full-Service Broker-Dealers), each of which rebates to the Fund a portion of its commissions or remuneration earned from the Fund’s transactions. Coordinated Directed Brokerage Arrangements are utilized for the same purposes as Directed Brokerage Arrangements.
PRIVATE AND CONFIDENTIAL	69

●    The Company, on behalf of the Funds, is prohibited from entering into Step-Out transactions. A Step-Out transaction is one in which an investment manager (or other fiduciary) directs that a selected Execution Service (usually a Full-Service Broker-Dealer) allocate or “step out” all or part of a trade to another Execution Service for clearance and settlement. Step-Out Transactions are often used to allow investment managers to execute trades with the Execution Service of their choosing, but direct brokerage to specific Execution Services for a limited portion of the transaction as payment for other services.

Please see above, in Section IV.C.4. “Rule 12b-1(h) of the 1940 Act” of this Manual, the Company’s polices that prohibit the use of brokerage to compensate broker-dealers for the sale of a Fund shares.

3.          Disclosure Obligations Related to Soft Dollars

The Advisers Act as well as common law fiduciary principles require investment advisers to make full and frank disclosure of all conflicts of interest that “might incline an investment adviser—consciously or unconsciously—to render advice which was not disinterested.” This disclosure must be clear enough so that the Client is fully apprised of the facts and is in a position to evaluate the Company’s overlapping motivations and give informed consent. Moreover, if it is to be meaningful and effective, the disclosure must also be timely.

Section 28(e) does not relieve the Company of its disclosure obligations under the securities laws. Disclosure is required even if a soft dollar arrangement is within the safe harbor. Places where disclosure regarding soft dollar arrangements can be found include, among others, the following:

●	Form ADV. Form ADV, the basic registration and disclosure document for the Company, please see Section III.G.1.i. of this Manual for a complete discussion of the Company’s disclosure obligations on Form ADV. In particular, Item 12 of Part 2A of Form ADV requires the Company to describe the factors considered in selecting brokers and determining the reasonableness of their commissions. If the value of products, research and services given to the Company or a related person is a factor, the Company must describe: (i) the products, research and services; (ii) whether Clients may pay commissions higher than those obtainable from other brokers in return for those products and services; (iii) whether research is used to service all of the Company’s Clients’ accounts or just those paying for it; and (iv) any procedures the Company used during the last fiscal year to direct Client transactions to a particular broker in return for products and research services received. In addition, Item 14 of Part 2A of Form ADV requires the Company to describe any arrangement in which the Company is paid cash by or receives some economic benefit (including commissions, equipment or non-research services) from a non-client in connection with giving advice to Clients.

The CCO, with the assistance of Blue River, shall be responsible for reviewing the accuracy and completeness of the information contained in the Company’s Form ADV Part 1 and Brochure.

●	Form N-SAR. Registered investment companies (i.e., the Funds) are required to disclose information concerning brokerage practices in semi-annual reports on Form N-SAR. Item 26 of Form N-SAR requires a yes or no response to a series of questions as to the “considerations which affected the participation of brokers and dealers or other entities in commissions or other compensation paid on portfolio transactions of registrant.” Investment companies are also required to disclose detailed information regarding soft dollar arrangements in their registration statements.
PRIVATE AND CONFIDENTIAL	70

The CCO shall be responsible for assisting the Trust in the preparation and/or review of the Form N-SAR and reviewing the accuracy and completeness of the information contained in the Form N-SAR with respect to matters related to the Funds.

●	Form N-1A. Item 16 of Part B (e.g., Statement of Additional Information) requires disclosure of how transactions in portfolio securities are effected, including a general statement about brokerage commissions paid by the Funds during its most recent fiscal year. In addition, the Funds must disclose how the Company will select brokers to effect securities transactions for the Fund and how the Company will evaluate the overall reasonableness of brokerage commissions paid, including the factors that the Company will consider in making these determinations. Item 16 also requires the Funds to explain that research services provided by brokers through which the Funds effects securities transactions may be used by the Company in servicing all of its Clients’ accounts and that not all of these services may be used by the Company in connection with the Funds. Other policies or practices applicable to the Funds with respect to the allocation of research services provided by brokers must be disclosed as well. Finally, if the Company or Funds, through an agreement or understanding with a broker, directed the Funds’ brokerage transactions to a broker because of research services provided, the amount of the transactions and the related commissions must be disclosed.

The CCO shall be responsible for assisting the Trust in the preparation and/or review of the Form N-1A and reviewing the accuracy and completeness of the information contained in the Form N-1A with respect to matters related to the Funds.

4.          Compliance Procedure

To monitor and control the Company’s use of research or brokerage products or services, all requests for new research or brokerage products or services must be submitted via the online Compliance Portal for review and approval by Blue River. Once Blue River has reviewed and approved the request, it is sent to the CCO for final review and approval through the online Compliance Portal. Please see attached hereto of this Manual as Form C a hard copy of the “Research/Brokerage Product or Service Request Form”. In monitoring the Company’s use of research or brokerage products or services, the CCO, with the assistance of Blue River, shall determine: (i) if the research or brokerage product or service constitutes an eligible brokerage or research service within the meaning of Section 28(e)(3) of the Exchange Act; (ii) the research or brokerage product or service provides lawful and appropriate assistance in the performance of the Company’s investment decision making responsibilities; and (iii) in good faith the amount of Client commissions paid is reasonable in light of the value of the products or services provided. Blue River shall reconcile statements from the providing brokers against the Company’s records for requests for new research or new brokerage products or new services, quarterly, to ensure all such brokerage products or services were pre-cleared by CCO and all soft dollar expenditures complied with the Section 28(e)(3) of the Exchange Act.

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The FOBO Committee, in conjunction with Blue River, shall maintain a log of all soft dollar arrangements (the “Soft Dollar Arrangements Log”) that includes, the name of the product or service provided, the name of the providing broker, name of any third-party provider involved, amount of the annual soft dollar “commitment” and any soft-to-hard dollar ratio agreed to. The FOBO Committee shall reconcile statements from the providing brokers against the Company’s Soft Dollar Arrangements Log quarterly, to ensure all items and services paid with soft dollars are not outside of the soft dollar budget. In addition, the FOBO Committee, with the assistance of the Portfolio Managers, shall evaluate the quality of the research or brokerage product or service provided by each of the broker-dealers utilized during the quarter by completing the Broker Scorecard, which is an assessment of these and other factors, to determine the value and reasonableness of brokerage product or service provided. Furthermore, the FOBO Committee, with the assistance of Blue River, shall review, quarterly, the percentage of soft dollar trades, the commissions per share paid to brokers, and the research or brokerage product or service provided by each of the broker-dealers to determine the reasonableness of brokerage product or service provided and to compare non-soft dollar commissions per share to soft dollar commissions per share to assess if the Company had to pay the broker-dealer with hard dollars how much would the product or service be worth. Lastly, the FOBO Committee, with the assistance of Blue River, shall perform an evaluation as to whether there is a fair and equitable generation of soft dollar credits by the Clients and ensure the allocation of soft dollar benefits among Client accounts is done in a fair and equitable manner under the circumstances, specifically the generation of soft dollar credits by a certain Client benefits such Client.

To monitor the Company’s use of research and brokerage products and services, all requests for research or brokerage products or services must be made by completing the Research/Brokerage Product or Service Request Form via the Compliance Portal or by completing the form attached hereto as Form C. All such requests shall require approval from the CCO.

F.           Allocations83

1.	General Policy

It is the Company’s general policy to allocate investments among the accounts of its Clients in a manner which it believes to be fair and equitable. Allocations of investment opportunities should not be based on any of the following, or similar, reasons: (i) to generate higher fees paid by one Client account over another Client account, or to produce greater fees to the Company; (ii) to develop a relationship with a Client or prospective Client; or (iii) to compensate a Client for past services or benefits rendered to the Company or any Employee of the Company or to induce future services or benefits to be rendered to the Company or any Employee of the Company.

83     Portfolio – Allocations [T3 – T6]

PRIVATE AND CONFIDENTIAL	72

As stated above in Section IV.B.1. of this Manual, the Company utilizes the OMS to aid the Investment Committee and Authorized Traders in ensuring pre-trade and post-trade compliance and confirmation. Before any Client account can be released for trading, any restrictions and/or guidelines, including regulatory limitations that are to be placed upon the Client’s account by the Client are to be entered into the OMS based on information provided by the Client in the initial account opening and set up process. In addition, the Portfolio Managers shall utilize the OMS to monitor each Clients’ portfolio of investments daily and provide weekly exception reports which are to be reviewed by the CCO. Authorized Traders are responsible for reviewing exception reports daily and shall escalate issues to the CCO upon the identification of any such exception issue reported in the OMS. The CCO is ultimately responsible for ensuring that Portfolio Managers and/or Client Wealth Advisors provides the OMS with the necessary inputs in order for the software to accurately aid them in monitoring the allocations of investments in Clients’ portfolios. The FOBO Committee shall discuss the controls which should be set up on the software and the CCO or designee shall check the software regularly to ensure proper controls are in place and that all exceptions are addressed in timely manner.

2.          Aggregation of Orders and Partial Fills

The aggregating or “bunching” of trade orders for the same security is intended to treat each Client fairly and to provide certain benefits to the Clients participating in the trade order, including efficiencies relating to trade access, cost, timing, execution and mitigation of certain operational risk. Further, for certain types of securities where there may be minimum purchase or sale amounts (e.g., private placements, certain debt securities), aggregation can facilitate the transaction.

In certain circumstances, the Company may seek to purchase or sell the same securities contemporaneously for multiple Client accounts that may have similar investment objectives and pursue similar strategies. When transactions are effectuated to meet similar investment objectives and pursue similar strategies for multiple Clients, the Company will generally aggregate trade orders for such Clients when executing trade orders throughout the day. However, the Company may determine not to aggregate transactions that relate to portfolio management decisions that are made independently for different Client accounts or if the Company determines that aggregation is not practicable, not required or inconsistent with Client direction.

It is the Company’s policy that each Client who participates in an aggregated trade order receives the average share price for all the transactions in that security on any given day, with the transaction cost shared pro rata based on participation. In the event all trade orders for a specific security on any given day are not filled at the same price, then the Company will to the extent possible cause each Client participating in that security transaction to pay or receive the average of the share prices at which all the transactions in that security were filled for all participating Clients, with the transaction cost shared pro rata based on participation. In the event an aggregated trade order for a specific security on any given day cannot be fully executed under prevailing market conditions (i.e., partially filled), then the security traded should be allocated among each participating Client pro rata in a manner the Company deems to be fair and equitable, by taking into account the size of the trade order placed for each participating Client and any other relevant factors.

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From time to time, the aggregation of trade orders for the same security may not be possible because the security is thinly traded or otherwise not able to be aggregated and allocated among each Client seeking the investment opportunity or a Client may be limited in, or precluded from, participating in an aggregated trade as a result of that Client’s specific brokerage arrangements. For example, if a Client requests directed brokerage or if a Client is invested in a Wrap Fee Program in which the Sponsor executes trades, the Company may not be able to aggregate the trade orders. Also, a security in which Clients wish to invest may have threshold limitations or aggregate ownership interests arising from legal or regulatory requirements or company ownership restrictions, which may have the effect of limiting the potential size of the investment opportunity and thus the ability of the applicable Client to participate in the opportunity. If a Client directed restriction is placed on a particular security or group of securities, the trade order will be allocated to the other participating Clients as described above.

3.          Directed Brokerage and Trade Rotation

i.       Directed Brokerage

It is the Company’s policy that it will not recommend, request, or require a Client to direct the Company to execute transactions through a specified broker-dealer. However, a Client may request the Company to direct all, or a portion of, its transactions be executed by a specific broker-dealer or list of broker-dealers. In such cases, the Company will require such Client to put such instructions in writing. Additionally, the Company requires that such Clients specify in writing: (i) the general types of securities for which the designated broker-dealer should be used in effecting transactions, and (ii) whether the designated broker-dealer should be used for all transactions, even though the Company may be able to obtain better (or more favorable) execution from other broker-dealers in effecting transactions. It should be understood that when a Client directs the Company to use a specific designated broker-dealer(s) that: (a) the Company will not be able to negotiate volume discounts for such Client; (b) the Client may not receive the most favorable execution for their account; and (c) the Client may not be a part of the Company’s aggregated trade orders (e.g., block trades). Clients who direct the Company to use specific broker-dealers should evaluate whether the Clients will be receiving commission expenses, execution quality, clearance and settlement capabilities, as well as custodial fees that are comparable to those otherwise obtainable by the Company. Finally, the Company requires Clients designating the use of a particular broker-dealer to acknowledge that the custodial, monitoring, and/or consultant-related services received from the registered broker will be used exclusively and solely for the benefit of the Client (and not of the Company) and shall not constitute or cause the Client’s account to violate Section 28(e) of the Exchange Act or case the Client’s account to be engaged in a “prohibited transaction” as defined in the Employee Retirement Security Act of 1974, as amended (“ERISA”).

The Company is required to disclose in Item 12 of Part 2A of its Form ADV that it may be unable to negotiate commissions, block or batch Client orders or otherwise achieve the benefits of aggregated trade orders described herein above, including best execution, if a Client limits the Company’s brokerage discretion ability. Directed brokerage commission rates may be higher than the rates the Company may pay for transactions in non-directed brokerage Client accounts. Also, Clients that restrict the Company’s brokerage discretion may be disadvantaged in obtaining allocations of new issues of securities (i.e., initial public offerings) that the Company may purchases or recommends for purchase in other Clients’ accounts. It is the Company’s policy that such Client accounts not participate in the allocations of new issues of securities obtained through brokers-dealers other than those designated by the Client. As a general rule, the Company shall encourage each Client to compare the possible costs or disadvantages of directed brokerage against the value of the custodial or other services provided by the broker-dealer to the Client in exchange for the directed broker-dealer designation.

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Wrap Fee Program Clients should recognize that the Company will execute their transactions through the Sponsor of the Wrap Fee Program. Transactions executed through the Sponsor of the Wrap Fee Program may be more or less favorable compared to transactions that the Company executes for other Clients because the Company may have no ability to negotiate prices or take advantage of aggregated trade orders.

As stated herein above in Section IV.C. of this Manual, the Company’s overriding consideration in allocating Client orders for execution is the maximization of Client profits (or minimization of losses) through a combination of controlling transaction costs (including market impact) and seeking the most effective uses of a broker-dealer’s capabilities. When the Company has the authority to select broker-dealers to execute transactions for its Clients, its overriding objective in effecting portfolio transactions is to seek to obtain best execution reasonably available under the circumstances.

ii.       Trade Rotation Policy

As stated above is Section IV.F.2. “Aggregation of Orders and Partial Fills” of this Manual, the Company may seek to purchase or sell the same securities contemporaneously for multiple Client accounts that may have similar investment objectives and pursue similar strategies. When transactions are effectuated to meet similar investment objectives and pursue similar strategies for multiple Clients, the Company will generally aggregate trade orders for such Clients when executing trade orders throughout the day.

Both directed brokerage and non-directed brokerage Client accounts shall be a part of the Company’s trade rotation system, so that no one Client account is given preferential treatment over other Client accounts and all Client accounts are treated fair and equitably over time. The sequence in which trade orders of directed brokerage and non-directed brokerage Client accounts shall be placed with brokers/custodians utilizing an alphabetical selection process intended to equitably allocate transactions across the Company’s entire Client base so that each group of Clients can expect over time to receive executions at the beginning, middle and the end of the rotation. Additionally, depending on the liquidity of the security and the size of the transaction, among other factors, the Company may utilize a trade rotation process where one group of Clients (for example, non-directed accounts) may have a transaction effected before or after another group of the Company’s Clients, so as to limit the market impact of the transaction. For example, the Company’s trade rotation process may result in one group of Clients being the first accounts in which a trade order is aggregated and executed, and once completed, the Company will then rotate to the next set of Clients in its rotation schedule; over time it is expected that all Clients will eventually be last in the Company’s rotation.

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4.          Compliance Procedures

The Company’s policy, where an opportunity to purchase or sell the same securities contemporaneously for multiple Clients that have similar investment objectives and pursue similar strategies, is to aggregate Client trade orders when doing so is likely to result in a better overall price or reduced cost for the Client trade. Consistent with its fiduciary duties, the Company allocates trades to its Clients on a fair and equitable basis as set forth in this policy. Each Client who participates in an aggregated order participates at the average share price with all transaction costs shared on a pro rata basis pursuant to these written procedures.

When it is determined by the Portfolio Manager(s) that it would be appropriate for more than one Client to participate in an investment opportunity, the Portfolio Manager(s) will generally allocate such investment opportunities pro rata among the participating Clients in proportion to the relative total market value of each participating Client’s portfolio (e.g., relative account size) on a pre-trade basis, taking into account such other factors as the Portfolio Manager(s) may, in their sole discretion determine appropriate. Such factors in determining how an investment opportunity is allocated may include, but not limited to, the following considerations:

●	investment objectives, guidelines and restrictions of the Client, including any limitations and restrictions on a Client’s portfolio that are imposed by such Client’s governing documents;
●	regulatory restrictions or legal contractual requirements; the size, nature and type of investment;
●	current holdings, targeted asset mix or diversification requirements;
●	the availability of capital for investment (i.e., cash position) or the size of a Client’s portfolio;
●	pre-determined tactical plan of a Client or Clients and corresponding capital commitments;
●	minimum trade denominations;
●	target investment return;
●	risk-return considerations;
●	risk tolerance of the Client;
●	relative exposure to market trends;
●	tax consequence;
●	targeted leverage level;
●	strategic objectives;
●	specific liquidity requirements or liquidity needs or constraints of the Client;
●	determination by the Portfolio Manager(s) that the investment or sale opportunity is inappropriate, in whole or in part, for one or more of the Clients; or
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●    other considerations that Portfolio Manager(s) deems necessary or appropriate in light of the circumstances at such time.

As stated herein above, it is the Company’s policy that in the event an aggregated trade order for a specific security on any given day cannot be fully executed under prevailing market conditions (i.e., partially filled), then the security traded should be allocated among each participating Client pro rata in a manner the Company deems to be fair and equitable, by taking into account the size of the trade order placed for each participating Client and any other relevant factors.

Client directed or other restrictions may affect the allocation of a trade order. If a Client directed restriction is placed on a particular security or group of securities the trade order will be allocated to the other participating Clients as described above.

As stated above in Section IV.B. of this Manual, it is the Company’s policy that the Portfolio Managers formulate written allocation plans in the form of trade order memoranda via the OMS based on the investment guidelines, current exposure levels of each Client and other factors set forth above across the various Client accounts. When a new investment is being made, the Company allocates investment opportunities among those Clients based upon the percentages determined by the plan.

It is the responsibility of the CCO to ensure the appropriate disclosures of the Company’s aggregation and allocation practices are included in its Form ADV Brochure and amends such disclosures as appropriate.

The CCO or designee shall conduct quarterly reviews and tests the trade aggregation and allocation practices and related documentation of the Company to determine whether these procedures are being followed and whether Clients are being treated fairly, and maintains documentation of such reviews and findings. The review shall also include an assessment of any adjustments or variations from the standard allocation process or any amended trade order memorandums.

The CCO is responsible for reviewing quarterly the side-by-side management of the Company’s Clients’ portfolios, including performance dispersion and investment allocations. The CCO shall confirm and attest quarterly that the Company continues to invest in accordance with each Client’s stated investment strategy and objective. Blue River ensures these items as well through quarterly compliance testing and discussions with the CCO.

G.          Affiliated Transactions

1.	Principal Transactions

A “principal transaction” is where an investment adviser or its affiliates, directly or indirectly acting as principle for its own account, buys securities from, or sells securities to, a client. Section 206(3) of the Advisers Act prohibits principal transaction between an investment adviser and an advised client account unless client consent in obtained beforehand for each principal transaction. This restriction is intended to protect clients from transactions favoring the investment adviser as well as to minimize the potential for “dumping” of unwanted securities into a client’s account. These prohibitions also apply where an affiliate or controlling person of the investment adviser is acting in a principal capacity with the advisory clients (i.e., where the adviser causes a client to engage in a trade with the managers affiliate). For instance, a principal transaction would arise if: (i) a trade occurs between a client/fund and a proprietary trading account of the investment adviser, or (ii) a trade occurs between two or more of the funds managed by the investment adviser, if the investment adviser and/or its affiliates, in the aggregate, own 25% or more of the interests in one or more of such funds at the time of the transaction. In addition, if the investment adviser and/or its affiliates, in the aggregate, own 25% or more of the interests in a fund, transactions between advisory account clients and that fund will be deemed to be “principal transactions” under Section 206(3) of the Advisers Act. If an investment adviser indirectly structures a principal transaction, by simultaneously arranging through an unaffiliated entity to buy or sell identical amounts of securities to or from the client, the SEC views the transaction as subject to Section 206(3).

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i.       Policy for Principal Transactions

In the event the Company engages in principal transactions, it intends to comply with Section 206(3) of the Advisers Act. The Company, prior to the execution of each principal transaction must: (i) inform the Client, orally and in writing, of the capacity in which the Company may act with respect to such transaction; and (ii) obtain consent from the Client, orally and in writing, to act as principal for its own account with respect to such transaction.84 Notification to the Client must be provided and consent must be obtained separately for each principal transaction. The Company cannot obtain a blanket consent for all principal transactions. The Company must send a written confirmation at or before completion of each such principal transaction that includes a conspicuous, plain English statement informing the Client that the Company: (i) disclosed to the Client prior to the execution of the transaction that the Company may be acting in a principal capacity in connection with the transaction and the Client authorized the transaction; (ii) sold the security to, or bought the security from, the Client for its own account; (iii) a description of the securities purchased or sold; (iv) the identity of the person on the other side of the transaction; (v) the terms and date of the purchase or sale transaction, including the price at which the transaction was effected; (vi) a statement as to why the transaction was consistent with the investment objectives and policies of the Client; and (vii) a description of the method used by the Company to determine the “current market price” (as defined below) for the securities in question.

Please see below in Section IV.G.2.i. “Policy for Agency Cross Transactions” of this Manual, additional policies covering principal transactions.

2.          Agency Cross Transactions

An “agency cross transaction” is where an investment adviser pre-arranges a transaction to purchase or sale securities between two or more different funds or client accounts, typically via a “cross trade”, each of which is managed by the same investment adviser. The definition in Rule 206(3)-2(b) of the Advisers Act states that an agency cross transaction for an advisory client shall mean a transaction in which a person acts as an investment adviser in relation to a transaction in which such investment adviser, or any person controlling, controlled by, or under common control with such investment adviser, acts as broker for both such advisory clients and for another person on the other side of the transaction. Generally, there is no broker-dealer commission involved. However, for regulatory purposes, any pre-arranged trade between two or more managed client accounts of the investment adviser would likely be considered a cross trade, whether or not done through a broker-dealer. For example, selling securities from one advisory account to a broker with the understanding that another advisory account would later purchase them from the broker would likely be deemed a pre-arranged cross trade.

84    Policy: Pre-clearance – principal trades [T12]

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In certain situations, it may be advantageous to advisory clients if the investment adviser effects a transaction between two funds or accounts managed by it. By crossing the transactions internally between advisory client accounts (i.e., by instructing the custodian to have one client account purchase the securities directly from another advisory client account), the investment adviser can save both accounts the brokerage commissions or “mark-up/mark-downs” that would be charged in a transaction effected on the open market and avoid counterparty risk. In addition, the participating client accounts usually save on market impact cost (i.e., adverse movements in market price which directly results from the accounts’ transactions and must be borne by the accounts) as well as avoid counterparty risk. Finally, other related cost such as custody expenses and transfer taxes may also be saved.

The SEC has confirmed that where an investment adviser does not directly or indirectly receive commissions or transaction-based compensation from the trade, the adviser will not be considered “acting as a broker” for purposes of Section 206(3) of the Advisers Act and compliance with Section 206(3) is not required.85 However, were a cross trade involves a client account or fund that the investment adviser (or its owners, employees or affiliates) controls, the SEC would generally deem it to be a “principal transaction” subject to Section 206(3). Please see herein above Section IV.G.1. of this Manual for more information on principal transactions.

i.        Policy for Agency Cross Transaction

It is the Company’s policy to only engage in principal transactions (causing an advisory Client account to buy or sell securities from a Company principal account) or agency cross transactions (causing an advisory Client account to buy or sell securities from or to another advisory Client account) when the principal transaction or agency cross transaction is in the interests of, and consistent with the investment objectives and policies of, both accounts involved in such transactions. If a principal transaction or agency cross transaction is considered, it is the Company’s policy to effect all such transactions in an equitable and fair manner for all Client accounts involved.

It is the Company’s policy that principal transactions or agency cross transactions shall be a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available and that such transaction shall be effected at the “current market price” (as defined below) of the security in question.

85    See Investment Advisers Act Release No. 1732 (July 17, 1998).

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It is the Company’s policy that no direct or indirect brokerage commission, transaction-based compensation, fee, or other remuneration shall be paid in connection with any principal transaction or agency cross transaction between Client accounts. An Employee may not cause one Client account to sell a security to another Client account in a principal or agency cross transaction if any Employee or other affiliate of the Company will receive any compensation from any source for acting as broker.

It is the Company’s policy that Employees of the Company may not engage in principal or agency cross transactions between a personal account (including the account of a family member) and any Client account.

It is the Company’s policy that principal or agency cross transactions shall not be used to correct compliance breaches or trading errors.

Client accounts that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) are prohibited from engaging in principal or agency cross transactions. Funds that are registered under the 1940 Act are prohibited from engaging in principal transactions.

The Company must send to each Client that engage in principal or agency cross transactions, no less frequently than annually, written disclosure containing a list of all such transactions that were executed in the Client’s account(s).

3.          Fund Affiliated Transactions – 1940 Act Rules

This section describes policies and procedures that require approval by the Trust Board to affect transactions with affiliates of the Funds. The 1940 Act prohibits investment companies (e.g., the Funds) from entering into certain transactions with affiliates (“first-tier affiliates”) and affiliates of affiliates (“second-tier affiliates”), and in certain cases, affiliates of the Fund’s distributor. These prohibitions are designed to prevent insiders from using a Fund to benefit themselves to the detriment of the Fund and its shareholders.

The CCO or designee is responsible for implementing and monitoring these policies and procedures, including complying with and reporting all affiliated transactions in accordance with Trust Policies.

As defined in Section 2(a)(3) of the 1940 Act, an “affiliated person” of another person (a natural person or company) means:

●	Any person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of such other person.

●	Any person in which such other person directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities.

●	Any person directly or indirectly controlling, controlled by, or under common control with, such other person.
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○     “Control” is defined in Section 2(a)(9) of the 1940 Act to mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Direct or indirect ownership of more than 25% of a company’s voting securities is presumed to constitute control while direct or indirect ownership of 25% or less of a company’s voting securities is presumed not to constitute control.

●	Any officer, director, partner, copartner or employee of such other person.

●	If such other person is an investment company, any investment advisor or member of an advisory board of the investment company.

The CCO or designee is responsible for maintaining a log of affiliated parties of the Company and its Clients, which shall be reviewed quarterly and updated, when appropriate.

i.        Rule 17a-7 of the 1940 Act – Fund Cross Transactions

The Company has adopted and implemented the following procedures, in conjunction with the Trust Policies, to ensure that purchase and sale of securities among the Funds, or between any affiliated series portfolios thereof, are in compliance with Rule 17a-7 of the 1940 Act.

Under certain circumstances, a cross transaction between a Fund and one or more Clients of the Company, which is not otherwise affiliated with the Fund, may not be subject to Section 17(a) of the 1940 Act, because that provision only applies to affiliates, or affiliates of affiliates, of a Fund. For example, a Fund may participate in an internal cross transaction (or “cross trade”) with another Fund or Client of the Company that is affiliated solely by virtue of having the same adviser (e.g., the Company). Therefore, such transactions could be effected in certain circumstances without reliance on Rule 17a-7. However, in light of the Company’s fiduciary duties to the Funds, any transaction in which an advisory Client of the Company is acting as principal on the other side from the Funds or any series portfolio of the Trust will be subject to Section 17(a) of the 1940 Act and must be effected in accordance with these procedures. For example, principle accounts of the Company or Client accounts beneficially owned by affiliated persons of the Company (including Client accounts of which such affiliated persons own more than 5%) is subject to Section 17(a) of the 1940 Act and may not be eligible.

Purchases or sales of securities may be made between any of the Funds only in compliance with the following conditions:

●    The transaction shall be a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available, except that:

○     Securities, payments in kind or other consideration, as permitted from time to time by (a) amendment to Rule 17a-7, (b) any relevant no-action position taken by the staff of the SEC, or (c) any exemptive relief granted by the SEC obtained by, or on behalf of, the Trust (for example, the consideration may be in whole or in part portfolio securities of the seller delivered to the other party in connection with a redemption of interests in the seller by a shareholder of the seller and the acquisition of interests by such shareholder in the other party); and

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○     If the security is a municipal fixed income security, market quotations need not be readily available if a price supplied by the independent pricing service may be used pursuant to these procedures;

●    The transaction shall be effected at the “current market price” of the security in question. For purposes of these procedures the “current market price” shall be:

○     If the security is a “NMS Stock” as that term is defined in Rule 600 of Regulation NMS under the Exchange Act86, the last sale price with respect to such security reported in the consolidated transaction reporting system (“consolidated system”) or the average of the highest current independent bid and lowest current independent offer for such security (reported pursuant to Rule 602 of Regulation NMS under the Exchange Act) if there are no reported transactions in the consolidated system that day; or

○     If the security is not a reported security (i.e., a NMS Stock), and the principal market for such a security is an exchange, then the last sale on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on such exchange that day; or

○     If the security is not a reported security (i.e., a NMS Stock) and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or

○     For all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry. “Reasonable Inquiry” for this purpose shall mean contact with at least two (2) broker-dealers requesting independent bids and offers;

●	The transaction shall be consistent with the policies of the Fund and, if the affiliate account in question is also a registered investment company, its policies, in each case as recited in the Fund’s or such other registered investment company’s registration statement reports filed under the 1940 Act (i.e., prospectus and statement of additional information);

●    No brokerage commission, fee (except for customary transfer fees), or other remuneration shall be paid in connection with the transaction; and

●    Each transaction will be reviewed and approved on a quarterly basis by the Trust Board, including a majority of the independent trustees, after the following information is provided by the CCO to the Trust CCO: (i) a description of the securities purchased or sold; (ii) the identity of the person on the other side of the transaction; (iii) the terms and date of the purchase or sale transaction; (iv) a statement as to why the transaction was consistent with the policy of the Fund; and (v) a description of the method used by the Company to determine the “current market price” for the securities in question. (a sample of the Rule 17a-7 Transactions Report is attached hereto of this Manual as Form E)

[86]	A “NMS stock” is any NMS security other than an option. A “NMS security” means any security or class of securities for which transaction reports are collected, processed, and made available pursuant to an effective transaction reporting plan, or an effective national market system plan for reporting transactions in listed options.
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Pursuant to Rule17a7 of the 1940 Act, a copy of these procedures shall be maintained and preserved permanently in an easily accessible place. Additionally, the Company shall maintain and preserve for six (6) years from the end of the fiscal year in which any such transactions occurred (the first two (2) years in an easily accessible place) the quarterly Rule 17a-7 reports and certifications provided to the Trust Board and the following information pursuant to Rule17a-7: (i) a description of each security purchased or sold; (ii) the identity of the person(s) on the other side of the transaction; (iii) the terms and date of the purchase or sale transaction, including the price at which the transaction was effected; and (iv) a description of the method used by the Company to determine the “current market price” (as defined above) for the securities in question., including, where applicable, any inquiry conducted pursuant to the procedures for Rule17a-7 above, and the information or materials upon which the determinations described in the procedures for Rule17a-7 were made.

ii.       Rule 10f-3 of the 1940 Act – Affiliated Underwriter

Pursuant to Rule 10f-3 of the 1940 Act, the Company has incorporated and adopted the following procedures, in conjunction with the Trust Policies, to govern the purchase of securities for the Funds in an underwriting in which any affiliated person of the Funds or any affiliated person of such person is an underwriter (an “Affiliated Underwriter”)87. The CCO shall maintain a list of Affiliated Underwriters with respect to the Funds.

Section 10(f) of the 1940 Act specifies that no investment company may purchase or otherwise acquire, during the existence of any underwriting, or selling syndicate, any security a principal underwriter of which is an officer, director, member of an advisory board, investment advisor or employee of such investment company (i.e., Affiliated Underwriter). Rule 10f-3 under the 1940 Act permits an investment company to purchase securities that would otherwise be prohibited by Section 10(f) under the following circumstances:

All purchases of securities subject to these procedures shall satisfy the following conditions:

●	The securities to be purchased must be: (i) part of an issue offered to the public and registered under the Securities Act; (ii) “municipal securities” as such term is defined in Section 3(a)(29) of the Exchange Act; (iii) securities sold in an “Eligible Foreign Offering” as such term is defined in Rule 10f-3(a)(2) of the 1940 Act; and (iv) securities sold in an “Eligible Rule 144A Offering” as such term is defined under Rule 144A of the Securities Act and as further defined under Rule 10f-3(a)(4) of the 1940 Act.

●	The securities must be purchased at not more than the public offering price and prior to the end of the first full business day after the issue is first offered to the public, except if the securities are being offered for subscription upon the exercise of rights, the day of purchase must be on or before the fourth day preceding the day on which the rights offered terminates.

[87]	For purposes of these procedures, each series (i.e., Fund) of the Trust is deemed to be a separate investment company and under Rule 10f-3(b).
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●	The securities must be part of an issue offered in a firm commitment underwriting (except as to securities purchased pursuant to a rights offering).

●	The underwriting spread must be reasonable and fair compared to underwriting of similar securities during a comparable period of time. In determining which securities are similar, the Investment Committee shall consider yield, rating, degree of subordination, term of maturity, coupon, sector or industry and anticipated market acceptability. The comparison shall be made against at least three (3) similar issues during the three (3) month period preceding the date of purchase. If there were fewer than three (3) underwritten offerings of similar securities during that period, the Investment Committee shall extend the period of comparison by not more than one (1) year until at least three (3) such offerings are identified. In the absence of at least three (3) comparable offerings as specified above, the purchase may be made only with the approval of a majority of the Fund’s independent trustees, which may be given by means of a telephone conference. A record of such approval shall be maintained by the CCO and Trust CCO.

●	In the case of securities other than “municipal securities”, the issuer of the securities to be purchased shall have been in continuous operation for not less than three (3) years, including the operations of any predecessors.

●	In the case of “municipal securities,” such securities shall be sufficiently liquid such that they can be sold at or near their carrying value within a reasonably short period of time and either (i) are subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.

●	Liquidity and credit risk determinations shall be made by the Investment Committee at the time of purchase and reported on a quarterly to the Trust Board. Liquidity will be evaluated, pursuant to the Company’s “Guidelines for Determining Whether Certain Portfolio Securities are Liquid” found in Section IV.O. of this Manual and in conjunction with the Trust Polices. Credit risk may be evaluated after consulting various ratings, reports, analyses, opinions and other assessments provided by third-parties, including nationally recognized statistical rating organizations (“NRSROs”). However, a single third-party source (such as an NRSRO) may not be the sole basis for a credit risk determination.

●	With the exception of securities offered through an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by a Fund, together with the amount purchased by all other Funds advised by the Company, shall not exceed 25% percent of the principal amount of the offering.

●	With respect to securities offered through an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by a Fund, together with all the amount purchased by all other Funds advised by the Company, shall not exceed the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus the principal amount of the offering of such class in any concurrent public offering.
PRIVATE AND CONFIDENTIAL	84

●	The securities shall not be purchased directly or indirectly from an officer, director, member of an advisory board, the Company, any sub-advisor to the Funds, or an employee of the Fund or from a person of which any such officer, director, member of an advisory board, the Company, sub-advisor or Employee is an affiliated person. For this purpose, a purchase from a syndicate manager shall not be deemed a purchase from a specific underwriter member: (i) so long as that underwriter does not benefit directly or indirectly from the transaction or (ii) (with respect to municipal securities) so long as such purchases are not designated as group sales or otherwise allocated to the accounts of persons whom this paragraph prohibits purchases.

●	If securities are purchased from a syndicate manager or co-manager, no Affiliated Underwriter of the Fund shall benefit directly or indirectly from the transaction.

The Company on behalf of the Funds shall report all transactions subject to these procedures on its Form N-SAR for the period during which the transactions occurred, and a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the transaction, and the information or materials upon which the Fund’s Trust Board determined that all purchases were made in compliance with these procedures and the procedures of the Fund’s policy relating to Rule 10f-3.

The CCO shall submit to the Trust CCO for each quarterly meeting of the Trust Board the information set forth in the schedule attached hereto of this Manual as Form D (the “Schedule”) for each transaction subject to these procedures effected during the preceding quarter and shall certify that each such transaction was effected in full compliance with the conditions set forth herein. The Trust Board, including a majority of the tndependent trustees, will determine, on the basis of the information supplied by the Company, whether the purchases effected during such quarterly period were made in compliance with these procedures and the procedures of the Fund’s policy relating to Rule 10f-3.

The CCO on behalf of the Funds shall maintain and preserve permanently in an easily accessible place a written copy of these procedures and all amendments hereto and shall maintain and preserve for a period of not less than six (6) years from the end of each series' fiscal year in which any transactions occurred, the first two (2) years in an easily accessible place, a written record of each transaction, setting forth the following information: (i) the name of the underwriter or dealer from whom the securities were purchased; (ii) the identity of the underwriting syndicate’s members; (iii) the terms of the transaction; and (iv) other information on which the determination of compliance was made.

Any information set forth above contained in the prospectus or offering circular for the offering need not be separately recorded. The information on which the determination of compliance was made and relevant information from the prospectus or offering circular will be maintained as part of the record (i.e., the Schedule). To the extent the full copy of the prospectus or offering circular is available on-line in the SEC Edgar database; it will not be separately maintained in house.

PRIVATE AND CONFIDENTIAL	85

iii.       Rule 12d3-1 of the 1940 Act

Section 12(d)(3) of the 1940 Act (“Section 12(d)(3)”) and Rule 12d3-1 thereunder (“Rule 12d3-1”) place restrictions on the Funds’ ability to purchase securities of companies that engage in “securities related activities,” including: (i) broker-dealers; (ii) underwriter of securities; and (iii) investment advisors. Under Rule 12d3-1, the Funds are permitted to purchase securities of companies conducting securities related activities under the following conditions:

●	The company whose security is being purchased derives 15% or less of its gross revenues from these “securities-related activities,” or

●	If the company derives more than 15% or its gross revenues from these “securities-related activities”:

○     immediately after the acquisition of any equity security, the Fund owns not more than 5% of the outstanding securities of that class of the issuer’s equity securities;

○     immediately after the acquisition of any debt security, the Fund owns less than 10% of the outstanding principal amount of the issuer’s debt securities, and

○     immediately after acquisition, the Fund has invested not more than 5% of its total assets in securities (whether equity or debt) of the issuer.

Such an investment generally is not permitted if the issuer is affiliated with a Fund or if the security being purchased is a general partnership interest.

Any purchases by a Fund of securities of financial services companies should comply with the foregoing guidelines. The Investment Committee is responsible for monitoring a Fund’s investments in certain financial services companies and ensuring compliance with the foregoing guidelines.

4.          Compliance Procedures88

With respect to principal transactions, the CCO must obtain from the Client executed written revocable consent prospectively authorizing the Company directly or indirectly to act as principal for its own account in selling any security to or purchasing any security from the Client. The CCO, prior to the execution of each principal transaction must: (i) inform the Client, orally or in writing, of the capacity in which the Company may act with respect to such transaction; and (ii) obtain consent from the Client, orally or in writing, to act as principal for its own account with respect to such transaction. Notification to the Client must be provided and consent must be obtained separately for each principal transaction. The Company cannot obtain a blanket consent for all principal transactions. In addition, a Cross Trade Form shall be prepared (attached hereto of this Manual as Form E), prior to the execution of any principal transactions, setting forth the reasons why the transaction is suitable for each Client involved (e.g., differences in invested positions, investment objectives, risk tolerances, tax situations, etc.). The form shall be reviewed and signed by the CCO or designee. The CCO must send a written confirmation at completion (post execution) of each such principal transaction that includes a conspicuous, plain English statement informing the Client that the Company: (i) disclosed to the Client prior to the execution of the principal transaction that the Company may be acting in a principal capacity in connection with such transaction and the Client authorized such transaction; (ii) sold the security to, or bought the security from, the Client for its own account; and (iii) a signed executed copy of the Cross Trade Form. All communication with the Client and copies of the Cross-Trade Form shall be maintained and preserved for six (6) years from the end of the fiscal year in which any such transactions occurred (the first two (2) years in an easily accessible place. All principal transactions must be immediately escalated to the Client’s administrator by the CCO or designee. It is the responsibility of the CCO to ensure that all principal transaction procedures are followed.

88    Policy: Pre-clearance – cross trades [T12]

PRIVATE AND CONFIDENTIAL	86

With respect to agency cross transactions, prior to the execution of an agency cross transaction, a Cross Trade Form shall be prepared (attached hereto as of this Manual as Form E), setting forth the reasons why the transaction is suitable for each Client involved (e.g., differences in invested positions, investment objectives, risk tolerances, tax situations, etc.). The form shall be reviewed and signed by the CCO or designee and copies shall be maintained and preserved for six (6) years from the end of the fiscal year in which any such transactions occurred (the first two (2) years in an easily accessible place by the CCO. Agency cross transactions between Clients must be immediately escalated to the Client’s administrator and if applicable the Trust CCO by the CCO. It is the responsibility of the CCO to ensure that all agency cross transaction procedures are followed. Furthermore, with respect to the Funds, the CCO shall ensure compliance with Rule 17a-7 and compliance with Trust Policies. In connection with the quarterly report to the Trust Board, the CCO shall present any transaction subject to Rule 17a-7 for review and approval by the Trust Board, including a majority of the independent trustees after the following information is provided: (i) a description of the securities purchased or sold; (ii) the identity of the person on the other side of the transaction; (iii) the terms and date of the purchase or sale transaction; (iv) a statement as to why the transaction was consistent with the policy of the Fund; and (v) a description of the method used by the Company to determine the “current market price” for the securities in question.

Blue River reviews principal transactions and agency cross transactions during the performance of quarterly compliance testing and such transaction instances are discussed between Blue River and the CCO to ensure these procedures were followed and that the Client’s administrator was immediately informed of any such transactions.

H.          Short Selling and Rule 105

1.	Short Selling

i.	General

Regulation SHO under the Exchange Act (“Regulation SHO”) as well as Rules 10b-21 and 14e-4 under the Exchange Act are designed to prevent manipulative short selling practices. The Company’s Authorized Traders should be careful to effect sales in a manner that is not designed to manipulate the price of the security. For example, short sales should not intentionally be used to drive down the price of a security.

PRIVATE AND CONFIDENTIAL	87

The Portfolio Manager(s) shall at all times monitor a Client’s short positions and collateral set aside to cover such short positions in order to comply with the policies set forth in the Client’s governing documents, these procedures and the regulatory requirements applicable to such short sale activities, including margin requirements under Regulation T (12 CFR §220 – Code of Federal Reserve Board’s Regulation), Section 18 of the 1940 Act, margin requirements of any stock exchange or quotation system, and the Client’s general liquidity requirements and redemption obligations to its shareholders. Additionally, the Portfolio Manager(s) shall monitor a Client’s short positions to ensure compliance with Rule 105 of Regulation M – short selling in connection with a public offering.

ii.       Fund Liquidity of Securities Sold Short

With respect to securities sold short, the Portfolio Manager(s) shall monitor on an ongoing basis, in light of a Fund’s redemption obligations to its shareholders and obligations to the Fund’s creditors, the liquidity and availability of the securities underlying the Fund’s short positions in light of the following factors: (i) the percentage of the Fund’s assets committed to short positions and/or other obligations to the Fund; (ii) the percentage of the issuer’s securities shorted by the Fund and, to the Portfolio Manager’s knowledge, shorted by others; and (iii) the Fund’s cash inflows (including through purchase of Fund’s shares) and outflows (including through redemptions). The Portfolio Manager(s) shall monitor the liquidity of the Fund’s securities in light of the percentage of the Fund’s assets representing short positions seeking to minimize the percentage of net assets invested in illiquid securities as the Fund approaches its upper percentage limits on short selling and, in any event, not invest more than 15% of a Fund’s net assets in illiquid securities. Please see below in Section IV.O. of this Manual for more information regarding the Company’s policies and procedures in reference to “Liquidity”, in addition please see Section IV.P. of this Manual for more information regarding the Company’s policies and procedures in reference to Leverage and Segregation.

iii.      Fund Short Sale Coverage

To the extent the Company should conduct in short sale transactions, on behalf of the Funds, the Portfolio Manager(s), including the CCO shall ensure that the Fund maintains a segregated account on the books of the Fund’s custodian containing assets (not otherwise unencumbered and liquid and marked to market daily, such as cash or liquid securities) equal in value of the obligations; or “covers” its obligation by holding the same instrument underlying such position (i.e., a short position in a future could be “covered” by owning the currency underlying the futures contract). Segregated securities shall not be sold while the position they are covering is outstanding, unless they are replaced with similar securities. The collateral deposited in a segregated account with the Fund’s custodian for the benefit of a prime broker is conducted under a special custody agreement (sometimes referred to as a tri-party or pledge agreement) between the Fund’s custodian, the prime broker and Fund and shall at all times meet the requirements of Regulation T and any securities exchange or quotation system requirements. To the extent the Company, on behalf of the Funds, does not segregate liquid assets or otherwise collateralize or cover its obligations under such transactions, such transactions will be treated as senior securities representing indebtedness for purposes of the requirement (Section 18 of the 1940 Act) that the Fund have an asset coverage of at least 300%. The Portfolio Manager(s), including the CCO will be responsible for ensuring compliance with these procedures. The Company must maintain records that can demonstrate any future obligations created by the use of short sales and/or any other forms of leverage instruments are sufficiently “covered.” Please see below in Section IV.O. of this Manual for more information regarding the Company’s policies and procedures in reference to “Liquidity”, in addition please see Section IV.P. of this Manual for more information regarding the Company’s policies and procedures in reference to Leverage and Segregation.

PRIVATE AND CONFIDENTIAL	88

iv.      Marking Orders

Under Regulation SHO, all orders must be marked either “short” or “long.” For purposes of this Manual, a short sale is defined as any sale of a security that the seller does not own or any sale that is consummated by the delivery of a security borrowed by or for the account of the seller. A sale is long if the seller is considered to own the security being sold according to the regulation and (i) the security to be delivered is in the physical possession or control of the broker or (ii) it is reasonably expected that the security will be in the physical possession of the broker or dealer no later than the settlement date of the transaction.

The Company’s Authorized Traders must be careful to mark orders appropriately in the OMS. The Company compares its inventory to its OMS on a on a daily basis to ensure that it is not marking orders incorrectly. If the Company discovers that an order was marked incorrectly, the Company will at that time re-label the security.

v.       Locate Requirement

Regulation SHO requires the Company to make an affirmative determination as to whether it has a source from which it can borrow securities to deliver in order to settle a short sale. The Company’s OMS automatically determines upon the entry of an order for a short sale whether the appropriate amount of shares can be located from the Company’s prime brokers’ easy to borrow lists. If the appropriate amount of shares cannot be located on an easy to borrow list, the Company’s Authorized Traders will contact the prime broker’s stock loan department to locate hard to borrow securities. Any short sale for which the Company cannot locate shares to deliver will not be sent to the market for execution.89

vi.      Alternative Uptick Rule

Rule 201 of Regulation SHO (the “Alternative Uptick Rule”) imposes a short sale-related circuit breaker that, if triggered, will impose a restriction on the prices at which securities may be sold short. Specifically, the rule prohibits the execution or display of a short sale order at or below the national best bid in a “covered security” for the remainder of the day and the following trading day if the price of the covered security declines 10% or more from the prior day’s closing price.

89    Policy: Short Sales – compliance review on locate [T32]

PRIVATE AND CONFIDENTIAL	89

The Alternative Uptick Rule applies to “covered securities,” which are defined as NMS securities. As such, the Alternative Uptick Rule generally applies to all equity securities (other than options), listed on a national securities exchange, whether traded on an exchange or in the OTC market.

The market center where the covered security is listed will be responsible for determining when a 10% decline occurs and for notifying the appropriate securities information processor for the covered security of the decline. The broker will then be responsible for disseminating to other markets and market participants that the Alternative Uptick Rule is in effect with respect to the covered security. In addition, the Company monitors the covered securities’ pricing and attempts to make an independent determination as best it can whether a 10% decline has occurred or is likely to occur. If the Company determines that a 10% decline has occurred or is likely to occur, it will notify its traders that the Alternative Uptick Rule is or is likely to be in effect with respect to the covered security.

vii.     Abusive Naked Short Selling

Rule 10b-21 under the Exchange Act provides that it will be a manipulative or deceptive device or contrivance under Section 10(b) of the Exchange Act for any person to deceive a broker-dealer, a participant in a registered clearing agency or purchaser about their intention or ability to deliver securities in time for settlement and then fail to deliver such securities on or before the settlement date.

viii.    Short Tender Rule

Rule 14e-4 under the Exchange Act is generally designed to preclude persons from tendering more shares than they own in order to avoid or reduce the risk of pro-rata acceptance in a partial tender offer. A person may tender shares into a partial tender offer only if both at the time of tender and at the end of any proration period the person has a “net long position” in the subject security or equivalent security equal to or greater than the amount tendered into the partial tender offer. Under Rule 14e-4, a person’s “net long position” in a subject security equals the excess, if any, of such person’s long position in the subject security (which includes shares owned, as well as convertible securities or options that have been converted or exercised) over such person’s short position in the subject security (which includes shares sold, shares borrowed, shares underlying short non-standardized calls and shares underlying in-the-money calls written after the announcement of the tender offer; and does not include swaps). The calculation of the net long position must be done both at the time of tender and at the end of the proration period, or period during which securities are accepted by lot, including any extension thereof.

PRIVATE AND CONFIDENTIAL	90

2.	Rule 105

i.	General

Rule 105 of Regulation M provides that in connection with an offering of equity securities for cash on a firm commitment basis pursuant to a registration statement or a notification on Form 1-A or Form 1-E, it is unlawful for any person to (i) sell short a security that is the subject of the offering and (ii) purchase the offered securities from an underwriter or broker or dealer participating in the offering if such short sale was effected during the period that is the shorter of: (1) the period beginning five business days before the pricing of the offered securities and ending with such pricing; or (2) the period beginning with the initial filing of the registration statement or notification on Form 1-A or Form 1-E and ending with the pricing, (the “Rule 105 Restricted Period”).

ii.	Bona Fide Purchase Exception

Rule 105(b)(1) does, however, permit a restricted period short seller to purchase offered securities if the short seller makes a bona fide purchase of the same security no later than the business day before the day of pricing. To take advantage of the bona fide purchase exception, the short seller must purchase a quantity of shares at least equal to the quantity sold short during the Rule 105 restricted period. Moreover, the bona fide purchase must be made during regular trading hours and reported to an “effective transaction reporting plan” (which basically means that the purchase was transacted through a national securities exchange or association). The purchase must occur, as noted above, no later than the business day prior to the day of pricing. Finally, the bona fide purchase exception is not available to persons effecting short sales within the 30 minutes prior to the close of regular trading hours on the business day prior to the day of pricing.

Whether a purchase of a security sold short during the Rule 105 restricted period is bona fide depends on the facts and circumstances surrounding the transaction. Therefore, making use of the bona fide purchase exemption requires specific approval from the CCO.90

iii.	Compliance Procedures

The Company may not, for itself or on behalf of a Client, participate or commit to participate in a public offering prior to confirming against the Company’s trading records that the Company has not sold short the equity security that is subject to the offering within the Rule 105 restricted period. Before committing to an allocation in a secondary or follow-on offering, pre-clearance from the CCO is required, which will confirm that the Company’s participation in the offering would not violate Rule 105, including by reviewing the trading records across all Clients for any short sales or long sales in the subject security or any related security.91 Please contact the CCO with any questions regarding whether the Company can participate in a public offering.

[90]	Policy: Pre-clearance – Rule 105 bona fide purchases during restricted period [T33, T34]

[91]	Policy: Pre-clearance – firm participation in a public offering [T33]

PRIVATE AND CONFIDENTIAL	91

1.	Private Placements and Restricted Securities[92]

1.	General

The Company may invest in certain privately placed or restricted securities that are subject to restrictions under the Securities Act. Below is a list of the relevant exemptions on which the Company may rely in connection with purchasing and selling private securities. In connection with making any purchases or sales of private securities, the Company may be required to submit or obtain qualifying documentation, including an opinion of counsel.

2.	506(b) of Regulation D

Section 4 of the Securities Act and rules promulgated thereunder permit an issuer to offer securities without a public registration statement on file with the SEC as long as the issuer meets certain exemption criteria, which generally include that: (i) the offering is private and does not involve a general solicitation or advertising to market the securities, and (ii) the securities are sold to accredited investors (as defined in Section 501(a) under the Securities Act) and up to 35 unaccredited investors.

The Company may purchase private securities for its Clients under this exemption. In addition, the Company may sell any private securities on behalf of its Clients based on substantially similar criteria.

3.	Rule 144A

Many companies issue “Rule 144A securities,” – i.e., securities issued in reliance on Rule 144A under the Securities Act. Rule 144A is a safe harbor that permits unlimited private re-sales of certain unregistered securities as long as the transaction meets certain exemption criteria, including: (i) the offering is private and does not involve a general solicitation or advertising to market the securities, and (ii) the purchaser of the securities is a qualified institutional buyer (“QIB”).

The Company may buy and sell private securities pursuant to the Rule 144A safe harbor. In connection with any purchase by the Company, each Client that participates in the transaction must individually qualify as a QIB.93

4.	Regulation S

The Company may acquire securities that were issued pursuant to Regulation S under the Securities Act. Regulation S generally provides that the registration requirements of the Securities Act do not apply to sales or re-sales of securities that comply with the following provisions: (i) the offer or sale is made in an offshore transaction, – i.e., the offer is not made to a person in the United States and the buyer is outside the United States; and (ii) no directed selling efforts are made by the seller or its agents in the United States.

[92]	Policy: Recordkeeping - Account qualifications [T1]

[93]	The term “qualified institutional buyer” is defined in Rule 144A(a)(1) [17 CFR 230.144A(a)(1)] of the Securities Act of 1933, as amended, and includes specified institutions that, in the aggregate, own and invest on a discretionary basis at least $100 million in securities of issuers that are not affiliated with such institutions. Banks and other specified financial institutions must also have a net worth of at least $25 million. A registered broker - dealer qualifies as a QIB if it, in the aggregate, owns and invests on a discretionary basis at least $10 million in securities of issuers that are not affiliated with the broker-dealer.

PRIVATE AND CONFIDENTIAL	92

5.	Rule 144

Rule 144 of the Securities Act provides an exemption from registration of a public sale of private securities based on certain criteria, including whether the seller is an affiliate or non-affiliate of the issuer and whether the securities being sold relate to a reporting company or non-reporting company. Based on these criteria, the owner of private securities will be permitted to sell the securities in the public markets subject to certain holding requirements, volume limitations and filings requirements. Assuming that the seller is not an affiliate of the issuer, then the seller may sell such private securities in the public markets according to the following: (i) seller must hold the private securities for six (6) months; (ii) after six (6) months, but before one (1) year, sales are permitted as long as the issuer is a public reporting company and current on its filings, and (iii) after one (1) year, unlimited sales are permitted regardless of whether the issuer is public and/or current on its filings.

6.	Compliance Procedures

The CCO should be notified of any anticipated purchase or sale of a private security by a Client account to ensure that the relative criteria are met to with respect to the applicable exemption being utilized.94

J.	Ownership of Registered Investment Company Shares

The Fund’s may invest in shares of other investment companies (each, an “Underlying Fund”), including open-end funds, closed-end funds, unit investment trusts (“UITs”) and exchange-traded funds (“ETFs”) to the extent permitted by Section 12(d)(1) of the 1940 Act and Trusts Policies. Generally, under the 1940 Act and SEC rules adopted pursuant to the 1940 Act, each registered investment company’s acquisition of the securities of affiliated and unaffiliated funds is subject to the following guidelines and restrictions:

●	A registered investment company may own an unlimited amount of the securities of any registered open-end fund or registered unit investment trust that is affiliated with the registered investment company, so long as any such Underlying Fund has a policy that prohibits it from acquiring any securities of registered open-end funds or registered unit investment trusts in reliance on certain sections of the 1940 Act.

●	A registered investment company and its “affiliated persons” may own up to 3% of the outstanding stock of any Underlying Fund, subject to the following restrictions: (i) the registered investment company and the Underlying Fund, in the aggregate, may not charge a sales load greater than the limits set forth in Rule 2830(d)(3) of the Conduct Rules of FINRA applicable to funds of funds; (ii) the Underlying Fund is not obligated to redeem more than 1% of its total outstanding securities during any period less than 30 days; and (iii) the purchase or acquisition of the Underlying Fund is made pursuant to an arrangement with the Underlying Fund or its principal underwriter whereby a registered investment company is obligated either to (a) seek instructions from its shareholders with regard to the voting of all proxies with respect to the Underlying Fund and to vote in accordance with such instructions, or (b) to vote the shares of the Underlying Fund held by the Fund in the same proportion as the vote of all other shareholders of the Underlying Fund.

[94]	Policy: Pre-clearance – purchase/sale of a private security [T1, T29]

PRIVATE AND CONFIDENTIAL	93

1.	Compliance Procedures

The CCO or designee shall ensure the Company is in compliance with Section 12(d)(1) of the 1940 Act. The RSRM Committee and the CCO will periodically monitor the ownership percentages of all Funds that acquire voting securities of Underlying Funds to ensure compliance with the 3% limitation95 and Section 12(d)(1) of the 1940 Act and other SEC rules adopted pursuant to the 1940 Act. The Portfolio Managers or Authorized Traders should contact the CCO prior to placing any order that would exceed this limitation in any Fund.96

K.      Participation in Initial Public Offerings – FINRA Rules 5130 and 5131

1.	General

The Company may from time to time purchase new issue securities in public offerings made through member firms of FINRA for its Client accounts. FINRA member firms are not permitted to sell certain new issues (“Restricted New Issues”) to client accounts in which certain persons have a significant beneficial interest that are involved in the securities industry or to “Restricted Persons” or “Covered Persons.” Such as persons include, but are not limited to, individuals employed by the securities industry, or officers and directors of public companies, certain private companies and companies that are current, recent or prospective investment banking clients of the underwriter participating in the new issue.

2.	Separately Managed Accounts

The restriction above may limit a Separate Account of a Restricted Person or Covered Person from participating in Restricted New Issues in which the Company may invests. In order to enable a Separate Account to participate in Restricted New Issues, the Company will require each Separate Account to provide information to enable the Company to determine whether the beneficial owners of the Separate Account are Restricted Persons or Covered Persons.

FINRA rules permit Restricted Persons that are involved in the securities industry to have, in the aggregate, up to a 10% participation in Restricted New Issues without exceeding the de minimis threshold in FINRA Rule 5130, while Covered Persons may have up to 25% participation in Restricted New Issues without exceeding the de minimis threshold in FINRA Rule 5131. If the beneficial ownership of the Separate Account by Restricted Persons or Covered Person exceeds a de minimis threshold, the Company will limit the ability of Restricted Persons and Covered Persons to participate in the profits from New Issues, which may include allocating such excess amount pro rata among other Clients of the Company who are not Restricted Persons or Covered Persons.

[95]	Policy: RIC shares – quarterly position review [T30]

[96]	Policy – Pre-clearance – exceeding RIC % limit [T31]

PRIVATE AND CONFIDENTIAL	94

3.	Compliance Procedures

The CCO or designee will ensure that Separate Accounts with Restricted Persons or Covered Persons exceeding the de minimis threshold for Restricted Persons are limited in their ability to participate in Restricted New Issues.97 Additionally, the Advisory Contract for each Separate Account managed by the Company contain representations to identify any person who is considered a Restricted Person or Covered Person.98 The Company will send annual requests to all Separate Account to reconfirm their status as Restricted Persons or Covered Persons.99 Lastly, the CCO or designee will monitor the ownership percentages of Restricted Persons and Covered Persons in each Separate Account to ensure compliance with the limitations discussed above.

L.       Valuation100

This section is designed to provide the policy and procedures for the valuation of securities held by Client accounts. The fair value of investments made by each Client shall be established by the Company in accordance with the policy and procedures described herein.

This Valuation Policy is based on Financial Accounting Standards Codification 820 (“ASC 820”) and other industry standards. This policy is periodically reviewed and updated for compliance with regulatory changes, General Accepted Accounting Principles, inclusion of new asset classes, investment and business considerations, and as market conditions require.

1.	Definition of Value

The Company utilizes “Fair Value” as defined in ASC 820 (previously Statement of Financial Accounting Standards No. 157- Fair Value Measurements (“SFAS 157”)). ASC 820 states that Fair Value is, “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The transaction to sell an asset or transfer a liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant. Fair Value focuses on the price that would be received to sell the asset or paid to transfer the liability (i.e., an “exit” price), not the price that would be paid to acquire the asset or received to assume the liability (i.e., an “entry” price).

2.	Data Inputs for the Valuation Process

ASC 820 stresses the importance of maximizing the use of “observable” versus “unobservable” inputs in markets which are active or markets where there has not been a significant decrease in the volume and frequency of transactions. Observable inputs are defined as information typically available to all market participants, and are obtained from sources independent of the reporting entity. Observable inputs consist of data reported by a market, or data that is derived from market information or transactions. Unobservable inputs are defined as data used in a valuation that reflect the reporting entity’s own assumptions. However, these assumptions should be consistent, to the greatest extent reasonable, with the assumptions market participants would use in pricing an asset or liability, and should be developed based on the best information available under the circumstances.

[97]	Policy: IPO’s – FINRA 5130/5131 compliance [T19, T20, T21, T22, T39]

[98]	Policy: Investor qualification - FINRA 5130/5131 [T19, T20, T39]

[99]	Policy: Investor Distributions - FINRA 5130/5131 (annual) [I12]

100	Policy: Recordkeeping – fair valuations [T24, T25]

PRIVATE AND CONFIDENTIAL	95

To clarify observable versus unobservable inputs and to increase consistency and comparability in Fair Value measurements, ASC 820 establishes a Fair Value hierarchy (the “Fair Value Hierarchy”) that prioritizes valuation inputs into three levels.

i.	Level I

Due to the nature of investments made by the Company, on behalf of its Clients, most of the Client’s portfolio of investments will fall within Level I. Level I inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company and/or its Client have the ability to access at the valuation date. As defined in ASC 820, an active market (“Active Markets”) for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The Company does not adjust the quoted price for these instruments, even in situations where the Company holds a large position and a sale could reasonably impact the quoted price.

The following data inputs would be used to establish fair value:

1.	Investment Type – Securities that are primarily traded on a national or foreign securities exchange.

Valuation Input – Valued at the last quoted sale price, on the exchange on which they are principally traded, on the business day as of which such value is being determined or, if there has been no sale on that exchange on such day, the last quoted sale on the other exchanges shall be used. If there was no sale on the valuation date but published bid and asked prices are available, the valuation shall be the mean between the most recent bid and asked prices on such day. Notwithstanding the foregoing, securities listed on the NASDAQ Stock Market will be priced at the NASDAQ official closing price (“NOCP”). If the NOCP is not available, such securities shall be valued at the last sale price on the NASDAQ Stock Market on the day of valuation or, if there has been no sale on such day, at the mean between the bid and asked prices on the day of valuation.

Where a security is traded on more than one exchange or on an exchange as well as over-the- counter (“OTC”), the exchange representing the principal market for such security shall be used for valuation purposes. The FOBO Committee will determine what market represents that on which the security is principally traded. For securities traded in the OTC market in which no last sales price is available, the valuation shall be the average of the last bid prices obtained from two or more dealers on such day, unless there is only one dealer, in which case that dealer’s last bid price shall be used.

2.	Investment Type – Securities that are convertible into or otherwise will become publicly traded (e.g., through subsequent registration or expiration of a restriction on trading).

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Valuation Input – Valued at the market value of the publicly traded security less a discount. The discount will initially be equal in amount to the discount negotiated at the time an agreement is reached on price with the issuer. To the extent that such securities are convertible or otherwise become publicly traded within a time frame that may be reasonably determined, FOBO Committee may determine an amortization schedule for the discount in accordance with a methodology approved by the Principals.

ii.	Level II

Level II inputs are inputs other than quoted prices included within Level I inputs that are observable for the assets or liabilities, either directly or indirectly (i.e., direct correlation). Level II inputs include the following:

●	Quoted prices for similar assets or liabilities in active markets;

●	Quoted prices for identical or similar assets or liabilities in markets that are not active;

●	Inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, implied volatilities, credit spreads, etc.); and

●	Other market-corroborated inputs.

Due to the nature of investments made by the Company, on behalf of its Clients, most of the Client’s portfolio of investments will not fall within Level II. To the extent that any investments do fall within Level II, the following data inputs would be used to establish the fair value:

1.	Investment Type – Securities that are publicly traded or quoted, but which are subject to a condition or restriction that prohibits or limits trading or where the relevant trading market is unusually illiquid or limited (i.e., not active).

Valuation Input – Valued as specified in Level I, less a discount established by the FOBO Committee to reflect the diminution in value attributable to the trading limitations or illiquidity. In establishing the applicable discount consideration will be given to several factors, which may include, among others, discounts charged by intermediaries to purchase similar restricted securities in prior circumstances, the length of any period in which sales are prohibited, the estimated length of the period required for a complete liquidation of the securities, the volatility of trading price of the security and the existence or absence of any market or intermediary to acquire similarly restricted securities.

2.	Investment Type – Securities for which a bona fide contract with a third party has been executed providing for the merger or sale of the company or substantially all of its assets or the issuance and sale of additional equity securities to the third party and such contract has been substantially performed so that there is no material risk of the transaction failing to close upon the terms of the contract.

Valuation Input – The equity value implied by the contract, less any discount established by the FOBO Committee to reflect the risk that the full value will not be realized. In establishing the applicable discount, the FOBO Committee should consider any requirement in the contract for holdback, escrow of proceeds, indemnities, post-closing adjustments or other applicable factors.

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iii.	Level III

According to ASC 820 “Level III inputs are unobservable inputs, allowing for situations in which there is little, if any, market activity for the asset at the measurement date. These unobservable inputs shall reflect the reporting entity’s own assumptions about the assumptions that market participants would use pricing the asset (including assumptions about risk).” Due to the nature of investments made by the Company, on behalf of its Clients, none of the Client’s portfolio of investments will fall within Level III. However, to the extent that any investments do fall within Level III, the FOBO Committee will use a variety of different valuation methods as applicable to the investment. These will be based on the type of security, the assets owned, where it is in its life cycle, cash flows, market practices, etc. which may include any of the following generally accepted valuation methodologies:

1.	Market Approach – Under the market approach, the FOBO Committee typically uses the enterprise value methodology to determine the fair value of an investment. Enterprise value is generally best expressed as a range of values, from which a single estimate of enterprise value will be derived. There is no one methodology to estimate enterprise value and, in fact, for any one portfolio company, enterprise value is generally best expressed as a range of values, from which the FOBO Committee derives a single estimate of enterprise value. In estimating the enterprise value, various factors consistent with industry practice will be used, including, but not limited to, original transaction multiples, the portfolio company’s historical and projected financial results, applicable market trading and comparable transactions, applicable market yields and leverage levels, the nature and realizable value of any collateral, the markets in which the portfolio company does business, and comparisons of financial ratios of peer companies that are public. Typically, the enterprise value of private companies is based on multiples earnings before interest, income taxes, depreciation and amortization (“EBITDA”), cash flows, net income, revenues, or in limited cases, book value.

Additionally, under the market approach indications of value are estimated utilizing pricing data from comparable publicly traded companies (i.e., comparable company method) or the merger and acquisitions of similar target companies or assets (i.e., comparable transaction method). Consideration should be given to both multiples derived using historical and forward financial and operating metrics applied to the subject company metrics to derive a fair value indication. Comparable company or comparable transaction data for similar companies or assets, may include, but will not necessarily be limited to, the following: (i) multiples of EBITDA; (ii) multiples of cash flow, net income, dividends, revenue or in limited cases, book value; or (iii) multiples of plant capacity or throughput.

In selecting benchmark companies (or transactions) and the corresponding multiples, consideration of the comparability between the public firms and the subject company in the following areas is essential: (i) nature of the business; (iii) geography; (iii) size; (iii) operating history and growth opportunities; and (v) operating and financial leverage and risk.

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2.	Income Approach – Under the income approach, the FOBO Committee will typically value investments using discounted cash flow models based on projections of the future free cash flows (or earnings) of the portfolio company. In determining the fair value under the income approach, various factors are considered, including, but not limited to, the portfolio company’s projected financial results, applicable market trading and comparables transactions, applicable market yields and leverage levels, the markets in which the portfolio company does business, and comparisons of financial ratios of peer companies that are public. Projected cash flows are estimated and discounted at a risk adjusted rate of return that accounts for the expectations of market participants. In estimating the discount rate, consideration should be given to the subject company’s stage of development and the timing and riskiness of the projected cash flows.

3.	Yield Approach – Under the yield approach, the FOBO Committee will typically value investments using discounted cash flow models to determine the present value of the future cash flow streams of the company’s debt investments, based on future interest and principal payments as set forth in the associated loan agreements. In determining fair value under the yield approach, various factors are also considered, including, but not limited to, applicable market yields and leverage levels, credit quality, prepayment penalties, estimated remaining life, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and changes in the interest rate environment and the credit markets that generally may affect the price at which similar investments may be made. The remaining life of debt investments is estimated to generally be the legal maturity date of the instrument. If information is available that the loan is expected to be repaid in the near term, such expected repayment date will be used to estimate remaining life.

4.	Net Asset Approach – The Net Asset Approach indicates the fair value of a business by adjusting the asset and liability balances on the subject company’s balance sheet to their fair value equivalents.

a. General Principles in Applying Level III Valuation Inputs

If the valuation analysis indicates that the existing valuation for a security of an issuer should be increased or decreased and if such change would be meaningful to both the investment and the Client, then, the valuation of the security will be increased based on an appropriate assessment of the valuation methodologies deemed to be most meaningful by the FOBO Committee for the type of company being valued. In cases in which multiple methodologies could be relevant, the FOBO Committee will reconcile several valuations methods based upon the FOBO Committee’s assessment of their applicability to the individual security.

Data will be collected from the investment team along with the company to provide the most up to date information regarding the company, the industry, the market and other benchmarking data points. The valuation will be based on actual positive and negative events, not upon expected accomplishments and performance.

b. Consistency in Application of Valuation Methodology

Regardless of the valuation methodology used, once used, it should continue to be used until a new methodology will provide a better approximation of the investment’s Fair Value. It is expected that there would not be frequent changes in valuation methodology; however, all recommended changes in valuation methodology are required to be documented and discussed with at least the Principals and CCO prior to submitting such recommendations for approval.

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3.	Compliance Procedures

i.	Review of Valuation Methodology

For each security valued by Level III fair value determinations, the FOBO Committee shall monitor the continuing appropriateness of the valuation methodology used with respect to the security. In the event the FOBO Committee believes that the valuation methodology no longer produces a fair value of the security, the FOBO Committee shall promptly notify the Principals and CCO and determine an appropriate valuation methodology. All reviews of valuation methodologies will be done, as appropriate, by the FOBO Committee during scheduled FOBO Committee meetings.

ii.	Quarterly FOBO Committee Reporting.

The FOBO Committee shall maintain records of the following information:

●	Copies of minutes or memoranda of the FOBO Committee meeting(s) (and corresponding back-testing) during the previous quarter that include information about the methodologies used in Level III fair valuation determinations including the determinations made by the FOBO Committee regarding the appropriateness of the methodologies;

●	A list of any securities as to which Level III fair value determinations were made by the FOBO Committee during the quarter, including all securities that continue to be valued using any valuation methodology previously applied, and any changes in valuation methodologies;

●	For Level III securities sold during the period, a comparison of the fair value determinations as to the securities at the time of the sales and the sale price for positions sold;

●	Any price overrides currently authorized by the FOBO Committee; and

●	A list of all illiquid securities and restricted securities (including Rule 144A Securities) held by the Client’s and the percentage of the Client’s portfolio represented by illiquid securities and restricted securities.

iii.	Reviewing and Testing Valuation

Valuations will be reviewed on at least an annual basis by an independent certified public accountant as part of a Fund’s audit process. Additionally, the Company will maintain work papers or other documentation demonstrating the process for determining the appropriate valuation for any securities that are Level III fair valued.

The FOBO Committee will review regularly the appropriateness and accuracy of the methods used in fair valuing securities by “Back-Testing”. The purpose of back-testing is to identify any significant bias in the fair value procedures and evaluate the reasonableness of methodologies used. The testing permits the FOBO Committee to assess the operation of particular valuation methodologies in specific situations and over time, so that those methodologies can be adjusted going forward as needed in light of changing conditions or experience. It is important to understand that the primary goal of testing is not to assess the accuracy of the valuation. By definition, fair value prices are good faith estimates of a security’s value. The FOBO Committee will have focused attention on developing appropriate processes for making informed valuation decisions and on following those processes consistently and in good faith.

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●	Testing Actual Trades – This procedure compares the prices used in any actual trades of a security against the fair value that the Client used for that security. If the actual trade occurred at a price that is significantly different than the fair value price, the trade typically is brought to the attention of valuation personnel or the FOBO Committee. If this occurs in a meaningful number of instances, the FOBO Committee may wish to consider reviewing and modifying the procedures by which fair value prices are set.

●	Testing Fair Values Against Subsequent Market Prices – This procedure compares fair values against the last market prices and next available market prices, such as the next-day opening price for foreign securities. This type of test can show whether the fair values used by the FOBO Committee were generally closer to the subsequent market prices, both in terms of the direction and magnitude of the change from the previous market price. This type of procedure should recognize that in most cases a security’s next market price will not represent its earlier fair value. Nevertheless, that market price may be the most contemporaneous price available, and as such may provide some help as the FOBO Committee reviews the appropriateness and accuracy of its valuation methodologies.

M.	Proxy Voting Policy

1.	General

As a fiduciary, an investment adviser with proxy voting authority has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act (the “Proxy Voting Rule”) places specific requirements on registered investment advisers with proxy voting authority. To meet the obligations under this rule, the Company has adopted and implemented policies and procedures (“Proxy Voting Policy”) reasonably designed to ensure the Company votes proxies in the best interest of its Clients and address how it will resolve any conflict of interest that may arise when voting proxies. Additionally, the Company will: (i) maintain certain records required to be maintained by the Proxy Voting Rule relating to all voted proxies; (ii) disclose its proxy voting policies and procedures to Clients and upon request providing Clients with a copy of it; and (iii) inform Clients as to how they can obtain information from the Company as to how their securities were voted.

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The Company shall vote proxies solicited by or with respect to the issuers of securities in which assets of a Client portfolio are invested, unless: (i) the Client is subject to ERISA and the Advisory Contract between the Company and the Client expressly precludes the voting of proxies by the Company; (ii) the Client is not subject to ERISA and the Client otherwise instructs the Company; or (iii) the Company has responsibility for proxy voting and, in the Company’s judgment, the cost or disadvantages of voting the proxy would exceed the anticipated benefit to the Client. If the Client does not grant direct voting authority to the Company, Clients will not receive information about their proxies from the Company. Instead, Clients will be instructed to receive proxies from their custodian, transfer agent or other third-party service providers such as their proxy service provider.

2.	Primary Consideration in Voting

When the Company votes a Client’s proxy with respect to a specific issuer, a Client’s economic interest as a shareholder of that issuer is the Company’s primary consideration in determining how proxies should be voted. The Company will not consider interests of the Company, other stakeholders of the issuer or interests the Client may have in other capacities. The Company shall vote proxies with the goal of maximizing the value of the securities in Client portfolios.

3.	Engagement of Service Provider

The Company may engage one or more independent third-party proxy advisory firms (“Proxy Firm”) to (i) make recommendations to the Company of proxy voting policies for adoption by the Company; (ii) perform research and make recommendations to the Company as to particular shareholder votes being solicited; (iii) perform the administrative tasks of receiving proxies and proxy statements, marking proxies as instructed by the Company and delivering those proxies; (iv) retain proxy voting records and information; and (v) report to the Company on its activities. In no circumstances shall a Proxy Firm have the authority to vote proxies except in accordance with standing or specific instructions given to it by the Company. The Company shall retain final authority and fiduciary responsibility for the voting of proxies.

i.	Review of Proxy Firm – Compliance Procedure

To ensure compliance, the Company will follow the steps below in evaluating the Proxy Firm’s compliance:

●	Sampling Pre-Populated Votes: Should the Company utilizes the Proxy Firm for either voting recommendations or voting execution (or both), it should assess “pre-populated” votes shown on the Proxy Firm’s electronic voting platform before such votes are cast, such as through periodic sampling of the Proxy Firm’s pre-populated votes.

●	Consideration of Additional Information: Should the Company utilizes the Proxy Firm for voting recommendations, it should consider policies and procedures that provide for consideration of additional information that may become available regarding a particular proposal. This additional information may include an issuer’s or a shareholder proponent’s subsequently filed additional definitive proxy materials or other information conveyed by an issuer or shareholder proponent to the Company that would reasonably be expected to affect the Company’s voting determination.

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●	Higher Degree of Analysis: Should the Company utilizes the Proxy Firm for either voting recommendations or voting execution (or both), with respect to matters where the Company’s Proxy Voting Guidelines do not address how it should vote on a particular matter, or where the matter is highly contested or controversial, it should consider whether a higher degree of analysis may be necessary or appropriate to assess whether any votes it casts on behalf of its Client are cast in the Client’s best interest. This may include, for example, major acquisitions involving takeovers or contested director elections where a shareholder has proposed its own slate of directors.

For more information regarding the ongoing review of utilizing Proxy Firms, please review the SEC’s Guidance Regarding Proxy Voting Responsibilities of Investment Advisers, Release No. IA-5325 (August 21 ,2019) at https://www.sec.gov/rules/interp/2019/ia-5325.pdf

4.	Proxy Voting Guidelines

The Company’s proxy voting guidelines are both principles-based and rules-based. The Company adheres to a core set of principles that are described in this Proxy Voting Policy and assesses each proxy proposal in light of these principles. The Company’s proxy voting “litmus test” will always be what it views as most likely to maximize long-term shareholder value. The Company believes that the authority and accountability for setting and executing corporate policies, goals and compensation generally should rest with the board of directors and senior management. In return, the Company supports strong investor rights that allow shareholders to hold directors and management accountable if they fail to act in the best interests of shareholders.

Generally, the Company votes proposals in accordance with these guidelines but, consistent with its “principles-based” approach to proxy voting, the Company may deviate from the guidelines if warranted by the specific facts and circumstances of the situation (i.e., if, under the circumstances, the Company believes that deviating from its stated policy is necessary to help maximize long-term shareholder value). In addition, these guidelines are not intended to address all issues that may appear on all proxy ballots. The Company will evaluate on a case-by-case basis any proposal not specifically addressed by these guidelines, whether submitted by management or shareholders, always keeping in mind the Company’s fiduciary duty to make voting decisions that, by maximizing long-term shareholder value, are in the Clients’ best interests.

The proxy voting guidelines provide that the Company will generally vote for or against various proxy proposals, usually based upon certain specified criteria. As an example, the guidelines provide that the Company will generally vote in favor of proposals to:

●	Repeal existing classified boards and elect directors on an annual basis;

●	Adopt a written majority voting or withhold policy (in situations in which a company has not previously adopted such a policy);

●	Lower supermajority shareholder vote requirements for charter and bylaw amendments;

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●	Lower supermajority shareholder vote requirements for mergers and other business combinations;

●	Increase common share authorizations for a stock split;

●	Implement a reverse stock split;

●	Approve an ESOP (employee stock ownership plan) or other broad-based employee stock purchase or ownership plan, or increase authorized shares for existing plans; and

●	Adopt certain social and environmental issues regarding discrimination, disclosures of environmental impact, animal treatment and corporate sustainability, when appropriate.

The proxy voting guidelines also provide that the Company will generally vote against proposals to:

●	Elect director nominees that sit on more than six public company boards, or, if the nominee is a CEO, more than three public company boards;

●	Classify the board of directors;

●	Require that poison pill plans be submitted for shareholder ratification;

●	Adopt dual class exchange offers or dual class recapitalizations;

●	Require a supermajority shareholder vote to approve mergers and other significant business combinations;

●	Require a supermajority shareholder vote to approve charter and bylaw amendments; and

●	Adopt certain social and environmental proposals deemed unwarranted by the company’s board of directors.

In certain circumstances, the guidelines provide that proxy proposals will be addressed on a case-by-case basis, including those regarding executive and director compensation plans, mergers and acquisitions, ratification of poison pill plans, a change in the company’s state of incorporation and an increase in authorized common stock.

The Company may vote proxies contrary to the recommendations of the Proxy Firm if it determines that such action is in the best interest of a Client. In exercising its discretion, the Company may take into account a wide array of factors relating to the matter under consideration, the nature of the proposal and the company involved. As a result, the Company may vote in one manner in the case of one company and in a different manner in the case of another where, for example, the past history of the company, the character and integrity of its management, the role of outside directors, and the company’s record of producing performance for investors justifies a high degree of confidence in the company and the effect of the proposal on the value of the investment. Similarly, poor past performance, uncertainties about management and future directions, and other factors may lead the Company to conclude that particular proposals present unacceptable investment risks and should not be supported. In addition, the Company also evaluates proposals in context. For example, a particular proposal may be acceptable standing alone, but objectionable when part of an existing or proposed package. Special circumstances may also justify casting different votes for different Clients with respect to the same proxy vote.

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5.	Conflicts of Interest

Conflicts of interest involved in a proxy vote shall be addressed though the following three-step process:

i.	Identification of all potential conflicts of interest

The Company will be deemed to have a potential conflict of interest when voting proxies if:

●	The Company manages assets for that issuer or an affiliate of the issuer and also recommends that its other Clients invest in such issuer’s securities;

●	A director, trustee, officer or 10% shareholder of the issuer or an affiliate of the issuer is a director of a Client, a Client or an employee of the Company;

●	The Company is actively soliciting that issuer or an affiliate of the issuer as a Client;

●	Clients who sponsor, publicly support or have material interest in a proposal upon which the Company will be eligible to vote;

●	The Company manages a pension plan, employee benefit plans, or provides brokerage, underwriting, insurance, or banking services to an issuer whose management is soliciting proxies;

●	The Company or an affiliate has a substantial business relationship (separate from the Company’s investment strategy) with an issuer or a proponent of a proxy proposal and this business relationship may influence how the proxy vote is cast;

●	The Company or an affiliate has a business relationship (separate from the Company’s investment strategy) or personal relationship with participants in a proxy contest, corporate directors or candidates for directorships;

●	An officer or Employee of the Company or an affiliate may have a familial relationship to an issuer (e.g. a spouse or other relative who serves as a director of an issuer);

●	A director or executive officer of the issuer has a personal relationship with the Company;

●	Another relationship or interest of the Company, or an Employee of the Company, exists that may be affected by the outcome of the proxy vote and that the Company deems to be an actual or potential conflict for the purposes of this Proxy Voting Policy; or

●	Any other conflict of which the Company becomes aware.

Each Employee who is a member of the investment team that recommends votes or serves on the Investment Committee shall, on at least an annual basis, provide to the CCO a list of any public companies with or in which he or she has a relationship or could otherwise be deemed to have a conflict. Each such Employee shall also certify to the Company at least annually that he or she agrees to update such list promptly upon becoming aware of any relationship, interest or conflict other than what he or she originally disclosed.

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ii.	Determination of material conflicts

The SEC has not provided any specific guidance as to how an investment adviser should analyze or determine whether a conflict is “material” for purposes of proxy voting. Thus, traditional analysis of questions of materiality under the federal securities laws should be used.

When the Company encounters a potential conflict of interest, it shall review its proposed vote using the following analysis to ensure its voting decision does not generate a conflict of interest:

●	If the proposed vote is consistent with the Company’s Proxy Voting Policy, no further review is necessary.

●	If the proposed vote is contrary to the Company’s Proxy Voting Policy and the Client’s position on the proposal, no further review is necessary.

●	If the proposed vote is contrary to the Company’s Proxy Voting Policy or is not covered herein, is consistent with the Client’s position, and is also consistent with the views of the Proxy Firm, no further review is necessary.

●	If the proposed vote is contrary to the Company’s Proxy Voting Policy or is not covered herein, is consistent with the Client’s position and is contrary to the views of the Proxy Firm, the vote will be presented to the CCO. The CCO will determine whether the proposed vote is reasonable. If the CCO cannot determine that the proposed vote is reasonable, the CCO may refer the votes back to the Client(s) or take other actions as the CCO deems appropriate. The CCO’s review will be documented using a Proxy Voting Conflict of Interest Form, which is attached hereto as Form G.

iii.	Establishment of procedures to address material conflicts

If a material conflict of interest with respect to a particular vote is encountered, contact the CCO to determine how to vote the proxy consistent with the best interests of a Client and in a manner not affected by any conflicts of interest.101

6.	Recordkeeping

Pursuant to Rule 204-2, the Company shall retain the following five (5) types of records relating to proxy voting: (i) proxy voting policy and procedures; (ii) proxy statements received for Client securities; (iii) records of votes cast on behalf of Clients; (iv) written Client requests for proxy voting information and written Company responses to any Client request (whether oral or written) for proxy voting information; and (v) any documents prepared by the Company that were material to making a proxy voting decision or that memorialized the basis for the decision. All of the proxy voting records referenced herein above shall be maintained by the CCO for a period of not less than seven (7) years from the end of the Company’s fiscal year during which the last entry was made in the records, the first two (2) years in an appropriate office of the Company.102

101	Policy: Employee Reporting – Proxy conflict [T27]

102	Policy: Recordkeeping – Proxy votes [T26]

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7.	Policy Statement and Requests

The Company shall make a summary of this Proxy Voting Policy available to Clients on at least an annual basis. Such summary will be contained in the Company’s Form ADV Brochure. The Company shall also make the entire Proxy Voting Policy and the Company’s proxy voting records with respect to a Client’s account available to that Client or its representatives for review and discussion upon the Client’s request or as may be required by applicable law. The Company generally will not disclose publicly its past votes, share amounts voted or held or how it intends to vote on behalf of a Client account except as required by applicable law, but may disclose such information to a Client who itself may decide or may be required to make public such information. Upon a request from a person other than a Client for information on the Company’s proxy voting, Company personnel are prohibited from disclosing such information unless otherwise directed to do so by a Client, in which case Company personnel shall direct the requesting party to the CCO who will handle the request.

Questions related to this Proxy Voting Policy, the proxy voting process and/or information regarding how the Company voted proxies relating to a Client’s portfolio of securities may be obtained by Clients, free of charge, by contacting the CCO at (713) 243-3225 or cstpaul@chiltoncapital.com.103

N.	Trade Errors

1.	General

The Company must exercise prudence in making and implementing investment decisions on behalf of Client accounts. Trade errors may occur either in the investment decision-making process (e.g., a purchase of a security or an amount of security that violates a Client’s investment restrictions) or in the trading process (e.g., a buy order executed as a sell, the purchase or sale of a security other than what was intended, or trading an incorrect quantity of securities). Internal or clerical mistakes that affect the investment or trading process and have a financial impact to a Client will also be treated as trade errors. A trade error (“Trade Error”) will generally be defined as a transaction that is executed in a manner that was not intentional and results in a corrective action being taken. Any mistakes that do not affect the investment decision-making or trading process, or cause a violation of a Client’s investment policies or restrictions, and do not cause gain or loss to the Client, will not be treated as Trade Errors.

The Company attempts to minimize Trade Errors by promptly reconciling trade confirmations or transaction documentation with trade orders and/or written communication from the Investment Committee or Portfolio Manager(s) and intended orders, and, as appropriate, by reviewing past Trade Errors to understand the internal control breakdown, if any, that gave rise the errors. In the case of Trade Errors that involve a loss to a Client, the CCO shall consult with the Senior Management Team, Chief Investment Officer, Blue River, and outside legal counsel, as appropriate, regarding the circumstances of the Trade Error and the terms of the governing documents of the applicable Client(s) and whether the loss shall be attributed to the Client(s) or the Company.104

103	Policy: Proxy Voting – investor policy request [T28]

104	For instance, if the conduct associated with the Trade Error would give rise to the indemnification under the Client’s governing documents, the loss associated with the Trade Error might rightfully be allocated to the Client.

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2.	Possible Trade Errors

Below is a list of possible trade errors that may occur in the ordinary course of managing Clients’ accounts. The list is not meant to be exhaustive.

●	Purchase/sale of securities which an account is not permitted to own under applicable law (i.e., buying foreign securities for an account that is barred from owning such securities).

●	Purchase/sale of securities not permitted by the account’s investment objectives (i.e., buying start-up, private placement securities for an account whose investment objectives preclude such investments).

●	Purchase/sale of securities not permitted under the Advisory Contract (i.e., buying tobacco company securities when the Advisory Contract precludes such purchases).

●	Purchase/sale of wrong or unintended number of securities (i.e., buying 20,000 shares when intended to buy 2,000 shares).

●	Purchase/sale of wrong or unintended securities (i.e., buying Transcontinental Realty Investors, Inc., whose stock symbol was TCI, while intending to buy Tele-Communications, Inc., whose stock symbol was TCOMA).

●	Purchase/sale of securities for wrong or unintended account (i.e., buying shares for account X when the plan had been to buy the same shares for account Y).

●	Allocation of wrong or unintended number of securities (i.e., buying 20,000 shares and allocating 5,000 to each of five accounts).

3.	Compliance Procedures

i.	Identification of Trade Errors

Individuals identifying a Trade Error must report the error immediately to the CCO and the Senior Management Committee who will determine the cause and the party or parties responsible for the error.105 Trade Errors must be corrected as soon after discovery as reasonably practicable, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. If it is determined that the error cannot be corrected prior to settlement or promptly thereafter, the approval of the Senior Management Committee to delay resolution of the error must be obtained.

105	Policy: Employee Reporting – trade error [T38]

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In connection with the Fund, the Company has incorporated and adopted the following procedures, in conjunction with the Trust Policies:

●	If a Trade Error occurs, the Trust CCO and Trust co-administrator Mutual Fund Administration, LLC (“MFAC”) should be immediately notified.

●	If a Trade Error resulting in a loss to the Fund occurs, the responsible party should reimburse the Fund for Fund losses:

●	If a Trade Error results in a gain, the gain accrues to the benefit of the Fund in which the error was made.

ii.	Correcting Trade Errors

Below is a list of possible actions that may be taken to correct a trade error:

1.	A Trade Error in one Client account may be corrected through a reallocation of the amounts of securities allocated to various Client accounts that is effected prior to settlement. Such reallocation or other transfer must represent a legitimate investment decision on behalf of each Client involved, and then only if the reallocation or other transfer is done without loss to the transferee Client.106 Each Portfolio Manager must document that the final allocation represents a legitimate investment decision for each of the Clients involved. Regulatory restrictions may limit post-settlement adjustments through purchases and sales among certain types of accounts. In no event may such a post-settlement adjustment involve any account subject to ERISA.

2.	In the case of a Trade Error caused by the Company that is discovered prior to the close of trading on the day after the trade date but prior to settlement, the Portfolio Manager may seek cancellation of the trade by the broker if it is documented (for example, by a printout from a trade screen or such other evidence as the CCO may require) that the price at which the trade was originally placed is not outside the spread quoted for the security at the time of cancellation. Any such error will be reported as a Trade Error notwithstanding cancellation of the trade.

3.	Any trade order that is altered for the purpose of correcting a Trade Error by changing the trade date or time, the amount purchased or sold or the name of the security or the Client must be reviewed and approved by the CCO. All modifications or cancellations to an order after a trade order has been prepared must be noted on the order. If the record of the trade in question is system-generated, an appropriate audit trail reflecting any modification or cancellation of the trade must be created.

4.	The Company will maintain all documentation to form an “audit trail” of a trade error to substantiate the course of action and keep the documentation in a trading error file. Such documentation may include account statements, trade confirmations, internal memoranda and reimbursement checks.

106	A legitimate investment decision means a securities trade that is deemed to be made in the best interest of the Client. It must be an investment that the Company would have made regardless of whether the error had occurred. The Portfolio Manager’s initials on the trade ticket and the CCO’s initials on any documents will constitute evidence that the final allocation represents a legitimate investment.

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iii.	Trade Error Documentation

The person responsible for the error must provide details of the error by completing a “Trade Error Form” via the Compliance Portal or by completing the attached hereto as Form F, including the date the error occurred, the date of discovery, the reason for the error, the type of error and the corrective action taken.107 The CCO will retain all documentation regarding trade errors.

iv.	Payment for Trade Errors

Broker-dealers may not be permitted to assume responsibility for Trade Error losses caused by the Company. Nor may there be any reciprocal arrangements with respect to the trade in question or any other trade to encourage the broker to assume responsibility for such losses. Except as may be set forth in the governing documents of the applicable Client and disclosed to investors, the Company will reimburse Fund for any loss where the Company is wholly at fault (subject to the CCO’s determination as to whether or not the Company’s conduct met the standard of care set forth in the governing documents (i.e., whether or not the Company’s conduct amounted to “gross negligence”)), and the Company will book the charges against their own operating expenses. The Portfolio Manager/trader should immediately contact the CCO in the event of an error.

In the case of a dispute between the Portfolio Manager/trader (as applicable) and the broker, in which the Portfolio Manager/trader believes in good faith that he or she was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, the Portfolio Manager/trader may consent to the broker’s assuming responsibility for part or all of the error. Any disputed error that is resolved in this manner must be documented and a Trade Error Form must be completed in consultation with the CCO.

4.	Trade Error Reviews

The CCO, in conjunction with Blue River, will, as appropriate, periodically review Trade Errors with the Portfolio Managers and traders involved and coordinate efforts to minimize and/or prevent Trade Errors prospectively. Reviews will focus on whether Client assets were used to fix a trade error (except as may be set forth in the governing documents of the Client and disclosed to investors); whether “harm” was caused to another Client to fix the error; and identify whether “special deals’ were made with brokers to fix trade errors.

Q.	Liquidity Procedures

1.	General Policy

With respect to the Funds, the 1940 Act and regulations and interpretations of the SEC under that 1940 Act require open-end investment companies (e.g., the Funds) to limit investments in illiquid securities to no more than fifteen percent (15%) of an open-end investment company’s net asset value. Under current SEC guidance, the percentage of illiquid holdings of an open-end investment company is calculated at the time of each acquisition of an illiquid security. Therefore, an open-end investment company will not be in violation of this liquidity standard if illiquid securities constitute in excess of fifteen (15%) of an open-end investment company’s net asset value as a result of market movement, the re-designation of a liquid security as illiquid, or changes in the composition of an open-end investment company’s portfolio other than the purchase of further illiquid securities (i.e., the sale of liquid securities).

107	Policy: Recordkeeping – trade error documentation [T38]

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However, the Company has adopted the policy, in conjunction with the Trust Policies that each of the Funds should seek to continuously maintain a portfolio that is comprised of at least eighty-five percent (85%) of its net assets in liquid securities (“Liquidity Standard”). As a result, if a Fund does not meet the Liquidity Standard because of a purchase of an illiquid security, the Portfolio Manager(s) shall immediately take such action as is necessary (including disposition of one or more illiquid securities) to cause the Fund to meet the Liquidity Standard. If at any point in time, a Fund does not meet the Liquidity Standard for any reason other than a purchase of an illiquid security, the Portfolio Manager(s) shall take such reasonable efforts to cause the Fund to meet the Liquidity Standard as soon as reasonably practicable, including notifying the Trust’s CCO.

2.	Definitions

An “illiquid security” is defined as any security, instrument or other holding that cannot be sold, or disposed of, in the ordinary course of business within seven (7) calendar days (based on trade date, not settlement date) at approximately the price used in valuing the security for purposes of determining the Fund’s net asset value. The “approximate price” standard for determining liquidity does not preclude the notion that there may be some limited price erosion in liquidating large positions. A reasonable working limit of acceptable price erosion is a decline in the price of the security being sold, solely as a result of the volume of securities put out for sale by the Fund within the seven (7) day window, that in and of itself would not create a valuation error exceeding one-half of one percent (½ of 1%) of the Fund’s net assets. Of course, securities prices will fluctuate daily as a result of market conditions or news relating to the issuer. Price fluctuations caused by events other than the volume of securities put out for sale by the Fund within the seven (7) day window do not violate the “approximate price” standard.

Please see “Guidelines for Determining Liquidity” below for a further discussion of the factors and considerations that the Portfolio Manager(s) shall consider in assessing liquidity.

3.	Compliance Procedure

The CCO is responsible for ensuring the Portfolio Manager(s) complies with the Company’s Liquidity Standard policy for each Fund managed by the Company. Furthermore, the CCO is responsible for ensuring that the Portfolio Manager(s) identifies and monitors the liquidity of securities held in each Fund’s portfolio of investment. As such, the Portfolio Manager(s) must continually monitor the liquidity of all positions contained in the Funds’ portfolios and promptly advise the Fund’s administrator of any acquisition of new illiquid securities or of changes in status of liquid positions. In determining liquidity, the Portfolio Manager(s) must apply the guidelines set forth below.

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i.	Guidelines for Determining Liquidity

a. Standards for Determining Liquidity

Most registered securities, listed and regularly traded on a United States or major foreign securities exchange, are presumed to be liquid. However, securities listed on smaller foreign exchanges may be considered illiquid depending on the factors discussed below. Liquid securities may also become illiquid due to a variety of events or factors, including but not limited to, a reduction in trading volume for any reason, bankruptcy or other credit event impacting the issuer, trading halts, delistings or adverse news relating to the issuer.

(i)	Liquidity should be determined on a “going concern” basis that assumes a reasonably normal market. In determining whether a particular portfolio security can be sold within seven (7) calendar days at approximately the price at which it is currently valued, certain assumptions should typically be made:

●	The Fund is not engaging in a general liquidation of its assets and, therefore, has the normal trading flexibility in liquidating the particular security;

●	The Portfolio Manager(s) should assume a disposition in the ‘normal course of business” and therefore need not assume that it needs to liquidate the entire position; and

●	The security is being sold into reasonably normal markets. The Portfolio Manager(s) is not required to assume they must make an immediate disposition into abnormal markets (no “fire-sale”).

(ii)	Aggregating Positions Across Similarly Managed Accounts. If the Fund is managed substantially similarly to other Clients’ accounts managed by the Company, the Portfolio Manager(s) shall take into account the need for other similarly managed accounts to dispose of a security when assessing liquidity. If a Fund’s position would be handled differently from the positions in other discretionary accounts, the Fund’s position should be viewed in isolation. This determination shall be documented and reviewed periodically.

(iii)	Consider Trading Volumes. In determining liquidity, the Portfolio Manager(s) shall consider the size of the Fund’s position in a particular security relative to various measures of trading volume. In this regard, the Portfolio Manager(s) may consider: (a) the security’s average trading volume on the appropriate principal exchange for such security, and (b) the highest volume absorbed by the market within the recent past (“peak” volume). Position size can be large in relation to average trading volume and/or peak volume for various reasons e.g., the security is very thinly traded (so that even a small position can be relatively large in relation to trading volume), or the security has a relatively healthy average trading volume but the absolute position is large in relation to that volume.

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(iv)	Other Factors. Other factors that the Portfolio Manager(s) may take into consideration in determining the liquidity of a security are:

●	the presence of potential “large block” purchasers in the market place, which may not be reflected in the daily trading volume;

●	the “short” position in the particular security and whether the market overall is “short” in the particular security;

●	the historical market appetite for the security when large blocks have been exposed to the market;

●	the frequency of trades and quotes for the security;

●	the number of dealers that purchase or sell the security;

●	the number of dealers that have undertaken to make a market in the security;

●	the number of other potential purchasers (particularly relevant for 144A securities and municipal securities (discussed below);

●	the nature of the security and how trading is effected (e.g., the time needed to sell the security, how bids are solicited and the mechanics of transfer (particularly relevant for loans, as discussed below); and

●	With respect to municipal lease obligations and certificates of participation, is reasonable assurance that the obligation will remain liquid throughout the time the obligation is held (discussed further below).

b. Holdings Considered to be Illiquid

The following securities are considered to be illiquid. The Portfolio Manager(s) must promptly inform the Fund’s administrator if they purchase any such securities to ensure that the Fund is in compliance with the Liquidity Standard.

●	repurchase agreements with maturities over seven (7) days;

●	all privately negotiated debt securities, private placements and other securities to which legal restrictions on resale apply (other than Rule 144A securities and Section 4(2) commercial paper, which are discussed herein below in Subsection d.);

●	investment company securities that exceed one percent (1%) of the issuer’s outstanding shares (an issuer of investment company shares (including an ETF) is not obligated to redeem shares in an amount exceeding one percent (1%) of the issuer’s total shares outstanding for a period of less than thirty (30) days); and

●	unlisted foreign equity securities and securities denominated in foreign currencies that are subject to currency exchange or repatriation restrictions.

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c. Holdings Presumed to Be Illiquid

The following securities are presumed to be illiquid unless the Portfolio Manager(s) makes a specific determination that (i) the holding may be sold within seven (7) days at approximately the price at which it is valued in the Fund’s portfolio, (ii) they have a reasonable belief that the security is marketable and will not become unmarketable during the period it is expected to be held by the Fund, taking into account the securities trading volume, and (iii) if it is a security identified in subsection d below, it meets the criteria for liquidity taking into account the considerations set forth in that subsection:

●	Rule 144A securities;

●	Section 4(2) commercial paper;

●	all swap agreements and similar agreements which extend for more than seven (7) calendar days;

●	Interest only (“IOs”) and principal only (“POs”) mortgage backed securities;

●	Loans;

●	Non-exchange traded (i.e., OTC) option contracts; and

●	Municipal lease obligations.

Upon request by the Trust CCO or Trust Board, the CCO shall report the percentage of holdings in the Funds’ portfolios that have been classified as “liquid,” stating in such report that the Company has determined that sufficient liquidity continues to be present to support such classification, and the total percentage of all illiquid holdings.

d. Assessing the Liquidity of Certain Specific Types of Securities

(i)	Debt Securities. As a general rule, debt securities may not trade frequently and the Company may take a large position in a debt issue. The absence of trading in a specific bond issue held by a Fund over a short period of time does not, in and of itself, create a determination of illiquidity. The factors that the Portfolio Manager(s) shall take into account in making its initial determination and thereafter in monitoring the liquidity of each debt security include, but are not limited to:

●	the nature and credit of the issuer, the frequency in which it floats debt in the market and its historic success in bond offerings;

●	the structure and size of the debt issue and the size of the Company’s position in the issue;

●	the frequency of trades and quotes for the security or other similar securities;

●	the number of dealers that offer indications of interest in the security or in similar securities;

●	the number of other potential purchasers (particularly relevant in Rule 144A and municipal securities, see below);

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●	the characteristics of the security and how trading is effected (e.g., the time needed to sell the security, how bids are solicited and the mechanics of transfer, particularly relevant for loans, see below);

●	whether the security has been rated by a nationally recognized statistical rating organization (“NRSRO”); and

●	the period of time remaining until maturity of a debt instrument or until the principal amount of a demand instrument can be recovered through demand.

(ii)	Rule 144A Securities. All Rule 144A securities will be presumed to be illiquid, unless the Portfolio Manager(s) has made a specific determination, using the factors in these guidelines, that a specific Rule 144A security is liquid. With respect to the Funds, all determinations that Rule 144A securities are liquid must be presented to the Trust Board by the CCO and ratified. On a quarterly basis, the CCO shall report to the Trust Board concerning each Rule 144A security in Funds’ portfolios that are being classified as “liquid,” stating in such report that the Company has determined that sufficient liquidity continues to be present to support such classification.

In order for a Rule 144A security to be classified as liquid, the Portfolio Manager(s) must determine that such categorization is appropriate using these guidelines. Each determination shall be made on a security-by-security basis, and shall be based on the factors listed below. Once the Portfolio Manager(s) has classified a Rule 144A security as liquid, the Portfolio Manager(s) shall have ongoing day-to-day responsibility for ensuring that the analysis supporting the liquid status of such security continues to justify such classification.

The factors that the Portfolio Manager(s) shall take into account in making its initial determination and thereafter in monitoring the liquidity of the security and making subsequent quarterly reports to the Trust Board include, but are not limited to:

●	the frequency of trades and quotes for the Rule 144A security over the course of the last six (6) months or as otherwise reasonably determined by the Portfolio Manager(s);

●	the number of dealers willing to purchase or sell the Rule 144A security and the number of other potential purchasers over the course of the last six (6) months or as otherwise reasonably determined by the Portfolio Manager(s);

●	any dealer undertakings to make a market in the Rule 144A security;

●	the nature of the Rule 144A security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer);

●	the availability of information about prospective purchasers (before selling a Rule 144A security owned by a Fund, the Portfolio Manager(s) would have to obtain sufficient information about a prospective purchaser to judge whether the purchaser is a qualified institutional buyer);

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●	prospects for the future demand for the Rule 144A security, due to restrictions on resale, the limited universe of potential purchasers, the depth of a trading market, the number of market-makers, or other factors; and

●	other factors, if any, which the Portfolio Manager(s) deems relevant to determining the existence of a trading market for such security.

(iii)	Section 4(2) Commercial Paper. The Portfolio Manager(s) shall consider the following factors in determining the liquidity of commercial paper:

●	with respect to interest bearing Section 4(2) commercial paper, it must not be traded flat or in default as to principal or interest;

●	the Section 4(2) commercial paper must be rated in one of the two highest rating categories by at least two NRSROs, or if only one NRSRO rates the security, by that NRSRO; or if the security is unrated, that the security is of equivalent quality in the opinion of the Portfolio Manager(s); and

●	there is a trading market for the 4(2) paper.

(iv)	IOs and POs. The Portfolio Manager(s) must take into account the potential for changes in mortgage prepayment rates and how that may affect the liquidity of the instrument. In addition, the Portfolio Manager(s) must ensure that the following requirements are met:

●	there is sufficient trading activity; and either

●	there are two (2) or more quotes available; or

●	there are two (2) or more dealers undertaking to make a market in the securities.

(v)	Loans. The Portfolio Manager(s) shall consider, on a case-by-case basis, the liquidity of the loan taking into account the following factors:

●	the unregistered nature of the Loan;

●	the legal limitations on the transferability or sale of a Loan, including any requirement to obtain the consent of the borrower and/or the loan agent prior to the Loan’s sale or assignment, the likelihood that such consent may not be obtained, and any other conditions precedent to the sale or assignment of a Loan;

●	frequency of trades or quotes for the Loan;

●	the number, quality and experience with the Loan market of dealers willing to purchase or sell the Loan and to undertake to make a market in the Loan, and the number of other potential buyers;

●	the trading markets for the Loan and the depth of such market;

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●	the strength of the borrower’s general credit (e.g., its debt, administrative, economic, and financial characteristics); and

●	the estimated length of settlement period for the Loan. If a Loan purchased by the Fund has a settlement period of longer than thirty (30) days or has not settled within thirty (30) days of purchase it shall be presumed illiquid. This presumption may be rebutted and the Loan may be deemed liquid upon a written recommendation by the CCO to the Fund’s administrator describing (i) the circumstances that caused the purchased Loan to settle beyond thirty (30) days and (ii) the basis for the Company’s opinion that these circumstances are not likely to arise in connection with a subsequent sale of such Loan and to the contrary, it can reasonably be expected to settle within thirty (30) days.

(vi)	Control Positions. In certain circumstances, a portfolio security that would normally be considered liquid may require a special liquidity analysis by the fact that the Company is deemed to be a control person or insider of the issuer.

Control/Insider Positions. If the Company or one of its Principals or affiliates is a director or other insider of an issuer, or directly or indirectly holds a voting interest in the issuer that, when aggregated with other positions held on a discretionary basis by the Company, is so large as that it constitutes an actual or de facto control position (i.e., the Company controls in excess of ten percent (10%) of the outstanding shares issued), the Company should consider whether, as a control person or an affiliate of a control person, it is subject to restrictions on sale (including blackout periods) such that the position should be considered illiquid.

(vii)	Thinly Traded Securities. For thinly traded securities in which the Fund has accumulated a large position relative to the average market volume, the Company may wish to distinguish between types of thin markets:

●	In assessing a thin market, the Portfolio Manager(s) may differentiate between a market that is “thin” because there is traditionally little activity in the security, and a market that is “thin” because there is little appetite for this security at this time. Obviously, if there is market appetite for a particular security making the position relatively easy to sell despite a typically thin market, then its historical trading averages are not as important as they otherwise would be.

●	In assessing a thin market, the Portfolio Manager(s) may also consider who owns the security and who is the market maker for the security.

●	The Portfolio Manager(s) may also consider other factors such as the depth of the market for other securities in the same industry sector.

(viii)	Municipal Lease obligations. In accordance with guidance issued by the SEC, municipal lease obligations may be considered liquid if, in addition to the general factors discussed above in connection with Rule 144A securities, the Portfolio Manager(s) determines that the obligation is likely to remain marketable throughout the time it is held by the Client.

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In making such determination the Portfolio Manager(s) shall consider the credit quality of the municipality and the importance to the municipality of the property covered by the lease. Other factors that shall be considered are:

●	Whether the lease can be cancelled;

●	Whether the assets represented by the lease can be sold;

●	The strength of the lessee’s general credit;

●	The likelihood that the municipality will discontinue appropriating funding for the leased property because the property is no longer deemed essential to the operations of the municipality;

●	The legal recourse in the event of a failure to appropriate.

Please also reference the Trust Policies for a more in-depth discussion of liquidity guidelines for the Funds. The Portfolio Manager(s) must continually monitor the liquidity of all positions contained in Funds’ portfolios and promptly advise the Funds’ administrator of any acquisition of new illiquid securities or of changes in status of liquid positions.

P.	Leverage and Segregation

1.	Background

Section 18 of the 1940 Act, places limitations on the extent to which investment companies (both open-end and closed-end companies) may be leveraged, through Section 18’s general prohibitions against the creation of “senior securities”. Generally, as to open-end investment companies (e.g., the Funds), leverage may exist in two different forms. First, an open-end investment company, in compliance with Section 18, is permitted to borrow from a bank (“bank borrowing”). Bank borrowings are subject to certain limits as described below. Second, an open-end investment company may also effectively borrow by entering into obligations such as short sales that create indebtedness leverage (“non-bank borrowing”, also known as a “leveraged transaction”). Indebtedness leverage results from instruments that expose the open-end investment company to gains and losses that exceed the initial investment. As discussed below, non-bank borrowings are also subject to certain additional limits and also require “cover” through the use of asset segregation or earmarking at the custodian as described below.

Segregation or earmarking for non-bank borrowings should not be confused with margin or collateral which is required by broker-dealers who execute these non-bank borrowings on behalf of an open-end investment company. For example, if an open-end investment company purchases a futures contract, Section 18 and related interpretive materials require that assets be segregated or earmarked at the custodian, and the futures commission merchant may require collateral to be posted, generally by transferring assets into a separate account maintained in the name of the open-end investment company at the open-end investment company’s custodian. In addition, there are different rules about which types of securities may be used for Section 18 segregation, versus what the broker may accept for collateral, which itself may vary depending on the broker and the type of instrument the open-end investment company is purchasing. For example, Section 18 (as explained by various interpretive materials issued by the SEC) permits that cash or liquid securities be used for segregation whereas a broker may require exclusively cash for margin. (Please see above Section IV.O. of this Manual “Liquidity Procedures” for determining whether certain portfolio securities are liquid.)

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The Company is adopting these policies and procedures, in conjunction with the Trust Policies, on behalf the Funds (e.g., open-end investment companies) to assist the Company and its managed Funds in complying with the leverage and segregation requirements imposed under the 1940 Act. Use of segregated accounts or earmarking in custodial or Fund records will prevent creation of a senior security.

The CCO is responsible for the Company’s compliance with these policies and procedures. To ensure compliance with these policies, the Portfolio Manager(s) will monitor the Funds’ 300% Asset Coverage Test daily, as defined in Section 18 of the 1940 Act as well as perform, when applicable, a Total Segregation Calculation which establishes the required amount of securities necessary to be segregated to ensure compliance with the Section 18 under the 1940 Act. With respect to prime broker’s collateral requirements and margin maintenance requirements, the CCO, with the assistance of the Portfolio Manager(s), will ensure such requirements are met, kept and calculated daily, when applicable. Furthermore, the CCO, will ensure documentation of the monitoring of the Fund’s: Maximum Borrowing Potential (300% Asset Coverage Test), Total Segregation Calculation, Collateral Requirement and Margin Maintenance be maintained to show compliance with Section 18 of the 1940 Act for a period of not less than six (6) years from the end of the Company’s fiscal year during which the last entry was made in the records, the first two (2) years in an appropriate office of the Company.

2.	Bank Borrowing

Section 18 of the 1940 Act as well as each respective Fund’s governing documents (i.e., prospectus and statement of additional information) permit bank borrowing subject to various asset coverage requirements. The 1940 Act permits borrowing from a bank (such as Bank of New York Mellon or JPMorgan) if asset coverage of at least 300% is immediately established and maintained. Section 18 effectively permits borrowing up to 33.33% of adjusted assets including loan proceeds (50% excluding loan proceeds). For example, a Fund must first have $2.00 in adjusted assets for every $1.00 it borrows, so that after the borrowing it has $3.00 in adjusted assets to cover the $1.00 loan. For purposes of this policy, the Funds currently use the maximum permissible limit as their limit, except where stated otherwise in a Fund’s governing documents.

Section 18 compliance utilizes the following formula to calculate the 300% asset coverage test:

(Net Assets – Total securities used for Segregation & Collateral + Borrowings)/Borrowings = 300% (or more)

Section 18(g) contains an exclusion from the 300% asset coverage test for temporary borrowing from banks if such loans are limited to 5% of an open-end investment company’s total assets at the time the loan is made, are repaid within sixty (60) days, and are not extended or renewed. Generally, should the Company enter into a loan agreement on behalf its Funds, with the Fund’s custodian, the loan agreements do not reference the Section 18(g) exclusion; rather, they generally permit borrowing up to 33.33% of a Fund’s net assets and no loan draw may be outstanding for more than twenty (20) days.

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3.	Non-Bank Borrowing

Additionally, the SEC has determined that Section 18 does not prohibit open-end investment companies from “borrowing”- like transactions, including from non-bank sources, if the open-end investment company “covers” its exposure by establishing and maintaining “segregated accounts” that are equal in value to the obligations incurred. Assets in a segregated account must be otherwise unencumbered and must be liquid and marked to market daily. Segregated assets need not be physically moved to another account as the SEC permits earmarking. The Company utilizes the earmarking system when applicable and retains such records as a Fund record. It is the Company’s policy that should the Company utilize the earmarking system it will comply with the Trust Policies and retain such records as a Fund record.

Segregated accounts generally must consist of liquid assets such as cash, U.S. government securities or other liquid equity or debt securities. The SEC requires that the value of the assets in the segregated account be marked to market daily (i.e., the market value of the assets must equal the current value of the obligation). Permissible liquid assets must be added to the segregated account if the total value of the account falls below the current value of the obligations incurred.

The SEC has stated explicitly that the following transactions create potential obligations which are “borrowing”- like under Section 18 and involve “potential leveraging:”

●	Reverse repurchase agreements;

●	Writing (selling) put and call options;

●	Futures and options on futures;

●	Forward commitments or when-issued securities (including TBAs);

●	Firm commitment agreements;

●	Standby agreements;

●	Short sales;

●	Forward contracts on currencies or securities; and

●	Securities Lending.

Additionally, the SEC has stated that they would view any “analogous” transactions entered into by open-end investment companies in a similar manner. Therefore, the segregation requirements also may apply to the following types of transactions: (i) dollar rolls; and (ii) swaps, caps, floaters and collars.

However, not all derivatives require segregation. The SEC only requires segregation for instruments which create indebtedness leverage (that is the Fund is exposed to gains or losses that exceed its initial investment) as opposed to economic indebtedness (which, while it magnifies the Fund’s gains or losses in much the same way indebtedness does, it does not expose the Fund to a future obligation or indebtedness). For instance, instruments like collateralized mortgage obligations (“CMOs”) sometimes are considered leveraged based on their degree of sensitivity to changes in interest rates, or in the value of some underlying asset. However, CMOs do not create indebtedness leverage because the potential loss is limited to the amount invested. Similarly, if a Fund should purchase a call option, and the option expires worthless, the Fund’s loss is limited to the amount of the premium paid.

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Expressed another way, if the amount that can be lost through any investment by a Fund is limited to the amount invested, no leverage exists and no segregation of assets must occur. If the amount that can be lost through any investment exceeds the amount invested, leverage exists and segregation of assets must occur.

Securities may simultaneously be used both for broker collateral and for Section 18 segregation. Securities deposited with the broker as margin may count toward the collateral needed to cover the leveraged obligation under Section 18 if the securities are otherwise eligible for a segregated account.

Earmarking shall be used as the method of demonstrating compliance with the segregation requirements. The Portfolio Manager(s) will verify these requirements in conjunction with any security purchased that meets the leverage and segregation requirements.

Following is a list of investments that require segregation or, where applicable, coverage. A Fund must provide segregation coverage of at least 100% on a daily basis. In addition, the value of the securities held as collateral must be marked to market daily.

Instrument/Investment	Segregated Account or Cover Requirement (Required to be calculated on a daily basis)
Short Sales	An amount at least equal to the current market value of the securities sold short, reduced by any amount deposited as margin. The amount required to be segregated may not be reduced by the proceeds from the short sale that may also be deposited by a Fund (in either the broker posted margin account or third-party account on behalf of the broker). Alternatively, the short sale can be “covered” through ownership of either the underlying security or a call option on such security with an exercise price equal to or lower than the price at which the securities were sold short.
Sale of a Call Option	An amount equal to the current market value of the instruments underlying the contract. Alternatively, the contract can be “covered” through (a) ownership of the underlying instruments or (b) ownership of a call option on such instruments at an exercise price equal to or lower than the exercise price of the short option.

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Instrument/Investment	Segregated Account or Cover Requirement (Required to be calculated on a daily basis)
Sale of a Put Option	An amount at least equal to the dollar amount of the Fund’s delivery or purchase obligation, reduced by any amount maintained as margin. Alternatively, the position can be “covered” (a) through ownership of a put option with an exercise price at least equal to the Fund’s delivery or purchase obligation or (b) through selling short the underlying instrument at a price at least equal to the Fund’s purchase obligation.
Purchase of Futures Contract; or Options on Futures

Cash-settled futures (no physical delivery) require segregation of the net amount due on the contract, less any amounts deposited as margin. Futures with possible physical delivery require segregation of the full notional amount of the contract, less any amounts deposited as margin.

These positions can be “covered” and thus not require segregation if: (a) the Fund owns a corresponding put option with an exercise price at least equal to the delivery or purchase obligation, (b) through selling short (or selling a futures contract on) the underlying instrument at a price at least equal to the Fund’s purchase obligation, or (c) the Fund’s writing of a corresponding futures contract at an exercise price equal to or higher than the delivery price of the futures contract which the Fund sold.

Sale of Futures Contract

Cash-settled futures (no physical delivery) require segregation of the net amount due on the contract, less any amounts deposited as margin. Futures with possible physical delivery require segregation of the full notional amount of the contract, less any amounts deposited as margin.

These positions can be “covered” and thus not require segregation if: (a) the Fund owns the underlying instruments, or (b) the Fund’s ownership of a corresponding futures contract at an exercise price equal to or lower than the delivery price of the futures contract which the Fund sold, (c) the Fund owns a corresponding call option with an exercise price equal to or less than the delivery or purchase obligation.

Swaps	Segregation of an amount at least equal to the net amount owed is required if the swap is entered into on a net basis. If the swap is not entered into on a net basis, an amount at least equal to the full amount of the Fund’s obligation is required to be segregated.
Credit Default Swaps

Swaps that are settled in cash on a net basis: Segregate assets in an amount at least equal to any accrued but unpaid amounts owed by the Fund to the swap counterparty.

Swaps not settled in cash on a net basis: Segregate assets in an amount at least equal to the full notional amount of the swap contract.

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Instrument/Investment	Segregated Account or Cover Requirement (Required to be calculated on a daily basis)
Purchase of Forward Currency Contracts

Segregate assets in an amount at least equal to the dollar amount of the Fund’s purchase obligation under the forward contract (less margin deposits).

With respect to cash settled forward contracts, the Fund may segregate assets equal to the net amount owed under the contract, as determined daily (less margin deposits).

A long position in a forward contract may be “covered” if the Fund purchases a put option on the same forward contract with an exercise price equal to or greater than the price of the forward contact held by the Fund.

Sale of Forward Currency Contracts

Segregate assets in an amount at least equal to the dollar amount of the market value of the currency underlying the forward contract (less margin deposits).

With respect to cash settled forward contracts, the Fund may segregate assets equal to the net amount owed under the contract, as determined daily (less margin deposits).

A short position in a forward contract may be “covered” if the Fund:

●    owns the currency underlying the contract; or

●    holds a call option permitting the Fund to purchase the same forward contract at a price no higher than the price at which the short position was established.

Reverse Repurchase Agreements	Segregation of an amount at least equal to the dollar amount of the Fund’s s obligation to repurchase securities plus accrued interest.
Dollar Rolls	Segregation of an amount at least equal to the dollar amount of the Fund’s obligation to repurchase securities plus any accrued interest.
When Issued Purchases and Forward Commitments (Extended Settlements)	Segregation of an amount at least equal to the dollar amount of the Fund’s obligation under contract on settlement date.

4.	Leverage and Segregation Procedures

Recall from above that any 1940 Act registered open-end investment company that employs leverage must satisfy Section 18 under the 1940 Act, with respect to the 300% asset coverage test or the designation of adequate asset cover and/or segregation. This is true for “bank borrowing” of cash as well as for “non-bank borrowing” such as the selling of securities short or entering into securities transactions that create indebtedness leverage. Non-bank borrowing may also give rise to collateral requirements with the broker governed by Regulation T (“Reg T”) and further governed by NYSE Rule 431 or other self-regulatory margin rules (“SRO Rules”).

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Whereas the Section 18, Reg T and SRO Rule tests are separate and must be performed independently, they also overlap in that assets required to be segregated under Section 18 also may contribute to or entirely constitute the collateral and margin requirements for short selling under Reg T and SRO Rules. Please see above Section IV.H. of this Manual for more information regarding the Company’s short selling policies and procedures.

To the extent the Company should conduct is such transactions that require segregation, on behalf of the Funds, the Portfolio Manager(s), including the CCO shall ensure that a Fund maintains a segregated account on the books of the Fund’s custodian containing assets (not otherwise unencumbered and liquid and marked to market daily, such as cash or liquid securities) equal in value of the obligations; or “covers” its obligation by holding the same instrument underlying such position (i.e., a short position in a future could be “covered” by owning the currency underlying the futures contract). Segregated securities shall not be sold while the position they are covering is outstanding, unless they are replaced with similar securities. The collateral deposited in a segregated account with the Fund’s custodian for the benefit of a prime broker shall be conducted under a special custody agreement (sometimes referred to as a tri-party or pledge agreement) between the Fund’s custodian, the prime broker and the Fund and shall at all times meet the requirements of Reg T and any securities exchange or quotation system requirements (SRO Rules). To the extent the Company, on behalf of the Funds, does not segregate liquid assets or otherwise collateralize or cover its obligations under such transactions, such transactions will be treated as senior securities representing indebtedness for purposes of the requirement (Section 18 of the 1940 Act) that the Fund have an asset coverage of at least 300%. The Portfolio Manager(s), including the CCO will be responsible for ensuring compliance with these procedures. The Company must maintain records that can demonstrate any future obligations created by the use of leverage/or any other forms of leverage instruments are sufficiently “covered.” It is the Company’s policy that should the Company utilize the earmarking system it will comply with the Trust Policies and retain such records as a Fund Client.

5.	Regulatory Requirements

Funds utilizing bank borrowings or other forms of non-bank borrowings must be in compliance with Section 18 of the 1940 Act.

●	Maximum Borrowing Potential: This is the 300% asset coverage test as defined in Section 18 whereby a fund must establish and maintain asset coverage of at least 300% against bank borrowings.

●	Total Segregation Calculation: Establishes the required amount of securities necessary to be segregated to ensure compliance with Section 18 and subsequent Release No. IC-10666.

●	Physically Segregated Assets: Liquid assets that are segregated should not exceed the amount required by the total segregation calculation. (As directed above in Section IV.P.3 – Non-Bank Borrowing of this Manual, the Portfolio Manager(s) shall mark to market assets daily and allocate or instruct to maintain appropriate levels of asset coverage).

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6.	Broker Requirements

●	Collateral Requirement: This is the amount of securities placed in a tri-party account to satisfy broker collateral requirements under Reg. T. For equities, this is equal to 50% of the initial proceeds from short sales; lower requirements apply to debt.

●	Margin Maintenance: This is the amount of margin required under SRO Rules.

7.	Delineation of Responsibilities

i.	General

The Portfolio Manager(s) or delegate shall monitor the aggregate Section 18 transaction exposures in the Funds and maintain appropriate asset coverage amounts or offsetting positions for such transactions. The Portfolio Manager(s) or delegate shall monitor asset segregation and coverage for compliance with this policy on a daily basis. The Portfolio Manager(s) or delegate is responsible for daily testing of the compliance requirements described above, including prompt resolution of any exceptions and notification to the CCO and Fund administrator of any such exceptions.

At the written request of the Company, the Funds’ administrator may conduct daily testing of the compliance requirements described above for the Funds and send the daily test results to the Company for review and confirmation by the Portfolio Manager(s) or delegate. For purposes of this policy, to the extent that the Funds’ administrator conducts such daily testing and sends the results to the Company, the daily testing results shall be deemed to be accepted and confirmed by the Company, unless the Company promptly notifies the Funds’ administrator in writing of any exceptions.

Written documentation evidencing the daily testing of the compliance requirements above must be maintained by the CCO in accordance with the 1940 Act and the rules thereunder.

ii.	Specific Asset Coverage Procedures

With respect to specific transactions, each Fund will segregate or earmark cash or other liquid assets or will hold offsetting positions as noted above. The Portfolio Manager(s) or delegate shall be responsible for providing written instructions to the Funds’ administrator and/or the Funds’ custodian as to the assets to be segregated or earmarked. If asset coverage is performed through the use of offsetting positions, the Portfolio Manager(s) or delegate shall identify with specificity and in writing to the Funds’ administrator each offsetting position identified.

Q.	Derivative Transactions

1.	General

The Company, on behalf of its Client’s may use options on securities and financial indices, futures and options on futures, forward currency contracts, interest rate swaps, caps and floors and other derivative instruments (collectively “derivative instruments”) solely for hedging purposes, except as otherwise permitted by a Client’s governing documents. The Company, on behalf of its Client’s may use derivatives instruments to establish hedges requiring either a long or short position. An example of a short hedge would be to sell futures contracts in order to protect the Client’s assets from declining equity markets. A long hedge would involve the purchase of futures contracts in a situation of rising equity prices where there are no good investment opportunities available. In this case, a Client would be “pre- investing” its anticipated cash flow.

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Using derivative instruments can have a leveraging effect and increase volatility in the Client’s account. Derivative instruments can be highly illiquid and difficult to unwind or value, and changes in the value of a derivative instruments held by a Client may not correlate with the value of the underlying instrument or the Client’s other investments. Many of the risks applicable to trading the instruments underlying derivatives are also applicable to derivative trading. However, additional risks are associated with derivative instruments trading that are possibly greater than the risks associated with investing directly in the underlying instruments. These additional risks include but are not limited to illiquidity risk, operational leverage risk and counterparty credit risk. A small investment in derivative instruments could have a potentially large impact on the Client’s performance.

With respect to the Funds using derivative instruments, it is the Company’s policy that:

●	The Funds will operate in such a manner whereby they will not be considered a “pool” operator within the meaning of Section 4.10(d) of CFTC regulations. Please see above Section IV.P.7. of this Manual for more information regarding CFTC Rule 4.5 De Minimis Tests Requirements.

●	The Funds will engage in derivative transactions in a manner whereby such transactions will not be considered to be a “senior security” subject to Section 18(f) of the 1940 Act. Accordingly, the Portfolio Manager(s) must ensure that each respective Fund will comply with the segregated account and “cover” requirements in a manner that is consistent with the Company’s “Leverage and Segregation” policies found above in Section IV.P. of this Manual.

●	The Funds will conduct derivative transactions in such a manner as to be in compliance with Section 17(f) of the 1940 Act and, with respect to futures contracts, Rule 17f-6 thereunder regarding custody of Fund assets. (Please see above in Section III.D.3.(v). of this Manual for more information) Accordingly, and without limitation:

○	With respect to the initial margin for futures transactions, an account will be established with the Funds’ custodian, and the commodity broker may gain access only in the event that the Fund fails to perform according to the terms of its agreement.

○	With respect to the variation or maintenance margin requirements for futures transactions, any agreement between a Fund and the commodities broker must require the broker to receive or pay out any amount equal to all changes in the value of a futures contract on a daily basis. If a Fund, in its margin account, has an unrealized gain above the amount of any net variation margin it has already received, the commodities broker, as of the close of that trading day may receive, on behalf of a Fund, a variation margin payment from the clearing corporation in the amount of the gain. The broker shall notify the Company, on behalf of the Fund, of the Fund’s entitlement to receive variation margin payments by 10:30 A.M. New York time the next business day, and the Company, on behalf of the Fund, will demand this amount from the broker.

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2.	Compliance Procedure

The CCO is responsible for ensuring compliance to these policies and following procedures and compliance with the Trust Policies.

i.	Liquidity of Derivative Instruments

The CCO, with the assistance of the Portfolio Manager(s), shall monitor on an ongoing basis, in light of a Fund’s redemption obligations to its shareholders and obligations to the Fund’s creditors, the liquidity of the Fund’s derivative instruments with respect to the following factors: (i) the percentage of the Fund’s assets committed to derivative instruments and/or any other obligations to the Fund; and (ii) the Fund’s cash inflows (including through purchase of Fund’s shares) and outflows (including through redemptions). In light of the above factors and to minimize the percentage of net assets invested in illiquid securities, which in any event is not to exceed 15% of a Fund’s net assets, the Portfolio Manager(s) shall monitor derivative instruments on an ongoing basis. Generally, derivative instruments shall be presumed to be illiquid unless the Portfolio Manager(s) makes a specific determination that (i) the derivative instrument may be sold within seven (7) days at approximately the price at which it is valued in the Fund, (ii) it has a reasonable belief that the derivative instrument is marketable and will not become unmarketable during the period it is expected to be held by the Fund, taking into account the instruments trading volume, and (iii) if the derivative instruments identified in Section IV.O.3.i. above, it meets the criteria for liquidity taking into account the considerations set forth in “Guidelines for Determining Liquidity.”

ii.	Derivative Instruments Coverage

To the extent the Company should conduct in derivative instrument transactions, on behalf of the Funds, the Portfolio Manager(s), including the CCO shall ensure that the Funds maintain segregated accounts on the books of the Fund’s custodian containing assets (not otherwise unencumbered and liquid and marked to market daily, such as cash or liquid securities) equal in value of the obligations; or “covers” its obligation by holding the same instrument underlying such position (i.e., a short position in a future could be “covered” by owning the currency underlying the futures contract). Segregated securities shall not be sold while the position they are covering is outstanding, unless they are replaced with similar securities. The collateral deposited in a segregated account with the Fund’s custodian for the benefit of the counterparty (e.g., broker-dealer) is conducted under a special custody agreement (sometimes referred to as a tri-party or pledge agreement) between the Fund’s custodian, the counterparty and the Fund and shall at all times meet the requirements under Section IV.P.3. of this Manual. To the extent the Company, on behalf of the Funds, does not segregate liquid assets or otherwise collateralize or cover its obligations under such transactions, such transactions will be treated as senior securities representing indebtedness for purposes of the requirement (Section 18 of the 1940 Act) that the Fund have an asset coverage of at least 300%. The Portfolio Manager(s), including the CCO will be responsible for ensuring compliance with these procedures. The Company must maintain records that can demonstrate any future obligations created by the use of derivative instrument and/or any other forms of leverage instruments are sufficiently “covered.” Please see above in Section IV.P. of this Manual for more information regarding the Company’s policies and procedures in reference to Leverage and Segregation.

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R.	Securities Lending

The Company does not currently engage in lending of portfolio securities by the Funds; however, should the Company engage in such lending of portfolio securities in the future, the following policies and procedures have been adopted by the Company, in conjunction with the Trust Policies, to govern the lending of portfolio securities by the Funds. These policies and procedures are designed to ensure that any such securities lending program complies with the requirements of the 1940 Act.

The CCO is responsible for ensuring compliance to these policies and procedures, including compliance with the Trust Policies. Any questions or concerns regarding the Company’s or Trust’s Securities Lending policies and procedures should be directed to the CCO.

1.	Approval of Lending Program and Lending Agent.

Before the Company can engage the Funds in a securities lending program, the CCO must get approval from the Trust CCO. The Trust Board, including a majority of the independent trustees, must approve the terms of a Fund’s securities lending program (the “Program”), including the engagement of an agent to administer the Program (the “Lending Agent”). The Trust Board must approve the lending agreement with the Lending Agent and the terms of compensation paid to the Lending Agent for administering the Program.

2.	Use of an Affiliated Lending Agent.

If the Lending Agent is an affiliated person, or an affiliated person of an affiliated person, of the Trust (each as defined in the 1940 Act), then the following additional requirements shall apply:

●	The affiliated Lending Agent shall represent to the Trust Board that the services it provides are of the type that are routinely provided to pooled investment funds by unaffiliated custodians as part of a securities lending program;

●	The CCO must negotiate the terms of loans, select borrowers, and invest cash collateral (or provide the affiliated Lending Agent with pre-approved written instructions regarding same);

●	The Fund’s custodial arrangements must comply with the self-custody provisions of Rule 17f-2 under the 1940 Act (Please see above Section III.D.3.ii. of this Manual for more information on Rule 17f-2);

●	The affiliated Lending Agent shall receive fees under the securities lending program based on the number and complexity of the Lending Agent’s actions and services (e.g., fees for each movement or transfer of securities, recordkeeping fees and fees for loan monitoring), not on the Fund’s revenues or profit generated by the Program (unless there is relief granted by the SEC);

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●	The Trust Board shall determine that: (i) the Program is in the Fund’s best interests; (ii) the services to be rendered are necessary for the Fund’s operations; (iii) the Lending Agent can provide services at least equal in nature and quality to those that could be provided by other providers; and (iv) the fees paid are fair and reasonable under the circumstances; and

●	The CCO shall provide quarterly to the Trust Board the compensation paid to the affiliated Lending Agent under the Program.

3.	Percentage Limitation.

Loans of portfolio securities by a Fund (“Loans”) may not exceed 33.33% of the value of the Fund’s total assets (or such lower amounts as approved by the Trust Board), measured at the time of the making of any such Loan. For purposes of this calculation, collateral received by a Fund from a Borrower is included in the total assets of the Fund.

The CCO, with the assistance of the RSRM Committee, shall monitor the Funds activity of Loans to ensure a Fund’s Loans do not exceed 33.33% of the value of the Fund’s total assets (or such lower amounts as approved by the Trust Board). The Lending Agent and the Fund’s custodian shall assist in notifying the CCO and the RSRM Committee at the time any such Loan is made by the Funds to enable the CCO the ability to monitor such Loan activity and ensure compliance.

4.	Collateralization Requirements/Investment of Collateral.

Loans must be secured by collateral consisting of: (i) cash; (ii) securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities; (iii) an irrevocable bank letter of credit; or (iv) any combination thereof, equal to not less than (a) 102% of the market value of the loaned securities that are principally settled in the United States at the inception of the loan and (b) 105% of the market value for securities cleared and principally settled outside of the United States at the inception of the loan (“Collateral”). Loans shall be marked-to-market daily and the margin restored in the event that collateralization is below 100% of the market value of the securities loaned. The Collateral must be received by the Funds’ custodian concurrently or in advance of delivery of the loaned securities to the borrower. The Lending Agent shall invest the Collateral only in accordance with instructions from the RSRM Committee and in a manner, that is consistent with the lending Fund’s investment objectives and policies.

The CCO, with the assistance of the RSRM Committee, shall monitor the pool of Collateral to ensure the Lending Agent has invested such Collateral in a manner that is consistent with the lending Fund’s investment objectives and policies and in accordance to the instructions provide to the Lending Agent by the RSRM Committee. The Lending Agent and/ or the Fund’s custodian shall assist the Company in providing it the capability to monitor such Collateral to Loan mark-to-market value to enable the Company the ability to ensure collateralization compliance.

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5.	Approved Borrowers/Loan Terms.

Loans may be made only to reputable borrowers who are brokers, dealers or other financial institutions that, in the opinion of the Lending Agent, and the Company, are of sound financial condition. The RSRM Committee in conjunction with the CCO must select borrowers and negotiate Loan terms and premium or may delegate such activities to the Lending Agent provided that the CCO provides the Lending Agent with written instructions or procedures which specify pre-approved borrowers and acceptable Loan terms. The Lending Agent shall maintain a list of Company’s approved borrowers and shall monitor the creditworthiness of such approved borrowers on an on-going basis. The Lending Agent shall notify the CCO immediately if an approved borrower’s creditworthiness declines.

6.	Prohibited Borrowers.

No Loans shall be made to any broker, dealer or other financial institution if it is an “affiliated person” as defined in the 1940 Act, the Company, the Funds’ principal underwriter, or an affiliated person of any of the foregoing, unless applicable exemptive or no-action relief has been issued by the SEC or its staff to the appropriate parties for such transaction(s). The CCO is responsible for identifying prohibited borrowers and communicating them to the Lending Agent.

7.	Reasonable Rate of Interest Required.

Under each loan, a Fund must receive a reasonable rate of interest, as measured by current business practices. The Fund must also retain the right to receive any dividends, interest or other distributions on the loaned securities.

8.	Loans Must Be Callable.

Loans must be overnight in nature. The Company, on behalf of the Funds, must be able to terminate the Loan at any time and recall any loaned securities under standard settlement terms for the security’s market. In the event that a borrower fails to return loaned securities or becomes insolvent, the Lending Agent shall use the Collateral to replace the loaned securities and hold the borrower liable for any excess of replacement cost exceeding the Collateral. The Lending Agent shall notify the CCO immediately, should a borrower fail to return loaned securities or becomes insolvent.

9.	Use of Finders or Intermediaries.

Loans may not be made by or through the use of finders or intermediaries unless the ultimate borrower is known to the Trust, and both such intermediary and borrower satisfy the standards of an approved borrower, as described above. No such intermediary may be an affiliated person of the Trust, the Company, a Fund’s principal underwriter, or an affiliated person of any of the foregoing.

10.	Fees.

The Trust may agree to split net securities lending revenue with a Fund’s Lending Agent that is not an affiliated Lending Agent (unless such affiliated Lending Agent has received exemptive relief from the SEC as described herein above), provided the Trust Board determines that such split is reasonable and proper in light of current business practices as reported to the Trust Board and the benefits to be derived by the Fund.

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A Fund may pay a borrower a rebate in connection with any loan collateralized with cash, provided such rebate is reasonable and proper in light of current business practices. Such rebate (and any negative rebate) shall be included in the net securities lending revenue subject to the fee split described above.

A collateral fee may be paid to a borrower, provided the Trust Board determines such payments to the borrower to be reasonable and proper in light of current business practices as reported to the Trust Board and the benefits to be derived by a Fund. All negotiated fees must be approved by Trust Board.

11.	Voting or Consent Rights.

The Company, on behalf of the Funds, must be entitled to recall any loaned securities so as to enable the Company, on behalf of the Funds, to vote proxies or exercise consent rights without penalty from the borrower. The Fund’s custodian shall notify the Company of any loaned securities in which proxies or consent rights need to be voted with respect to such loaned securities to enable the Company to recall any such loaned securities and vote proxies or exercise consent rights.

12.	Written Contract Required.

The Lending Agent shall only make Loans to borrowers pursuant to written contracts with approved borrowers.

13.	Disclosure.

The lending Fund shall disclose in its registration statement on Form N-1A in accordance with applicable legal requirements, that the Fund is engaged in a securities lending program, that the Fund retains the right to recall loaned securities at any time, including for the purpose of voting proxies, and the risks and limitations associated with the Fund’s securities lending program, including risks associated with the investment of Collateral. The CCO shall work with Lending Agent and Trust CCO to ensure all securities lending program disclosers are made in the Fund’s registration statement on Form N-1A in accordance with applicable legal requirements.

14.	Quarterly Reports.

On a quarterly basis, the CCO and the Trust’s COO shall be provided with a summary of earnings regarding the Fund’s securities lending activity and a certification from the Lending Agent that (i) Loans were only made to approved borrowers, (ii) Loans were marked to market daily and the collateral requirements required by these procedures were met, and (iii) the lending limitations of the 1940 Act or the applicable Fund’s registration statement were maintained.

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V.       MARKETING

A. ADVERTISING AND MARKETING

The Company is subject to U.S. and non-U.S. laws as they relate to the marketing of its investment advisory services. In many cases, these laws define “marketing” differently. As a result, any communication made to more than one person108 to solicit investment advisory services with regards to securities should be considered “advertisements.” All advertisements must comply with the requirements and restrictions listed below and be pre-approved by the CCO or an authorized designee. The CCO may provide approval for a specific template, investor type, jurisdiction or type of communication.

Advertisements may be written or unwritten, and therefore may include communications such as webcasts, podcasts or other content distributed via the Company’s website and social media platforms. Advertisements may also contain content created or distributed by third parties.109 If there is a question as to whether any direct or indirect communication must be treated as an advertisement, please consult the CCO.

In the context of the Company’s business, typical advertisements include Client private placement memoranda or other Governing Documents, the Company’s website, most pitch or flip books, press releases, prepared speeches or other remarks, standardized Company booklets or other presentations, materials sent via distribution lists containing Company contacts, content posted or shared via the Company’s website or social media accounts, and communications containing actual or hypothetical performance information110. On the other hand, the Company does not consider the following to be advertisements:

●	Responses to unsolicited requests for information from current or prospective Client investors or their consultants;

●	Communications distributed exclusively to existing Client investors that do not offer new investment advisory services with regards to securities, such as information regarding a new Client or strategy offered by the Company; or

●	Communications of a general nature made to the general public, and not directed to prospective Client investors, such as blog posts, social media posts, most website content and other similar communications made to the general public, and which do not offer the Company’s advisory services nor solicit investment into any Client.

108	Multiple natural persons representing a single entity or account are treated as one person. Conversely, bulk emails or algorithm-based messages, and customized templates, are not one-on-one communications.

109	Based on the relevant facts and circumstances, advertisements may include communications adopted by the Company or third-party communications that the Company authorized or was involved in the communication’s preparation. Please see Third-Party Content section for further details.

110	Advertisements include all communications including hypothetical performance, even if only sent to one person, unless such information is provided to a prospective or current private Client investor or in response to an unsolicited request for such information. Please see the Hypothetical Performance sub-section for more details on restrictions related to sharing such information.

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Regardless of whether they are deemed advertisements, the general anti-fraud provisions of the Advisers Act apply to all investment adviser communications. Accordingly, all published, circulated, or distributed communications cannot contain any untrue statement of a material fact or any information (or omission of information) that would reasonably be likely to cause an untrue or misleading implication or inference concerning a material fact. Advisers Act rules require the Company to disclose material facts to Client investor.

Only the Company’s portfolio managers, members of the investor relations/business development team and other individuals approved by the business development team are authorized to market the Company’s investment advisory services. All other personnel should refrain from advertising or marketing the Company’s advisory services. This centralized approach helps ensure communications that may be construed as marketing or which may have other regulatory implications are appropriately drafted, reviewed and maintained.

1. General Principles.

Advertising must present advisory services offered in a fair and balanced manner and disclose all material facts concerning the information conveyed that is necessary to avoid misleading implications. Likewise, advertisements must not contain information that would likely cause an untrue or misleading implication or inference to be drawn concerning a material fact. Advertising must be truthful and accurate, and must not contain exaggerated or unwarranted claims, suggest that profits are guaranteed or otherwise claim potential benefits or profits in connection with the Company’s advisory services without disclosing the potential for loss or material limitations associated with the potential benefits.

Disclosures concerning the material risks associated with the advertised benefits of the Company’s advisory services are an important aspect of a fair and balanced presentation and must be included in the “four corners” of the advertisement; hyperlinked disclosure is permissible to disclose additional benefits and associated risks (in a fair and balanced manner) not explicitly identified in the advertisement. An advertisement’s overall context and the sophistication of the recipients are also important considerations when producing a fair and balanced presentation and providing appropriate disclosures.

The Company’s policy further requires preserving contemporaneous records to substantiate all material statements of fact or material claims in advertisements. This includes, for example, the Company’s calculations regarding performance, including forward-looking projections.

2. Superlative Claims.

Superlative statements in marketing materials may be viewed as misleading. Examples of potentially misleading words and statements include “superior,” “top-notch,” “best” or “worst,” “most” or “least,” “highest” or “lowest,” “always” or “never,” and “certain to outperform.”

Additionally, marketing materials should generally avoid making unsupportable claims, such as that the adviser has a “highly rated” investment process or that the adviser’s research is the “best in the industry.” Supportable claims and documented achievements may generally be included in marketing materials.

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B. TESTIMONIALS AND ENDORSEMENTS

1.	General Principles.

The Company may include testimonials111 and endorsements112 in advertisements if (i) the advertisement includes appropriate disclosures regarding the person giving the testimonial or endorsement (the “promoter”); (ii) the Company has entered into a written agreement with the promoter if the promoter is to be compensated by the Company; and (iii) the Company does not engage certain “bad actors” from acting as promoters. Compensated testimonials or endorsements must be treated as advertisements, even if made only to one person. As a general matter, the CCO must review and approve any prospective Company engagements with compensated promoters to have the opportunity to conduct appropriate due diligence and help ensure the Company can comply with the above provisions.

In the context of the Company’s business, compensated promoters include third-party private Client promoter. However, depending on the facts and circumstances, other third-parties not commonly seen as compensated promoters or solicitors (such as a service provider or a current private Client investor who infrequently refers an investor to the Company) may also be subject to this policy if the Company intends to provide direct or indirect cash or non-cash compensation in connection with the promoter’s testimonial(s) and/or endorsement(s).113

Prospective Client investors should be made aware of a person’s incentive to provide a testimonial or endorsement. Therefore, the Company’s direct or indirect cash or non-cash compensation in exchange for a testimonial or endorsement is particularly relevant. Forms of direct or indirect compensation are broadly construed and include both common solicitor fee arrangements based on, for example, a percentage of assets under management or amounts invested by referred investors, but also non-traditional cash-based forms such as directed brokerage to compensate brokers for soliciting investors, or reduced fees or fee waivers given to investors for soliciting other investors. Non-cash compensation may also include gifts or other entertainment provided in connection with the testimonial or endorsement. To avoid doubt, regular salary or bonuses of Company Employees or other affiliates are not considered “compensation”, so long as specific compensation is not provided for the particular endorsement.

Notwithstanding the above, with the CCO’s pre-approval and subject to any applicable confidentiality arrangement, the Company may distribute a partial list of institutional Client investors to inquiring prospective investors in a fair and balanced manner.

111	Marketing Rule’s definition of “testimonial” includes any statement by a current Client investor about their experience with the investment adviser or its Employees.

112	Marketing Rule’s definition of “endorsement” includes any statement by a person other than a current Client investor that indicates approval, support or recommendation of the investment adviser or its Employees or describes that person’s experience with the investment adviser or its Employees.

113	Promoters who receive de minimis compensation ($1,000 or less, or the equivalent value in non-cash compensation, during the preceding twelve months) are not subject to the “written agreement” requirement, but such compensation would still need to be part of the required disclosures.

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2.	Required Disclosures.

In connection with obtaining or using any testimonial or endorsement in an advertisement, the Company must clearly and prominently disclose (or reasonably believe that the promoter disclosed):114

●	Whether the testimonial was given by a current Client investor, and the endorsement was given or by a person other than a current Client investor, as applicable;

●	That cash or non-cash compensation was provided for the testimonial or endorsement, if applicable; and

●	A brief statement of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the Company’s relationship with such person, including a description and the material terms of any compensation arrangement provided or to be provided for the testimonial or endorsement.

3.	Company Oversight and Written Agreement.

The Company must oversee promoters' testimonials and endorsements to reach a reasonable basis that all testimonials or endorsements comply with this policy. In most cases, the Company’s requirement for the CCO to pre-approve all advertisements, including those disseminated by third-party promoters, will serve as the Company’s reasonable basis in this respect. However, when CCO pre-approval is not logistically possible, such as in certain unwritten testimonials or endorsements by placements agents, for example, the Company must develop procedures tailored to the specific facts and circumstances to reach the requisite reasonable basis.

If the Company wishes to provide any compensation over the de minimis threshold for a testimonial or endorsement, the Company must enter into a written agreement with the person giving the testimonial or endorsement. The written agreement must describe the scope of the agreed-upon activities and the terms of the compensation for those activities.

4.	Disqualification for Persons Who Have Engaged in Misconduct.

The Company is prohibited from compensating a person, directly or indirectly, for a testimonial or endorsement if the Company knows, or reasonably should know, that the person giving the testimonial or endorsement is an ineligible person at the time the testimonial or endorsement is disseminated. An “ineligible person” is a person who is subject either to a disqualifying SEC action115 or to any disqualifying event116 in the past ten years, with limited exceptions. An ineligible person also includes other individuals with similar status or functions within the scope of association with an ineligible person.

114	For example, if a blogger or social media influencer is endorsing and referring Client investors to the Company through his or her website or platform, the Company may provide such blogger or influencer with the required disclosures and confirm that they are provided appropriately on his or her respective pages. The Company may also consider choosing to include provisions in its written agreement with the promoter, requiring the promoter to provide the required disclosures to investors.

115	Any SEC opinion or order barring, suspending or prohibiting a person from acting in any capacity under federal securities laws.

116	Refer to final rule 206(4)-1(e)(3) and (4) for the defined terms “disqualifying Commission action” and “disqualifying event.”

There is no disqualification provision for providers of uncompensated testimonials and endorsements.

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C. THIRD-PARTY CONTENT

The Company must exercise caution when including third-party content in Company advertising or involving itself in the preparation of third-party content, as both instances might result in the third-party content or communication being attributed to the Company. Depending on the circumstances, third-party information or communications may be attributable to the Company if (i) the Company has explicitly or implicitly endorsed or approved the information after its publication (adoption); or (ii) the extent to which the Company involved itself in the preparation of the information or third-party communication (entanglement). For example, if the Company incorporates information it receives from a third party into its advertising, the Company has adopted the third-party content, and the Company could be liable for such third-party content under the marketing rule just as if the Company had produced the content. In addition, the Company may be viewed as having “entangled” itself in a third-party communication if the Company involves itself in the third-party’s preparation of the information.

Considering the above, the CCO must be consulted prior to the Company involving itself in the preparation of any third-party content or communications so that an assessment can be made as to whether the third-party content or communication must be treated as an advertisement of the Company. Similarly, the CCO must be consulted before the Company provides information to third parties that publish reports or maintain databases or otherwise make the Company’s provided information available to its subscribers. Employees must notify the CCO if they become aware of inaccurate information published or distributed by a third party, and the CCO will work with the publisher to resolve the inaccuracy.

D. REFERENCES TO SPECIFIC INVESTMENT ADVICE

Investment adviser marketing material may not include a direct or indirect reference to any specific investment advice (regardless of whether the advice is still current or occurred in the past) unless presented in a fair and balanced manner that is not misleading. In order to be fair and balanced, an advertisement that references favorable or profitable past specific investment advice must include sufficient information and context to evaluate the merits of that prior advice. In addition, the nature and sophistication of the Company’s intended audience should be considered when determining how to present information in a fair and balanced manner. The following are non-exhaustive examples of ways in which the Company can present specific investment advice in a fair and balanced manner:

●	Listing all recommendations made during an immediately preceding period of at least one year;

●	Providing unfavorable or unprofitable past advice in addition to the favorable or profitable advice (often referred to as presenting a portfolio’s “winners and losers”);

●	Using consistently applied, objective criteria that produce fair and balanced results and does not unfairly result in only positive or favorable results (such as the largest portfolio holdings by value at a given point in time); and

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●	When presenting case studies highlighting certain portfolio investments (past or present), disclosing the overall performance of the relevant investment strategy or private Client for (at least) the period covered by the list of investments.

E. THIRD-PARTY RATINGS

The Company may include third-party ratings in advertisements only if the following conditions are met:

●	The third-party rating must be provided by a person that is not a related person of the Company (as defined in the Form ADV Glossary of Terms), and such person provides such ratings or rankings in the ordinary course of its business;

●	The Company must have a reasonable basis to believe that any questionnaire or survey used in the preparation of the third-party rating is structured to make it equally easy for a participant to provide favorable and unfavorable responses, and is not designed to produce any predetermined result; and

●	The Company must clearly and prominently disclose, or have a reasonable belief that the third-party rating itself already discloses:

a.	The date on which the rating was given and the period of time upon which the rating was based;

b.	The identity of the third party that created and tabulated the rating; and

c.	If applicable, that direct or indirect compensation was provided by the Company in connection with obtaining or using the third-party rating.

The required disclosures must be at least as prominent as the third-party rating to be clear and prominent.

F.	PERFORMANCE ADVERTISING

1.	General Principles.

The SEC places particular emphasis on regulating the use of performance results in marketing. Presenting the performance of related portfolios (as defined herein), such as Client I performance used to market Client II, as well as “model,” “target/projected,” or other “hypothetical” performance, is even more closely scrutinized. Generally, the Company’s performance marketing must, as applicable:

●	Present prior performance net of all fees and expenses that an Client investor has paid or would have paid in connection with the Company’s advisory services to the relevant portfolio,117 including all advisory and performance fees (e.g., carried interest) and other expenses, although the Company is permitted to present gross and net performance numbers with equal prominence and in a manner that facilitates comparison [(for the avoidance of doubt, this net performance requirement applies to individual holdings, positions and/or portfolio companies in a securities portfolio and at the Client level or at the securities portfolio level, as applicable) OR (for the avoidance of doubt, this net performance requirement applies at the Client level, and not at the level of individual portfolio investments)];

117	For example, the Company may exclude custodian fees paid to third-party custodians where the controls custodian selection, as those fees are not in connection with the Company’s advisory services. However, to the extent a Client investor pays the Company for custodial services, or when custodial fees are included in a single fee to the Company (e.g., wrap program), or when an investor reimburses the Company for third-party custodian fees, such custodian fees should be included.

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●	Include a legend to the effect that “Past performance is not a guarantee of future results” and be appropriately footnoted to disclose all material factors related to such performance, including the effect of material market or economic conditions on the results portrayed;

●	Disclose the possibility of loss and the fact that individual results will vary from that shown;

●	Disclose whether and to what extent the results portrayed include the reinvestment of dividends and other earnings (e.g., recycling of capital);

●	Disclose all material factors relevant to the comparison of performance results with an index118 (e.g., disclosing that the volatility of the index is materially different from that of the relevant portfolio); and

●	Disclose any material conditions, objectives, or investment strategies used to obtain the performance advertised (e.g., the portfolio contains private company equity securities that are managed with a view towards long-term capital appreciation).

If the Company intends to use performance data, the CCO should be consulted to ensure such performance complies with the SEC’s rules on presenting performance information. Records sufficient to support the performance data and all other material facts and claims quoted in the advertisement must be simultaneously provided to the CCO at the time of their approval and contemporaneously recorded by the Company. The Company must maintain books and records necessary to demonstrate the calculation of the performance of any or all Client. An adviser may satisfy this requirement by keeping (i) account statements for each of its Clients, assuming the account statements reflect all debits, credits and other transactions in each account for the period of the statement; and (ii) all worksheets necessary to demonstrate the calculation of the performance or rate of return.

In any advertisement, the Company is strictly prohibited from including any statement, express or implied, that the calculation or presentation of performance results in an advertisement was approved or reviewed by the SEC.

2.	Deduction of Model Fees.

The Company may calculate net performance using a model fee when doing so would result in performance figures that are no higher than if the actual fee had been deducted. Similarly, the Company may calculate and present net performance using a model fee equal to the highest fee charged to the intended audience to whom the advertisement is disseminated. A model fee that is not available to the intended audience is prohibited. If the Company intends to show performance for a strategy that has not yet been managed for any Client investors, the Company may apply a model fee equal to the highest fee charged to the relevant audience.

118	To avoid a misleading presentation, index benchmarks must be appropriate and comparable to the portfolio(s) presented and must not be changed without the CCO’s approval.

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When presenting the performance of Clients whose actual fees were reduced, waived or otherwise lower than the fees that are being offered to the intended audience, the Company must apply a model fee that reflects either the highest fee that was historically charged or the highest potential fee that it will charge the Client investors receiving the advertisement.

3.	Related Performance.

If the Company desires to present related performance119 in an advertisement, it must include all related portfolios,120 with one exception: certain related portfolios may be excluded if the advertised performance results are not materially higher than if all related portfolios had been included, and if the exclusion does not alter the presentation of any applicable prescribed time period. The Company is not prohibited from presenting the performance of a single representative account (e.g., a flagship Client) or a subset of related portfolios alongside the required related performance, as long as the advertisement is otherwise compliant with the other applicable requirements described in this policy.

To avoid doubt, different fees and expenses alone do not allow the Company to exclude a portfolio with a substantially similar investment policy, objective and strategy as those of the services offered in an advertisement. However, if the relevant financial markets or the investment advisory personnel who previously oversaw a portfolio changed over time such that the investment policies, objectives and strategies of the Company’s earlier private Clients are no longer substantially similar to those of the Client or strategy being advertised today, then the Company does not have to include the earlier Clients in its related performance.

4.	Prescribed Time Periods

Except when presenting the performance of private funds, the Firm must present one-, five-, and ten-year annualized returns when presenting performance in advertisements with equal prominence. If the relevant portfolio did not exist for a particular prescribed period, then the Firm must present performance information for the life of the portfolio in lieu of the prescribed period. The Firm may provide additional time periods, but the 1-5-10-year annualized returns must be shown and with equal prominence. The prescribed time periods must end on a date that is no less recent than the most recent calendar year-end or one quarter prior to the date of the advertisement that includes the performance.

At any given time, the prescribed time periods must end on a date that is no less than the most recent calendar year-end. The Firm may also present interim updated performance numbers at the start of a new calendar year while it calculates the updated annualized figures (e.g., returns through Q3 of the prior year), but generally speaking, it should not take more than one month to calculate the updated annualized returns for the prescribed time periods, through the most recent calendar year-end.

119	Marketing Rule defines “related performance” as the performance results of one or more related portfolios, either on a portfolio-by-portfolio basis, or as a composite aggregation of all portfolios falling within stated criteria.

120	Marketing Rule defines “related portfolio” as a portfolio with substantially similar investment policies, objectives and strategies as those of the services being offered in the advertisement.

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To avoid a misleading performance presentation, the Firm may be required to present performance results of a more recent date than the most recent calendar year-end; for example, it could be misleading to present performance results only as of the most recent calendar year-end if more recent quarter-end performance is available and events have occurred since that time that had a significant adverse effect on the performance shown. The CCO must be consulted if there are any questions regarding whether more recent performance numbers must be shown in an advertisement.

The prescribed time periods apply to all performance presentations in advertisements, including gross and net performance and any composite or aggregation of related portfolios.

5.	Extracted Performance.

The Company may present extracted performance121 in an advertisement if it includes, or offers to provide promptly, the performance results of the total portfolio from which the performance was extracted.

However, extracting performance from more than one portfolio is NOT extracted performance but rather hypothetical performance and subject to the additional requirements that apply to advertisements containing hypothetical performance, as further described below.

6.	Hypothetical Performance.

Hypothetical performance is defined as performance results that were not actually achieved by any portfolio and explicitly include but is not limited to model performance,122 backtested performance123 and targeted or projected performance returns. Regardless as to whether the communication is deemed an advertisement,124 the CCO must be consulted whenever the Company intends to send hypothetical performance externally to ensure all of the following conditions are met:

●	The performance is relevant to the likely financial situation and investment objectives of the intended audience;

●	The communication includes sufficient information regarding the criteria used and assumptions made when calculating the hypothetical performance (the “criteria and assumptions”); and

121	Marketing Rule defines “extracted performance” as the performance results of a subset of investments extracted from a portfolio.

122	Under the Marketing Rule, “model performance” includes model portfolios managed alongside actual Client portfolios, computer-generated models and any other models created but not used for actual clients.

123	“Backtested performance” includes presentations of performance that is backtested by the application of a strategy to data from prior time periods when the strategy was not actually used during those time periods.

124	Hypothetical performance provided in response to unsolicited requests; provided to a private Client investor in a one-on-one communication; or which occur extemporaneously, live and orally are technically excluded from the scope of the Marketing Rule and therefore these conditions. However, absent specific authorization from the CCO, the Company requires these conditions to be met any time the Company sends hypothetical performance externally.

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●	The communication includes (or if the audience is a private Client investor, offers to provide promptly) sufficient information so the intended audience can understand the risks and limitations of using hypothetical performance when making investment decisions (the “risk information”).

The Company only shares hypothetical performance information in certain instances where it is unlikely to mislead a sophisticated audience of prospective institutional Client investors because this audience has the financial expertise to assess the hypothetical performance presentation. In the context of the Company’s business, instances where the Company may provide hypothetical performance in advertising include when the Company [illustrates the background and experience of the Company’s investment personnel when showing the hypothetical performance of a model portfolio of investments comprised of previous investments at prior Companies] [AND/OR] [shows backtested performance to help investors understand how an investment strategy may have performed in the past] [AND/OR] [shows any type of performance presented as results that could be achieved, are likely to be achieved or may be achieved in the future]. Based on routine requests in the Company’s experience, the Company believes that the hypothetical performance types mentioned above are relevant to investors who meet the qualified purchaser or qualified client sophistication standards. Therefore, the Company must have a reasonable belief that the intended audience of hypothetical performance meets these standards before sharing any unsolicited hypothetical performance.

The mandatory criteria and assumptions must include a general description of the methodology used to calculate and generate the hypothetical performance and any assumptions on which the hypothetical performance rests, such as assumptions that future events will occur and the Company’s view of the likelihood of a given event occurring.

The mandatory risk information must be tailored to the intended audience and enable the audience to understand how much value to attribute to the hypothetical performance. To that end, the Company must generally include risk information applicable to both hypothetical performance and the specific hypothetical performance presented. In addition, risk information should also include any known reasons why the hypothetical performance might differ from the actual performance of a portfolio (e.g., if the hypothetical performance does not reflect cash flows into or out of the portfolio or transaction fees).

To avoid doubt, while the presentation of hypothetical performance in advertising is subject to all other requirements described in this policy, hypothetical performance is not subject to the prescribed time period requirement and the requirements related to the presentation of related performance and extracted performance.

6. Predecessor Performance (Portability).

Predecessor performance125 may be directly relevant to an audience when the advertisement offers services to be provided by the personnel responsible for the predecessor performance, even though the performance was achieved before said personnel provided such services as part of the Company. Thus, for example, the Company may desire to advertise performance results achieved by certain investment personnel when those investment personnel were employed by another investment adviser or prior to a “spin-out” from another investment adviser.

125	Marketing Rule defines “predecessor performance” as all situations where an investment adviser presents investment performance achieved by a group of investments consisting of an account or a Client that was not advised by the investment adviser at all times during the period shown.

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Broadly speaking, the Company may only include predecessor performance in advertising if there is an appropriate similarity concerning the personnel and Client accounts at the “predecessor adviser” and the personnel and Client accounts at the Company, and if the Company includes prominent disclosures regarding the “predecessor performance” included in an advertisement. More specifically, all of the following requirements must be satisfied when seeking to include predecessor performance in advertising:

●	The person or persons who were primarily responsible126 for achieving the prior performance results currently manage Client accounts at the Company;

●	The Client accounts managed at the predecessor investment adviser are sufficiently similar to the accounts managed at the Company such that the results would provide relevant information to the intended audience;

●	All Client accounts that were managed in a substantially similar manner are advertised unless the exclusion of any such account would not result in materially higher performance and the exclusion of any Client account does not alter the presentation of any prescribed time periods; and

●	The advertisement clearly and prominently includes all relevant disclosures, including that the performance results were from Client accounts managed at another entity.

Because of the principles-based application of these requirements to the unique facts and circumstances, the CCO must be consulted whenever the Company intends to include predecessor performance in advertising or other unsolicited communications. The Company must have access to the books and records underlying the predecessor's performance to meet this policy’s requirement to retain records supporting all performance information in advertisements.

7. Changes in Personnel.

It may be misleading to quote past performance when a material portion of the record was achieved by personnel who have left the Company without prominent disclosure of the change in investment personnel.

G. REVIEWS PROCEDURES AND RECORDKEEPING

As noted previously, the CCO must and is responsible for reviewing and approving all advertisements for compliance with the above standards and the Company will maintain an Advertising Log to track such approvals as well as the intended audiences of materials. The Company must record a copy of all advertisements distributed externally for the required lengths of time as further described in the Company’s Record Retention Policy. Please consult the CCO if there are any questions about how the Company will record a version of an unwritten communication that must be treated as an advertisement such as a webcast.

126	A person or group of persons is “primarily responsible” for achieving prior performance results if the person makes or the group makes investment decisions. Focus must be applied to the role that the individual(s) played in producing the predecessor performance (i.e., the extent of the person’s decision-making authority or influence). For example, where a committee managed a group of investments at a predecessor adviser, there must be a substantial identity of the membership managing the substantially similar strategy offered by the Company.

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H. GENERAL SOLICITATION OR GENERAL ADVERTISING

Securities must be registered with the SEC unless they meet certain exemption qualifications, and exempt securities must not be publicly marketed or advertised, such as describing the terms of an offering in a public forum or publication and broadly inviting the purchase of securities. Currently, investments in the Company’s Clients are offered in compliance with an exception that prohibits the use of general solicitation or general advertising, and the Company intends to continue offering Client interests only on a private placement basis.

Additional requirements will apply to the Company’s marketing materials and securities filings used with any offering conducted through general solicitation or general advertising. Consequently, the Company’s policies have been designed to address activities that may put the Clients exempted securities status at risk, such as interacting with the media, contributing to certain publications, sending mass mailings, participating in public speaking events and using social media.

I. MEDIA POLICY / COMMUNICATING WITH THE MEDIA

From time to time, the Company may be contacted by members of the media regarding the Company’s operations or to provide commentary on the market in general. In unusual circumstances, the Company may receive media inquiries about the Company’s strategy or its investors. Interactions with the media pose a significant risk under advertising and applicable general solicitation rules.

For the most part, Employees are prohibited from speaking with the media unless they receive pre-approval from the CCO, and any media inquiries should be promptly forwarded to the CCO for consideration. Additionally, during fundraising periods, Employees or affiliates of the Company may be more limited regarding speaking on behalf of the Company with a member of the media or in the public domain to avoid general solicitation concerns.

If approval to speak with the media is granted, the authorized Employee must:

●	If making prepared remarks, ensure remarks are pre-approved by the CCO;

●	Never mention or discuss the details of a Client, such as performance or strategy, even indirectly;

●	Never disclose any non-public information, including information about Clients, Client investors, and investment interests, positions or investment strategies;

●	Not make any false or misleading statements or omit any material information;
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●	Not make any statements that are exaggerated, unbalanced, inflammatory, defamatory, libelous, inappropriate, or unduly controversial, or that would otherwise reflect poorly on the Company;

●	Avoid the same superlatives mentioned earlier in the Advertising Policy (best, worst, etc.); Clearly distinguish between facts and opinions;

●	Make it clear when a personal opinion may not reflect the Company’s position (e.g., if an employee expresses a personal opinion that may not reflect the Company’s position, the

●	Employee must make it clear that the Company may not share the Employee’s opinion);

●	Not make forecasts about the anticipated performance of the Company or its Clients;

●	Only make forecasts about economic or market trends where there is a reasonable basis for such forecasts;

●	Balance all discussions, including those regarding securities or investment strategies, by descriptions of any applicable risks or drawbacks; and

●	Be aware of the financial sophistication of the information’s ultimate recipient.

When delivering prepared remarks, employees should request a copy of any media presentation that includes or references the exchange. In general, unwritten prepared communications (e.g., video) may be presented as transcripts or in the native format. Such copies should be provided to the CCO, who will maintain them in the same manner as other advertisements.

J. SOCIAL MEDIA

Employees’ posts on internet blogs, chat rooms, social networks or media, or similar platforms (e.g., Twitter) (collectively, “Social Media”) may be viewed as advertising if reference is made to the Company or the Company’s Clients or investments. Therefore, Employees are not permitted to use the Company’s name, other than listing place of employment and official Company title, without specific preapproval from the Company’s CCO. However, generally speaking, Employees are not prohibited from making Social Media posts that effectively function only to “re-post” or further share approved or publicly-available content or links to approved content with references to the Company or its business, provided they do not substantively create new content or add commentary to such posts. Nevertheless, to avoid doubt, Employees are not permitted to use Social Media to conduct advertising, marketing or any other business purposes without explicit preapproval from the CCO.

Moreover, the Company maintains certain Social Media accounts that use the Company’s name and make posts that are generally not considered advertisements. The CCO must first review any posts that meet the definition of advertisement. Likewise, the Company must ensure records are contemporaneously created for posts that are deemed advertisements. If there are any questions as to whether or not a post to a Company Social Media account or webpage must be treated as an advertisement, please consult the CCO.

Employees must be aware that the Company may be attributed to third-party content on Social Media if the facts and circumstances suggest that the Company authorized or involved itself in the creation or preparation of such content. Further, third-party content on Social Media may also be deemed an endorsement and subject to the rules. Therefore, please consult the CCO if you are aware of any third-party posts or content on Social Media that may be attributable to the Company or seen as a violation of policy.

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To monitor compliance with this policy’s requirements, the CCO or a designee must periodically review the Company’s activity and Employees’ activity on Social Media.

K. PUBLIC SPEAKING EVENTS AND ARTICLE PUBLICATIONS

The act of giving a speech, presenting at a seminar, participating in industry conferences or other public speaking engagements, and publishing articles or cooperating with publications (and the press in general) can raise serious issues under the prohibition against general solicitation and general advertising, as discussed above, and must be approached with great caution. Therefore, no Employee may participate in any of the preceding without the express consent of the CCO, and materials are created for such activities will be subject to the regular review and approval processes outlined above.

If an Employee obtains the consent of the CCO to participate in a speaking or presenting engagement, such Employee may generally talk about the Company and its affiliates and may also discuss the general economic analysis and market trends. However, Employees must not discuss specific information concerning, for example, assets under management, investment strategy or performance with respect to any Client that is open to investment, and which has not already been made publicly available (i.e., such information has not been made available through a publicly available regulatory filing, such as Form ADV).

The CCO retains records of approved speaking, presenting, and publishing activities, including any related materials.

L. 1940 ACT GENERAL RULES AND ANTI-FRAUD STANDARDS

With respect to the Funds, all advertising is subject to the general anti-fraud provisions of Section 17 of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 34(b) of the 1940 Act which prohibit generally the making of material misstatements or omissions in connection with the sale of a security, regardless of whether the communication also qualifies as a prospectus under Section 10 of the Securities Act, as well as transactions, practices, or courses of business that would operate as a fraud or deceit upon the purchaser of the security. Furthermore, all Fund advertising is subject to the general anti-fraud provisions of Rule 156 under the Securities Act.

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M. RULE 156 OF THE SECURITIES ACT

Rule 156 provides that, under the general anti-fraud provisions of the federal securities laws, investment company sales literature is “materially misleading” if it:

●	contains an untrue statement of a material fact; or

●	omits to state a material fact necessary in order to make a statement made, in light of the circumstances of its use, not misleading.

Rule 156 further states that whether a particular statement involving a material fact is misleading, depends on an evaluation of the context in which it is made and lists a number of pertinent factors that must be considered (which are not exclusive).

●	Particular Factors. A statement could be misleading because of:

○    other statements being made in connection with the offer of sale or sale of the securities in question;

○    the absence of explanations, qualifications, limitations or other statements necessary or appropriate to make such statement not misleading; or

○    general economic or financial conditions or circumstances.

●	References to Performance Information. Representations about past or future investment performance could be misleading because of statements or omissions made involving a material fact, including situations where:

○    portrayals of past income, gain or growth of assets convey an impression of the net investment results achieved by an actual or hypothetical investment which would not be justified under the circumstances, including portrayals that omit explanations, qualifications, limitations, or other statements necessary or appropriate to make the portrayals not misleading; and

○    representations, whether express or implied, about future investment performance, including: (i) representations as to security of capital, possible future gains or income, or expenses associated with an investment; (ii) representations implying that future gain or income may be inferred from or predicted based on past investment performance; or (iii) portrayals of past performance, made in a manner which would imply that gains or income realized in the past would be repeated in the future.

●	Misrepresentations Concerning Investment Company Characteristics or Attributes. A statement involving a material fact about the characteristics or attributes of an investment company could be misleading because of:

○	statements about possible benefits connected with or resulting from services to be provided or methods of operation which do not give equal prominence to discussion of any risks or limitations associated therewith;
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○	exaggerated or unsubstantiated claims about management skills or techniques, characteristics of the investment company or an investment in securities issued by such company, services, security of investment or funds, effects of government supervision, or other attributes; and

○	unwarranted or incompletely explained comparisons to other investment vehicles or to indices.

N. SECTION 34(B) OF THE 1940 ACT

Section 34(b), a general anti-fraud provision under the 1940 Act, prohibits any person from making a material misstatement or omission in any registration statement, application, report, account, record, or other document filed or transmitted under the 1940 Act. Section 34(b) states:

It shall be unlawful for any person to make any untrue statement of a material fact in any registration statement, application, report, account, record, or other document filed or transmitted pursuant to this title or the keeping of which is required pursuant to section 31(a). It shall be unlawful for any person so filing, transmitting, or keeping any such document to omit to state therein any fact necessary in order to prevent the statements made therein, in the light of the circumstances under which they were made, from being materially misleading. For the purposes of this subsection, any part of any such document which is signed or certified by an accountant or auditor in his capacity as such shall be deemed to be made, filed, transmitted, or kept by such accountant or auditor, as well as by the person filing, transmitting, or keeping the complete document.

The statutory language, although not restricted to fraudulent activity involving the sale of a security, is similar to other anti-fraud provisions in the federal securities laws. Thus, the interpretation of the terms in Section 34(b) should parallel the interpretation of the anti-fraud provisions in the Securities Act and the Exchange Act. The SEC has interpreted the following to be violations under Section 34(b):

●	Failure to disclose in an investment company’s prospectus, sales literature, proxy solicitation materials and other statements in connection with the sale of its shares, that an affiliate acts as a finder for finder’s fees in connection with the merger of an investment company.

●	Failure to disclose in the prospectus the circumstances under which an adviser borrowed money by using its investment company’s bank transactions.

●	Misleading statements in the company’s books, records, and reports regarding reciprocal arrangements in which the company was involved.

●	A false statement concerning the statement of assets in the financial statement section of a company’s annual report.

●	A semi-annual report sent to shareholders and filed with the SEC, containing misrepresentations and omissions involving the purchase of shares in controlled companies and the losses suffered upon selling the companies.
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●	Failure of a fund to comply with the portfolio maturity requirements of Rule 2a-7 while holding itself out to be a money market fund.

●	A fictitious entry in an investment company’s computerized shareholder records falsely indicating than an investment adviser owned shares of one of the investment company’s funds when, in fact, the investment adviser owned no such shares.

●	Failure to disclose the substantial role of IPO investments in a fund’s performance.

1.    Performance Data — Rule 34b-1.

Rule 34b-1 under the 1940 Act adds to the general “anti-fraud” standards by providing that investment company “sales literature” that contains any investment company performance data has omitted to state a material fact unless the materials also contain certain standardized performance information.

2.    “Generic Advertising” — Rule 135a

Rule 135a under the Securities Act provides a “safe harbor” for certain written communications that refer to investment companies only generically and not by name. Provided the communication does not “specifically refer by name to the securities of a particular investment company, to the investment company itself, or to any other securities not exempt under Section 3(a) of the Securities Act,” the communication is deemed not to offer a security for sale, if the following conditions are met.

The communication contains no more than:

●	explanatory information relating to securities of investment companies generally, or to the nature of investment companies or to different generic types of investment objectives (i.e., “growth funds,” “income funds” or “no-load funds”);

●	offers, descriptions or explanations of various products and services which are not securities if the offers, descriptions or explanations do not relate directly to the desirability of owning or purchasing a security issued by a registered investment company; or

●	an invitation to inquire for further information.

The communication must contain the name and address of the registered broker or dealer or other person sponsoring the communication. If the communication contains a solicitation of inquiries, and if prospectuses for investment company securities are to be sent or delivered in response to such inquiries, the communication must state the number of funds involved, and the fact that the sponsor of the communication is the principal underwriter or investment adviser of the investment company.

If the communication describes any type of security, service or product, the person sponsoring the communication must offer for sale the security, service or product described in the communication.

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O. FUND “SALES LITERATURE” — RULE 34B-1

The term “sales literature” is often used to refer to supplemental marketing materials that are used by investment companies and their distributors in reliance on the exceptions to the definition of “prospectus” in Section 2(a)(10) of the Securities Act available for written communications, made after the effective date of a registration statement, that are preceded or accompanied by a prospectus. Such a communication is not a prospectus and is also not subject to the restrictions of Rules 135a or 482. Such materials are, however, subject to the general “anti-fraud” provisions of the Securities Act, Exchange Act, and Rule 156, and are also subject to the provisions of Section 34(b) and Rule 34b-1 under the 1940 Act.

Rule 34b-1 provides that any advertisement, pamphlet, circular, form letter or other sales literature addressed to or intended for distribution to prospective investors that is required to be filed with the SEC under the 1940 Act shall have omitted to state a fact necessary in order to make the statements made therein not materially misleading if the sales literature contains any investment company performance data (other than shareholder reports required by Section 30(d) of the 1940 Act containing only performance data covering the period of the report) unless the sales literature also contains standardized performance data as required generally by Rule 482. Money market fund sales literature must also contain the statement required by paragraph (b)(4) of Rule 482. Furthermore, the same “currency” rules applicable to performance information in Rule 482 advertisements also apply to “sales literature.”

P. OMITTING PROSPECTUS — RULE 482

Rule 482 under the Securities Act states that an advertisement that complies with Rule 482 may include information the substance of which is not included in the statutory prospectus (“Omitting Prospectus”), and will be deemed to be a “prospectus” meeting the requirements of Section 10(b) of the Securities Act. A Rule 482 advertisement need not contain all of, and is not limited to, the information in a Section 10(a) prospectus.

Rule 482 is the primary advertising rule for the Funds and, in particular, the Fund’s performance data may be included in advertisements in reliance on Rule 482.127 A 482 advertisement may contain quotations of investment company performance. However, certain general conditions apply to all Rule 482 advertisements, whether or not they contain performance information, as follows:

●	advises an investor to consider the investment objectives, risks and charges and expenses of the Fund(s) carefully before investing; explains that the prospectus contains this and other information about the Fund(s); identifies a source from which an investor may obtain a prospectus; and states that the prospectus should be read carefully before investing.

127  Compliance with Rule 482 alone is insufficient to avoid liability attached to advertisements. The antifraud provisions found in Rule 156 and Rule 420 still apply.

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1.    Required Disclosures for Performance Information.

A 482 advertisement that includes performance information must disclose:

●	that performance data quoted is past performance, past performance does not guarantee future results, and current performance may be lower or higher than the performance data quoted;

●	that an investment’s return and principal value will fluctuate such that an investor’s shares, when redeemed, may be worth more or less than their original cost;

●	either a toll-free (or collect) telephone number or a website where an investor may obtain performance data current to the most recent month-end unless ads contain performance data current to the most recent month ended seven business days prior to the date of use; and

●	if a sales load or any other nonrecurring fee is charged, the maximum amount of the load or fee and, if not reflected, that the performance data does not reflect the deduction of the sales load or fee, and that, if reflected, the load or fee would reduce the performance quoted.

2.    Standardized Performance Presentations.

As noted, unlike advertisements and sales material relying on Rule 135a, Rule 482 material may contain performance data. This data must be calculated in accordance with the specific computation methods prescribed by the SEC. Rule 482 also regulates the manner in which performance data are presented. For closed-end funds, performance data must be computed based on methods specified in Form N-2A, must be set out in no greater prominence than other performance quotations, and must identify the length of, and date of the last day of, the base period for the performance in no less prominence than the measurement. The following is an over-view summary of the requirements for Rule 482 materials that contain performance information:

●	Current Yield. Funds may quote a yield calculated using a specific formula for the most recent 30-day period practicable and must be accompanied by required quotations of total return;

●	Average Annual Total Return. Funds must include the 1-, 5- and 10-year average annual returns as of the most recently completed calendar quarter.

●	After-Tax Return. For certain funds, fund advertisements must also show average annual total return (after taxes on distributions) and average annual total return (after taxes on distributions and redemptions) for a recent 1-, 5- and 10- year period, based on the highest federal income tax rate. This standardized after-tax information must be included if the fund represents in some way that it is managed to limit or control the effect of taxes on the fund’s performance.
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3.    Non-standardized Performance Data.

This is permitted, but it must include all elements of return, and be accompanied by standardized total return data which is equally prominent.

4.    Timeliness Requirement.

Performance data must be as of the most recent practicable date considering the type of fund and the media through which the data is conveyed.

5.    Prominence Requirement

●	Print Ads. Rule 482 requires print advertisements to present required narrative disclosures about the prospectus and performance data in a type size at least as large as and of a style different from, but at least as prominent as, that used in the major portion of the advertisement. One exception is if performance data is presented in a type size smaller than that of the major portion of the advertisement, the required narrative disclosure pertaining to the performance data may appear in a type size no smaller than that of the performance data.

●	Electronic Ads. If an advertisement is delivered through an electronic medium, the type size and style requirements may be satisfied by presenting the required narrative disclosures in any manner reasonably calculated to draw investor attention to them.

●	Radio and Television Ads. The required narrative disclosures must be given emphasis equal to that used in the major portion of the advertisement.

●	Proximity Requirement. Narrative disclosures that specifically relate to fund performance are required to be presented in close proximity to the performance data in print, radio and television ads. In addition, for print ads, this disclosure is required to appear in the body of the advertisement and not in a footnote.

IT IS POLICY THAT ALL FUND SALES LITERATURE ADVERTISING MUST COMPLY WITH THE PROVISIONS OF RULE 156, SECTION 34(b), RULE 135a, RULE 34b-1 AND RULE 482.

Q. FINRA RULE 2210

Rule 2210 defines six different types of “communications with the public” by investment companies (i.e., the Funds):

●	Advertisements - any material, other than an independently prepared reprint and institutional sales material, that is published, or used in any electronic or other public media, including any website, newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or telephone directories (other than routine listings).

●	Sales literature - any written or electronic communication, other than an advertisement, independently prepared reprint, institutional sales material and correspondence, that is generally distributed or made generally available to customers or the public, including circulars, research reports, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints (that are not independently prepared reprints) or excerpts of any other advertisement, sales literature or published article, and press releases concerning a member's products or services.
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●	Correspondence - any written letter or electronic mail message and any market letter distributed by a member to one or more of its existing retail customers; and fewer than 25 prospective retail customers within any 30 calendar-day period.

●	Institutional sales material - any communication that is distributed or made available only to institutional investors.

●	Public appearances - participation in a seminar, forum (including an interactive electronic forum), radio or television interview, or other public appearance or public speaking activity.

●	Independently prepared reprints - any report concerning a fund provided that (i) the report is prepared by an entity that is independent of the fund and the member using the report; (ii) the report's contents have not been materially altered; (iii) the research firm prepares and distributes such reports with respect to a substantial number of funds; (iv) the research firm updates and distributes reports in the normal course of the research firm's business; (v) neither the fund nor the member using the research report has commissioned the report; and (vi) if the report was prepared at the request of the fund or a member, it includes only information that the research firm has already compiled and published, and does not omit information necessary to make the report fair and balanced.

FINRA further classifies advertisements and sales materials that they review into 21 delivery methods: account statement-related communications; articles and third-party reprints; material for broker-dealer use only; brochure; audio/video tapes (CDs and DVDs); electronic messages (e-mail, instant messages, and text); fund fact sheets (fund-specific information sheets); handouts (flyers and other hand-delivered material); mailings; performance reports (periodic and other performance reports such as an annual report); telephone (telemarketing and other telephone scripts); press releases; print advertisements, posters and signs; radio advertisements and broadcasts; research reports (equity and debt research); seminar-related communications; software output and tools; stationery; television advertisements and broadcasts; Web site information– password protected; and Web site information-publicly accessible (internet advertisements and materials posted to fund company Web sites).

Rule 2210(d)(1) provides, among other things, that:

●	all Company communications must be based on principles of fair dealing and good faith, must be fair and balanced, and must provide a sound basis for evaluating the investment;
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●	no material fact or qualification may be omitted if its omission, in light of the context of the material presented, would cause the communication to be misleading;

●	no member may make any false, exaggerated, unwarranted, promissory, or misleading statement or claim in any communication;

●	no member may publish, circulate or distribute any communication that the member knows or has reason to know contains any untrue statement of a material fact or is otherwise false or misleading;

●	information may be placed in a legend or footnote only in the event that such placement would not inhibit an investor’s understanding of the communication; and

●	communications may not predict or project performance, imply that past performance will recur or make any exaggerated or unwarranted claim, opinion or forecast. These standards must also be followed when the member is engaged in activities that may not constitute advertising (for example, when sponsoring or participating in a forum or otherwise engaging in certain types of public appearances).

In determining whether a communication may be misleading the CCO is instructed to consider: (i) the overall context in which the statement is made, balancing the treatment of risks versus potential benefits; (ii) the nature of the audience to which the communication is directed, keeping in mind that it is not always possible to restrict the readership of a particular communication; and (iii) the overall clarity of the communication, noting that an unclear communication may be worse than too little information.

1.	FINRA Advertising Standards

●	Necessary Data. All retail communications must include the name of the person or firm preparing the material and a date of first use including at least a date and year. If the information is not current, this fact should be stated.

●	Recommendations. Representatives who make recommendations in retail communications must have a reason to do so. They must also include the following disclaimer: Foreside Fund Services, LLC as a firm does not make a market in, or conduct any research on, or recommend the purchase or sale of any of the above issues. The recommendations are based solely on the research of representative, Chilton Capital Management LLC who will offer additional information upon request.

●	Claims and Opinions. All communications should be void of promises and words of promissory nature. These would include words like guarantee, will, can, etc. In addition, symbols such as money bags, pots of gold and other graphics that suggest financial gain may be considered promissory and should not be used. Exaggerated or unwarranted statements are also forbidden.

●	Testimonials. Registered Investment Advisers and their Representatives may not employ testimonials in any form. Those persons who are registered as an Investment Adviser must therefore avoid using an actual testimonial or an implied testimonial such as a partial client list, etc. Representatives who are not Registered Investment Adviser Representatives may use testimonials as long as they are not misleading. The testimonial must include a disclaimer that reads: “May not be representative of the experience of other clients. It is not indicative of future performance or success.” If the testimonial was solicited for a fee, the representative should include: “This is a paid testimonial.” Of course, the person offering the testimonial must have reasonable knowledge to offer an opinion.
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●	Free Service. Those services that are advertised as “Free” must actually be free and without any conditions or obligations.

●	Research Facilities. Just as a representative may not exaggerate his abilities or promise results, communications may not tout research materials or facilities in a manner that exaggerates what is actually owned or may be provided.

●	Source Identification. If applicable, a source for data must be included. Sources older than two years cannot be used.

●	Comparisons. When making a comparison between two securities, investment styles, etc., all significant differences must be explained and disclosed. These differences must be included to ensure that the comparisons are fair and not misleading.

●	Predictions/Projections. Investment results may never be predicted or projected. Illustrations must be clear to explain that past performance is not indicative of future results. Representatives may use hypothetical illustrations of mathematical principles to show how dollar cost averaging or other mathematical concepts work. These illustrations should not be tied to an actual security.

●	Performance Information disclosure. All advertisements and other retail communications which includes fund performance information must include the following:

○	A legend disclosing that the performance data quoted represents past performance; that past performance does not guarantee future results; that the investment return and principal value of an investment will fluctuate so that an investors shares, when redeemed, may be worth more or less than their original cost; and that current performance may be lower or higher than the performance data quoted. The legend should also identify either a toll-free (or collect) telephone number or a website where an investor may obtain performance data current to the most recent month-end unless the advertisement includes total returns current to the most recent month ended seven business days prior to the date of use.

○	If a sales load or any other non-reoccurring fee is charged, you must show the performance with the sales load for the standard time periods. In addition to the standard performance you may also include other time periods as well. If you choose not to include the sales load in the non-standard time periods you must include a statement that the performance data does not reflect the deduction of the sales load or fee, and that if reflected, the load or fee would reduce the performance quoted.
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○	Rule 2210(d)(5)(A)(ii)(b) requires performance sales material to disclose a fund’s total annual operating expense ratio, gross of any fee waivers or expense reimbursements (the unsubsidized expense ratio), as stated in the fee table of the fund’s current prospectus. This requirement to disclose the unsubsidized expense ratio applies even if a fund’s prospectus also discloses its expense ratio net of fee waivers or reimbursements (the subsidized expense ratio).

○	Average annual total return for one, five, and ten year periods, except that if the company's registration statement under the Act (15 U.S.C. 77a et seq.) has been in effect for less than one, five, or ten years, the time period during which the registration statement was in effect is substituted for the period(s) otherwise prescribed. The quotations must:

●	Be current to the most recent calendar quarter ended prior to the submission of the advertisement for publication

●	Be set out with equal prominence

This statement must be presented in a type size at least as large as and of a style differing from, but at least as prominent as, that used in the performance portion of the advertisement. It must also be in close proximity to the performance data.

Example:

The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's investment adviser has contractually agreed to reduce its fees and/or absorb expenses of the Fund, at least until INSERT DATE, to ensure that the net annual fund operating expenses will not exceed x.xx%, subject to possible recoupment from the Fund in future years. Without these waivers, the Fund's total annual operating expenses would be x.xx%. Please review the fund’s prospectus for more information regarding the fund’s fees and expenses. Performance shown is for Class I shares (please see a prospectus for information about other share classes). For performance information current to the most recent month-end, please call toll-free (800) 207-7108.

●	Rankings. FINRA Rule 2212 prohibits the use of investment company rankings in Retail Communications unless the rankings were: (1) created and published by Ranking Entities, or (2) created by an investment company or an investment company affiliate but based on performance measurements of a Ranking Entity. (i.e. Lipper or Morningstar)

Under Rule 2212, any Retail Communication that contains a ranking must prominently disclose: Name of category; Number of companies in the category; Name of Ranking Entity; Length of period and ending date, or the first day of the period and ending date; Criteria on which ranking is based; Whether the ranking considers front end sales loads; Ranking based on total return or the current SEC standardized yield, fees have been waived or expenses advanced during the period, and whether that had a material effect on total return or yield for that period; Published of the ranking data; If symbols are used; disclose the meaning of each symbol (four-star ranking indicates that the fund is in the top 30% of all investment companies); “Past performance is no guarantee of future results”; Ranking must be current to the most recent calendar quarter ended; Rankings must be for one, five, ten year and latest quarter; Yield may be based only on the current SEC standardized yield; and Rankings for a period of less than one year are prohibited.

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●    Prospectus Offer Disclosure. All retail communications must provide a statement that provides the availability of additional information about the fund. This statement should advise a viewer to consider the investment objectives, risks charges and expenses of the investment company carefully before investing; explains that the prospectus contains this and other information about the fund; identifies a source which an investor may obtain a prospectus; and state that the prospectus should be read carefully before investing.

This statement must be presented in a type size at least as large as and of a style differing from, but at least as prominent as, that used in the major portion of the advertisement.

Example:

Investors should carefully consider the investment objectives, risks, charges and expenses of the INSERT NAME OF FUND. This and other important information about the Fund is contained in the prospectus, which can be obtained by calling (800) 207-7108. The prospectus should be read carefully before investing. The INSERT NAME OF FUND is distributed by Foreside Fund Services, LLC

2.    Communications with the Public

Communications with the public shall be based on principles of fair dealing and good faith, must be fair and balanced, and must provide a sound basis for evaluating the facts. No Employee may omit any material fact or qualification if the omission, in the light of the context of the material presented, would cause the communications to be misleading.

No Employee may make any false, exaggerated, unwarranted or misleading statement or claim in any communication with the public or publish, circulate or distribute any public communication that the Employee knows or has reason to know contains any untrue statement of a material fact or is otherwise false or misleading.

Information may be placed in a legend or footnote only in the event that such placement would not inhibit an investor's understanding of the communication.

Communications with the public may not predict or project performance, imply that past performance will recur or make any exaggerated or unwarranted claim, opinion or forecast. A hypothetical illustration of mathematical principles is permitted, provided that it does not predict or project the performance of an investment or investment strategy.

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If any testimonial in a communication with the public concerns a technical aspect of investing, the person making the testimonial must have the knowledge and experience to form a valid opinion.

3.    Recordkeeping

The CCO must keep copies of all marketing materials, presentations, notices, circulars, advertisements, newspaper articles, investment letters, bulletins or any other communication that the Company circulates or distributes, directly or indirectly for a period of six (6) years from the date of the last use. In addition the CCO must keep all supporting documentation (accounts, books, internal working papers, and any other records or documents) that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any marketing materials, presentations, notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Company circulates or distributes, directly or indirectly. Supporting documentation may include account statements provided by the custodian, broker or administrator (if they reflect all debits, credits, and other transactions in a Client's account for the period of the statement) along with all worksheets necessary to demonstrate the calculation of the performance or rate of return shall be deemed to satisfy the requirements of Rule 204-2(a)(16) under the Advisers Act. Reports prepared by independent auditors confirming the accuracy of the calculations will also likely meet these requirements. The CCO shall also maintain a separate file of materials filed with FINRA.

R. COMPLIANCE PROCEDURES

ALL MARKETING MATERIALS MUST BE APPROVED

The Company may prepare marketing or promotional materials setting forth its past performance and other information relating to the Company’s advisory services and its Clients. Any such materials must be prepared in accordance with the policies and procedures of this Manual, and the provisions of the Advisers Act, Securities Act, Exchange Act, 1940 Act and other applicable state or federal securities laws. Each item of advertising or promotional material must be approved in writing or electronically, prior to use, by the CCO, Blue River, and Foreside Fund Services, LLC, when applicable to the Funds.

●	ANY ADVERTISEMENT, SALES LITERATURE, CORRESPONDENCE, INSTITUTIONAL SALES MATERIAL, PUBLIC APPEARANCE OR INDEPENDENTLY PREPARED (collectively, the “Sales Literature”) shall first be sent to the CCO for review, comment and/or approval.

●	After the Sales Literature has been approved by the CCO, the CCO or a designee shall submit the Sales Literature to Blue River through the Compliance Portal, for review, comment and/or approval.
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●	With respect to the Funds, after the Sales Literature has been approved by Blue River, the CCO or a designee shall submit the Sales Literature to the Funds distributor, Foreside Fund Services, LLC. Foreside Fund Services, LLC shall conduct a review and shall determine if the Sales Literature is required to be filed with FINRA.

○	Only after approval and review from Foreside Fund Services, LLC and, if necessary, the Sales Literature has been filed with FINRA (and in certain circumstances reviewed by FINRA prior to first use), may the Sales Literature be distributed to third parties.

●	As stated above, copies of all Sales Literature along with a record of the Employee who prepared it and the review and approval of the CCO must be maintained for a period of five (5) years from the date of the last use. Supporting documentation must also be maintained to demonstrate the calculation of performance results or model results contained in any promotional material. Supporting documentation may include account statements provided by the custodian, broker or administrator along with all worksheets necessary to demonstrate the performance calculations. Reports prepared by independent auditors confirming the accuracy of the calculations will also likely meet these requirements. The CCO shall also maintain a separate file of materials filed with FINRA.

S. SOLICITATION OF GOVERNMENT ENTITIES128

If the solicitor is soliciting investments from state or municipal government entities, then the Company must ensure that the solicitation arrangement complies with the SEC Pay-To-Play rules outlined in Section E. of Appendix III attached hereto.

1.          State Solicitation Regulations

i.    California

The California Political Reform Act of 1974 (“PRA”) prohibits a person or entity (including Company Employees) from acting as a finder, solicitor, marketer, consultant, broker or other intermediary in connection with any potential investment made by a California state public retirement system, unless that person or entity is registered as a lobbyist and is in compliance with the PRA, including its gift and contribution restrictions, and its record keeping and reporting requirements.

ii.   New York

The New York City Lobbying Law requires any persons or entities (including Company Employees) who attempt to influence the investment decisions made by New York City pension or retirement funds to register as lobbyist if their marketing compensation attributable to solicitation of such funds exceeds $5,000 per year and to comply with certain gift and contribution restrictions and record keeping and reporting requirements.

128  Policy: Solicitors – compliance review [I17, 122]

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iii.  Compliance Procedures

The Company has determined not to register under the PRA or the New York City Lobbying Law. To take advantage of exemptions from registration, Employees shall direct initial communications from or to a California state public retirement system or a New York City pension or retirement plan to the CCO to determine if such exemptions apply.129

The CCO shall either (i) direct the communication to a member of the investment staff (i.e. a Company Employee who spends at least 1/3 of his or her time managing the assets controlled by Company) or (ii) ensure the communication is pursuant to a competitive bidding process in which the Company agrees to be held to a fiduciary duty standard of care if awarded a management contract.

129   Policy: Pre-clearance – State pension communications [I24]

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VI.       OPERATIONAL MATTERS

 A.         Books and Records130

1.	Advisers Act

i.    General

Pursuant to Rule 204-2 under the Advisers Act, the Company has established and implemented the following records retention program:

●	All records that may substantially affect the obligations of the Company will be retained for a period of time that will reasonably assure the availability of those records when needed, and in particular for the periods required by applicable law. Electronic communications containing required records will be retained in accordance with this policy;

●	Adequate records will be developed and maintained to document the Company’s compliance with all relevant laws;

●	It is unlawful to dispose of any Company records that may be relevant to any pending or threatened legal proceeding of any kind. The CCO will notify all affected Employees if any document retention policy currently in effect must be suspended at any time in order to prevent the disposition of Company records that may be relevant to any pending or threatened legal action of which the Company receives notice; and

●	Privacy and security of records shall be appropriately assured in accordance with the Privacy Policy of the Company.

Rule 204-2(g) under the Advisers Act gives registered investment advisers an option to maintain and preserve required records in electronic storage media (such as CD-ROMs, email and other electronic storage mediums). The records must: (i) be arranged in a way to permit the immediate location of any particular record; (ii) be arranged in a way that enables the Company to present the information in the format specified by the SEC; include (separately from the original) a back-up copy of the computer storage medium for the time required; be stored in a way to ensure the maintenance and preservation of, and access to, records so as to reasonably safeguard records from loss, alteration, or destruction.

An adviser may engage the services of a third-party administrator or other service provider to maintain and preserve books and records on behalf of the adviser if: (a) the third-party acts as a service provider to the adviser (or private investment fund) in maintaining, preparing, organizing and/or updating records, and (ii) upon the SEC’s request, the records are produced promptly at an appropriate office of the adviser or an office of the administrator.

130   Policy: Recordkeeping [C12]

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See Section G. of Appendix III attached hereto for a complete description of the Company’s policies relating to Client confidentiality and privacy and Section II.J. of this Manual for a complete description of the Company’s policies relating to litigation matters.

ii.   Required Records131

The Company is subject to extensive recordkeeping requirements under federal and state securities laws and regulations, including SEC Rule 204-2 under the Advisers Act and SEC Rules 31a-1, 31a-2 and 38a-1 under the 1940 Act. Please see Appendix VI of this Manual for a complete list of required books and records the Company is to maintain under SEC Rules. Following is a list of the specific records required to be kept pursuant to such Rules:

●	The Company is required to maintain the following records relating to its business:

○	a general journal, including cash receipts and disbursement records, and any other records of original entry forming the basis of entries in any ledger;

○	general and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

○	all check books, bank statements, cancelled checks and cash reconciliations; o all bills or statements, paid or unpaid, relating to the Company’s business;

○	all trial balances, financial statements, and internal audit working papers relating to the Company’s business; and

○	all compliance policies or procedures that are in effect or were in effect at any time in the last five (5) years, and all documents relating to the Company’s annual review of its policies and procedures.

●	The Company is required to maintain the following records relating to its Clients:

○	a list of all accounts over which the Company has discretionary power;

○	all powers of attorney and other evidence of the granting of discretionary authority by any Client to the Company;

○	all written agreements entered into by the Company with any Client or otherwise relating to the Company’s investment advisory business;

○	each order given by the Company for the purchase or sale of any security;

○	any instruction received by the Company from a Client concerning the purchase, sale, receipt, or delivery of a particular security;

○	any modification or cancellation of any Client order or instruction;132

131   Portfolio – Trade Orders [T2]

132   The memoranda must show the terms and conditions of the order, instruction, modification or cancellation; must identify the person connected with the Company who recommended the transaction to the client and the person who placed the order; and must show the Client account over which the order was entered, the date of entry and the executing bank, broker or dealer. Orders entered pursuant to the exercise of discretionary power must be so designated.

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○	a record of every transaction in a security (other than direct obligations of the United States) in which the Company, or any “advisory representative” (as defined in Rule 204-2(a)(12)(A)) of the Company, has, or by reason of a transaction acquires, any direct or indirect beneficial ownership133

○	originals of all written communications received and copies of all written communications sent by the Company relating to:

○	any recommendation made or proposed to be made and any advice given or proposed to be given;

○	any receipt, disbursement or delivery of funds or securities; or

○	the placing or execution of any order to purchase or sell any security.

○	copies of publications and recommendations distributed by the Company to any persons and, if not disclosed in the publications, a record indicating the basis and reasons for making the recommendations;

○	copies of certain disclosure documents given to advisory Clients and written acknowledgments for the documents; and

○	copies of supporting documents necessary to form the basis for or demonstrate the calculation of performance information in advertisements or other communications distributed by the Company to any persons.

iii.  Period and Place of Retention of Records

All books and records required as set forth above must be maintained in an easily accessible place for at least six (6) years from the end of the Company’s fiscal year during which the last entry was made; the first two (2) years the accessible place must be in an appropriate office of the Company, even if the Company’s investment advisory business is discontinued during that period. Required records may be maintained electronically, so long as:

●    All electronically stored records are readily accessible;

●    The Company is prepared and able to promptly provide an enlargement or copy of the electronically stored records; and

●    The Company maintains procedures for maintenance and preservation of, and access to, records stored electronically so as to reasonably safeguard the records from loss, alteration, or destruction. (See below Section VI.E. of this Manual for information relating to the Company’s disaster recovery and business continuity policies)

All books and records required to be maintained by a registered adviser are subject to reasonable periodic or special examinations by representatives of the SEC as the SEC deems necessary or appropriate. The SEC’s right to inspect books and records contemplates that these books and records will be available for inspection.

133  The report must state the title and amount of the security involved, the date and nature of the transaction, the price at which it was effected, and the name of the bank, broker or dealer with or through which the transaction was effected. Transactions effected in any Client account over which neither the Company nor an Employee has any direct or indirect influence or control, are excepted from this record requirement.

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B.	Electronic Communications

1.	Introduction

The following Electronic Communications Policy and its corresponding procedures have been adopted by the Company to ensure that the Company implements reasonable procedures to monitor Employees’ use of the internet and electronic communications, including without limitation, e-mail. All software, files, e-mail messages, and voice mail messages on the Company’s computers, network, and communications systems are the property of the Company. These resources are made available by the Company to enable Employee to do their job efficiently and productively. To that end, Employees are required to use computers, software, and internet access for the benefit of the Company and its advisory Clients. Further, all e-mail correspondence to and from Clients must be maintained in accordance with the Advisers Act and this Policy.

2.	Background

The use of the internet and the evolving nature of various means of electronic communication, data transfer and social networking present new challenges for investment advisers regarding the retention of documents that are required to be maintained under the Advisers Act. In addition, the SEC and other regulatory agencies have raised concerns surrounding the implementation of appropriate physical, electronic, contractual and procedural safeguards to protect the privacy of advisory Client information. The pervasive use of the internet and e-mail also exposes an adviser’s systems to infiltration by computer viruses, which are becoming increasingly sophisticated and dangerous, and which, by their nature, attack randomly and without warning.

i.	Employee Consent and Non-Compliance with the Policy

Consent to and compliance with this Policy is a condition of employment. Failure to abide by this Policy or to consent to any monitoring, copying or reviewing of any communications or files is grounds for disciplinary measures, up to and including termination of employment. In any situation where you are unsure about the application or coverage of this Policy, please contact the CCO.

ii.	Questions or Concerns

Any questions or concerns regarding this Policy, or whether a particular record (electronic or otherwise) is required to be maintained, should be directed to the CCO.

3.	Policy and Procedures

This Policy applies to communications in all media, including e-mail, fax, telephone and voicemail. Employees are reminded that they are required to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospective Clients, the Company, and their fellow Employees. An Employee’s use of the Company’s e-mail, computer, internet, telephone and voice-mail systems is held to the same standard as all other business communications, including compliance with anti- discrimination and anti-harassment policies, all in the form that such policies may be adopted by the Company from time to time. The Company expect its Employees to use good judgment in their use of these systems.

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As noted above, electronic communications systems, particularly the internet and internal and external e-mail, are resources of vital importance for both regulators and advisory Clients. Given the vast accessibility of these technologies, it is quite easy to overlook the significant risks associated with their use. Thus, all of the Company’s Employees must take great care in using the internet and in communicating with business associates just as one would when using print or any other media. The internet is a public forum as opposed to a private or secure network. One should always assume that nothing written in an e-mail communication is private.

i.           Correspondence

Any written electronic communications sent by an Employee to Clients, customers, service providers, another Employee, or any other party, including e-mail and fax should be treated in the same manner and with the same care as letters or other official communications on the Company’s letterhead. In addition, such communications are subject to the recordkeeping requirements under the Advisers Act. Client Complaints that are received by an Employee via e-mail must immediately be forwarded to the CCO and logged in accordance with the Company’s Client Complaint Policy as stated in Section III.F.1. of this Manual.

ii.          Electronic Mail

Employees must take care in sending e-mail inside and outside the Company. Employees should assume that e-mail sent from the Company’s computers is not secure and, therefore, must avoid sending e-mails that contain highly confidential information except as specifically set forth above (i.e., for bona fide business purposes to recipients only on a “need to know” basis). Certain e-mails that are sent to more than one person (including Clients and prospective Clients, but not purely internal the Company’s personnel) may generally be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating an e-mail as that which is taken when creating a formal marketing or promotional piece. (Please see “Marketing” in Section V. of this Manual.)

a.   E-mail Retention134

Under applicable Advisers Act regulations, the Company is required to retain written communications:

●	with Clients or prospective Clients, including but not limited to all agreements and all communications relating to investments or proposed investments;

●	as to the receipt, disbursement or delivery of funds or securities and the placing or execution of all orders to purchase or sell any security; and

●	related to any recommendations made or proposed to be made or any advice given or proposed to be given.

134   Policy: Recordkeeping – email retention [C12]

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b.    E-mail Storage

The Company has implemented an e-mail storage solution in which all e-mail (incoming and outgoing) is systematically retained and archived. These e-mails are never deleted, even if an Employee deletes the e-mail from his or her Outlook folders. Notwithstanding any proactive e-mail or other document retention solution implemented by the Company, all Employees are required to comply with this policy without exception, and company laptops, hard-drives and areas of the network may be monitored from time to time to verify compliance with this Policy and are subject to inspection by the Company, the SEC or other regulatory authorities.

c.    Privileged E-mail Communications

If you believe an e-mail you have drafted pertains to a legal matter which is subject to the Attorney-Client privilege, you should indicate, on the subject line of the e-mail, “Attorney Client Privileged Communication” and include a brief (one to five word) description of the subject matter to which the e-mail pertains in order to enable the Company to monitor and log privileged communications as may be appropriate.

d.   Personal E-mail Accounts

The Company reserve the right to block, suspend or terminate access to personal e-mail accounts and services at its discretion. Employees may not make use of personal e-mail for a business-related purpose and should never use personal e-mail for business-related communications such as distribution of marketing materials, notices to the Company’s service providers, trade confirmations, and/or responses to Client requests, among other things. Employees are permitted to make reasonable personal use of their Company e-mail account to send or receive personal e-mails. However, such use should not interfere with the Company’s business activities or involve a meaningful amount of an Employee’s time or Company resources. As always, all e-mail, whether business or personal, must be appropriate in both tone and content. Employees acknowledge that the Company and its authorized agents have the right to access and obtain all e-mails, including personal e-mails, which Employees send or receive through Company computer network and mail servers. Employees acknowledge that all of their e-mails will be maintained by the Company and may be subject to, at any time and without notice to any Employee, monitoring and review by the Company and/or its authorized agents as permitted or required by law or regulatory authorities. Employees expressly consent to such monitoring and review by the Company and by the regulatory authorities including the SEC.

iii.         Instant Messaging, Chat Rooms and Social Media

Due to the difficulty associated with monitoring and maintaining instant messages and postings made in chat rooms or in various social media services and platforms, Employees are prohibited from (i) using instant messaging, chat rooms or social media platforms (including the social media platforms listed below) for business purposes (other than the use of Bloomberg Chat which provides for the retention and archiving of messages), and (ii) from publishing any information regarding the Company (including the Company name), its Employees, its advisory Clients, its investment strategy or its investment recommendations in any manner whatsoever including but not limited to chat rooms and social media platforms such as Facebook, MySpace, LinkedIn135 or Twitter. Employees should be aware that the use of endorsements or recommendations on social media platforms may be viewed by the SEC or other regulators as testimonials and violative of SEC advertising rules (Please see “Marketing” in Section V. of this Manual.). The Company retains the right to monitor, limit and/or prohibit instant messaging (internally and externally) and use of various social media platforms as deemed appropriate by the CCO in consultation with Senior Management Team.

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iv.         Text Messaging

Employees are strictly prohibited from using text messages for business purposes or to convey work-related information or messages.

v.          Bloomberg E-mail and Bloomberg Instant Messages

Designated Employees make use of Bloomberg-based electronic communications services in the course of the fulfillment of their job responsibilities. Such communications may include communications that the Company is required by the Advisers Act or has otherwise determined to retain. Because the Bloomberg services are outside of the Company’s internal e-mail system, the Company may implement a third-party retention and archiving service to store all Bloomberg E-mail and Bloomberg instant messages in a retrievable, searchable format that can be reviewed by the CCO or an appointed designee and that will facilitate production of these communications to regulators or, if required, during the course of litigation or SEC examination or other action.

vi.         PIN Function on Mobile Devices

A PIN or password protection function must be activated on any smart phone or other mobile device (i.e., iPhone, iPad, tablet, etc.) used to access work-related information, including a work-related e-mail account. This requirement applies to devices issued by the Company and personal mobile devices used to access a work-related e-mail account.

vii.        Prohibited Communications

The Company prohibits Employees from using its computers and network facilities to do any of the following:

●	transmit externally any documents marked “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account;

●	“hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (for example, “spoofing”) or disseminate intentionally any viruses or other destructive programs;

●	establish a personal business or use our facilities for personal profit;

135   Notwithstanding the prohibitions set forth in this section, Employees may include their name, job title and dates of employment on business-related social media sites such as LinkedIn.

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●    download, install or execute software, including patches and upgrades, without our prior approval;

●    distribute or receive pornographic or other offensive content.

viii.       Electronic Delivery of Regulatory Documents

The Company may arrange for the delivery of investment adviser regulatory documents and other communications to advisory Clients by electronic means. The delivery of such documents, including, among other things, the Company’s Form ADV and Privacy Policy, must be made in accordance with the three elements of Notice and Consent, Access, and Evidence of Delivery as discussed more fully below.

a.    Notice and Consent

Information provided electronically (i.e., on the Company’s website, corporate extranet, or in an e-mail sent by an Employee to a Client) provides notice to the Client that they have received something important and allows the Client to consent to such receipt.

b.    Access

Those who are provided with electronic documents should have access comparable to that of a paper document. The use of a particular medium (i.e., internet website or e-mail) should not be so burdensome that intended recipients cannot effectively access the information provided. Persons to whom information is sent electronically must have an opportunity to retain the information through the selected medium (i.e., recipient should be able to either download or print information delivered electronically such that they can maintain a permanent record).

c.    Evidence of Delivery

When providing documents electronically, one must have reasonable assurance that such documents have been actually delivered. In order to evidence satisfaction of delivery obligations the Company may obtain evidence the Client has actually received the document (i.e., return receipt). In order to satisfy the requirements with respect to the electronic delivery of regulatory documents, the CCO or a designee will: (1) draft a letter through which a Client can indicate that they would prefer to receive document (i.e., custodian statements) in electronic format and (2) send such documents with “return-receipt” and “read” function so that the Company can determine that the e-mail has been received and or otherwise accessed.

ix.         Security

The internet is not a secure environment. Files and e-mail can be intercepted and read by technically savvy internet users, including Company competitors. All Employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct one’s job.

x.          Reporting Problems

If sensitive information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, Employees must immediately notify the CCO. In addition, the Company’s IT Task Force should be notified if any unauthorized use of the Company’s information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, the CCO and the IT Task Force should be notified immediately. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to the CCO and the IT Task Force as one of these issues may indicate a computer virus infection or similar security problem. Employees should not open a suspect email or access a suspect link without first notifying and conferring with the IT Task Force in order to verify the authenticity of the message. Please see Appendix VIII of this Manual for more information related to the Company’s Cybersecurity Plan.

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4.          Monitoring and Surveillance Program136

In order to ensure compliance with this Policy, the Company reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all electronic communications transmitted via the Company’s electronic communications network and systems, and all communications, information or materials created or stored on Company network and systems or on an Employee’s individual workstation. Thus, Employees should be mindful that their e-mails may be reviewed on a random basis by the Company or its authorized agents.

C.         Proper Use of Information Resources

These are the general standards and requirements relating to the proper use of the Company’s information resources and the use of electronic communication methods.

1.          Standards Governing Information Resources Usage

The Company’s business is highly dependent upon the Company’s information processing resources. All Employees must be aware of the Company’s policy concerning the appropriate use of these resources, and of the responsibility we share in their protection. Legal, regulatory, and business obligations require that we protect the information resources entrusted to us, and that we use these resources for the Company’s business purposes.

Good business judgement and adherence to ethics should govern all correspondence, to protect the Company’s confidential and proprietary information, and from exposure to liability for unauthorized acts. Information distribution should be limited to those with a need to know.

When drafting correspondence, Employees should use good judgement as to content, and limit distribution to the smallest number of people appropriate. The “Newspaper Rule” (“Never write anything you wouldn't want to see on the front page of The New York Times”) is a good guide, to protect both the Company’s and the individual’s reputation.

While limited by the Company’s right to retrieve and read communications, correspondence is to be treated as confidential by other Employees—to be read only by the person to whom addressed.

136  Policy: Email surveillance [P30]

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Approved communication methods (Company e-mail) and Company-provided internet access should only be used for business-related purposes.

2.          Prohibited Activities

Examples of activities, without limitation, which would constitute improper usage, or failure to adequately protect resources include:

●	Failure to convert communication with Clients regarding investments or other business activities into approved format, the Employee’s assigned Company e-mail address.

●	Failure to maintain the confidential nature and integrity of the resources used by the Company. Disclosing information or messages from the Company’s e-mail system to anyone other than authorized persons.

●	Failure to encrypt or password-protect any Client statements or confidential material.

●	Business information for which well-defined audit trails are required.

●	Third-party advertisements or solicitations.

●	Responding to unsolicited or junk e-mail (spam).

●	Broadcasting messages of a personal nature, such as holiday greetings.

●	Disguising one’s identity in e-mail (“spoofing”).

●	Using inappropriate language.

●	Spreading of rumors or making slanderous comments.

●	Unauthorized access, including unauthorized attempts to browse, modify, or destroy data.

●	Unauthorized use or attempted use of another individual’s access ID and password.

●	Abuse of authorized access, including browsing or modifying Company information for non- business reasons.

●	Failure to protect confidential passwords and unattended active workstations. This could result in an access ID or a workstation being used inappropriately, and the individual responsible for the access ID or the workstation being held responsible for the inappropriate action. Each employee is responsible for using available system security features when appropriate.

●	Unauthorized introduction of hardware, software, or data which has not been approved by the CCO or appointed designee.

●	Unauthorized connection to third-party systems.

●	Unauthorized removal of hardware, software, or data.

●	Unauthorized copying of licensed software. Unauthorized software duplication is illegal and can result in the payment of civil damages to the software vendor, as well as criminal penalties, including fines and imprisonment.
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●	Attempts to circumvent a system’s security and integrity. This includes destruction of access logs, circumvention of security controls, and attempts to “capture” other individuals access credentials.

●	The introduction of computer viruses, or other disruptive or malicious software.

●	Failure to utilize virus scanning software or failure to act upon warning notices.

●	Access or exchange of illegal, inappropriate, or offensive material.

●	Creation or dissemination of inaccurate of defamatory information.

●	Conduct any form of illegal activity.

●	Utilization for personal gain—personal profit; non-approved fundraising; political, charitable, or religious activity; etc.

D.         Anti-Money Laundering

Notwithstanding the absence of detailed AML rules applicable to registered investment advisers, the Company has developed these AML policies and procedures (the “AML Policy”) to take efforts to prevent money laundering. As more fully described below, the Company is committed to ensuring that the Company’s business activities comply with applicable federal and state laws and regulations in this area. In furtherance of that objective, the AML Policy was designed to reasonably ensure: (i) the detection and reporting of possible money laundering and suspicious activity; (ii) that all required governmental and regulatory filings are completed fully and accurately and submitted on a timely basis; and (ii) that the Company complies with applicable anti-money laundering laws and regulations.

1.          Overview of AML Policy and Purpose

Money laundering is a process by which criminals (including terrorists) seek to conceal the true sources of their ill-gotten gains. Requiring financial institutions to report cash and other financial transactions, as well as suspicious activity, to government agencies is one of the many methods adopted by the federal and many state governments to detect, stop and prosecute criminal and terrorist activity. Individuals engaged in money laundering typically seek to effect transactions at financial institutions because, upon completion, the funds involved in those transactions become much more difficult to trace. Once those funds appear on the books and records of a financial institution, the funds are often easily moved by check or wire transfer, making the origin of those funds much more difficult if not impossible to trace and identify.

The term “money laundering” applies to, among other things, schemes designed to hide or disguise from governmental and other authorities the source of illegally obtained money. Criminals often employ sophisticated methods of disguising the proceeds of their crimes, just as terrorists seek to funnel the proceeds of ostensibly legitimate businesses to fund and execute terrorist plots. Increasingly, they are using the facilities of securities firms, as well as banks, to conceal the source of their ill-gotten gains. The concept of money laundering can also include the activities of individuals and businesses seeking to conceal their earnings from the IRS and state and local taxing authorities.

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FAILURE TO COMPLY WITH MONEY LAUNDERING AND OFAC LAWS COULD RESULT IN SEVERE CRIMINAL PENALTIES AGAINST THE COMPANY, ITS EMPLOYEES AND CERTAIN AFFILIATED COMPANIES. CRIMINAL AND CIVIL PENALTIES CAN INCLUDE IMPRISONMENT, SUBSTANTIAL FINES, LOSS OF BUSINESS LICENSES, AND FORFEITURE OF PROPERTY INVOLVED. EMPLOYEES WHO FAIL TO COMPLY WITH COMPANY POLICY IN THIS AREA MAY ALSO BE SUBJECTED TO DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION OF EMPLOYMENT FOR PARTICIPATION IN SUCH ACTIVITIES.

2.          Anti-Money Laundering Regulations

The United States Government principally administers and enforces anti-money laundering laws through the U.S. Treasury Department. As described below, depending on the type of financial institution, one or more of the laws listed below may apply. Although currently many of these laws do not apply to the Company or other registered investment advisors, Employees should be familiar with the statutory and regulatory framework and should take action if they become aware of suspicious activity that could indicate money laundering:

●	Bank Secrecy Act (“BSA”) – This federal law, and the regulations enacted pursuant thereto, includes requirements to report currency transactions, maintain specific records including wire transfer documentation, report suspicious activities, and maintain and implement anti-money laundering compliance programs with certain required elements. The BSA and underlying regulations are enforced by the U.S. Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) office. FinCEN may work together with parallel state, federal and industry bodies, such as the SEC, to govern and monitor compliance with the law and applicable regulations.

●	Internal Revenue Code (IRC 60501) – Section 60501 of the IRC Requires that certain financial institutions report any transaction involving the receipt of currency in an amount greater than $10,000 in a single transaction, or in a series of related transactions, to the IRS on Form 8300.

●	USA Patriot Act – This federal law requires financial institutions (which includes both registered, open-end investment companies and broker-dealers) to develop and implement written anti-money laundering programs that include internal policies, procedures and controls; a designated AML compliance officer; an ongoing employee training program; and an independent review of the program. Similar regulations were proposed (but not adopted) with respect to registered investment advisers.

●	OFAC – The Treasury Department’s Office of Foreign Assets Control (“OFAC”) enforces various statutes and regulations prohibiting trade and financial/commercial transactions with certain countries, their governments or officials, specially designated nationals (SDNs), drug traffickers or terrorists. OFAC identifies these individuals and entities on its Specially Designated Nationals and Blocked Nations List, which are continuously updated.
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3.          Employee Responsibilities

i.           General Summary of Responsibilities

All Employees have an ongoing obligation to avoid transactions with individuals or organizations that seek to use the Company’s services and products to launder money or otherwise carry out illegal activities and to be especially vigilant with respect to risks arising out of the Company’s capital raising activities. While the Company may rely on the AML policies and procedures adopted by its service providers including custodians, administrators and broker-dealers, such reliance will not shield the Company or its Employees from liability if they were aware of, or should have been aware of, suspicious circumstances surrounding a particular transaction. Employees must be careful to avoid in any way facilitating the receipt of proceeds from, or unwittingly aiding in transactions that could be linked to criminal activities of any kind.

The CCO, with the assistance from duly appointed designees, has the primary responsibility for implementing, maintaining and enforcing the Company’s AML policy. As discussed below, Company Employees responsible for engaging with new advisory Clients, and later supervising or managing Client relationships, are in the best position to “know your customer” and should document all steps taken to “know” customers and their transactions. In addition, Company Employees involved in the clearance (e.g., processing of new Client account, assignments and/or redemption requests) and other asset flow activities should be on alert for “suspicious” movements, activities or requests.

ii.          Specific Responsibilities

The essential principles of the AML Policy and the specific employee responsibilities there under for the prevention and detection of money laundering are as follows:

a.   General Customer Due Diligence – “Know Your Customer”

The Company’s best opportunity to safeguard itself from participating in Client-related money laundering arises at the beginning of the customer relationship. Prior to accepting an Advisory Contract from a prospective Client, the Company (which includes, for this purpose, its Clients custodians, banks, broker-dealers, administrators or other third-party service providers) shall conduct sufficient due diligence to “know its customer.” This exercise includes the collection of identifying ownership information in order to permit the Company or its agents (e.g., custodians, banks, broker-dealers, administrators or other third-party service providers) to perform an “AML Check” against relevant lists such as SDNs and Blocked Nations.

The due diligence procedures or amount of information necessary to perform an appropriate AML Check will vary depending on the type of Client and/or preexisting familiarity. Certain corporate or institutional Clients, by the nature of their business and ownership are publicly known and financially transparent. These Clients will require a lesser degree of scrutiny by the Company, and include entities that:

●    are traded on a public, regulated exchange and/or file periodic financial reports;

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●    are regulated and reviewed by governmental or industry regulators such as a state or municipal pension fund;

●    submit to periodic independent audits by recognized accounting firms; or

●    are otherwise entities that are recognized and well known publicly.

At a minimum, before an Advisory Contract or similar documents are accepted from a potential Client, the Company (in the person of the CCO, appointed designee directly or indirectly through the engagement of an outside service provider such as custodians, banks, broker-dealers, administrators or other third-party service providers) will collect sufficient information about the prospective Client and the financial institution form which any capital commitment originates, in order to perform an AML Check. Such information may include:

●    the identity of the Client and/or beneficial owner(s) of the account;

●    the nature and source of the Client’s and/or beneficial owner’s business and assets;

●    develop an understanding of the Client’s sophistication and investment objectives; and

●    consider whether the Client presents a reputation concern to the Company.

If any part of this due diligence effort produces a questionable or suspicious result, it must be brought to the immediate attention of the CCO.

iii.         Cash Transactions

The Company does not take custody or possession of advisory Client cash or cash equivalents. In every instance, investor or advisory Client “contributions” are sent directly to the custodian, prime broker or third party administrator. Accordingly, the reporting obligations in this area do not apply to the Company and its business activities.

iv.         Compliance with OFAC Regulations

The Company and its Employees must comply with the trade embargoes and economic sanctions imposed by OFAC. The restrictions and sanctions imposed by OFAC against identified countries and individuals vary from time to time and, accordingly, the Company’s CCO or appointed designee, including, for this purpose, a custodian, bank, broker-dealer, administrator or other third party service provider, must check the most current version of the OFAC List on the U.S. Treasury’s website before the Client is accepted at the Company. Such safeguards will help to ensure that the Company does not inadvertently accept the Client that could be connected to any of the sanctioned countries, individuals or corporate entities listed. If any match is identified, that “hit” must be brought to the immediate attention of the CCO who will in turn take whatever additional steps are deemed necessary and appropriate.

v.          Additional Web-Based Informational Resource Checks

In addition to the above mentioned OFAC check, the Company’s CCO or appointed designee, including, for this purpose, a custodian, bank, broker-dealer, administrator or other third party service provider, must also check the Financial Action Task Force (“FATF”) website to determine whether a prospective advisory Client is from a country identified as a jurisdiction not meeting international money laundering standards (i.e., is listed as a Non-Cooperative Country and Territory (“NCCT”)). If the advisory Client is from a NCCT jurisdiction, that fact must be brought to the immediate attention of the CCO for further review.

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vi.         Third Party Service Providers

In cases in which the Company relies on third party service providers (such as custodians, banks, broker-dealers, prime brokers, administrators or other third party service providers) to perform advisory Client identity checks, the CCO or a duly appointed designee will periodically review their respective AML programs to ensure that they have adopted appropriate AML programs and have assumed responsibility for aspects of the Company’s AML Policy.

vii.        Ongoing Monitoring

The task of safeguarding the Company from money laundering concerns does not end after a Client is accepted. The monitoring of Clients – both new and longstanding – must include consideration of whether investments in advisory Clients are being used for questionable purposes. Any information learned by an Employee that raises the question of Client integrity in this area should be brought to the immediate attention of the CCO for review. Ongoing monitoring responsibilities include the following:

●	Client relations and administrative personnel (e.g., back office services) must familiarize themselves, if relevant, with their assigned Client’s normal contribution and distribution activities, and other usual market practices in order to reasonably recognize anomalous behavior.

●	Any suspicions concerning the source of assets or the nature of a transaction must not be ignored.

●	It is the active responsibility of all Employees to seek to ensure that the Company’s facilities are not being misused for any illegal purpose.

●	The Company is required to report any “suspicious activity” by investors. Suspicious activity includes any transaction in which Company Employees:

○	knows, suspects, or has reason to suspect that the activity involves illegal proceeds;

○	knows or suspects that the transaction’s purpose is to evade the currency transaction reporting requirement; or

○	detects a transaction appearing to have no business purpose or varying so substantially from the investor’s normal commercial activities as to have no reasonable explanation.
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viii.       Reporting, Training and Review

a.   Reporting

All Company Employees must promptly report any suspicious activity or questionable conduct to the CCO so that the Company can inquire more fully into the circumstances and determine any possible reporting obligations. The CCO shall take whatever steps are necessary and appropriate, including assisting Company personnel with reporting responsibilities they may have, independently reporting the transaction or activity to the appropriate government agency or regulatory authority, including filing a Suspicious Activity Report (“SAR”) with the Department of the Treasury if necessary, or taking any other corrective or remedial steps deemed appropriate at that time.

b.   Training

Training is an important part of any effective compliance program. This is especially true in an area of the law, like this, that continues to evolve rapidly as the government continues to address current challenges that affect national security. To ensure that the Company’s

Employees further company objectives and satisfy regulatory obligations, Employees will continue to receive periodic training.137 Training in this area will be conducted by the CCO, Blue River and/or outside legal (or other professional) advisers and will be conducted periodically based upon changes in the law and other relevant factors and the risk profile based on the Company’s then-existing advisory business (e.g., frequency of other training programs and other educational or compliance initiatives).

c.   Review

The CCO, with the assistance from Blue River, as part of the regular review of functional areas, will periodically test compliance with the Company’s AML Policy and procedures as appropriate.

E.          Disaster Recovery and Business Continuity

As part of its fiduciary obligation to its Clients, and as a matter of best business practices, the Company has adopted the policies and procedures for disaster recovery and for continuing the Company’s business in the event of a disaster attached hereto as Appendix VII. These policies are designed to allow the Company to resume providing service to its Clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that the Company might reasonably face given its business and location. The CCO shall be responsible for the management and administration of the Company’s business continuity plan.

137  Although general compliance training received by all Employees will normally include a review of the AML Policy, specific training will be provided if and as appropriate to those employees who have responsibilities that are more relevant to this effort (e.g., Investor Relations personnel and certain finance or accounting and operations personnel).

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F.          Cybersecurity Plan

Information Technology is a crucial element of the Company’s success in providing critical services to its Clients. IT Security is required in order to protect sensitive Client and Company information, and to ensure continuity of operations. To ensure a secure environment for our IT assets, the Company maintains cybersecurity policies, procedures, and standards located in Appendix VIII.

G.         Service Provider Oversight

1.          General

Third-Party Service Providers and Vendors (“Service Providers”) consist of service providers that provide critical and non-critical functions across all functional areas of the Company. This policy will apply to those Service Providers who provide critical functions to the Company. Critical function Service Providers are defined as (i) those Service Providers who the Company utilizes in order to carry out its investment mandate for its Clients; (ii) who pursuant to the services provided to the Company would have a business need to obtain personally identifiable information (“PII”) about the Company’s Clients or Company proprietary and/or confidential information; and (iii) have access to or are responsible for providing the Company’s data management and electronic storage, access or communications.

The Company relies upon certain Service Providers in order to fulfill its core business functions. To monitor the relationship with Service Providers and to help ensure the protection of the Company’s confidential information, the Company has implemented the following policies and procedures.

2.          Service Provider Selection

Prior to engaging a Service Provider, the Company is obligated to conduct initial due diligence on a potential Service Provider to obtain adequate assurance that Company confidential information and Client PII will remain secure and safeguarded. Such due diligence may include, but will not be limited to seeking information on and addressing the following areas with the potential Service Provider:

●	Handling of Client PII, private and confidential information;

●	Handling of Company PII, private and confidential information;

●	Obtain and review a copy of any SOC /SSAE 16 report or similar audit;

●	Obtain and review a copy of the Service Provider’s disaster recovery and business continuity plan to ensure the adequacy and the ability of the Service Provider to continually provide superior service to the Company and its Clients;

●	Obtain and review a copy of the Service Provider’s information cybersecurity policy and procedures to ensure the adequacy and the ability of the Service Provider to continually safeguard sensitive information;
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●	Obtain appropriate selection and screening information and documentation on the potential Service Provider to assess (i) the nature and quality of services to be provided and the reputation of the Service Provider, (ii) the financial condition of the Service Provider, (iii) the compliance program of the Service Provider, and (iv) its enforcement and litigation history;

●	Obtain appropriate selection and screening information and documentation on the potential Service Provider, including but not limited to reviews, industry standards rankings, customer references;

●	Request and obtain a demonstration of any Service Provider external applications to be used by the Company;

●	An evaluation of the Service Provider’s adequacy of staffing and personnel;

●	An evaluation of the Service Provider’s ability to identify and address conflicts of interest;

●	An evaluation of the Service Provider’s adequacy of employee compliance program training;

●	An evaluation of the Service Provider’s disciplinary actions and reasons for the termination of significant employees; and

●	Review a copy of the proposed services agreement to ensure that any oral or other representation made by the Service Provider are consistent with the written provisions.

All new engagements with any Service Provider must be reviewed and approved by the CCO, prior to executing any Service Provider agreement.

3.          Service Provider Management

The Company recognizes the need to maintain a professional working relationship with each Service Provider it engages. This facilitates better dialogue between the Company and the Service Provider, ensures that lines of communication remain open, helps maintain a level of trust between the parties to ensure a good working relationship and protects the security of the Company’s and the Clients’ data. To accomplish these objectives, Company Employees will comply with the following procedures:

●	If an Employee identifies any incident that could be interpreted as a breach of Company or Client sensitive data or information, including PII, private or confidential information, while using the services or external applications of a Service Provider, the Employee shall immediately report the incident to the CCO.

●	The CCO or an appointed designee shall periodically conduct internet searches on the Service Providers to determine whether there is any negative news regarding any engaged Service Provider that could be interpreted as directly impacting the Company’s data security.

●	The CCO or an appointed designee shall periodically communicate with its Service Provider contacts to determine whether there are any issues with data security or the professional relationship with the vendor.
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●	If any issues are noted during the review process or are brought to the CCO’s attention, the CCO will have the primary responsibility to investigate the incident, and in conjunction with the Company’s IT provider, determine how to resolve any issues. If the incident constitutes a Cybersecurity Incident under Incident Response section of the Company’s Cybersecurity Plan, the CCO shall ensure that the Company follows the procedures outlined in the Incident Response section to resolve the incident.

4.          Service Provider Oversight

The Company is obligated to conduct on-going due diligence of its Service Providers and to supervise them to assist in furnishing services to the Company and its Clients.

On at least an annual basis, the CCO or appointed designee, in conjunction with Company personnel who work closely with the vendors, will review the quality and completeness of the services provided by the Company’s Service Providers. The review should seek to:

●	Determine the precise services provided by the Service Provider and ensure that an accurate description of these services is disclosed in the Company’s agreement with the Service Provider;

●	Ensure that the Company has an effective written agreement with the Service Provider that acknowledges the services being provided to the Company under the terms of the agreement;

●	Evaluate the overall quality and completeness of the services outlined in the written agreement by speaking with other Company personnel who utilize the services;

●	Obtain the Service Provider’s information cybersecurity policy and procedures and conduct an assessment to determine whether the Service Provider has sufficient security safeguards in place to protect sensitive information including but not limited to, Client PII and the Company’s non-public and proprietary information obtained pursuant to the agreement with the vendor;

●	Obtain the Service Provider’s disaster recovery and business continuity plan to ensure the adequacy and the ability of the Service Provider to continually provide superior service to the Company and its Clients;

●	Obtain and review a copy of any SOC /SSAE 16 report or similar audit; and

●	If the Company or any personnel have any reason to believe that a vendor is failing to meet the terms of its agreement or that sensitive information is not being protected and/or safeguarded, he or she must immediately report the possible violation to the CCO.
PRIVATE AND CONFIDENTIAL	178

APPX I – Page 1

APPENDIX II

FIRM PERSONNEL CHART

This personnel chart of the Company may be amended or revised from time to time, to ensure accuracy please obtain a current up-to-date personnel chart by contacting the CCO.

Name	Hire Date	Email	Title	Access Person	Covered Associate	Investment Adviser Representativ	Broker- Dealer Representativ	CRD
Barrie, Linda Jo	03/09/18	jbarrie@chiltoncapital.com	Operations	Yes	No	No	No	--
Beck, Zachary A.	10/04/10	zbeck@chiltoncapital.com	Operations and Research	Yes	Yes	No	No	4132653
Cauthorn, Julia J.	03/09/18	jcauthron@chiltoncapital.com	Client Service/Sales	Yes	Yes	Yes	No	811397
Cooperrider, Kurt F.	08/05/13	kcooperrider@chiltoncapital.com	Operations	Yes	No	Yes	No	6688772
Egan, Kevin Rich	03/29/21	kegan@chiltoncapital.com	Investment Research - REIT	Yes	No	No	No	--
Eixmann, Bradley J.	04/17/17	beixmann@chiltoncapital.com	Chief Investment Officer	Yes	Yes	Yes	No	4416889
Frank, Brandon J.	04/17/17	bfrank@chiltoncapital.com	Chief Financial Officer and Portfolio Manager	Yes	Yes	Yes	No	4318809
Garrison, Bruce G.	07/01/11	bgarrison@chiltoncapital.com	Investment Research - REIT	Yes	Yes	Yes	No	810287
Genung, Laura L.	01/13/05	lgenung@chiltoncapital.com	Management and Client Service/Sales	Yes	Yes	Yes	No	5110735
Latchett, Katherine E.	03/09/18	klatchett@chiltoncapital.com	Operations	Yes	No	No	No	--
Lerner, A. Ronald (Ron)	06/02/02	rlerner@chiltoncapital.com	Client Service/Sales	Yes	Yes	Yes	No	307110
Lootens, Timothy J.	04/01/07	tlootens@chiltoncapital.com	Management and Client Service/Sales	Yes	Yes	Yes	No	4908918
Marshall, Jennifer R.	11/09/20	jmarshall@chiltoncapital.com	Client Service/Sales	Yes	No	No	No	--
Nimmo, Sean M.	06/20/11	snimmo@chiltoncapital.com	Client Service/Sales	Yes	Yes	Yes	Yes	4826911
Reyes, Ramon G.	10/06/14	rreyes@chiltoncapital.com	Operations and Trading	Yes	No	No	No	3219592
Robertson, John E.	04/01/07	jrobertson@chiltoncapital.com	Management and Client Service/Sales	Yes	Yes	No	No	--
St. Paul, Armand (Chris)	08/22/11	cstpaul@chiltoncapital.com	Compliance and Operations	Yes	Yes	Yes	No	1765513
Stavar, Michael J.	01/01/11	mstavar@chiltoncapital.com	Client Service/Sales	Yes	Yes	Yes	No	4337965
Underwood, Jr., David M.	09/15/05	dmunderwood@chiltoncapital.com	Management, Finance and Accounting, and Investment Research – Fixed Income	Yes	Yes	Yes	No	2467709
Waldrum, Diana H.	10/20/09	dwaldrum@chiltoncapital.com	Operations, Finance and Accounting	Yes	No	No	No	--
Werner, Matthew R.	06/15/11	mwerner@chiltoncapital.com	Investment Research - REIT	Yes	Yes	Yes	No	5192954
Willingham, Burton J.	03/09/18	bjwillingham@chiltoncapital.com	Client Service/Sales, Investment Research	Yes	No	Yes	No	2591855
Wozencraft, Jr.,Frank M.	03/09/18	fwozencraft@chiltoncapital.com	Client Service/Sales	Yes	No	Yes	No	2417847
Yopp, Barbara A.	03/17/14	byopp@chiltoncapital.com	Operations	Yes	No	No	No	--

APPX II – Page 1

APPENDIX III

CODE OF ETHICS

A.	Introduction

1.	Purpose

Chilton Capital Management LLC (the “Company” or “Firm”) maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”). In particular, Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Section 204A under the Investment Advisers Act of 1940, as amended (the “Advisers Act” and together with the 1940 Act, the “Rules”), requires the Company to adopt a written code of ethics containing provisions reasonably necessary to prevent an “Access Person”138 from engaging in any act, practice or course of business prohibited by the Rules. This Code of Ethics (the “Code”) applies to each employee, partner, member, director, officer and manager of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers (each, an “Employee”).

This Code is predicated on the principle that the Company owes a fiduciary duty to all of its advisory clients. Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the client and to always place the client’s interests first and foremost. Accordingly, the Company’s Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of the Company’s advisory clients. The Company’s advisory clients are each, a “Client” and collectively, the “Clients”139.

In addition, this Code has been adopted to ensure that Employees who have knowledge of Client transactions will not be able to act thereon to the disadvantage of the Company or its Clients. It is the responsibility of each Employee to understand the various laws applicable to such Employee and to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or its Clients, or otherwise take unfair advantage of the Company or its Clients. Furthermore, the purpose of this Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of Client transactions and investment intentions of the Company and its Clients may abuse their fiduciary duty to the Clients of the Company, and otherwise to deal with the types of conflict of interest situations addressed by the Rules, including establishing procedures that, taking into consideration the nature of the Company’s business, are reasonably designed to prevent misuse of material non-public information in violation of the federal securities laws by persons associated with the Company.

The Code does not address every possible situation that may arise. Consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code to the attention of the Chief Compliance Officer of the Company (the “CCO”). Any questions regarding the Company’s Code should be directed to the CCO. Please see herein below of this Code, Section A.3. “Reporting of Violations” for more information.

138	“Access Person” means any employee, partner, member, director, officer, or manager of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities by an advisory client of the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales. The Company treats all Employees as Access Persons for the purpose of this Code.
139	The terms “Client” or “Clients” have the same meaning as defined in Section I.A.2. of the Company’s Manual.

APPX III – Page 1

2.	Condition of Employment or Service with the Company

This Code applies to each Employee of the Company. Employees shall read and understand this Code and uphold the standards of the Code in their day-to-day activities at the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office). Each Employee shall sign the acknowledgement form attached hereto as Exhibit A indicating his or her receipt and understanding of, and agreement to comply with this Code.140 Such signed acknowledgement shall be returned to the CCO and may be submitted electronically via the online Compliance Portal (defined below).

In order to ensure the completion of all documentation, the CCO or designee will request all exiting Employees complete the form attached to hereto as Exhibit B indicating the completeness of their compliance documentation during the period that they were subject to the Company’s policies and procedures.

3.	Administration of Code

The CCO of the Company is responsible for the general administration of the policies and procedures set forth in this Code. The CCO shall review all reports submitted pursuant to this Code, answer questions regarding the policies and procedures set forth in the Code, update this Code as required from time to time, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Code. The CCO shall be responsible for all aspects of administering and all interpretive issues arising under this Code. The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code. Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews, and reporting as may be deemed appropriate by the CCO. Furthermore, the CCO is responsible for the periodic review of the policies and procedures of the Company set forth in this Code for adequacy and effectiveness of implementation, as more fully described in Section I.F. of the Company’s Regulatory Compliance Manual and Code of Ethics (the “Manual”).141

In connection with maintaining the Company’s compliance program, the Company has retained Blue River Partners, LLC (“Blue River”), a third-party service provider, to assist in the day-to-day administration of its operations and these policies and procedures, including updating these policies and procedures and further developing the testing of these policies and procedures, as well as coordinating an annual review of the Company’s compliance program. To facilitate compliance reporting and documentation, Blue River hosts an online compliance reporting tool, “My Compliance Office” sponsored by the vendor TerraNua (the “Compliance Portal”). The Compliance Portal’s user-friendly features allow an efficient online administration of the compliance program tailored to Company’s specific needs. All Employees are required to maintain an account and make all disclosures via the Compliance Portal, through which Employees are able to comply with the various reporting and disclosure obligations outlined throughout this Code. Blue River and the CCO work “hand in hand” in maintaining and reviewing the Company’s compliance program including the review and approval of disclosures made via the Compliance Portal. In addition, the CCO and Blue River periodically have compliance teleconferences to discuss and review the Company’s compliance program and other compliance related items and functions relating to the Company.

140	Policy: Employee reporting – Manual and COE acknowledgements (annual) [P1, P2]
141	Note: The CCO may designate certain individuals to administer compliance policies and procedures contained within this Manual (“designees”). Designees may include both third-party service providers as well as individuals within the Company.

APPX III – Page 2

4.	Reporting of Violations

It is the policy of the Company that any violation or suspected violation of applicable laws or of this Code shall be immediately reported to the CCO. An Employee must not conduct individual investigations, unless authorized to do so by the CCO. If an Employee who in good faith raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior, the Company will strive to keep confidential the identity of any such Employee. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, the Company will not permit retribution, harassment or intimidation of any Employee who in good faith makes any such report. To aid reporting, the Company has adopted the compliance concern reporting and certification form attached hereto as Exhibit C which all Employees must complete and submit to the CCO quarterly via the online Compliance Portal.142 In the event that the CCO determines that a violation of law has occurred or is likely, the Company will conduct an internal investigation which it will attempt to complete within sixty (60) days following the report by such Employee. Possible Employee sanctions include, without limitation, letters of censure, suspension, termination of employment or such other course of action as may be appropriate under the circumstances.

The CCO will maintain a record of all material breaches of the policies detailed in this Code, as well as the findings of any internal investigations conducted. 143 144

5.	Whistleblower Protection

For the avoidance of doubt, nothing in this Code including the Manual, is designed to prevent or impede an Employee from acting in accordance with applicable federal or state whistleblower statutes, including but not limited to Section 21F(h)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 21F-2 and 21F-17 thereunder. Furthermore, it is the Company’s policy that no Employee who submits a complaint made in good faith or reports a violation to a regulatory or law enforcement authority will experience retaliation or any penalty whatsoever. Any Employee who believes he or she has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO; a member of the Company’s senior management team in the event the concern pertains to the CCO; Blue River via the online Compliance Portal; the Company’s outside legal counsel; or the relevant regulatory or law enforcement authority.

6.	Recordkeeping Requirements

The Company shall maintain the following records at its principal place of business:

●	a copy of each Code in effect during the past five (5) years;

142	Policy: Employee Reporting – Compliance concerns [C6]
143	Policy: Recordkeeping – Internal investigations [C6, C8]
144	Policy: Recordkeeping – Policy breaches [C8]

APPX III – Page 3

●	a record of any violation of the Code and any action taken as a result of the violation for at least five (5) years after the end of the fiscal year in which the violation occurs;

●	a copy of each personal trading report required by this Code;

●	a record of all persons required to make reports currently and during the past five (5) years145;

●	a record of all persons who are or were responsible for reviewing these reports during the past five (5) years; and

●	a record of any decision (and the reasons supporting such decision) to approve any person’s purchase of securities in an initial public offering or private placement, for at least five (5) years after approval.

Please see Section VI.A. of the Company’s Manual for more information on the Company’s recordkeeping requirements.

B.	Standards of Conduct

1.	Company Conduct

The following general principles guide the Company’s corporate conduct:

●	The Company will act in accordance with applicable laws and regulations;

●	The Company will provide products and services designed to help clients achieve their financial goals;

●	The Company will conduct business fairly, in open competition;

●	The Company will provide employment opportunities without regard to race, color, sex, pregnancy, religion, age, national origin, ancestry, citizenship, disability, medical condition, marital status, sexual orientation, veteran status, political affiliation, or any other characteristic protected by federal or state law; and

●	The Company will support the communities in which it operates.

2.	Employee Conduct

The following general principles should guide the individual conduct of each Employee:

●	Employees will not take any action that will violate any applicable laws or regulations, including all federal securities laws;

●	Employees will adhere to the highest standards of ethical conduct;

●	Employees will maintain the confidentiality of all information obtained in the course of employment with the Company;

●	Employees will bring any issues reasonably believed to place the Company at risk to the attention of the CCO (except as otherwise permitted or required by applicable law);

145	Policy: Recordkeeping – update personnel list [P35 – P56]

APPX III – Page 4

●	Employees will not abuse or misappropriate the Company’s or any Client’s assets or use them for personal gain;

●	Employees will disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company, and/or any Client;

●	Employees will deal fairly with Clients and other Employees and will not abuse their position of trust and responsibility with Clients or otherwise take inappropriate advantage of his or her position with the Company;

●	Employees will comply with the Code.

3.	Falsification or Alteration of Records

Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

●	Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;

●	Manipulating books, records, or reports for personal gain;

●	Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;

●	Maintaining any undisclosed or unrecorded Company or Client funds or assets;

●	Using funds for a purpose other than the described purpose;

●	Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

4.	Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

C.	Prohibition against Insider Trading

1.	Company Policy

Investment advisers and their employees often have access to material information about a public company that has not been publicly disseminated. Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly-traded issuer while in possession of material, non-public information concerning such issuer or its securities. It is also unlawful to pass material, non-public information to others (a practice known as “tipping”). The persons covered by these restrictions are not only “insiders” of publicly-traded issuers, but also any other person who, under certain circumstances, learns of material, non-public information about an issuer, such as attorneys, investment banking analysts, and investment managers.

APPX III – Page 5

Violations of these restrictions may have severe consequences for both the Company and its Employees. Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines. In addition, employers may be subjected to liability for insider trading or tipping by Employees. Broker-dealers and investment advisers may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

In light of these rules, the Company has adopted the general policy, applicable to all Employees that an Employee may not trade in any Client or personal account in the securities of any publicly-traded issuer about which the Employee possesses material, non-public information, nor “tip” others about such information.

The laws of insider trading are continuously changing. Employees may legitimately be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. Employees should notify the CCO immediately if they have any questions as to the propriety of any actions or about the policies and procedures contained herein.

2.	Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If any Employee has any questions they should consult the CCO.

i.	What is Material Information?

“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to:

●	business combinations (such as mergers or joint ventures),
●	changes in financial results,
●	changes in dividend policy,
●	changes in earnings estimates,
●	significant litigation exposure,
●	new product or service announcements,
●	private securities offerings,
●	plans for recapitalization,
●	repurchase of shares or other reorganization plans,

APPX III – Page 6

●	antitrust charges,
●	labor disputes,
●	pending large commercial or government contracts,
●	significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and
●	extraordinary business or management developments (such as key personnel changes).

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal’s “Heard on the Street” column.

No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If an Employee is in receipt of non-public information that they believe is not material, they should confirm such determination with the CCO.

ii.	What is Non-Public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

If the information is not available in the general media or in a public filing, it should be treated as non-public. If an Employee is uncertain whether or not information is non-public, they should contact the CCO.

iii.	Specific Sources of Material Non-Public Information

Below is a list of potential sources of material, non-public information that Employees of the Company may periodically access. If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information. This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.

iv.	Contacts with Public Companies

Contacts with public companies represent an important part of the Company’s research efforts. The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.

Employees must be especially alert to the potential for access to sensitive information during such contacts. Information received from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.

APPX III – Page 7

Difficult legal issues arise, however, when, in the course of contacts with public companies, Employees become aware of material, non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect themselves, the Company, and its Clients, Employees should contact the CCO immediately if they believe that they may have received material, non-public information.

It is the Company’s policy that all calls or meetings with any employee of a public company must be reported to the CCO via the online Compliance Portal.146 To the extent that any meeting or contact is not open to the investment community, the CCO may require that Employees issue a standard notification at the beginning of the meeting that they do not wish to receive non-public information. The CCO or designee will maintain a list of all Company contacts with public companies.147

v.	Contacts with Research Consultants

Employees may wish to engage the services of a third-party research firms (a “Consulting Service”), to assist in their research efforts. Generally, such Consulting Services provide access to experts (each a “Consultant”) across a variety of industries and disciplines. Employees must be especially alert to the potential for access to material non-public or confidential information during such contacts.

Any engagement of a new Consulting Service or Consultant must be pre-approved by the CCO via the Compliance Portal or by completing the form attached to this Code as Exhibit D.148 In addition, Employees must notify the CCO prior to each contact (whether a call or meeting) with any previously approved Consultant.149 The CCO or designee will maintain a list of all Company contacts with Consultants.150

The following guidelines apply to all Employee contacts with Consulting Services and Consultants:

●	Prior to any conversation with a Consultant, Employees must remind or inform such Consultant that (i) the Company invests in publicly-traded securities and (ii) neither the Company nor the Employee wish to receive material, non-public information or confidential information that the Consultant is under a duty, legal or otherwise, not to disclose;

●	The Consultant must acknowledge that he or she is unaware of any conflict with any law, regulation or duty owed to any person or entity that may arise by providing the Company or its Employees with his or her services, or inform the Employee or the Company otherwise;151

146	Policy: Pre-clearance – calls/meetings with public company employee [P22, P23, P24]
147	Policy: Recordkeeping – list of public company contacts [P24]
148	Policy: Pre-clearance – engagement of any consultant [P21]
149	Policy: Pre-clearance – contact/meeting with approved consultant [P22]
150	Policy: Recordkeeping – list of approved consultants [P24]
151	Policy: Disclosure – Required consultant disclosures [P23]

APPX III – Page 8

●	If a Consultant inadvertently discloses material non-public information regarding any company, the Employee must contact the CCO immediately, who will determine if the company must be added to the Restricted List;

●	The CCO may chaperone calls with Consultants;

●	Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation;

●	Employees are reminded of their non-disclosure obligations regarding Company information contained in the Company’s Manual.

vi.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary volatility in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either. In light of these rules, it is the Company’s general policy, which is applicable to all Employees that any Employee in possession of material, non-public information regarding a tender offer is prohibited from trading the tender offer issuer or the target issuer in any Client or personal account and is prohibited from “tipping” others about such information. Any Employee in possession of material, non-public information regarding a tender offer must report it immediately to the CCO.

vii.	Bank Debt

The Company may wish to invest in the bank debt of a public issuer. Investors in bank debt are often privy to material non-public information provided to lenders and investors. Should an Employee decide they need to access private information of a bank debt issuer, they should notify the CCO immediately. Employees are prohibited from accessing non-public information of a bank debt issuer on any loan tracking systems (i.e., Intralinks, SyndTrak Online) without the approval of the CCO. Even if they decide to not access such information, they should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt. Any Employee in possession of material, non-public information regarding bank debt must report it immediately to the CCO.

viii.	Directorships and Committee Memberships

Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO or designee. Additionally, Employees may not be a member of the board of directors, creditor’s committee or similar committee, group or informal organization of credit holders, or have similar status with a public issuer, without the prior approval of the CCO or designee.

All outside activities conducted by an Employee must be approved prior to participation by the CCO by completing Outside Business Activities Questionnaire via the Compliance Portal or by completing the form attached to this Code as Exhibit E.152 153 154 155 Please see herein below Section F.4. of this Code for additional information regarding outside activities of Employees.

APPX III – Page 9

ix.	Confidentiality Agreements

The Company may enter into confidentiality agreements with issuers, their representatives, or third-party firms relating to the evaluation of a potential transaction in an issuer’s securities. All confidentiality agreements must be disclosed and reviewed by the CCO prior to execution.156 Confidentiality agreements generally require the Company to maintain information received thereunder in confidence, but may also contain other provisions such as restrictions on trading, restrictions on use of the information or a requirement to destroy or return such information. Employees should be particularly sensitive to information they receive pursuant to a confidentiality agreement as such information is likely to be material non-public information. Employees should also be knowledgeable regarding any restrictions or representations with respect to such information contained in a confidentiality agreement so as to avoid a breach thereunder. If an Employee is uncertain as to their rights and obligations under a confidentiality agreement, they should contact the CCO.

x.	“PIPE” Transactions

Private investments in public companies (“PIPEs”) involve the issuance of unregistered securities in publicly traded companies. Before PIPE investors can publicly trade the unregistered securities, the issuer must file, and the SEC must declare effective, a resale registration statement. To compensate investors for this temporary illiquidity, PIPE issuers customarily offer the securities at a discount to market price. Advance news of a PIPE offering may be material non-public information since the announcement typically precipitates a decline in the price of a PIPE issuer’s securities due to the dilutive effect of the offering and the PIPE shares being issued at a discount to the then prevailing market price of the issuer’s stock. The Employees should notify the CCO immediately and exercise particular caution any time they become aware of non-public information relating to a PIPE offering.

xi.	Market Rumors

Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times. In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information. Employees should contact the CCO prior to acting on or sharing any information received as a market rumor.

152	Policy: Employee reporting – OBA forms (annual) [P4]
153	Policy: Filings – ADV 2B updates – OBA’s[P6]
154	Policy: Filings – NFA updates – OBA’s[P7]
155	Policy: Pre-clearance: Board participations [P17]
156	Policy: Pre-clearance - Execution of any confidentiality agreement [P20]

APPX III – Page 10

xii.	Penalties for Insider Trading

Employees may face severe penalties if they trade securities while in possession of material, non-public information, or if they improperly communicate non-public information to others. The consequences of illegal insider trading may include:

●	The Company may terminate their employment;

●	They may be subject to criminal sanctions which may include a fine of up to $5,000,000 per offense and/or up to twenty years imprisonment;

●	The SEC can recover Employees’ profits gained or losses avoided through illegal trading, and a penalty of up to three times the profit from the illegal trades;

●	The SEC may issue an order permanently barring Employees from the securities industry;

●	Employees may be sued by investors seeking to recover damages for insider trading violations.

●	Civil penalties of up to the greater of $1 million or three times the amount of profits gained or losses avoided by an Employee; and

●	Restrictions on the Company’s ability to conduct certain of its business activities.

Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an Employee who is found liable for insider trading may also be subject to penalties.

3.	Compliance Procedures

The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company. Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties.

xiii.	Identifying Material Non-public Information

Before executing any trade for themselves or others, including Client accounts, Employees must determine whether they have access to material, non-public information. Employees should ask themselves the following questions:

●	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?

●	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

If after consideration of the foregoing Employees believe that the information is material and non-public, or if they have questions as to whether the information is material and non-public, they should take the following steps:

●	Report the matter immediately to the CCO;

APPX III – Page 11

●	Do not purchase or sell the securities on behalf of themselves or others, including any Client account;

●	Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.

Upon the determination by the CCO that the information received is material and non-public, Employees should complete a Restricted List Addition Form via the Compliance Portal or by completing the form attached to this Code as Exhibit F and return it to the CCO.157 The CCO will promptly add the name to the Company Restricted List (defined below).

xiv.	Restricted List158

Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company may engage, may require, for either business or legal reasons, that Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods. Any such security will be designated as “restricted.” The CCO will determine which securities are restricted, will maintain a list (the “Restricted List”) of such securities and will deny permission to effect transactions in Client or Employee personal accounts in securities on the Restricted List.159 The CCO will periodically disseminate the Restricted List to all Employees as it is updated. No Employee may engage in any trading activity, whether for a Client account or a personal account, with respect to a security while it is on the Restricted List. Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

The CCO will be responsible for determining whether to remove a particular company from the Restricted List. The Employee requesting the removal of an issuer from the Restricted List shall complete a Restricted List Deletion Form via the Compliance Portal or by completing the form attached to this Code as Exhibit G and return it to the CCO.160 161

The Restricted List is confidential and may not be disseminated outside the Company.

xv.	Confidentiality of Material Non-Public Information a. Communications

a.	Communications
Information in Employees’ possession that they identify as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.

157	Policy: Employee Reporting – restricted list updates [P13]
158	Policy: Insider Trading – review of firm trades [P18]
159	Policy: Recordkeeping - update Restricted List [P13]
160	Policy: Employee Reporting – restricted list updates [P13]
161	Policy: Recordkeeping - Restricted List additions/deletions [P13]

APPX III – Page 12

b.	Information Handling

Employees should take all appropriate actions to safeguard any material, non-public information in their possession. Care should be taken that such information is secure at all times. For example, Employees should not leave documents or papers containing material, non-public information on their desks or otherwise for people to see; access to files containing material, non-public information and computer files containing such information should be restricted; and conversations containing such information, if appropriate at all, should be conducted in private.

An Employee may not make unauthorized copies of material, non-public information. Additionally, Employees must ensure the disposal of any material, non-public information in their possession is authorized (for example, material, nonpublic information obtained pursuant to a confidentiality agreement may be required to be returned in certain circumstances). Upon termination of their employment with the Company, Employees must return to the Company any material, non-public information (and all copies thereof in any media) in their possession or under their control.

D.	Personal Securities Transactions

1.	General

The Company has adopted the following general principles governing personal investment activities by Company personnel:

●	the interests of Client accounts will be placed in front of any Employee personal transaction. Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them;

●	all personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility; and

●	all Employees will connect read-only feed with an online Compliance Portal for any discretionary accounts. The software runs all Employee trades in these accounts against the Company’s Restricted List daily and provides exception reports for any violations to the CCO within 24 hours. The CCO or his designee reviews these reports daily.

2.	Pre-Clearance Procedures

Prior to executing a personal securities transaction in any Covered Security162 (defined below), in which the Employee has, or acquires, any direct or indirect beneficial ownership163, the Employee must obtain approval from the applicable Portfolio Managers as follows: (i) for REIT securities, Employees must obtain approval from the REIT Portfolio Managers; and (ii) for Non-REIT securities, Employees must obtain approval from the Non-REIT Portfolio Managers. Additionally, once such personal securities transaction is approved by the applicable Portfolio Managers, Employees must also obtain approval from the Trading Desk. An Employee is presumed to have beneficial ownership of Covered Securities that are held by his or her immediate family members sharing the Employee’s household.164 Employees must obtain such pre-approval from the applicable Portfolio Managers and Trading Desk, prior to executing a personal securities transaction in any Covered Security by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Code as Exhibit H.165 All approved securities transactions must be executed on the same day that the pre-clearance is obtained. Post-approval of personal Covered Securities transactions is not permitted. No Employee can pre-approve their own personal securities transactions. It is the Company’s policy that a segregation of duties must exists between individuals involved in the approval process of personal securities transactions. In the event an Employee is unable to obtain approval from the applicable Portfolio Managers and Trading Desk, the Employee shall not make any transaction in any Covered Security. Employees must obtain approval from the applicable Portfolio Managers and Trading Desk prior to executing a transaction in any Covered Security. All pre-clearance requests are confirmed through the online Compliance Portal utilized by the Company. Blue River has been retained to aid in the daily administration of the compliance program of the Company. The compliance staff at Blue River monitors the online Compliance Portal during business hours to ensure that all pre-clearance requests are addressed and confirmed.

162	“Covered Security” means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies, not managed by the Company.
163	Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.
164	Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)
165	Policy: Pre-clearance - Personal Trades [P14, P15]

APPX III – Page 13

Actions that occur without the direction of the Employee will be exempt from these requirements (i.e., option expiration, called bond, converted security, etc.). Additionally, please see below in Section D.3. – “Covered Securities” and Section D.11. – “Exceptions from Reporting Requirements of Employees” of this Code for exemptions to the trade pre-clearance requirement.

In authorizing any transaction in a Covered Security, the CCO or duly appointed designee may consider the extent to which the Employee has access to pending investment decisions, the number of Covered Security transactions already approved for such Employee within the past six (6) months, whether the Employee has made unreasonable use of the Company’s resources during business hours in arriving at a personal investment decision, and any other factors that are, in the opinion of the CCO or duly appointed designee, pertinent to the matter. In the rare case where approval is given for a transaction involving an initial public offering or a limited offering, additional written disclosure will be required and will be maintained by the CCO. No approval will be given which would result in an Employee’s holdings exceeding one-half of one percent (1/2 of 1%) of a Covered Security.

3.	Covered Security

“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, which includes: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

APPX III – Page 14

Except that “Covered Security” does not include:

●	direct obligations of the Government of the United States;

●	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

●	shares issued by open-end investment companies registered under the 1940 Act, not managed by the Company (i.e., money market funds and open-end mutual funds).

References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

4.	Restricted List

No Employee personal securities transactions will be permitted in any security that is currently on the Company’s Restricted List. All Employee personal securities transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.

5.	Participation in IPOs and Secondary Offerings

No Employee may acquire any security in an initial public offering (“IPO”)166 or secondary public offering (“SPO”) without the prior approval of the CCO.167 Generally, no approval will be given for any Employee to purchase securities of a publicly owned corporation that is making an initial public offering, except in connection with the exercise of rights issued in respect of securities such employee owns. The reason for this rule is that it precludes the appearance that an Employee has used the Company’s Clients’ market stature as a means of obtaining for himself or herself “hot” issues that would otherwise not be offered to him or her. Any realization of short-term profits may create at least the appearance that an investment opportunity that should have been available to Clients was diverted to the personal benefit of an Employee.

166	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Act of 1933.
167	Policy: Pre-clearance - public offerings [P16]

APPX III – Page 15

6.	Private Placements

Private placements of any kind (including, but not limited to, limited partnership investments, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) may only be acquired with pre-approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts. A request for approval of a private placement must be submitted in advance of the proposed date of investment by completing an Outside Activities Questionnaire via the Compliance Portal or by completing the form attached to this Code as Exhibit E. 168

7.	Blackout Period and Prohibition against Front Running

An Employee may not purchase or otherwise acquire direct or indirect beneficial ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect beneficial ownership, if at the time of entering into the transaction: (1) a Client has purchased or sold the Covered Security during the current trading day, or is purchasing or selling or intends to purchase or sell the Covered Security in the next trading day; or (2) the Company has within the last trading day considered purchasing or selling the Covered Security for a Client or within the next trading day intends to consider purchasing or selling the Covered Security for a Client.

It is the Company’s policy that Employees are prohibited from executing a personal transaction in a Covered Security if a trade order for a Client account for the same Covered Security remains unexecuted. Such restriction shall be effective for one (1) trading day before and after any such Client account. Information regarding Client trading must not be used in any way to influence trades in personal accounts or in other accounts of the Client, including those of other Employees. Trading ahead of a Client’s order is known as “front-running” and is prohibited.

Each Employee is prohibited from buying or selling for either a Client account or an Employee personal account (i) an option while in possession of non-public information concerning a block transaction by a Client account in the underlying stock, or (ii) an underlying security while in possession of non-public information concerning a block transaction by a Client account in an option covering that security (the “inter-market front running”). This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index.169

No Employee shall recommend any transaction in any Covered Securities by a Client without having disclosed to the CCO his or her interest, if any, in such Covered Securities or the issuer thereof, including: the Employee’s beneficial ownership of any Covered Securities of such issuer; any contemplated transaction by the Employee in such Covered Securities; any position the Employee has with such issuer; and any present or proposed business relationship between such issuer and the Employee (or a party in which the Employee has a significant interest).

8.	Short-Term Trading Profits

Short-term trading, i.e., profiting in the purchase and sale or sale and purchase of the same (or equivalent) Covered Securities within thirty (30) trading days, is strongly discouraged and approval will generally not be given. The Company believes that short-term trading by Employees may increase the risk of conflicts of interest, affect an individual’s investment judgment, and in some instances, divert an individual’s attention from the best interests of the Company’s Clients. Where one or both sides of a short-term trade have not been precleared, there is presumably already a violation and the whole matter may be handled with disgorgement of profits being only one alternative available to the CCO.

168	Policy: Pre-clearance - private placements [P16]
169	Policy: COE – front-running prohibition [P62]

APPX III – Page 16

9.	Reportable Personal Accounts

All Employees must provide, to the CCO or designee, a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee170 and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.171 For the purposes of this Code, Reportable Personal Accounts include any account in which any securities are held for the direct or indirect benefit of the Employee, including any accounts that holds securities in which the Employee has, or acquires, any direct or indirect beneficial ownership.172 An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household.173 When an Employee has a substantial measure of influence or control over an account, but not direct or indirect beneficial ownership (as for example when the Employee serves as executor or trustee for someone outside his or her immediate family, or manages or helps to manage a charitable account), such account shall not be subject to this Code, but in all transactions involving any such account the Employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the best interests of the Company’s Clients.

10.	Reporting Requirements of Employees

i.	Holdings Reports

All Employees must submit and certify each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Code as Exhibit J within ten (10) days after first becoming an Employee (the “Initial Holdings Report”).174 The information contained in the Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Employee.

Additionally, all Employees must submit and certify annually each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Code as Exhibit J by January 31st of each year (the “Annual Holdings Report”), provided, however, that an Employee need not provide information within the annual Employee Securities Holding Report if such information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.175 The information contained in the annual Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the Employee Securities Holding Report is submitted.

170	Policy: New Employee reporting – personal trading accounts (initial) [P39, P40, P41]
171	Policy: Employee reporting – personal trading accounts (quarterly/annual) [P9]
172	Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.
173	Reportable Personal Accounts include securities accounts of a spouse, minor children and any other relative that resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership. See Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)]
174	Policy: New Employee reporting – holdings reports (initial) [P42]
175	Policy: Employee reporting – holdings reports (annual) [P3]

APPX III – Page 17

A report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. The Initial Holdings Report and Annual Holdings Report must include all of the following information in the Employee Securities Holding Report: (i) the title, number of shares and principal amount of each Covered Security in which the Employee had any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held for the direct or indirect benefit of the Employee; and (iii) the date that the report is submitted by the Employee. As stated above in Section D.9. “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO or his designee a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

ii.	Quarterly Transactions Reports

All Employees must file a written or electronic Quarterly Transactions Report via the Compliance Portal or in the form attached to this Code as Exhibit K within thirty (30) days after the end of each calendar quarter that identifies all Covered Security transactions made during the quarter, provided, however, that an Employee need not provide information within the Quarterly Transactions Report if such information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.176

A Quarterly Transactions Report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. Quarterly Transactions Reports must include all Covered Security transaction information and brokerage account information, including the dates, the nature of the transaction, and the date the report is being submitted. If a new personal account was opened the Quarterly Transactions Report must specify to that affect and also include identifying information about the account, the date the account was established, and the date the report is being submitted. As stated above in Section D.9. “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO or his designee upon establishing any new Reportable Personal Account, a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal.

176	Policy: Employee reporting – transactions reports (quarterly) [P8]

APPX III – Page 18

11.	Exceptions from Reporting Requirements of Employees

An Employee will be exempted from the “Pre-Clearance Procedures” under Section D.2. and “Reporting Requirements of Employees” under Section D.10. of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the Employee has no direct or indirect influence or power to control or influence investment decisions in the account (“Personal Managed Account”).177 A Personal Managed Account is an account that meets the following criteria: (i) the account is managed by a third party investment manager (i.e., financial planner or wealth manager or trustee) that is an independent unaffiliated professional; and (ii) the Employee has no direct or indirect influence or power to control or influence investment decisions in the account, including: (a) suggesting purchases or sales of investments to the trustee or third-party discretionary manager; (b) directing purchases or sales of investments; or (b) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account. However, all Employees must provide, to the CCO or designee, a written or electronic disclosure in the Personal Managed Account Disclosure Form attached to this Code as Exhibit L or via the Compliance Portal certifying all Personal Managed Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any new Personal Managed Accounts were established during the quarter period. Furthermore, the representations contained in Exhibit L must be completed annually by all Employees who have reported having such Personal Managed Accounts, by completing the Personal Managed Account Disclosure Form in form of an assignment via the Compliance Portal or by submitting the form to the CCO or his designee. In addition, the Employee will be required to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Employee’s Managed Accounts at the request of the CCO or designee.

An Employee will be exempted from the “Pre-Clearance Procedures” under Section D.2. and “Quarterly Transaction Report” under Section D.10.ii. of this Code with respect to securities that are purchased as part of automated payroll deductions/contributions to an Employee’s 401(k), other automated contributions to a mutual fund after tax savings plan (i.e., Automatic Investment Plan or AIP), and automatic dividend reinvestment transactions. However, as stated herein above in Section D.9. – “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO, a written or electronic disclosure in the Personal Account Disclosure Form attached to this Code as Exhibit I or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

12.	Review

The CCO shall be responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code. The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or other officer who is senior to the person submitting the report. The CCO shall maintain records of all reports filed pursuant to these procedures.

177	Policy: COE – Managed Account documentation [P40]

APPX III – Page 19

All Employee personal securities transactions are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Code, including patterns of front-running or other inappropriate behavior.

A Principal will ensure that the CCO’s own trades and transaction reports are reviewed and pre-cleared timely.

E.	Political Contributions

1.	Company Contributions

Company funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Company. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Company’s arms-length business relationship with the government agency or official involved.

2.	Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. The Company and its Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA by submitting a pre-clearance form in the form of Exhibit M or via the Compliance Portal.

3.	Pay-to-Play178

i.	Background

SEC Rule 206(4)-5 prohibits “pay-to-play” practices by investment advisers that seek to provide investment advisory services to government entities (i.e., any state or political subdivision of a state, including: any agency, authority or instrumentality of the state, a pool of assets sponsored or established by the state, a plan or program of a government entity; and officers, agents, or employees of the state acting in their official capacity). The rule applies to government assets managed by the Company, whether in a separate account or a pooled investment vehicle. Rule 206(4)-5 prohibits:

178	Policy: Recordkeeping – Firm political contributions [P61]

APPX III – Page 20

●	An adviser’s receipt of compensation from a government entity for two years following any contribution by the adviser or certain of its personnel (“covered associates”), to certain officials of a government entity179 (“covered official”);

●	Payments by an adviser or any covered associate to a promoter for their solicitation of government entities unless the third-party solicitor is a registered representative of a broker-dealer or registered investment adviser subject to pay-to-play regulations180; and

●	An adviser and its covered associates from soliciting or coordinating contributions for an official of a government entity to which the adviser is seeking to provide advisory services, or payments to a political party of a state or locality where any adviser is providing or seeking to provide advisory services to a government entity.

The rule also prohibits acts done indirectly, which, if done directly, would result in a violation of the rule.

The look back provisions of the rule require an investment adviser to look back in time to determine whether it will be subject to any business restrictions under the rule when employing or engaging a person who would be considered a covered associate due to such person’s triggering contribution to an official of a government entity. The two-year time out is not triggered by a contribution made by a natural person more than six (6) months prior to becoming a covered associate, unless he or she, after becoming a covered associate, solicits investors. As a result, the full two-year look back applies only to covered associates who solicit for the Company.

a.	Definitions

A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.

This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate. Volunteer services provided to a campaign by Employees on their own personal time are not treated as contributions.

A covered associate includes any of the following: (i) the Company’s general partners, executive officers or other individuals with a similar status or function; (ii) any Employee who solicits government entities for the Company and any person who supervises, directly or indirectly, such Employee; and (iii) any political action committee controlled by the Company or its covered associates.

179	Note: A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities, pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government Employees (e.g., 403(b) and 457 retirement plans)).
180	Investors – Solicitors [I18, I19, I22]

APPX III – Page 21

A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities and pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government employees (e.g., 403(b) and 457 retirement plans)).

ii.	Compliance Procedures

The following procedures will apply to political contributions by the Company and its Employees:

●	all contemplated contributions to any state or local candidate or official/incumbent, state or local official/incumbent who is a political candidate running for federal office, or political action committees (“PACs”) by any Employee will require pre-clearance from the CCO or appointed designee 181 by submitting a pre-clearance request via the Compliance Portal or by submitting the form attached to this Code as Exhibit N;

●	coordination of, or solicitation by, the Company of political contributions to a government official, or payment to a political party of a state or locality, will not be permitted;

●	newly hired or promoted Employees who will be considered covered associates will be required to disclose any political contributions made in the past two (2) years to determine if the look back provisions will apply182 by completing and submitting a New Employee Political Contribution Declaration Form via the Compliance Portal or by submitting the form attached hereto as Exhibit O; and

●	any new relationships with third-party solicitors will require pre-approval from the CCO or appointed designee.183 (See also Section V.E. of the Company’s Manual regarding additional policies relating to engagement of third-party solicitors)

In addition, the CCO may require periodic certifications from Employees that they have not made any political contributions in violation of the Company’s policy.184

iii.	De Minimis Exemption

Although all contributions to any state or local candidate or official/incumbent, state or local official/incumbent who is a political candidate running for federal office, or PACs by Employees must be pre-approved, contributions to any such state or local candidate or official/incumbent which are less than the statutory de minimis amounts will be approved. Contributions will be approved if:

●	the Employee is entitled to vote for the candidate and the contribution does not exceed $350 per election; or

181	Policy: Pre-clearance: political contributions [P59, P60]
182	Policy: New employee reporting – Pay to Play disclosures [P45, P59 – P61]
183	Policy: Pre-clearance – new solicitor engagements [I16]
184	Policy: Employee reporting – pay to play (quarterly/annual) [P12]

APPX III – Page 22

●	the Employee is not entitled to vote for the candidate and the contribution does not exceed $150 per election.

The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than 50 employees can only rely on the returned contribution exception twice in a 12-month period (three times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice. In addition, Rule 206(4)-5 allows an adviser to apply for an order exempting it from the two-year time-out requirement in the event of an inadvertent violation that falls outside of the exceptions set forth above when, according to the SEC, the imposition of the time-out provision is unnecessary to achieve the Rule’s intended purpose.

iv.	Other Limited Exemptions

Pursuant to the “returned contribution” exception, if a covered associate of an adviser makes a contribution that triggers the two-year time-out period solely because he or she was not entitled to vote for the official at the time of the contribution, the Company can effectively undo the contribution under very narrow circumstances. To be eligible for the returned contribution exception:

●	the contribution had to be less than $350;

●	the Company must have discovered the contribution within four (4) months of the date of such contribution; and

●	the Company must cause the contributor to re-collect the contribution within sixty (60) days after the Company discovers the contribution.

The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than fifty (50) employees can only rely on the returned contribution exception twice in a twelve (12) month period (three (3) times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice.

v.	Recordkeeping

Rule 206(4)-5 also requires the Company to keep records of contributions made by the Company and its covered associates to government officials and candidates, payments to state or political parties and PACs, a list of its covered associates and government entities that invest or have invested in the past five (5) years with the Company or a pooled investment vehicle managed by the Company. The Company must also maintain records of the names and addresses of each regulated third-party adviser or broker-dealer to whom the Company provides payment for the solicitation of a government entity.

The CCO is responsible for ensuring that the Companies and their employees comply with Rule 206(4)-5 as well as with the record keeping requirements under Rule 204-2(a)(18)(ii) of the Advisers Act. Specifically, the CCO or designee must maintain a political contribution log that will have the following information required by Rule 204-2(a)(18)(ii):

●	The name and title of each contributor;

●	The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;

●	The amount and date of each contribution or payment; and

APPX III – Page 23

●	Whether any such contribution was the subject of the exception for certain returned contributions pursuant to section 206(4)-5(b)(2) of the Advisers Act.

Additionally, the CCO will ensure that the Company is maintaining the following records:

●	A list containing the names, titles, and business and residence addresses of all “covered associates”.

●	A current list of all government entities to which the adviser provides (or has provided in the past five (5) years) advisory services, or which are (or were) investors in any covered investment pool to which the adviser provides (or has provided in the past five (5) years) advisory services.

Furthermore, the CCO or designee must on a routine basis, but in no case less than once in a calendar quarter, conduct searches through public databases for any undisclosed political contributions made by Employees.

F.	Conflicts of Interest

1.	General

Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts whenever the failure to do so would defraud any client and prospective client. The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a client or prospective client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose all material facts regarding the potential conflict of interest so that clients and prospective clients can make informed decisions whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.

2.	Investment Conflicts

Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO.185 The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO.186 Employees shall not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Client in order to avoid an actual or apparent conflict with a personal transaction in a security.

3.	Prohibited Conduct with Clients

It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:

185	Policy: Pre-clearance – investment conflicts [P19]
186	Policy: Recordkeeping – investment conflicts [P19]

APPX III – Page 24

●	rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

●	accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

●	own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly-owned; or

●	borrow money from any of the Company’s suppliers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

4.	Outside Activities of Employees

i.	Policy

All outside activities conducted by an Employee which either (i) involve serving as a director, manager, member, trustee, general or managing partner or officer of, or as a consultant to, any outside business corporation, partnership or organization including family owned businesses, and charitable, non-profit, and political organizations; (ii) involve a substantial time commitment; or (iii) involve employment, teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances must be approved beforehand by the CCO. The CCO may require full details concerning the proposed outside activity including the number of hours involved and the compensation to be received. Outside activities will be approved only if conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made in applicable disclosure documents, including Part 2 of the Company’s Form ADV. Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO.187 If an Employee is permitted to serve on the board of a publicly traded entity, he or she will be isolated from those persons who make investment decisions with respect to the securities of that entity, through a “fire wall” or other such procedures as determined by the CCO. The Company reserves the right to modify or withdraw approval at any time at its sole discretion if it determines that a previously approved relationship may result in an actual conflict of interest, or the appearance of an actual or potential conflict of interest in the future.

Once an outside activity has been approved by the CCO, an Employee may engage in such activity and nothing contained herein should be deemed to restrict or otherwise impair such Employee’s ability to perform services related to such outside activity; provided, however, the Employee remains subject to the policies and procedures set forth herein to the extent that any of Employee’s approved outside activities (or any duties or services associated herewith) relate to the Company and/or its Clients and to the extent that any actual or potential conflicts of interest arise from such activity.

187	Policy: Pre-clearance: Board participations [P17]

APPX III – Page 25

ii.	Compliance Procedures

All outside activities conducted by an Employee must be approved prior to participation by the CCO by completing Outside Business Activities Questionnaire via the Compliance Portal or by completing the form attached to this Code as Exhibit E.188 189 190

The CCO may require full details concerning the outside activity including the number of hours involved and any compensation to be received. In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.

In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 may need to be updated to reflect the activity.191 Please see Section III.F.1.ii. of the Company’s Manual for additional policies relating to the Form U-4.

5.	Gifts and Entertainment

i.	Policy

The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company. Subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events. However, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships. Employees should not accept any gifts or entertainment invitations that have the likelihood of influencing their decisions regarding the business transactions involving the Company. Employees should contact the CCO to discuss any offered activity or gift that may create such a conflict.192 The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion.

Generally, Employees may not accept, or give, any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Company directly or on behalf of an advisory Client. Nominal gifts should not be accepted or given if, to a reasonable observer, it might appear that the gift would influence the recipient’s business decisions. Employees may, however, generally accept gifts from a single giver so long as their aggregate annual value is “nominal” within normal social and business standards. Notwithstanding the foregoing, Employees must obtain the approval of the CCO before giving or accepting any gift valued at $200 or more. Employees may also attend or provide business meals, business related conferences, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable within normal social and business standards and both the giver and the recipient employee(s) are present. Notwithstanding the foregoing, Employees must obtain the approval of the CCO before giving or accepting any entertainment event valued at $1,000 or more. Whenever reasonably possible, such employee(s) must inform the CCO prior to the event taking place, and in any event within two (2) business days after the event. Employees must report and provide details of any gift, gratuity or other thing of more than nominal value to the CCO.

188	Policy: Employee reporting – OBA forms (annual) [P4]
189	Policy: Filings – ADV 2B updates – OBA’s[P6]
190	Policy: Filings – NFA updates – OBA’s[P7]
191	Policy: Filings – U-4 updates – OBA’s[P5]
192	Policy: Pre-clearance – gift conflict [P33, P34]

APPX III – Page 26

Notwithstanding the foregoing, Employees may not give or receive a gift or provide entertainment that is inappropriate under the circumstances or is otherwise inconsistent with applicable law or regulations. All questions relating to this policy should be directed to the CCO.

ii.	Compliance Procedures

The Company has adopted the following principles and procedures governing gifts and entertainment:

●	Any gifts or entertainment of significant nominal value (as defined above) offered from an existing or prospective firm service provider or counterparty must be approved by the CCO by completing Gift and Entertainment Approval Form via the Compliance Portal or by completing the form attached to this Code as Exhibit P;193

●	Employees may not accept more than two (2) gifts or attend more than two (2) entertainment events per year, regardless of value, given or sponsored by the same person or entity without approval from the CCO via the Compliance Portal or by completing the form attached to this Code as Exhibit P;194

●	Employees may not request or solicit gifts or particular entertainment events;

●	No gift of cash or cash equivalents may be accepted;

●	Items such as pens, coffee mugs or clothing items with a counterparty’s logo are excluded.

G.	Confidentiality and Privacy Policies

1.	Company Information

The protection of confidential business information is vital to the interests and the success of the Company. Employees may not disclose to third parties, or use for their own personal benefit, any information regarding:

●	Advice by the Company to its Clients;

●	Securities or other investment positions held by the Company or its Clients;

●	Transactions on behalf of the Company or its Clients;

●	The name, address or other personal identification information of Clients or investors;

●	Personal financial information of Clients or investors, such as annual income, net worth or account information;

193	Policy: Pre-clearance – significant gift/entertainment [P31, P34]
194	Policy: Pre-clearance –gift/entertainment limit [P32, P34]

APPX III – Page 27

●	Investment and trading systems, models, processes and techniques used by the Company;

●	Company business records, Client files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;

●	Any other non-public information or data furnished to the Employee by the Company or any Client or investor in connection with the business of the Company or such Client or investor; or

●	Any other information identified as confidential or which the Employee may otherwise be obligated to keep confidential.

The information described above is the property of the Company and should be kept strictly confidential. Employees may not disclose any such information to any third party without the permission of the CCO or another authorized officer of the Company, except for a purpose properly related to the business of the Company or a Client of the Company (such as to a Client’s independent accountants or administrator) or as required by law.195

2.	Client Information and Privacy Policy

The Company is required by federal regulations196 to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in the federal regulations as well as the Commonwealth of Massachusetts Standards for Protection of Personal Information (to the extent that such standards are applicable). For purposes of this Privacy Policy, the term Client includes, where appropriate, investors in Funds managed by the Company.

i.	Implementation

The Company is committed to (i) safekeeping personal information collected from potential, current and former Clients and (ii) safeguarding against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client. The proper handling of personal information is one of the Company’s highest priorities.

To this end, the CCO has been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program. The primary objectives for the CCO is to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks. To this end, the Company:

●	employs ongoing Employee training197;

●	sets policy for Employees relating to the storage, access and transportation of Client records and personal information;

195	Policy: Pre-clearance – disclosure of confidential information [C7]
196	SEC Regulation S-P, 17 CFR 284.30
197	Policy – Employee training regarding system security measures [P28]

APPX III – Page 28

●	reviews the scope of security measures at least annually198;

●	reasonably monitors its information systems, including for unauthorized use or access; and

●	reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software)199.

The CCO or designee shall review all contractual relationships with third-party service providers engaged by the Company to ensure adequate protections are in place with respect to the safeguarding of personal information.200

ii.	Client Information

The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with the Company. For instance, the Company may collect nonpublic personal information (such as name, address, social security number, assets, income, net worth, copies of financial documents and other information deemed necessary to evaluate the Client’s financial needs) from Clients when they complete a subscription or other form. The Company may also collect nonpublic personal information from Clients or potential clients as a result of transactions with the Company, its affiliates, its Clients or others (such information to include information received from outside vendors to complete transactions or to effect financial goals).

The Company does not disclose any nonpublic personal information about our current or former consumers or customers to nonaffiliated third parties, except as permitted by law. For example, pooled investment vehicles have no employees, they conduct their business affairs through third parties that provide services pursuant to agreements with the pooled investment vehicles (as well as through its officers and directors).

The Company recognizes and respects the privacy expectations of each Client and believes that the confidentiality and protection of Client information is one of the Company’s fundamental responsibilities. The Company is committed to maintaining the confidentiality, integrity and security of its Clients’ personal information and will handle personal Client information only in accordance with Regulation S-P and any other applicable laws, rules and regulations. The Company will ensure: (i) the security and confidentiality of Client records and information; (ii) that Client records and information are protected from any anticipated threats and hazards; and (iii) that unauthorized access to, or use of, customer records or information is protected against.

iii.	Sharing Information

The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to the Company’s Clients, such as with representatives within our Company, securities clearing firms, insurance companies and other services providers of the Company, or (ii) to comply with legal or regulatory requirements. The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider. Further, in the normal course of business, the Company may disclose information it collects about Clients to entities or individuals that contract with the Company to perform servicing functions such as recordkeeping or computer-related services. Finally, the Company may make good faith disclosure of the nonpublic personal information of its Clients to regulators who have regulatory authority over the Company.

198	Policy: Annual review of firm security program [D5]
199	Policy: Annual review of firm security program [D5]
200	Policy: Pre-clearance - service provider agreements re privacy safeguards [D2]

APPX III – Page 29

Companies hired to provide support services to the Company are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality. When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law. In accordance with the aforementioned Privacy Policy, the Company, through the CCO, may require service providers to provide periodic reports outlining their privacy policies. The CCO shall discuss the Company’s Privacy Policy and security issues with each service provider on an annual basis.

The Company will determine that the policies and procedures of its third-party service providers are reasonably designed to safeguard customer information and require only appropriate and authorized access to, and use of, customer information through the application of appropriate administrative, technical, physical, and procedural safeguards that comply with applicable federal standards and regulations. The Company directs each of its service providers to adhere to the Company’s privacy policy and to its respective Clients’ privacy policies and to take all actions reasonably necessary so that the Company and its Clients are in compliance with the provisions of 17 CFR 248.30, including, as applicable, the development and delivery of initial and annual privacy notices and maintenance of appropriate and adequate records. The Company will require its service providers to restrict access to nonpublic personal information about customers to those Employees who need to know that information to provide products or services to customers.

The Company may require its service providers to provide periodic reports to its Clients outlining their privacy policies and implementation and promptly report to the Company any material changes to their privacy policy before, or promptly after, their adoption.

The Company does not (x) provide personally identifiable information to mailing list vendors or solicitors for any purpose or (y) sell information relating to its Clients to any outside third parties.

iv.	Employee Access to Information

Only Employees with a valid business reason have access to Clients’ personal information. These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices. The Company employs reasonable procedures to prevent terminated Employees from accessing records containing personal information.201

v.	Protection of Information

The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic. To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients. All electronic or computer files containing such information is password secured and firewall protected from access by unauthorized persons. The Company periodically updates and checks its systems to ensure the protection and integrity of information.

201	Policy: Exiting employee procedures [P52, P53, P54, P55, P56]

APPX III – Page 30

The Company also maintains reasonable restrictions upon physical access to records containing personal information, and stores such records in secure facilities.

vi.	Maintaining Accurate Information

The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards. The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).

vii.	E-Mail

Should a Client send the Company a question or comment via e-mail, the Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern. All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response. After that time, the Company may archive it according to the requirements of applicable securities laws.

Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide means for completely secure and private communications. Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk. For that reason, please do not use e-mail to communicate information to the Company that is considered to be confidential. If the Client wishes, communications with the Company may be conducted via telephone or by facsimile. Additional security is available to Clients if they equip their Internet browser with 128-bit “secure socket layer” encryption, which provides more secure transmissions.

viii.	Disclosure of Privacy Policy

The Company recognizes and respects the privacy concerns of its potential, current and former Clients. The Company is committed to safeguarding this information. As a member of the financial services industry, the Company provides this Privacy Policy for informational purposes to Clients and Employees and will distribute and update it as required by law.202 The Privacy Policy is also available upon request.203 Please see the Company’s Privacy Policy Notice attached to this Code as Appendix I.

ix.	Violations

The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Privacy Policy.

202	Policy: Privacy policy distribution (annual) [I13]
203	Policy: Privacy policy requests [I7]

APPX III – Page 31

H.	Prohibition Against Manipulative Trading Practices

1.	Prohibition Against Window Dressing

Window dressing is sometimes undertaken by unscrupulous portfolio managers near the end of the quarter or year to improve the appearance of portfolio/fund performance before presenting it to clients or shareholders. To window dress, the fund manager will sell-off positions with large losses and purchase well-performing and well-known positions near the end of the quarter or year. These securities are then reported as part of the fund's holdings. While this may have little effect on actual performance, it can mislead the investor or shareholder. Window dressing is prohibited.

2.	Prohibition Against Pumping:

Pumping is bidding up the value of a fund's holdings right before the end of a period at which time performance is measured (and/or reported to tracking services). Pumping is effected by placing a large number of orders on existing holdings, which, if there is a sufficient quantity on order, drives up the value the various positions and thus of the fund. This practice is also known as “marking the close.” Pumping creates a temporary gain, but the securities that are pumped will usually revert to the lower prices. Thus, pumping is not only a form of market manipulation, but hurts investors, including investors purchasing fund shares at the time of the manipulation. Portfolio pumping (or marking the close) is prohibited.

3.	Compliance Procedures

In terms of manipulative trading practices, the CCO, with the assistance of Blue River, will periodically compare portfolio/fund turnover at the end of a reporting period in comparison to the portfolio/fund turnover during longer periods to identify patterns of activity that could demonstrate the intent to pump the Client’s portfolio (i.e., manipulate trading to boost performance at the end of a period) or to window dress (i.e., improve the appearance of the Client’s portfolio or its performance before it is reported to Clients). This is accomplished by computing the Client’s portfolio turnover rates for the five or ten days before and after quarter ends for a two or three-year period and compare these short-period turnover rates, both individually and on average, to the Client’s portfolio turnover for the account or fund for one-year period.

Violations

The Company impose reasonable disciplinary measures, which may include termination, for violations of its Prohibition Against Manipulative Trading Policy.

APPX III – Page 32

ANNEX I
PRIVACY POLICY NOTICE

FACTS	WHAT DOES CHILTON CAPITAL MANAGEMENT LLC DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depends on the product or service that you have with us. This information can include:

●   social security number and income

●   account transactions and transaction history

●   investment experience and purchase history

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reason Chilton Capital Management LLC chooses to share and whether you can limit this sharing.

Reasons we can share your personal information	Does Chilton Capital Managenet share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	YES	NO
For our marketing purposes – to offer our products and services to you	NO	YES
For joint marketing with other financial companies	NO	We do not share
For our affiliates’ everyday business purposes – information about your transactions and experiences	NO	We do not share
For our affiliates’ everyday business purposes – information about your creditworthiness	NO	We do not share
For our affiliates to market to you	NO	YES
For nonaffiliates to market to you	NO	We do not share
To limit our sharing	Call (713) 243-3213 Email dwaldrum@chiltoncapital.com
Questions?	Call (713) 243-3213 Email dwaldrum@chiltoncapital.com

1

Who we Are
Who is providing this notice?	Chilton Capital Management LLC

What we do
How does Chilton Capital Management protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings. We authorize our employees, agents and contractors to get your information only when needed to do their work for us. We require companies working for us to protect your information.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Chilton Capital Management collect my personal information?

We collect your personal information, for example, when you

●    open an account or give us contact information

●    seek advice about your investments

●    direct us to buy securities or sell securities

●    provide account information or give us your income information

●    make deposits or withdrawals from your account

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

●    sharing for affiliates’ everyday business purposes – information about your creditworthiness

●    affiliates from using your information to market to you

●    sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ▪ Our affiliates include Chilton Capital Management Trust Co.
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ▪ Chilton Capital Management does not share with non-affiliates so they can market to you.
Joint marketing	A formal agreement between non-affiliates financial companies that together market financial products or services to you. ▪ Chilton Capital Management does not jointly market.

Other important information

State Laws:

CA: Accounts with a California address are automatically treated as if they have limited the sharing and we will not share information about you within, or with financial companies outside, our family of companies unless we first provide you with privacy choices or unless otherwise permitted by law.

2

EXHIBIT A

EMPLOYEE INITIAL AND ANNUAL ACKNOWLEDGEMENT FORM

The undersigned employee (the “Employee”) of Chilton Capital Management LLC and/or an affiliate thereof (collectively, the “Company”), acknowledges having received and carefully reviewed a copy of the Company’s Compliance Manual and Code of Ethics, including the various appendices and exhibits thereto (collectively, the “Manual”), and agrees to abide by the provisions contained therein. The Employee understands that observance of the policies and procedures contained in the Manual is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for punishment by the Company including, but not limited to, termination.

The Employee specifically agrees, among other things, as follows:

1.	The Employee will not trade on the basis of, nor disclose to any third party, material non-public information, nor confidential information regarding the activities of any Client.204

2.	The Employee will not engage in any personal securities transactions without first obtaining the prior approval from Chief Compliance Officer (the “CCO”) or his designee.

3.	The Employee will report personal securities transactions to the CCO in compliance with the procedures contained in the Manual or Appendix III thereto.

4.	The Employee will provide to the CCO, at least quarterly, copies of all trade confirmations or brokerage statements relating to such accounts.

5.	The Employee will not, without the permission of the CCO, disclose to any third party any information that the Employee obtains regarding advice furnished by the Company to its Clients, non-public data furnished by any Client or investor, or the programs, analyses or other proprietary data or information of the Company.

6.	The Employee will annually certify to the CCO that the Employee has reported all transactions in all accounts which the Employee owns or in which the Employee has a beneficial interest and all private securities transactions that are not carried out through brokerage accounts.

7.	By the signature below, the Employee pledges to abide by the policies and procedures described above and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his personal account(s) in the most recent calendar year as required by the Manual or Appendix III.

Employee Name:

Employee Signature:	Date:

204	The terms “Client” or “Clients” have the same meaning as defined in Section I.A.2. of the Company’s Manual.

1

EXHIBIT B

EMPLOYEE EXIT INTERVIEW COMPLIANCE QUESTIONNAIRE

Employee Name:	Date:

Important Note: This form is to be completed by each employee of Chilton Capital Management LLC (the “Company”) who are departing the Company for any reason. The purpose of this form is for the Company to obtain complete, accurate, and current compliance documentation for each departing employee. If you have any questions, please contact the Chief Compliance Officer, A. Chris St. Paul, at (713) 243-3225 or cstpaul@chiltoncapital.com. If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the Chief Compliance Officer and to promptly submit a new questionnaire.

Questions		Yes	No	Comments
1	Have you disclosed all your personal trading activity to date to Compliance?	[ ]	[ ]
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.
2	Have you participated in trading activity based on the receipt of material non-public information during your time at the Company?	[ ]	[ ]
3	Have you given material non-public information about the Company to anyone outside the Company?	[ ]	[ ]
4	Have you disclosed all your Political Contributions for the period you were with the Company and the two years prior to working with the Company?	[ ]	[ ]
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.
5	Have you completed information related to Outside Business Activities and Private Investments that you are involved in to date?	[ ]	[ ]
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.
6	Are you in possession of any private or confidential information about the Company, its Clients, its Affiliates, or its Limited Partners?	[ ]	[ ]
	If so, please check "YES" to indicate that this information or material will not leave the Company location with you when you leave.	[ ]	[ ]

1

Questions		Yes	No	Comments
7	Do you have any Compliance Concerns that you have not disclosed?	[ ]	[ ]
If so, please describe the concern:
8	Do you have any Compliance Concerns that you previously disclosed that have gone unaddressed?	[ ]	[ ]
If so, please describe the concern:
9	Are your disciplinary history disclosures up to date as of today?	[ ]	[ ]
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.
10	Have you disclosed all of the social media you used during your time with the Company?	[ ]	[ ]
If not, please complete the appropriate disclosure form before the end of the day and submit to the CCO for review and approval.
11	Have you been contacted by any Regulatory Agency during your time with the Company?	[ ]	[ ]
	If so, was Compliance notified? What was the result of the contact?	[ ]	[ ]

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:

2

EXHIBIT C

COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM

Every employee of Chilton Capital Management LLC (the “Company”) must internally disclose any and all compliance, regulatory and legal concerns regarding the Company, its advisory clients, and its employees.

To that end, and to aid the Company to meet all of its legal and regulatory requirements, please use this form at least quarterly to certify disclosure, or the lack of knowledge of, any legal or regulatory concerns. Please check all that apply:

[   ]      I am reporting a legal or regulatory concern, which is briefly described below.

[   ]      Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Company, its advisory clients or its employees. If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1.
2.

In addition, I have read and understand the Company’s Compliance Manual and Code of Ethics which sets forth the Company’s policies and procedures, and I agree to abide by such policy during the term of my employment.

Employee Name:

Employee Signature:	Date:

1

EXHIBIT D

PAID CONSULTANT OR EXPERT NETWORK PRE-APPROVAL FORM

Name of Service Provider:

Names of Service Provider Contacts:

Date of Review:__________________

Background on Service Provider:

1.	What is the firm’s process with vetting their industry contacts?

○	Ensure the contacts are not prohibited by their employer from providing research

[   ] Yes [   ] No

○	Ensure the contacts participation does not violate any agreement, obligation or duty to another person (e.g., NDA, etc.) [ ] Yes [ ] No

○	Ensure the contacts do not disclose confidential information [ ] Yes [ ] No

○	Confirm their contacts do not work at the company they are covering [ ] Yes [ ] No

○	What percentage of their contacts work at public companies?

2. Does the firm provide introductions to (or identify) industry contacts? [   ] Yes [   ] No

If yes, please explain.

3. Does the firm pay any compensation to their industry contacts? [   ] Yes [   ] No

3. What is the firm’s work product and how is it distributed (print, email, phone call, etc.)?

Note: ask for a sample.

Is there a review process in place before it is distributed to clients? [   ] Yes [   ] No

If so, please describe and provide the background of the reviewer.

4. Does the firm maintain any policies and procedures with regard to material non-public information and insider trading? [   ] Yes [   ] No

If so, what are the procedures? Note: ask for the firm to provide their policy/procedures.

1

5. Does the firm have oversight from an in-house legal/compliance department or engage an outside law firm for a periodic compliance review of their operations?

[   ] Yes [   ] No

6. Does the firm provide compliance training to its employees? [   ] Yes [   ] No If so, how often?

7. Do any firm employees have other employment? [   ] Yes [   ] No

If so, do they have an affiliation with a public company? [   ] Yes [   ] No

Please provide details on their other employers.

8. Has the firm had any investigations or lawsuits? [   ] Yes [   ] No

9. Is the firm or its employees permitted to trade on companies they provide research on? [   ] Yes [   ] No

10. Does the firm buy research from a third party? [   ] Yes [   ] No

COMPLIANCE OFFICER APPROVAL/DENIAL

[ ] Approved	[ ] Denied

Signature of Compliance Officer		Date

Name of Compliance Officer

2

EXHIBIT E

OUTSIDE BUSINESS ACTIVITIES QUESTIONNAIRE

All Employees are required to devote their full time and efforts to the business of Chilton Capital Management LLC (the “Company”). In addition, no person may make use of his or her position as an Employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the Employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:

●	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.

●	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

●	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

●	Making a private investment.

●	Obtaining a controlling interest in any company or entity.

●	Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.

●	Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every Employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an Employee must advise the Company if the Employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

Complete the information below regarding all Outside Business Activities, as described above.

Name of Employee

1

SECTION A. GENERAL (All Employees must complete all questions in Section A.)

1.	[ ] Yes	[ ] No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates. If yes, complete only Sections B and H.

2.	[ ] Yes	[ ] No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	[ ] Yes	[ ] No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	[ ] Yes	[ ] No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	[ ] Yes	[ ] No	I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	[ ] Yes	[ ] No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

SECTION B. EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:

Employee’s Position or Function:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Date Association with Organization or Entity will Commence:

Hours Devoted Per Day:	During Business Hours: ___________ During Non-Business Hours ________

2

Annual Compensation From Organization or Entity:

Financial Interest in Organization or Entity:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	[ ] Yes	[ ] No

Does any conflict of interest exist between any the Company or any of its affiliates?	[ ] Yes	[ ] No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	[ ] Yes	[ ] No

If yes to any of the above, please provide full explanation.

SECTION C. FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	[ ] Yes	[ ] No

If yes, please complete and attach employee securities/futures account disclosure form included in the Company’s Code.

3

SECTION D. PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type and Location of Organization or Entity:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership: Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	[ ] Yes	[ ] No

Does any conflict of interest exist between the Company or any of its affiliates?	[ ] Yes	[ ] No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	[ ] Yes	[ ] No

If yes to any of the above, please provide full explanation.

SECTION E. CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

4

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	[ ] Yes	[ ] No

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	[ ] Yes	[ ] No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	[ ] Yes	[ ] No

If yes to any of the above, please provide full explanation.

SECTION F. CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	[ ] Yes	[ ] No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	[ ] Yes	[ ] No

5

If yes to any of the above, please provide full explanation.

SECTION G. ARBITRATION/LITIGATION

Employee Role:	Plaintiff	[ ]	Defendant	[ ]	Witness	[ ]

Title of Action:

Description of Action:

To the best of your knowledge:

Is the Company or any of its affiliates involved in or affected by this action?	[ ] Yes	[ ] No

Is any Company client, counterparty or vendor involved in or affected by this action?	[ ] Yes	[ ] No

If yes to any of the above, please provide full explanation.

6

SECTION H. EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

Employee Signature	Date

SECTION I. COMPLIANCE OFFICER APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

7

EXHIBIT F

RESTRICTED LIST – ADDITION FORM

Restricted Entity Name:

Ticker:	CUSIP:

Analyst Name(s):

Please list any other persons with whom you will share the information described herein:

_________________________________________________________________________________________

Date Added to Restricted List:

Please describe the material non-public information received:

_________________________________________________________________________________________

_________________________________________________________________________________________

How was the information obtained (i.e. Intralinks, in-person presentation, phone call, email, mail, etc.)?

_________________________________________________________________________________________

_________________________________________________________________________________________

What information was obtained? (i.e. financial forecasts, earnings estimates, etc.) If forecasts or estimates were obtained, please provide time period of estimates.

_________________________________________________________________________________________

_________________________________________________________________________________________

Why did you decide to receive the material non-public information? (Please include what type of transaction we are contemplating, if applicable)

_________________________________________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________

Was the material non-public information received directly from the Restricted Entity or through an intermediary such as an investment bank? Yes: [   ] No: [   ]

1

If yes, please provide name of the entity or intermediary and the name of the individual who provided the information:

_________________________________________________________________________________________

Please list types of securities issued by the Restricted Entity (public/private, equity/debt, etc.)

_________________________________________________________________________________________

_________________________________________________________________________________________

Do you know of any contractual restrictions on trading in the securities of the Restricted Entity while in possession of the material, non-public information (i.e. agreement not to trade for a certain period of time)?

_________________________________________________________________________________________

Employee Name:

Employee Signature:	Date:

2

EXHIBIT G

RESTRICTED LIST – DELETION FORM

Restricted Entity Name:

Ticker:	CUSIP:

Analyst Name(s):

Date Added to Restricted List:

Date Removed From Restricted List:

Please explain why the entity is being removed from the restricted list: Is the information stale? (i.e., because of the time period or events/transactions facing the company or conditions/trends facing the industry, etc.) Has the information become public? Please provide details and include any relevant press releases, company filings, etc.

_________________________________________________________________________________________

_________________________________________________________________________________________

When was the last time you received material non-public information regarding this entity?

_________________________________________________________________________________________

_________________________________________________________________________________________

Did the firm participate in a transaction in connection with receipt of the material non-public information?
[   ] Yes [   ] No If yes, provide details _________________________________________________

_________________________________________________________________________________________

Did  you  share the  material  non-public  information  with  any  person  outside  of  the  Company?

[   ] Yes  [   ] No If yes, please explain: _________________________________________________

_________________________________________________________________________________________

Employee Name:

Employee Signature:	Date:

1

EXHIBIT H

REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE

Employee’s Name:

Date	Purchase or Sale	Ticker Symbol	CUSIP	Name of Issuer/ Type of Security	Quantity (No of Shares or Principal Amount)	Approx Price	Account Name and Number	Name of Broker-Dealer Executing Transaction

The Employee submitting this request understands and specifically represents as follows:

1.	I have no inside information relating to the above-referenced named issuer(s);

2.	I have not had any contact or communication with the above-referenced named issuer(s) in the last six (6) months;

3.	I am not aware of any conflict of interest the above-referenced transaction may cause with respect to any advisory client account and I am not aware of any advisory client account trading activity that may have occurred in the issuers of the above referenced securities during today’s current trading day or that may now or in the near future be contemplated;

4.	I do not have beneficial ownership in any of the above-referenced named issuer(s) exceeding one-half of one percent (1/2 of 1%). If approval is granted, it will not result in having beneficial ownership in any of the above-referenced named issuer(s) exceeding one-half of one percent (1/2 of 1%);

5.	I have not had any transactions in any of the above-referenced named issuer(s) in the last thirty (30) trading calendar days;

6.	If approval is granted, it is only good for one (1) day and specifically the day it was approved (e.g., expiring at midnight on the day of approval); and

7.	The securities are not being purchased in an initial public offering or private placement.

*If for any reason an employee cannot make the above required representations or has any questions in this area, the employee MUST contact the CCO before submitting any request for approval.

[   ] APPROVED   [   ] DENIED

Employee Signature:		Date:

Reviewed By:		Date:
Name:

1

EXHIBIT I

PERSONAL ACCOUNT DISCLOSURE FORM

Every Employee of Chilton Capital Management LLC (the “Company”) must disclose to the Chief Compliance Officer (the “CCO”) or designee any and all personal accounts that have the capability to hold or trade any security205over which the Employee has, or acquires, any direct or indirect beneficial ownership.206 An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household, which include securities accounts of a spouse, minor children and any other relatives resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership.

Disclosure is not required for any account:

●	over which the Employee has, or acquires, no direct or indirect beneficial ownership in the account;

●	over which the Employee has no direct or indirect influence or power to control or ability to influence investment decisions in the account, including: (i) suggesting purchases or sales of securities to the trustee or third-party discretionary manager; or (ii) consulting with the trustee or third-party discretionary manager as to the particular allocation of securities to be made in the account.

Please check one of the following and sign below:

[ ]	I do not have any accounts that must be disclosed. I agree to notify the CCO prior to any such account being opened in the future.

[ ]	Set forth below is a complete list of all accounts that must be disclosed (use additional forms if necessary).

The CCO will be sending a letter requesting duplicate confirms and statements for each of the accounts disclosed below.

205	“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

206	Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

1

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?
1.
2.
3.
4.

I have read and understand the Personal Securities Trading Policies referenced in the Company’s Code of Ethics and Compliance Manual, and I agree to abide by such policies during the term of my employment.

Employee Name: ___________________________________

Employee Signature: _________________________________

Date: __________________

2

EXHIBIT J

EMPLOYEE SECURITIES HOLDINGS REPORT

(Initial Holdings Report must be completed and returned within 10 days of hire.)

(Annual Holdings Report must be submitted no later than 30 days after the end of each Calendar Year)

Name of Employee:		Date of Hire:	Date of Annual Holdings Report: December 31, 20___
(please print your full name)

As of the date appearing above, the following are each and every Covered Security1 (Securities other than Exempt Securities2) and account in which I have a direct or indirect beneficial ownership or other beneficial interest. For purposes of this report, the term beneficial ownership or beneficial interest shall mean ownership of securities or securities accounts by or for the benefit of a person, or such person’s “Family Member,” including any account in which the Employee or Family Member of that person holds a direct or indirect beneficial interest, or retains discretionary investment authority or other investment authority (e.g., a power of attorney). The term “Family Member” means any person’s spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a “significant other.”

[   ]     I do not have any Covered Security holdings or personal accounts that maintain securities for my direct or indirect benefit.

The following represents all Covered Security holdings that I have a direct or indirect beneficial ownership or beneficial interest as of the above applicable date:

Name and Type of Covered Security	Ticker Symbol or CUSIP	Holding Type (Long, Short)	Number of Shares and /or Principal Amount	Name of Institution and Account Number

Note: In lieu of listing on this form each and every Covered Security held as of the date above, you may attach as an exhibit to this document your statement(s) from each personal account. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in any such statement(s) is accurate and completely discloses ALL Covered Securities holdings as of the date no more than forty-five (45) days prior to the above date.

The following represents all personal accounts in which any securities are held for my direct or indirect benefit as of the above date:

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements
		[ ] Yes	[ ] No
		[ ] Yes	[ ] No
		[ ] Yes	[ ] No

1

I certify that the securities listed above, are the only Covered Securities in which I or any Family Member have a direct or indirect beneficial ownership interest, and I further certify that I have read and agree to be bound by the Code of Ethics.

Employee Name:

Employee Signature:	Date:

Reviewed by:	Date:

[1]	Reportable Security means every Security (as defined in the Regulatory Compliance Manual and Code of Ethics (the “Manual”)) in which an Employee or a Family Member has a beneficial ownership or other beneficial interest except that a Covered Security shall not include an Exempt Security, as defined below.

[2]	Exempt Security is any security that falls into any of the following categories: (i) registered open-end mutual fund shares, not managed by the Company; (ii) security purchases or sales that are part of an automatic dividend reinvestment plan (e.g., DRIP accounts, etc.); (iii) College Direct Savings Plans (e.g., NY 529 College Savings Program, etc.); (iv) Open-end Unit Investment Trusts that hold securities in proportion to a broad based market index (e.g., QQQ, Spiders); (v) bankers acceptances, bank certificates of deposit or time deposits, commercial paper and other short term high quality debt instruments with one year or less to maturity; and (vi) treasury obligations (e.g., T-Bills, Notes and Bonds) or other securities issued/guaranteed by the US Government, its agencies, or instrumentalities (e.g., FNMA, GNMA, etc.).

2

EXHIBIT K

EMPLOYEE QUARTERLY TRANSACTION REPORT

(Must be submitted no later than 30 days after the end of each Calendar Quarter)

Name of Employee:
(please print your full name)

The following are all transactions in Covered Securities1 (Securities other than Exempt Securities2) effected during this quarter.

In lieu of listing every required transaction, an Employee may attach copies of order confirmations or account statements covering every reportable transaction for the period or may arrange with their broker-dealer to have them automatically forwarded to the CCO or designee. Notwithstanding this accommodation, it remains the Employee’s sole responsibility to ensure that the required information is provided that accurately and completely reflect and disclose all reportable transactions during the period.

Trade Date	Ticker Symbol or CUSIP	Name/Title and Type of Covered Security	Interest Rate and Maturity Date	Nature of Transaction (Buy, Sell, etc.)	Number of Shares	Price	Principal Amount	Account Number and Name of Executing Broker-Dealer

Please check all that apply:

[ ]	During this quarter, I had no transactions in any Covered Securities.

[ ]	All of my Covered Securities transactions (if any) are reflected in brokerage statements and trade confirmations that are automatically forwarded to the CCO or designee. I have not engaged in any other securities transactions except as disclosed therein.

[ ]	In addition to the Covered Securities transactions listed in my brokerage statements and confirmations which are automatically forwarded to the CCO or designee, I engaged in the Covered Securities transactions listed.

Since the prior quarterly report, I have opened or closed the following accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts): (If none, leave blank)

Account Name and Number	Firms Through Which Transactions Are Effected	Date Account Opened or Closed

1

I am not aware of any personal conflict of interest which may involve any Client investment, such as the existence of any economic relationship between my personal securities trading or holdings and securities/transactions involving any Client investment. I have not recommended any transaction in any Covered Securities by a Client without having disclosed to the CCO my interest, if any, in such Covered Securities or the issuer thereof, including: my beneficial ownership of any Covered Securities of such issuer; any contemplated transaction by me in such Covered Securities; any position I have with such issuer; and any present or proposed business relationship between such issuer and me (or a party in which I have a significant interest).

I certify that the information provided in this report is complete and accurate.

Employee Name:

Employee Signature:	Date:

Reviewed by:	Date:

[1]	Reportable Security means every Security (as defined in the Regulatory Compliance Manual and Code of Ethics (the “Manual”)) in which an Employee or a Family Member has a beneficial ownership or other beneficial interest except that a Covered Security shall not include an Exempt Security, as defined below.

[2]	Exempt Security is any security that falls into any of the following categories: (i) registered open-end mutual fund shares, not managed by the Company; (ii) security purchases or sales that are part of an automatic dividend reinvestment plan (e.g., DRIP accounts, etc.); (iii) College Direct Savings Plans (e.g., NY 529 College Savings Program, etc.); (iv) Open-end Unit Investment Trusts that hold securities in proportion to a broad based market index (e.g., QQQ, Spiders); (v) bankers acceptances, bank certificates of deposit or time deposits, commercial paper and other short term high quality debt instruments with one year or less to maturity; and (vi) treasury obligations (e.g., T-Bills, Notes and Bonds) or other securities issued/guaranteed by the US Government, its agencies, or instrumentalities (e.g., FNMA, GNMA, etc.).

2

EXHIBIT L

MANAGED ACCOUNT DISCLOSURE FORM

In accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Rules”), I am considered to be an “access person” of Chilton Capital Management LLC (the “Company”) and subject to the Rules’ terms and conditions. The Rules requires periodic reporting of my personal securities transactions and holdings to be made to the Company. However, as specified in the Rules, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

[ ]	I do not have any accounts that must be disclosed, over which I have “no direct or indirect influence or control.” I agree to notify the CCO prior to any such account being opened in the future.

[ ]	I have retained a financial planner, wealth manager, trustee or third-party investment manager (collectively, a “Manager”) that is an independent unaffiliated professional to manage my accounts. The following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker-Dealer, Bank or other Institution	Account Name and Number	Relationship to Manager (independent unaffiliated professional, friend, relative, etc.)
1.
2.

By signing below, I acknowledged and certify that:

1.	I have no direct or indirect influence or control over the Accounts;

2.	If the control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

3.	I will agree to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Company’s Chief Compliance Officer.

1

Access person completing this certification on an annual basis, also acknowledge and certify the following:

1.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR];

2.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR]; and

3.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period [Month YEAR to Month YEAR].

Employee Name:

Employee Signature:	Date:

Reviewed by:	Date:

2

EXHIBIT M

FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM

Name of Recipient:

Recipients Relationship to Foreign Government/Entity:

Description of Gift/Entertainment:

What is the approximate value of the gift/entertainment?

Have you given anything of value to the recipient previously? [   ] Yes [   ] No

If yes, date of last gift/approximate value:

Employee Name:

Employee Signature	Date

COMPLIANCE OFFICER APPROVAL/DENIAL

[ ] Approved	[ ] Denied

Name of Compliance Officer		Date

Signature of Compliance Officer

1

EXHIBIT N

PAY-TO-PLAY ACKNOWLEDGEMENT AND PRE-CLEARANCE FORM

Employee Name: _________________________ Title: ________________________

Chilton Capital Management LLC (the “Company”) has determined that you are, or are to become, a “covered associate” as such term is defined in Rule 206(4)-5 (the “Rule”) under the Investment Advisers Act of 1940, as amended. The Rule is designed to curtail the use of political contributions to influence the selection of investment advisors by government entities or government investment pools.

As a covered associate, you acknowledge that you are required to comply with the Company’s policy concerning the Rule, as reflected in its Code of Ethics and Compliance Manual, including by signing this acknowledgment and by pre-clearing with the CCO any and all contributions or payments to any Covered Official (as such term is defined in the Company’s Code of Ethics). By signing this form, you certify that the information provided herein is accurate and complete.

Date of Actual/Proposed Contribution: ______________________________________________

Covered Official Receiving Contribution: ____________________________________________

Current Title and Occupation Covered Official: _______________________________________

Government Entity(s) Influenced by Covered Official:

Is Covered Official a Candidate for Office?      [   ] Yes       [   ] No

If Yes, title of the office being sought: _______________________________________________

Description of Contribution (Cash, Use of Phones, etc.):

_____________________________________________________________________________________

_______________________________________________________________________

Value of Contribution: ___________________________________________________________

[ ]	As of the date hereof, and since the date of the last submitted Covered Associate Acknowledgement and Pre-Clearance Form (if any), I have made no political contributions.

[ ]	APPROVED

[ ]	DENIED

Employee Signature:	Date:

Reviewed By:	Date:

1

EXHIBIT O

NEW EMPLOYEE POLITICAL CONTRIBUTION DECLARATION FORM

In order to comply with certain regulatory requirements, Chilton Capital Management LLC (the “Company”) is required to ascertain if you have made certain political contributions in the past two (2) years (whether directly or indirectly). As a result, kindly complete the following questions, sign and return it to the Company’s Chief Compliance Officer.

1. Name:

2. Address (include for past two (2) years):

3. Your Position:

4. Have you made any Contributions207 to any Official208 of a Government Entity209 or political party of a state or subdivision or political action committee (“PAC”) within the past two (2) years? (Please check):

Yes [   ] No [   ] If you checked “NO” to Question 4 above, please skip the rest of the form and sign and date below. If you checked “YES” to 4 above, kindly respond to the following questions for each Contribution.

5. Name of the official, political party or PAC to whom you made the Contribution(s)?

Date and amount (or description) of the Contribution(s)?

Office held or sought by the official, if applicable?

207	“Contribution” means (i) any gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.
208	“Official” means any person (including such person’s election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity. In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials. Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.
209	“Government Entity” means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a “defined benefit plan” or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.

1

Signature	Date

Chief Compliance Officer Signature	Date

2

EXHIBIT P

GIFT AND ENTERTAINMENT APPROVAL FORM

Requested By: __________________________________________     Date of Request: ________________________

Payor210	Purpose and Location or Description of Gift	Attendees211	Amount212	Date of Event

Total

Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.

Gifts: _________   Entertainment:_____________

Please provide any additional details that would be helpful in the CCO’s determination:

COMPLIANCE OFFICER APPROVAL/DENIAL

[ ] Approved	[ ] Denied

Name of Compliance Officer		Date

Signature of Chief Compliance Officer

Signature of Chief Compliance Officer

210	Be Specific-i.e. name and type (such as broker- dealers, RIAs, industry association, individuals, etc.); describe any contractual or other relationship between the payor and the payee. Please complete a different form for each payor.
211	Indicate any relationship to the payor.
212	Include breakdowns, including any amounts paid for travel and accommodations.

1

APPENDIX IV

TRADE FLOW DIAGRAM

Trade Date (T+0)
T+1
Idea Generation
Trade Execution
Affirmation/Allocation
Reconciliation
Portfolio Managers
Commuicate to Trader
Enter Trade Details
Trader
Pre-Trade Check
OMS
Post-Trade Check
1) Fix Connection
2) Electronic Message
3) Phone
EOD Recon and Allocation
Back Office
BOD
EOD
Accounting System
Exception Break Report and Reconciliation
Back Office
Open Orders
Executed Orders
FTP – T+0
FTP – T+1
External
Executing Brokers
Custodians

APPX IV – Page 1

APPENDIX V

EXAMPLES OF ELIGIBLE “RESEARCH” AND “BROKERAGE” UNDER 28(E)

“RESEARCH”
ELIGIBLE	INELIGIBL

▪    “Advice,” either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities

▪    “Analyses” or “reports” concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts

▪    Traditional research reports analyzing the performance of a particular company or stock

▪    Report concerning political factors that are interrelated with economic factors if used in the investment decision-making process

▪    Discussions with research analysts when they involve furnishing advice directly as to the advisability of investing in securities

▪    Meetings with corporate executives to obtain oral reports on the performance of a company when reasoning or knowledge imparted at the meeting about the issuer

▪    Seminars or conferences where they relate to research (i.e. provide substantive content relating to issuers, industries and securities)

▪     Software that provides analyses of securities portfolios

▪    Corporate governance research (including corporate governance analytics) and corporate governance rating services when they reflect the expression of reasoning or analysis relating to a subject in the statute (e.g. issuers)

▪    Consultant services if provides advice concerning portfolio strategy

▪    Certain non-mass marketed financial newsletters and other financial and economic publications not targeted to a wide, public audience (if they relate to the subject matters referenced in 28(e))

▪    Trade magazines and technical journals concerning specific industries (e.g. nano-technology) or product lines (e.g. medical devices) if marketed to and intended to serve the interests of a narrow audience (e.g. physicians) rather than the general public

▪    Pre-and post-trade analytics, software and other products that depend on market information to generate market research, including research on optimal execution venues and trading strategies, if used in the investment decision-making process

▪    Advice from broker-dealers on order execution, including advice on execution strategies, market color, and the availability of buyers and sellers (and software that includes these types of market research), if used in the investment decision-making process

▪    Products with inherently tangible or physical attributes (such as telephone lines and office furniture)

▪    Operational overhead expenses

▪    CFA exam review courses

▪    Membership dues (including initial and maintenance fees paid on behalf of the adviser or any of its employees to any organization or representative or lobbying group or firm)

▪     SRO fees

▪     Professional licensing fees

▪     Office rent

▪     Utilities

▪     Phone

▪     Carpeting

▪     Marketing

▪     Entertainment

▪     Meals

▪     Copiers

▪     Office supplies

▪     Fax machines

▪     Couriers

▪     Backup generators

▪     Electronic proxy voting services

▪    Salaries, including research staff

▪     Legal expenses

▪     Travel expenses

▪    Consultant services if provides advice concerning adviser’s internal management or operations

▪    Travel expenses, entertainment and meals associated with attending seminars

▪    Travel and related expenses associated with arranging trips to meet corporate executives, analysts or others who may provide eligible research orally

▪     Office equipment

▪     Office furniture

▪     Business supplies

▪     Accounting fees and software

▪     Website design

APPX V – Page 1

“RESEARCH”(continued)
ELIGIBLE	INELIGIBLE

▪    Data services – such as those providing market data (like stock quotes, last sale prices, trading volumes, etc.) or economic data – provided they satisfy the subject matter criteria and provide lawful assistance in the investment decision-making process

▪    Other data, if they reflect substantive content (meaning the expression of reasoning or knowledge) related to the subject matters identified in 28(e)

▪     Company financial data

▪    Economic data (such as unemployment and inflation rates or gross domestic product figures)

▪    Proxy services, to the extent providing “research” such as reports and analyses on issuers, securities and the advisability of investing in securities

▪     Email software

▪     Internet service

▪     Personnel management

▪     Marketing

▪    Software to assist with administrative functions such as managing back-office functions, operating systems and word processing

▪     Equipment maintenance and repair services

▪     Computer hardware, including terminals

▪     Computer accessories

▪     Peripherals and delivery mechanisms associated with computer hardware

▪     Telecommunications lines

▪     Transatlantic cables

▪     Computer cables

▪     Mass marketed publications (i.e.those intended for and marketed to a broad, public audience)

▪     Proxy services, to the extent providing products or services to handle the mechanical aspects of voting, such as casting, counting, recording and reporting votes

“BROKERAGE”
ELIGIBLE	INELIGIBLE

▪     Activities required to effect securities transactions

▪     Functions performed incidental to effecting securities transactions

▪     Functions in connection with effecting securities transactions required by the SEC or SROs

▪     Clearance, settlement and custody services in connection with trades effected by the broker

▪     Post-trade matching of trade information

▪     Post-trade exchange of messages among broker-dealers, institutions and custodians related to the trade

▪     Post-trade electronic communication of allocation instructions between institutions and broker-dealers

▪     Post-trade routing settlement instructions to custodian banks and broker-dealers’ clearing agents

▪     Post-trade short-term custody related to effecting particular transactions in relation to clearance and settlement of the trade

▪     Hardware such as telephones and computer terminals, including those used in connection with OMS and trading software

▪     Software functionality used for recordkeeping or administrative purposes, such as managing portfolios

▪     Quantitative analytical software used to test “what- if” scenarios relating to adjusting portfolios, asset allocations, or for portfolio modeling (whether or not provided through OMS)

APPX V – Page 2

“BROKERAGE” (continued)
ELIGIBLE	INELIGIBLE

▪     Comparison services required by SEC or SRO rules, for example, in certain circumstances, the use of electronic confirmation and affirmation of institutional trades is required in connection with settlement processing

▪     Communications services related to the execution, clearing and settlement of securities transactions and other incidental functions

▪     Connectivity service between the money manager and the broker-dealer and other relevant parties such as custodians

▪     Dedicated lines between the broker-dealer and the money manager’s order management system

▪     Lines between the broker-dealer and order management systems operated by a third-party vendor

▪     Dedicated lines providing direct dial-up service between the money manager and the trading desk at the broker-dealer

▪     Message services used to transmit orders to broker-dealers for execution

▪     Trading software used to route orders to market centers

▪     Software that provides algorithmic trading strategies

▪     Software used to transmit orders to direct market access (DMA) systems

▪     OMS aspects that include trading software used to route orders, provide algorithmic trading strategies, or transmit orders to DMA systems or provide connectivity to this software

▪     Compliance mechanisms, such as (i) performing tests which analyze information over time in order to identify unusual patterns, including for example, an analysis of the quality of brokerage execution (for the purpose of evaluating best execution), an analysis of portfolio turnover rate (to determine whether portfolio managers are overtrading securities), or an analysis of the comparative performance of similarly managed accounts (to detect favoritism, misallocation of investment opportunities or other breaches of fiduciary responsibility); (ii) creating trading parameters for compliance with regulatory requirements, prospectus disclosure or investment objectives; or (iii) stress-testing a portfolio under a variety of market conditions or to monitor style drift

▪     Trade financing, such as stock lending fees, capital introduction and margin services

▪     Error correction trades or related services in connection with errors committed by advisers

▪     Long-term custody and custodial recordkeeping

APPX V – Page 3

APPENDIX VI

LIST OF REQUIRED BOOKS AND RECORDS

1.	List of required books and records under Rule 204-2 of the Advisers Act:

Record Retention Policy: Except as provided below with respect to organizational documents of the Company, required books and records must be maintained for a minimum of five (5) years from the end of the fiscal year during which the last entry was made on the record or the Company last published or otherwise disseminated the regulated information. For the first two (2) years of such five (5) year period, the required records must be kept at the principal office of the Company. For the remaining three (3) years of the five (5) year period, such books and records will be maintained in an easily accessible place. Any records should be accessible promptly upon the SEC’s request. Any required books and records that are created on personal computers of supervised persons must be saved to the shared server as soon as possible.

Organizational Documents: Notwithstanding the foregoing, certain organizational records, such as limited partnership agreements, limited liability company agreements, certificates of formation, member and/or manager resolutions/consents, general partner resolutions/consents, minute books and stock certificate books, shall be maintained at the principal office and must be kept until at least three (3) years after the termination of the Company.

Accounting Records
Journals Subparagraph (a)(1)	Journals that include cash receipts and disbursements records.
Ledgers Subparagraph (a)(2)	General and auxiliary ledgers that reflect asset, liability, reserve, capital, income and expense accounts.
Account Documentation Subparagraph (a)(4)	Checkbooks, bank statements, cancelled checks and cash reconciliations.
Invoices Subparagraph (a)(5)	Bills or statements of account (paid or unpaid).
Financial Statements Subparagraph (a)(6)	Trial balances and financial statements (income statement and balance sheet).

Advisory Records
Trade Tickets Subparagraph (a)(3)	A memorandum of each order that (1) shows the terms and conditions of the order, instruction, modification or cancellation; (2) identifies the person connected with the investment adviser who recommended the transaction to the client and the person who placed such order; and (3) shows the account for which entered, the date of entry and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power must be so designated.
Written Materials Subparagraph (a)(7)	Written materials received and sent by an adviser, including postal and e-mail and instant messages, relating to: (1) recommendations and advice given or proposed, (2) the receipt, disbursement or delivery of client or investor funds and securities and (3) the placement and execution of orders to purchase or sell securities. Examples of such materials include:

APPX VI – Page 1

Advisory Records

●    e-mail to any investor;

●    internal e-mail from a firm’s portfolio manager to a trader with regard to the execution of an order;

●    e-mail from the CCO to a supervised person or an agent of the Company regarding a complaint from an investor;

●    letter or e-mail sent by an adviser to a fund custodian or other entity regarding the disbursement of the Company’s management fee;

●    e-mail complaint from an investor;

●    research report that is sent from an analyst to his trading colleague;

●    instant message sent by an adviser’s trader to one of the firm’s broker-dealers; and

●    trade confirmation received by an adviser (whether in hard copy or electronic format).

Discretionary Authority Subparagraph (a)(8)	A list of all accounts/funds over which the adviser has discretionary authority with respect to funds, securities or transactions.
Limited Trading Powers of Attorney Subparagraph (a)(9)	All powers of attorney and other evidences of the granting of discretionary authority by any client or investor.
Written Agreements Subparagraph (a)(10)	Any written agreement or contract that the adviser is a party to, including but not limited to written contracts with clients (i.e. investment management agreements), investors (i.e. subscription agreements), third-party service providers and solicitors.
Form ADV Documentation Subparagraph (a)(14)

(i)        A copy of each brochure and brochure supplement, and each amendment or revision to the brochure and brochure supplement, that satisfies the requirements of Part 2 of Form ADV; any summary of material changes that satisfies the requirements of Part 2 of Form ADV but is not contained in the brochure; and a record of the dates that each brochure and brochure supplement, each amendment or revision thereto and each summary of material changes not contained in a brochure that was given to any client or to any prospective client who subsequently becomes a client.

(ii)        Documentation describing the method used to compute managed assets for purposes of Item 4.E of Part 2A of Form ADV, if the method differs from the method used to compute regulatory assets under management in Item 5.F of Part 1A of Form ADV.

(iii)       A memorandum describing any legal or disciplinary event listed in Item 9 of Part 2A or Item 3 of Part 2B (Disciplinary Information) and presumed to be material, if the event involved the investment adviser or any of its supervised persons and is not disclosed in the brochure or brochure supplement described in paragraph (i) above. The memorandum must explain the investment adviser’s determination that the presumption of materiality is overcome and must discuss the factors described in Item 9 of Part 2A of Form ADV or Item 3 of Part 2B of Form ADV.

APPX VI – Page 2

Advisory Records
Solicitor’s Acknowledgements Subparagraph (a)(15)	All written acknowledgements obtained from and copies of the disclosure documents provided to investors who were referred to the Company (on behalf of a fund) by an unaffiliated, third-party solicitor.
Securities Transaction Journal Subparagraph (c)(1)(i)	A record, by fund, of securities purchased and sold and the date, amount and price of each such purchase and sale.
Securities Cross Reference Subparagraph (c)(1)(ii)	A record, by security, of each fund invested in that security and each such fund’s current amount invested (for funds for which the Company renders any investment supervisory or management services).

Advertising Records
Performance Communications and Distribution Lists Subparagraph (a)(7)	Originals of all written communications received and copies of written communications sent relating to the performance or rate of return of any or all managed accounts or securities recommendations. Memorandum describing any list and the source thereof used by the Company to distribute a notice, circular or advertisement to more than one (1) persons.
Marketing Materials & Investor Communications Subparagraph (a)(11)	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Company circulates or distributes to any persons (Please note that if the ad recommends the purchase or sale of a specific security and the basis for the Company’s recommendation is not stated in the written materials, then the Rule requires that a separate memorandum be prepared by the Company that memorializes the basis of the recommendation).
Performance Support Subparagraph (a)(16)	Documentation to support the Company’s calculation of the performance or rate of return of any or all managed accounts or securities recommendations that are included by the adviser in any advertisement.

Custody Records
Journal Subparagraph (b)(1)	Journal showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.
Separate Ledger Account Subparagraph (b)(2)	Separate ledger account for each fund showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale and all debits and credits.
Confirmations Subparagraph (b)(3)	Copies of confirmations of all transactions effected by or for the account of any fund.

APPX VI – Page 3

Custody Records
Itemized List Subparagraph (b)(4)	A record for each security in which any fund has an interest which shows: the name of each such fund having an interest in each security, the amount or interest of each such fund and the location of each such security.
Operational Independence Subparagraph (b)(5)	To the extent the Company uses any related custodian, a memorandum describing the basis upon which the Company has determined that the presumption that any related person is not operationally independent under Rule 206(4)–2(d)(5) has been overcome.

Proxy Voting Records
Policies and Procedures Subparagraph (c)(2)(i)	The Company’s proxy voting policies and procedures.
Proxy Statement Subparagraph (c)(2)(ii)	A copy of each proxy statement regarding fund securities.
Votes Cast Subparagraph (c)(2)(iii)	A record of each vote cast by the adviser on behalf of the fund.
Decision-Making Records Subparagraph (c)(2)(iv)	Any documents that are material to the Company making a proxy voting decision.
Client Requests Subparagraph (c)(2)(v)	A copy of each written client request and the response provided by the Company on how a client’s proxies were voted.

Compliance Program Rule Records
Policies and Procedures Subparagraph (a)(17)(i)	A copy of the Company’s policies and procedures formulated pursuant to Rule 206(4)-7(a) that are in effect, or at any time within the past five (5) years were in effect.
Annual Review Subparagraph (a)(17)(ii)	Any records documenting the Company’s annual review of compliance policies and procedures conducted pursuant to Rule 206(4)-7(b).
Internal Control Reports Subparagraph (a)(17)(iii)	A copy of any internal control report obtained or received pursuant to Rule 206(4)-2(a)(6)(ii).

Code of Ethics Rule Records
Code of Ethics Subparagraph (a)(12)(i)	A copy of the Company’s Code of Ethics adopted and implemented pursuant to Rule 204A-1 that is currently in effect, or at any time within the past five (5) years was in effect.
Violation Record Subparagraph (a)(12)(ii)	A record of any violation of the Code of Ethics and of any action taken as a result of the violation.
Supervised Person Acknowledgements Subparagraph (a)(12)(iii)	A record of all acknowledgments as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five (5) years was, a supervised person of the investment adviser.

APPX VI – Page 4

Code of Ethics Rule Records
Access Person Reports Subparagraph (a)(13)(i)	A record of each report (initial and annual holdings and quarterly transaction reports) made by an Access Person as required by Rule 204A-1(b), including any information provided under paragraph (b)(3)(iii) of that section in lieu of such reports (i.e., duplicate account statements and/or confirmations).
Access Persons List Subparagraph (a)(13)(ii)	A record of the names of persons who are currently, or within the past five (5) years were, Access Persons of the Company.
Decision Records Subparagraph (a)(13)(iii)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons under Rule 204A-1(c) (approvals of investments in initial public offerings and limited offerings), for at least five (5) years after the end of the fiscal year in which the approval is granted.

“Pay to Play” Records
Covered Associates Subparagraph (a)(18)(i)(A)	The names, titles and business and residence addresses of all covered associates of the Company. For purposes of this Compliance Manual, “covered associates” means all employees of the Company.
Government Entities Subparagraph (a)(18)(i)(B)	All government entities to which the Company provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Company provides or has provided investment advisory services, as applicable, in the past five years (but not prior to September 13, 2010).
Political Contributions Subparagraph (a)(18)(i)(C)

All direct or indirect contributions made by the Company or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee.

Records relating to contributions and payments referred to above must be listed in chronological order and indicate: (i) the name and title of each contributor; (ii) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment; (iii) the amount and date of each contribution or payment; and (iv) whether any subject contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(2).

Solicitors Subparagraph (a)(18)(i)(D)	The name and business address of each solicitor to whom the Company provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2).
Exception to Recordkeeping Requirement Subparagraph (a)(18)(iii)	The Company is only required to make and keep current the records referred to in Subparagraph (a)(18)(i)(A) and (C) above if it provides advisory services to a government entity or a government entity is an investor in any covered investment pool to which the Company provides investment advisory services.

APPX VI – Page 5

Emails. The Company will maintain copies of all electronic communications (including attachments) in its books and records. All electronic records should be arranged and indexed so as to permit easy location, access and retrieval of any particular record.

2.	List of required books and records under Rules 31a-1, 31a-2 and 38a-1 Under the 1940 Act:

Document	Retention Requirements	Regulatory Authority	Party Responsible & Location of Document
Accounting Records
Shareholder Transactions records	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(1)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
Portfolio Transactions records	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(1)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
Cash Receipts and Disbursements Journal	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(1)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
All other Transactions records (Other Debits and Credits)	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(1)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
General Ledger reflecting all assets, liabilities, reserve, capital, income and expense accounts	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(2)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740

APPX VI – Page 6

Document	Retention Requirements	Regulatory Authority	Party Responsible & Location of Document

Subsidiary ledgers:

●   Securities intransfer

●   Securities in physical possession

●   Securities borrowed and securitiesloaned

●   Monies borrowed and moniesloaned

●   Dividends and interest received

●   Dividends receivable and interestaccrued

	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(2)(i)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
Portfolio Securities Ledger	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(2)(ii)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
Commissions Ledger	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(2)(iii)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
Capital Share Ledger	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(2)(iv)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
Trial balances	6 Years, the first 2 years in an easily accessible place	Rule 31a-1(b)(8)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740

APPX VI – Page 7

Document	Retention Requirements	Regulatory Authority	Party Responsible & Location of Document
● Vouchers ● Cancelled stock certificates ● Bank statements ● Checkbooks ● Cancelled checks ● Cash reconciliations ● Pricing sheets	6 Years, the first 2 years in an easily accessible place	Rule 31a-2(a)(2)	UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Mutual Fund Administration, LLC 2220 E. Route 66, Suite 226 Glendora, CA 91740
Custody
Long and short record (if fund is subject to self-custody rule)	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(3)	UMB Bank, N.A. 928 Grand Boulevard 5th Floor Kansas City, MO 64106
Receipt and Delivery of Securities Journal	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(1)	UMB Bank, N.A. 928 Grand Boulevard 5th Floor Kansas City, MO 64106
Legal

Corporate documents and minute books:

●   Articles of incorporation

●   Certificate of incorporation or trust agreement

●   Bylaws

●   Minute books of stockholders' meetings

●   Minute books of directors'/trustees' meetings

●   Minute books of any related committee meetings

	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(4)	Morgan Lewis & Bockius LLP 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626
● Memoranda ● Correspondence	6 Years, the first 2 years in an easily accessible place	Rule 31 a-2(a)(2)	Morgan, Lewis & Bockius LLP 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626
● Corporate Charters	Permanently, the first 2 years in an easily accessible place	Rule 31a-1(b)(4)	Morgan, Lewis & Bockius LLP 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626

APPX VI – Page 8

Document	Retention Requirements	Regulatory Authority	Party Responsible & Location of Document
Portfolio Management and Trading (Chilton Capital Management LLC)

Order memoranda with the following information:

●   Name of the broker through whom the trade was executed

●   Terms and conditions of the order(and any modification or cancellation)

●   Time of entry or cancellation

●   Price at which executed

●   Time the report of execution is received

●   Name of person who placed the order

	6 Years, the first 2 years in an easily accessible place	Rule 31a-1(b)(5)	Chilton Capital Management LLC
Order memoranda for transactions which are not brokerage orders (i.e., an affiliated transaction such as one for under the 1940 Act)	6 Years, the first 2 years in an easily accessible place	Rule 31a-1(b)(6)	Chilton Capital Management LLC
Options trading records	6 Years, the first 2 years in an easily accessible place	Rule 31a-1(b)(7)	Chilton Capital Management LLC
Quarterly brokerage allocation records	6 Years, the first 2 years in an easily accessible place	Rule 31a-1(b)(9)	Chilton Capital Management LLC
Portfolio transactions authorization	6 Years, the first 2 years in an easily accessible place	Rule 31a- 1(b)(10)	Chilton Capital Management LLC
Investment files (research)	6 Years, the first 2 years in an easily accessible place	Rule 31a- 1(b)(11)	Chilton Capital Management LLC
Order memoranda must note if orders were executed or unexecuted	6 Years, the first 2 years in an easily accessible place	Rule 31a- 1(b)(5)	Chilton Capital Management LLC
Other Records (Chilton Capital Management LLC)
Other records — information required to be maintained by other sections and rules of the 1940 Act and other federal securities laws	6 Years, the first 2 years in an easily accessible place	Rule 31a- 1(b)(12)	Chilton Capital Management LLC

APPX VI – Page 9

Document	Retention Requirements	Regulatory Authority	Party Responsible & Location of Document
Sales Literature
● Advertisements ● Pamphlets ● Circulars ● Form letters ● All other Sales Literature	6 Years, the first 2 years in an easily accessible place	Rule 31a-2(a)(3)	Foreside Fund Services, LLC Three Canal Plaza Suite 100 Portland, ME 04101 Liberty Street Advisors, Inc. 100 Wall Street 20th Floor New York, NY 10005
Compliance Documentation
Policies and procedures adopted under Rule 38a-1(a)(1)	5 years in an easily accessible place	Rule 38a-1(d)(1)	Dziura Compliance Consulting, LLC 39 Stafford Square Boyertown, PA 19512

Board materials:

●   Materials provided to board of directors in connection with its approval of policies and procedures pursuant Rule 38a-1(a)(2)

●   Written reports provided to the board of directors pursuant to Rule 38a-1(a)(4)(iii)

	5 Years, the first 2 years in an easily accessible place	Rule 38a-1(d)(2)	Dziura Compliance Consulting, LLC 39 Stafford Square Boyertown, PA 19512 Morgan, Lewis & Bockius LLP 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626
Any records documenting the annual review of policies and procedures pursuant to Rule 38a-1(a)(3)	5 Years, the first 2 years in an easily accessible place	Rule 38a-1(d)(3)	Dziura Compliance Consulting, LLC 39 Stafford Square Boyertown, PA 19512
Any record of the initial determination that a director is not an interested person of the investment company, and each subsequent determination that the director is not an interested person of the investment company. These records must include any questionnaire and any other document used to determine that a director is not an interested person of the company	6 Years, the first 2 years in an easily accessible place	Rule 31a-2(a)(4)	Dziura Compliance Consulting, LLC 39 Stafford Square Boyertown, PA 19512 Morgan, Lewis & Bockius LLP 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626

APPX VI – Page 10

Document	Retention Requirements	Regulatory Authority	Party Responsible & Location of Document
Any materials used by the disinterested directors of an investment company to determine that a person who is acting as legal counsel to those directors is an independent legal counsel	6 Years, the first 2 years in an easily accessible place	Rule 31a-2(a)(5)	Dziura Compliance Consulting, LLC 39 Stafford Square Boyertown, PA 19512 Morgan, Lewis & Bockius LLP 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626
Any documents or other written information considered by the directors of the investment company pursuant to section 15(c) of the Act in approving the terms or renewal of a contract or agreement between the company and an investment advisor	6 Years, the first 2 years in an easily accessible place	Rule 31a-2(a)(6)	Dziura Compliance Consulting, LLC 39 Stafford Square Boyertown, PA 19512 Morgan, Lewis & Bockius LLP 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626

APPX VI – Page 11

APPENDIX VII

DISASTER RECOVERY AND BUSINESS CONTINUITY PLAN

A.	Overview

As part of its fiduciary obligation to its advisory “Clients”213, and as a matter of best business practices, Chilton Capital Management LLC (“Chilton”) and, its wholly owned affiliate, Chilton Capital Management Trust Company (“Chilton Trust Co.” and, together with Chilton, the “Company”) has adopted policies and procedures for disaster recovery and for continuing the Company’s business in the event of a disaster at Company’s office located at 1177 West Loop South, Suite 1750, Houston, Texas 77027 (the “Premises”). These policies are designed to allow the Company to resume providing service to its Clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that the Company might reasonably face given its business and location. The Chief Compliance Officer, Mr. Armand Christ “Chris” St. Paul (the “CCO”) shall be responsible for the management and administration of the Company’s disaster recovery and business continuity plan. Questions not answered by this disaster recovery and business continuity plan should be directed to the CCO.

B.	Disaster Recovery and Business Continuity Plan

1.	General

The Company’s first priority in responding to significant business disruptions (“SBD”) is to safeguard the lives of the Company’s employees. The Company will immediately seek to account for all employees, ensure their safety and communicate any relevant instructions to them.

The Company has developed and implemented this Disaster Recovery and Business Continuity Plan (the “Plan”) designed, in the event of an SBD, to assess the Company’s operational status, continue at least a minimally acceptable level of business performance in the near term and resume normal (or near-normal) business operations as soon as possible.

This Plan covers two types SBDs:

●	a local or internal significant business disruption (e.g., a fire, a flood, a winter storm, a tropical storm, a tornado or windstorm, a geological incident (i.e., earthquakes, landslides and subsidence), a nuclear facility accident, a dam failure, a riot, or epidemic, pandemic, outbreak of disease or other public health issues (i.e., Ebola, H1N1 flu, H7N9 flu, H5N1 flu) that impacts the Company’s ability to conduct normal business operations; and

●	a more widespread significant business disruption (e.g., a hurricane, a natural disaster, a terrorist attack or epidemic, pandemic, outbreak of disease or other public health issue) with a broader impact, that may, among other consequences, affect service providers to the Company and impede the operation of the capital markets.

213	The Company currently provides its portfolio management and investment advisory services through the following types of products: (i) open-end investment companies registered under the Investment Company Act of 1940, as amended (each, a “Fund” and collectively, the “Funds”); (ii) separately managed accounts (“Separate Accounts”) whose investors include large institutions and high net worth individuals, including but not limited to, state and local pensions, corporate and government pensions, endowments and foundations, estates and trusts, regional banks and family offices; (iii) separately-managed account wrap programs (“Wrap Fee Programs”) offered by unaffiliated investment advisers or broker-dealers (“Sponsors”); and other proprietary accounts. The Funds, Separate Accounts and Wrap Fee Programs are each, a “Client” and collectively, the “Clients”.

APPX VII – Page 1

2.	Plan Maintenance and Activation

The Company’s officers and senior management team is comprised of Mr. David M. Underwood, Jr., as Chairman and Chief Executive Officer; Ms. Laura L. Genung, as President; Mr. Brandon J. Frank, as Chief Financial Officer; Mr. John E. Robertson, as Managing Director; Mr. Timothy J. Lootens, as Secretary and Managing Director; Mr. A. Chris St. Paul, Chief Compliance Officer; and Mr. Bradley J. Eixmann, Chief Investment Officer (collectively, the “Senior Management Team”), and each have the authority to activate components of this Plan, as appropriate and necessary. The Senior Management Team has primary responsibility for assessing matters that may pose a risk to the Company and for determining the appropriate course of action, including the levels and content of internal and external communications. In the event of a SBD or other crisis situation, the Senior Management Team will make an immediate assessment of the circumstances affecting the business and make decisions to handle that situation based on the guidelines present in this Plan.

In the event the Senior Management Team cannot be reached and are deemed unavailable during a SBD or other crisis situation, then any employee of the Company has authority to activate components of this Plan, as appropriate and necessary.

The CCO, who is a member of the Senior Management Team, is responsible for working closely with other members of the Senior Management Team in developing the Company’s business continuity and disaster recovery strategy. Additionally, the CCO is responsible for ensuring the maintenance, periodic testing214 215 and revision of this Plan and for ensuring that Company personnel have access to the Plan and are trained in its basic components.216 Please see herein below Section B.14. of this Plan under “Plan Approval, Review, Location and Disbursement” for more information regarding the maintenance, periodic testing and revision of the Plan and for ensuring that Company personnel have access to the Plan and are trained in its basic components.

3.	Evacuation and Employee Gathering Site

In the event emergency response teams notify building tenants, or an alarm has been activated at the Premises, employees will either be instructed to leave the floor or wait for further instructions. If an employee does not feel safe, they should feel free to evacuate the Premises at any time. In the event of an SBD or other crisis situation that requires the evacuation of the Company’s Premises during business hours, or as otherwise pertinent, Company employees should evacuate the Premises. If the building is evacuated, employees should:

●	Take the nearest stairwell to the first floor.

●	Avoid standing in the lobby or in front of the Premises.

●	Proceed to the employee gathering site.

214	Policy: DR – Update (Quarterly) [D1]

215	Policy: DR – Testing (Annual) [D4]

216	Policy: DR – Employee Training [P28]

APPX VII – Page 2

Employees will gather at the corner of West Loop South and Post Oak Park Drive or, if such location is deemed not safe or accessible, at 1001 West Loop South, to ascertain the status of the situation and obtain further instructions.

The CCO is responsible for understanding and executing emergency response procedures as designated by building management of the Premises, including ensuring that all employees have left the office during an evacuation. If the CCO is unavailable, then a member of the Senior Management Team will be responsible for executing emergency response procedures as designated by building management of the Premises, including ensuring that all employees have left the office during an evacuation. The building management company for the Premises is Spire Realty Group, LP (“Spire Realty”). Ms. Natalie Davis is a representative of Spire Realty and can be contacted via telephone at (713) 422-2934 or via e-mail at natalied@spirerealty.com.

i.	Assessment

The Fire Department and building management will assess the situation to determine if it is a real emergency or false alarm.

●	At the employee gathering site, the CCO will take a roll call to ensure all employees are safe. If all employees are not present, the CCO will call unaccounted for personnel to ensure they are notified. If the CCO is unavailable, then any member of the Senior Management Team can take roll call to ensure all employees are safe and call unaccounted for personnel to ensure they are notified.

●	The CCO will contact building management for a status update (i.e., false alarm or real emergency). If the CCO is unavailable, then any member of the Senior Management Team can contact building management for a status update.

●	The CCO will communicate to all employees at the gathering site regarding the status of the situation. If the CCO is unavailable, then any member of the Senior Management Team can communicate to all employees at the gathering site regarding the status of the situation.

APPX VII – Page 3

4.	Alternate Physical Locations

Company personnel should work at home or such other location where they are able to (i) communicate by e-mail and/or telephone and (ii) access the Company’s data network, to the extent necessary to work effectively and efficiently. This Plan operates under the assumption that all critical Company employees have the ability to work at home immediately after a SBD, including required computer systems and internet access to establish connectivity to the production and disaster recovery environments. Employees are expected to maintain communication with the Senior Management Team to convey any issues that may hinder a successful continuation of business operations. The Company has planned for short-term, long-term, and regional disruption scenarios.

●	Short-Term Disruption (1/2 Day to 1 Week) – In a scenario where the Premises is impacted or unavailable, employees are expected to go home and resume work upon instructions from the Senior Management Team. Employees will remotely access critical applications from the Company’s cloud-based network environment to continue operations. Employees will continue to work from home until instructed by the Senior Management Team to return to the Premises.

●	Long-Term Disruption (1 Week to 1 Month +) – Employees will continue to work from home until access to the Premises is restored. The Senior Management Team will work with building management to determine when access to the Premises will be restored.

If access to the Premises will require an unacceptable period of time or is unable to be restored, the Senior Management Team will begin to make queries into real estate and business contacts to procure a new office space. If records, equipment and personal effects can be salvaged from the affected Premises, the Senior Management Team will coordinate the effort to retrieve these items. The Senior Management Team will also contact the building insurance provider to review claim options. Deliveries will be redirected as necessary. An assessment of technology systems in the affected Premises will be performed to determine what inventory can be recovered. New hardware will be procured as necessary.

●	Regional Disruption – If the SBD has widespread regional impact, employees will work from home and remotely access critical applications and data from the Company’s cloud-based network environment to continue operations. The Senior Management Team will assess the impact of the disaster and formulate strategies as required to provide space for continued operations. Employees will continue to work from remote locations until instructed to return to the affected Premises by the Senior Management Team.

When considering an alternative location, the Senior Management Team will consider:

○	whether affected Premises and alternative site rely on the same critical utility services, such as electricity, water, transportation and telecommunications;

○	the accessibility of the alternative site and the ability of employees to travel to the site in the event of a transit shutdown or closure of major roadways, including other methods of transportation to move employees to the alternative site and living and lodging expenses related to relocating employees;

APPX VII – Page 4

○	the appropriate number of employees necessary at the alternative site to perform critical activities, including risk functions, control functions, finance and treasury activities, and ensure that adequate space is available, including designations of key operations and supervisory employees to oversee such activities; and

○	whether their alternate site has adequate resources, such as sufficient workspace (e.g., desks, chairs, telephones, etc.), equipment (e.g., computers, printers, network connectivity, etc.) and supplies (e.g., paper, toner, etc.) to accommodate employees and to carry on operations.

5.	Client Access to Funds and Securities

The Company does not hold Client’s funds, securities or any other assets. Client’s funds and securities are held with the Client’s custodian, and Clients have access to those funds and securities independent of the Company. In the event of an SBD, the Company will continue to handle Client’s assets as it did before the SBD to the extent possible based on the availability of the Client’s custodial platform. Generally, each custodian has a platform that should allow the Company to continue managing Client accounts in the event of an SBD. The Company currently communicates with custodians using telephone, e-mail, website, fax, U.S. mail, or in-person visits. In the event of an SBD, the CCO will assess which means of communication are still available and use the means closest in speed and form (written or oral) to the means that the Company has used in the past to communicate with the custodians. If the CCO is unavailable, then any member of the Senior Management Team will assess which means of communication are still available and use the most effective available means.

The contact information for each of the Client’s respective custodians can be found utilizing Salesforce.com, Inc. (“Salesforce”), the Company’s customer relationship management software provider. Because Salesforce is a cloud-based web solution, it can be remotely accessed by employees through any mobile device (i.e., laptop, notebook, tablet, smartphone, etc.) connected to the internet. Additionally, contact information for each of the Client’s respective custodians can be found utilizing the Company’s cloud-based data network environment, as more fully described herein below in Section B.8. of this Plan under “E-mail and Data Backup, Recovery and Access”.

6.	Critical Business Constituents, Banks and Counterparties

The Company now communicates with its critical business constituents using telephone, e-mail, website, fax, U.S. mail, or in-person visits. In the event of an SBD, the CCO will assess which means of communication are still available and use the means closest in speed and form (written or oral) to the means that the Company has used in the past to communicate with the other party. If the CCO is unavailable, then any member of the Senior Management Team will assess which means of communication are still available and use the most effective available means.

The contact information to each of the Company’s critical business constituents can be found utilizing Salesforce, the Company’s customer relationship management software provider. As stated herein above, Salesforce is a cloud-based web solution that can be remotely accessed by employees through any mobile device connected to the internet. Additionally, contact information for each of the Company’s critical business constituents can be found utilizing the Company’s cloud-based data network environment, as more fully described herein below in Section B.8. of this Plan under “E-mail and Data Backup, Recovery and Access”.

APPX VII – Page 5

7.	Key Service Providers217

The Company’s business is dependent on interaction with a number of service providers. In the event of an SBD, the Company will continue communications and information sharing with the Company’s service providers through the data backup, recovery, and access procedures described below Section B.8. of this Plan under “E-mail and Data Backup, Recovery and Access”.

The Company’s key service providers have adopted disaster recovery plans that should ensure that any incapacity to provide the Company with services would be short-lived. Service Provider business continuity and disaster recovery programs shall be evaluated annually by the CCO or his designee in the context of overall service provider monitoring. The Company shall require all key service providers to conform to the same disaster recovery and business continuance guidelines required of the Company. If one of the Company’s key service providers experiences a SBD, operations could be severely impacted. As part of the Company’s due diligence process, it has inquired of the disaster recovery and business continuity plans of its key service providers. The Company’s due diligence on its key service providers’ disaster recovery and business continuity plans is used to (i) assess the potential impact of a service interruption or major disruption and (ii) promote remediation of any issues in a vendor’s ability to provide its services to the Company in a timely, accurate and effective manner.

The contact information to each of the Company’s key service providers can be found utilizing Salesforce, the Company’s customer relationship management software provider. As stated herein above, Salesforce is a cloud-based web solution that can be remotely accessed by employees through any mobile device connected to the internet.

8.	E-mail and Data Backup, Recovery and Access

In the event of an SBD, the Company will retrieve or restore access to its key books and records, including e-mails, as soon as possible. The Company’s CCO, is the responsible for ensuring restoration of the Company’s e-mail and data backup, recovery and access in the event of an SBD or disruption at the Company’s Premises. The Company has engaged Omnipotech, Ltd. (“Omnipotech”), an information technology data systems provider, to provide managed information technology, cloud business solutions and data backup, disaster recovery and business continuity services to the Company. In the event of an SBD, Omnipotech will assist the CCO in restoring the Company’s data network environment and infrastructure. Omnipotech can be contacted via telephone at (281) 768-4800 or via e-mail at helpme@omnipotech.com 24 hours a day, 7 days a week, 365 days a year. Mr. Robert Kyslinger is the Chief Executive Officer of Omnipotech and can be contacted via telephone at (281) 768-4818 or via e-mail at rkyslinger@omnipotech.com.

217	Disaster Recovery [D3]

APPX VII – Page 6

i.	E-mail

Company e-mails are hosted by Omnipotech’s exchange mail servers and are accessible using Microsoft Outlook, web and mobile devices. Omnipotech maintains their own backup and disaster recovery sites. In the event of a failure at the Premises, e-mails will be accessible using Microsoft’s Outlook web-based e-mail application and/or by using mobile devices. For electronic discovery purposes, the Company’s e-mails are also archived through Global Relay Communications, Inc. (“Global Relay”). The archives are maintained for a period of six (6) years at which time the Company may determine whether to continue storage or not.

ii.	Phone

The Company utilizes Bandwidth.com (“Bandwidth”), a cloud-based web solution, for its phone communication needs. It is based on a voice over internet protocol (“VoIP”) with session initiation protocol (“SIP”) trunking technology. Bandwidth maintains their own backup and disaster recovery sites. SIP trunking delivers the Company’s phone lines over any internet circuit and allows the phone system to be located in more than one location with on demand failover as needed. The Company’s phone numbers are ported to Bandwidth allowing SIP trunking to occur independent of any physical circuit or physical address.

The Company’s phone system exists in both the Premises and Omnipotech’s datacenter in Aurora, Colorado allowing telephone services to operate independently of a failure at either location to the phone system, internet service, infrastructure connectivity or power to the Premises. In the event of a failure at the Premises, employees can take their desk phone with them and connect to the Company’s phone system by connecting to any internet circuit or simply allow the Company’s phone system to forward the calls automatically to their mobile phones.

iii.	Data

The Company maintains all data files, including electronic copies of hard copy books and records, as well as books and records that are only maintained electronically, as well as other books and records for the Company and its Clients in a cloud-based storage server hosted by Omnipotech. The Company’s information technology data infrastructure is hosted in Omnipotech’s primary datacenter in Aurora, Colorado (the “Denver Datacenter”)218, in which such data is backed up hourly and imaged nightly in Omnipotech’s datacenter in Houston, Texas (the “Houston Datacenter”) in the event of a SBD at the Denver Datacenter. Additionally, Omnipotech operates two separate backup systems using both Veeam and StorageCraft. Veeam operates at the VMware ESX host layer and StorageCraft is agent-based and operates at the Windows operating system layer. StorageCraft can restore individual files and folders on the encrypted virtual disk along with the entire server. Since Veeam operates at the ESX host layer, it cannot see the individual files, but it can more quickly restore an entire server. Both backup systems occur hourly and both systems replicate to the Houston Datacenter for offsite disaster recovery purposes. The backups for both systems are stored independent of one another.

218	The Denver Datacenter is owned and operated by SunGard. The facility is SSAE16 certified and audited by PriceWaterhouseCoopers (“PwC”). Omnipotech owns 100% of the equipment located in the Denver Datacenter infrastructure and only receives cabinet space, electricity and primary redundant internet feeds from SunGard. All management of the infrastructure is performed by Omnipotech staff. No SunGard personnel have any logon credentials to any component in Omnipotech’s infrastructure.

APPX VII – Page 7

In the event of a failure at the Premises or in the event of an SBD, the Company’s employees can access files and folders at any time from the desktop, web, and mobile devices, or through third-party applications connected to the internet. All of these devices connect to secure servers to provide access to files, allow file sharing, and update linked devices when files are added, changed, or deleted.

The Company’s data network environment and infrastructure is comprised of the following:

●	4 node VMware cluster with high-availability and automatic failover in the event of a node failure;

●	2 node Synology SAN with real-time replication of data between the nodes

●	Redundant SonicWALL firewalls with automatic load balancing and automatic circuit failover/rerouting

●	Redundant switches

●	Two internet circuits: 20Mb fiber from ACC Business (AT&T) and 100Mb/20Mb Comcast coax

●	Dual online double conversion UPS devices each protecting ½ of the infrastructure. One device of the same type (firewall, switch, SAN, etc.) is plugged into each UPS unit

●	Dual backup systems using both Veeam and StorageCraft. Backups occur hourly and are replicated between the SAN units to allow restoration of files, folders, or whole servers due to corrupted operating systems

●	Each server system is replicated offsite nightly to the Houston Datacenter.

Based upon the above infrastructure, the infrastructure can survive the loss of 3 server nodes, 1 SAN node, 1 firewall, 1 switch, 1 UPS, and 1 internet circuit and the infrastructure will still operate without any need for human remediation.

Please see attached hereto as Exhibit B, a complete diagram of the Company’s cloud network, including Omnipotech’s network diagram.

9.	Operational and Financial Assessments

In the event of an SBD, the Company’s Senior Management Team, as soon as possible, will:

●	determine the best means available (e.g., via telephone or e-mail) to communicate with the Company’s employees, Clients, service providers, banks, critical counterparties, disaster recovery specialists and regulators;

●	assess the Company’s financial status and its ability to continue to fund its operations;

●	inform critical banks and service providers of the Company’s operational status; and

●	determine the best manner in which to continue the Company’s business operations.

The Senior Management Team will pay particular attention to its asset management, technology, communications and accounting systems.

APPX VII – Page 8

If necessary, the CCO or a member of the Senior Management Team will also contact service providers to assess the status of their “mission critical systems” and their ability to continue to provide key services to the Company. Due to the nature of the Company’s business, it will be able to function effectively utilizing e-mail and telephone communications and accessing the Company’s data network (e.g., electronic books and records) remotely.

10.	Communicating with Employees and Employee Call Tree219 220

In the event of an SBD, as pertinent, the Company will employ a call tree to enable the Senior Management Team to reach and account for all employees. The call tree includes the names of all employees, their work e-mail, their work phone number, their mobile phone number and, where available, their home phone number. The CCO is responsible for maintaining the completeness and accuracy of the call tree.

●	Business Hours SBD Communication – In the event of a SBD occurring during business hours, all internal communication will be handled in-person, by e-mail or phone. In an evacuation of the Premises scenario, the CCO will coordinate with building management and security. All information regarding next business steps will be transferred to employees from the gathering site. Employees who are not at the Premises at the time of evacuation will be notified via e-mail or phone of the occurrence of a SBD. Please see above Section B.3. “Evacuation and Employee Gathering Site” of this Plan for additional information and procedures relating to the evacuation of the Premises and employee gathering site.

●	Non-Business Hours SBD Communication – In the event of a SBD occurring during non-business hours affecting the Premises or impacting critical systems, all employees will be notified of such SBD event by e-mail or phone.

In the event of a suspected SBD, each employee should attempt to reach a member of the Senior Management Team. The Senior Management Team has the authority to activate the call tree (attached hereto of this Plan as Exhibit A), as appropriate and necessary. If members of the Senior Management Team are unavailable, then any Director of the Company has the authority to activate the call tree.

11.	Communications with Clients

In the event of an SBD, the Company will continue to communicate with its Clients as it did before the SBD to the extent possible based on medium of communication available. The Company currently communicates with its Clients using telephone, e-mail, fax, U.S. mail, or in-person visits. In the event of an SBD, the CCO will assess which means of communication are still available and use the means closest in speed and form (written or oral) to the means that the Company has used in the past to communicate with its Clients. If the CCO is unavailable, then any member of the Senior Management Team will assess which means of communication are still available and use the most effective available means.

The Company’s Senior Management Team will have the responsibility to determine when it is appropriate for employees managing Client relationships to notify Clients of a SBD occurring. As proper communication with Clients is required to maintain the Company’s reputation, all communication with Clients regarding the occurrence of a SBD will be handled by the respective employee managing the relationship with the Client at the direction of the Senior Management Team.

219	Policy: New Employee Reporting – Update DR Calling Tree [P51]
220	Policy: Exiting Employee Procedures [P56]

APPX VII – Page 9

The Senior Management Team will instruct employees to notify Clients of a SBD occurring in the event the Senior Management Team believes:

●	the SBD impacted the Company’s ability to conduct normal business operations; or

●	the SBD impacted the Company’s ability to fulfill its fiduciary obligation to protect Client interests from being placed at risk as a result of the Company’s inability to provide investment advisory services.

The contact information for each of Company’s Clients can be found utilizing Salesforce, the Company’s customer relationship management software provider. Because Salesforce is a cloud-based web solution, it can be remotely accessed by employees through any mobile device connected to the internet. Additionally, contact information for each of the Company’s Clients can be found utilizing the Company’s cloud-based data network environment, as more fully described herein above in Section B.8. of this Plan under “E-mail and Data Backup, Recovery and Access”.

12.	Communicating with Regulators

The Company is currently registered as an investment advisory firm with the U.S. Securities and Exchange Commission (“SEC”). The Company currently reports to the following regulators: (i) SEC; (ii) Financial Industry Regulatory Authority (“FINRA”); (iii) Texas Department of Banking (“TDB”); (iv) Texas State Securities Board (“TSSB”); and (iv) Internal Revenue Service (“IRS”).

In the event the Company cannot contact its regulators, it will continue to file required reports to the extent possible using the communication means available to it. The Company’s primary persons of contact with its regulators is the CCO. In the event of an SBD, the CCO will be responsible for ensuring that the Company has access to the Investment Adviser Registration Depository (“IARD”) system, the electronic filing system that facilitates investment advisor registration, and that all appropriate Form ADV filings, including annual and interim amendments, are made and maintained.

In the event of a formal or informal inquiry made by any federal or state regulatory agency during an SBD, the CCO will be responsible for receiving all calls and/or all other requests for further review.

13.	Death or Incapacity of Key Personnel

The Company has developed a separate succession plan in the event of the death or incapacity of a key person or persons of the Company. If such an event were to occur, the Company would ensure that it complies its contractual obligations to its Clients and that Clients comply with their contractual obligations (including notification to relevant third parties). In the event that a key person or persons of the Company die or become incapacitated or otherwise unavailable, the following persons are authorized to execute this Plan and carry on the Company’s business:

APPX VII – Page 10

●	Mr. David M. Underwood, Jr., Chief Executive Officer

Mobile Phone Number: (713) 818-5123

Work Phone Number: (713) 243-3216

Email Address: dmunderwood@chiltoncapital.com

●	Ms. Laura L. Genung, President

Mobile Phone Number: (281) 413-7627

Work Phone Number: (713) 243-3221

Email Address: lgenung@chiltoncapital.com

●	Mr. Brandon J. Frank, Chief Financial Officer

Mobile Phone Number: (713) 201-3422

Work Phone Number: (713) 243-3271

Email Address: bfrank@chiltoncapital.com

●	Mr. Bradley J. Eixmann, Chief Investment Officer

Mobile Phone Number: (913) 424-8154

Work Phone Number: (713) 243-3215

Email Address: beixmann@chiltoncapital.com

●	Mr. Armand Christ “Chris” St. Paul, Chief Compliance Officer

Mobile Phone Number: (713) 823-2344

Work Phone Number: (713) 243-3225

Email Address: cstpaul@chiltoncapital.com

●	Mr. Timothy J. Lootens, Secretary and Managing Director

Mobile Phone Number: (832) 606-5119

Work Phone Number: (713) 243-3207

Email Address: tlootens@chiltoncapital.com

●	Mr. John E. Robertson, Managing Director and Officer

Mobile Phone Number: (832) 977-7026

Work Phone Number: (713) 243-3204

Email Address: jrobertson@chiltoncapital.com

It is the Company’s policy that the Company’s operations and contingencies are structured in a manner that is consistent with its obligations and duties as a fiduciary. In accordance with this policy, the Company has adopted a Transition Plan (the “Transition Plan”) to address its response to transitionary events that may arise in normal or stressed market conditions, including: (i) any event causing a “Class A Member” (or collectively, “Class A Members”) of the Company to cease to be actively involved in the investment decisions and management of the Company; (ii) any event causing Class A Members of the Company to collectively own or control less than twenty-five percent (25%) of the voting interest in the Company; (iii) dissolution and termination of the Company; or (iv) any other event causing the winding down or liquidation of Clients’ accounts or causing the Company to cease providing investment advisory services to any of its Clients (any such event, a “Transition Event”).

Set forth below are the general procedures governing the Company’s response to a Transition Event. These procedures supplement any contractual covenants applicable to such events, including but not limited to “Key Man” provisions. In the event of a conflict with this Transition Plan, such contractual guidelines shall control.

APPX VII – Page 11

Upon the occurrence of a Transition Event, the transition trustee (the “Transition Trustee”) will initiate the creation of an immediate transition team, on a per event basis (“Transition Team”). Unless otherwise required by law, the Transition Trustee shall be a person selected by a respective of the Company’s board of managers committee. The Transition Team should generally include senior executives and other key decision-makers.

The purpose of the Transition Team is to ensure that, if, due to a Transition Event, the Company will not continue to provide advisory services to its Clients or will need to transition such services to another adviser, such transition is accomplished in a manner that minimizes any disruption to the actual advisory services that the Company’s Clients are receiving.

To that end, the Transition Team will be tasked, inter alia, with the following:

1.	Notifying Clients of the Transition Event;

2.	Identifying and contacting key Client service providers, including but not limited to each Client’s qualified custodian;

3.	Identifying and ensuring financial resources necessary to facilitate the transition are available to the Company (to provide operating capital);

4.	Maintaining critical operations and systems;

5.	Safeguarding, transferring, and/or distributing Client assets during a transition, including identifying any Client holdings or investments which are difficult to transfer or liquidate;

6.	Facilitating prompt generation of any Client-specific information necessary to transition each account (e.g., providing the relevant Client files and Client data to the successor advisor or applicable Client);

7.	Preserving and making available information regarding the corporate governance structure of the Company; and

8.	Assessing and complying with applicable law and contractual obligations governing the Company and Clients impacted by the transition.

As deemed necessary, the Transition Team may further develop this plan by identifying and implementing appropriate steps to effectuate and finalize the transition in question. The Transition Team shall have all necessary authority to implement such plan.

The Company will review no less than annually the adequacy and effectiveness of this Transition Plan to determine the continued applicability of the Transition Plan and identify any necessary updates.

14.	Plan Approval, Review, Location and Disbursement

i.	Approval and Review of Plan

The Plan will be reviewed annually to determine whether any modifications are necessary in light of changes to the Company’s operations, structure, business or location or new regulatory requirements.

APPX VII – Page 12

The CCO is responsible for the maintenance, periodic testing and revision of this Plan. This Plan must be updated whenever there is a material change to the Company’s location, physical infrastructure, scope of business or operations.

The CCO is responsible for approving the Plan and for conducting annual reviews of the Plan. During the first calendar quarter of each fiscal year, the CCO, in conjunction with Blue River Partners, LLC (“Blue River”), the Company’s third-party compliance consultant, will review the Company’s Plan to determine whether any revisions are needed, and will revise the Plan if necessary to ensure it meets the Company’s needs and regulatory requirements. In the event any material revisions are made to the Plan, an amended and revised Plan will be distributed to all of Company’s employees promptly.

The Company, in conjunction with Blue River, will also test the Plan to identify any weaknesses and gaps annually. This may include testing of areas such as: accessing back-up records; hardware functions at the alternate business location; verification of current contact information and any designated duties for employees, Clients and business partners; verification of vendors, service providers, software and equipment; and conforming the Company’s business practices to the Plan and regulatory requirements.

ii.	Plan Location and Access

The Company will maintain copies of its Plan, the annual reviews, and any revisions made to the plan. An electronic copy of the Company’s Plan is located on the Company’s network. The Plan will also be enclosed as Appendix VII in the Company’s Compliance Manual and Code of Ethics (the “Manual”). Each employee will receive a copy of the Manual initially upon employment and annually, at which time each employee shall sign a written or electronic statement acknowledging among other things his or her receipt and understanding of, and agreement to abide by, the policies described in the Manual.

iii.	Disbursement of Plan and Training

As stated herein above, all employees of the Company will receive a copy of this Plan initially upon employment and annually, at which time each employee shall sign a written or electronic statement in acknowledging among other things his or her receipt and understanding of, and agreement to abide by, the policies described in this Plan.

Additionally, should the Plan be amended and revised (e.g., updated), all employees of the Company will receive an updated copy of this Plan promptly.

The Company’s CCO, in conjunction with Blue River, will train all employees on the Plan’s requirements initially at the onset of employment and annually. Should any new policy and/or procedure be adopted and implemented into the Plan that facilitates additional training, the CCO, in conjunction with Blue River, will train all employees on such new policy and/or procedure to the Plan.

APPX VII – Page 13

EXHIBIT A

CALL TREE

Employee Name	Work E-Mail Address	Work Phone Number	Mobile Phone Number
Barrie, Linda Jo	jbarrie@chiltoncapital.com	(713) 243-3281	(713) 498-5570
Beck, Zachary A.	zbeck@chiltoncapital.com	(713) 243-3217	(512) 618-9154
Cauthorn, Julia J.	jcauthron@chiltoncapital.com	(713) 243-3282	(713) 397-1766
Cooperrider, Kurt F.	kcooperrider@chiltoncapital.com	(713) 243-3269	(440) 574-1379
Egan, Kevin Rich	kegan@chiltoncapital.com	(713) 243-3211	(724) 757-0525
Eixmann, Bradley J.	beixmann@chiltoncapital.com	(713) 243-3215	(913) 424-8154
Frank, Brandon J.	bfrank@chiltoncapital.com	(713) 243-3271	(713) 201-3422
Garrison, Bruce G.	bgarrison@chiltoncapital.com	(713) 243-3233	(713) 898-8767
Genung, Laura L.	lgenung@chiltoncapital.com	(713) 243-3221	(281) 413-7627
Latchett, Katherine E.	klatchett@chiltoncapital.com	(713) 243-3280	(832) 512-1677
Lerner, A. Ronald (Ron)	rlerner@chiltoncapital.com	(406) 582-8300	(406) 579-0081
Lootens, Timothy J.	tlootens@chiltoncapital.com	(713) 243-3207	(832) 606-5119
Marshall, Jennifer R.	jmarshall@chiltoncapital.com	(713) 243-3230	(713) 208-4612
Nimmo, Sean M.	snimmo@chiltoncapital.com	(713) 243-3206	(281) 914-0660
Reyes, Ramon G.	rreyes@chiltoncapital.com	(713) 243-3232	(281) 610-8440
Robertson, John E.	jrobertson@chiltoncapital.com	(713) 243-3204	(832) 977-7026
St. Paul, Armand (Chris)	cstpaul@chiltoncapital.com	(713) 243-3225	(713) 823-2344
Stavar, Michael J.	mstavar@chiltoncapital.com	(713) 243-3203	(281) 433-1473
Underwood, Jr., David M.	dmunderwood@chiltoncapital.com	(713) 243-3216	(713) 818-5123
Waldrum, Diana H.	dwaldrum@chiltoncapital.com	(713) 243-3213	(832) 689-9616
Werner, Matthew R.	mwerner@chiltoncapital.com	(713) 243-3234	(713) 392-3850
Willingham, Burton J.	bjwillingham@chiltoncapital.com	(713) 654-4000	(713) 654-4000
Wozencraft, Jr.,Frank M.	fwozencraft@chiltoncapital.com	(713) 243-3284	(713) 253-4181
Yopp, Barbara A.	byopp@chiltoncapital.com	(713) 243-3202	(832) 858-3565

This Call Tree of the Company may be amended or revised from time to time, to ensure accuracy please obtain a current up-to-date Call Tree by contacting the CCO.

EXHIBIT A

EXHIBIT B

NETWORK DIAGRAMS

EXHIBIT B

EXHIBIT B

EXHIBIT B

APPENDIX VIII

CYBERSECURITY PLAN

A.	Background

On March 26, 2014, the U.S. Securities and Exchange Commission (the “SEC”) hosted a cybersecurity roundtable in order to highlight cybersecurity as a growing priority and, shortly after the event, the SEC’s Office of Compliance and Inspections and Examinations issued a “National Exam Program Risk Alert,”221 outlining a new initiative to assess the cybersecurity preparedness of the securities industry, including registered investment advisers. Recognizing the serious problems that cybersecurity threats present to investment advisers and their advisory clients, Chilton Capital Management LLC (“Chilton”) and, its wholly owned affiliate, Chilton Capital Management Trust Company (“Chilton Trust Co.” and, together with Chilton, the “Company”) has adopted the following Information Security and Cybersecurity Plan (the “Cyber Plan”).

B.	Purpose

The primary purpose and goal behind this Cyber Plan is to promote a better understanding of the Company’s technology systems, proper security measures for physical devices, internal and external network resources, connections, and data flows, and likely threats and areas of vulnerability. The Company’s Cyber Plan is to ensure an appropriate state of cybersecurity preparedness and to take prophylactic measures to address cyber-threats faced by the Company in light of the nature of its business as an investment adviser to “Clients”222

C.	Governance

Due to the nature of the Company’s technology systems and business practices, the Company does not employee a Chief Information Security Officer or equivalent position. However, the Company’s Chief Compliance Officer, Mr. Armand Christ “Chris” St. Paul (the “CCO”) is responsible for overseeing the Company’s cybersecurity, in conjunction with one or more persons, who may be employees of the Company or outside consultants to the Company (the “IT Task Force”).

The CCO shall designate such person or persons to be members of the IT Task Force, who shall have primary responsibilities for areas of cybersecurity based on an assessment of the Company’s information technology systems; provided however, that the CCO, in consultation with the Company’s senior management team, shall remain primarily responsible for overseeing cybersecurity at the Company. Additionally, the CCO shall be responsible for the management and administration of the Company’s Cyber Plan. Questions not answered by this Cyber Plan should be directed to the CCO.

221	OCIE’s 2015 Cybersecurity Examination Initiative (September 15, 2015)

222	The Company currently provides its portfolio management and investment advisory services through the following types of products: (i) open-end investment companies registered under the Investment Company Act of 1940, as amended (each, a “Fund” and collectively, the “Funds”); (ii) separately managed accounts (“Separate Accounts”) whose investors include large institutions and high net worth individuals, including but not limited to, state and local pensions, corporate and government pensions, endowments and foundations, estates and trusts, regional banks and family offices; (iii) separately-managed account wrap programs (“Wrap Fee Programs”) offered by unaffiliated investment advisers or broker-dealers (“Sponsors”); and other proprietary accounts. The Funds, Separate Accounts and Wrap Fee Programs are each, a “Client” and collectively, the “Clients”.

APPX VIII – Page 1

The Company’s officers and senior management team is comprised of Mr. David M. Underwood, Jr., as Chairman and Chief Executive Officer; Ms. Laura L. Genung, as President; Mr. Brandon J. Frank, as Chief Financial Officer; Mr. John E. Robertson, as Managing Director; Mr. Timothy J. Lootens, as Secretary and Managing Director; Mr. A. Chris St. Paul, Chief Compliance Officer; and Mr. Bradley J. Eixmann, Chief Investment Officer (collectively, the “Senior Management Team”). The Senior Management Team has primary responsibility for assessing matters that may pose a risk to the Company and for determining the appropriate course of action to mitigate such risk, including internal and external cybersecurity risk. The CCO, who is a member of the Senior Management Team, is responsible for working closely with other members of the Senior Management Team in developing the Company’s cybersecurity strategy. Additionally, the CCO is responsible for ensuring the maintenance, periodic testing223 224 and revision of this Cyber Plan and for ensuring that Company personnel have access to the Cyber Plan and are trained in its basic components.225

D.	Policies and Procedures for Ensuring Cybersecurity`

The following policies and procedures are designed to reflect the particular business practices of the Company, in relation to its use of technology solutions, and intended to address the likely cyber-risks faced by the Company based on its own practices and systems. These policies and procedures apply to all employees of the Company and to all Company-owned physical devices (e.g., computers, smart-phones, tablets, desktop phones, removable media devices, and other similar devices), software platforms and applications and internal and external computer networks.

1.	Inventory and Documentation

The IT Task Force will assist the CCO in maintaining a current inventory of all: (i) physical computers, smartphones and systems within the Company; (ii) software platforms and applications; (iii) maps of network resources, connection and data flows including locations where Client data is maintained; and (iv) connections to the Company’s network from external sources.

On an annual basis, IT Task Force will assist the CCO in conducting a review of such inventory to ensure the accuracy and completeness of such inventory.

2.	Cybersecurity Risk Assessments

The CCO or an appointed designee226 will conduct and document periodically as may be determined by the CCO, and in any case, at least annually, a risk assessment (the “Risk Assessment”) in order to detect cybersecurity threats, including physical security threats and vulnerabilities that may bear on cybersecurity, as well as to identify the business consequences resulting from such threats.

223	Policy: IT – Update (Quarterly) [IT1]

224	Policy: IT – Testing (Annual) [IT 4]

225	Policy: IT – Employee Training [IT 28]

226	Note: The CCO may designate certain individuals to administer policies and procedures contained within this Cyber Plan (“designees”). Designees may include both third-party service providers as well as individuals within the Company.

APPX VIII – Page 2

3.	Coordination with Contingency and Disaster Recovery Plan

The CCO or an appointed designee shall ensure that the Company’s Disaster Recovery and Business Continuity Plan (the “Plan”)227 is (i) designed to address or mitigate the effects of a cybersecurity incident or recovery from a cybersecurity incident if one exists, and (ii) periodically updated to reflect the evolving requirements of the Company’s business and operations. A copy of the Plan is provided to all employees as part of the Company’s new employee orientation program, and updates to the Plan are distributed periodically by the CCO or an appointed designee.

4.	Insurance

The Company has procured and maintains insurance specifically designed to cover losses and expenses attributable to cybersecurity incidents including loss of data and business interruption.

5.	Protection of Company Networks and Information

The CCO or an appointed designee will confer with appropriate experts to determine whether the Company’s information security architecture and processes are or should be designed using published cybersecurity risk management process standards.228 To protect its network infrastructure and important information, the Company has adopted the “Confidentiality and Privacy Policies,”229 including policies that address Sharing Information, Employee Access to Information, Protection of Information and E-Mail Use; Plan; and has undertaken the following actions:

●	provides periodic training, no less than annually, to employees concerning information security risks and responsibilities;

●	maintains controls to prevent unauthorized escalation of user privileges;

●	restricts user access to network resources necessary for each user’s business function;

●	maintains a process to manage IT assets through removal, transfers, and disposition;

●	maintains a baseline configuration of hardware and software, and prevents users from altering that environment without authorization and an assessment of security implications;

●	has a process for ensuring regular system maintenance, including timely installation of software patches, bug fixes and updates that address security vulnerabilities;

●	maintains a policy addressing removable, portable and mobile physical devices and data;

●	maintains controls to secure removable and portable media against malware and data leakage;

227	Please see Company’s Disaster Recovery and Business Continuity Plan included as Appendix VII of the Company’s Compliance Manual and Code of Ethics (the “Manual”).
228	These standards include National Institute of Standards and Technology (NIST) and the International Organization for Standardization (ISO).
229	Please see Section G. of the Company’s Code of Ethics included as Appendix III of the Company’s Manual.

APPX VIII – Page 3

●	maintains protection against Distributed Denial of Service attacks for critical-facing IP addresses;

●	periodically tests, no less than annually, the functionality of backup systems;

●	makes use of encryption; and

●	conducts periodic audits, no less than annually, of compliance with information security policies as discussed below in Section F of this Cyber Plan

6.	Risks Associated with Vendors or Other Third Parties

The Company will require third-party service providers of key outsourced functions which include access to the Company’s network, or Client information or other sensitive information (i.e., administrator, custodians, auditors, etc.) to provide documentation reasonably acceptable to the CCO with respect to the steps taken by the service provider to ensure cybersecurity and protect sensitive information of the Company and/or its advisory Clients. The Company shall require that the CCO or an appointed designee approve access by any third-party service provider who conducts remote maintenance of the Company’s network and devices in order to prevent unauthorized network access. As appropriate, the CCO or an appointed designee shall also seek to incorporate requirements relating to cybersecurity risk and access to the Company’s networks and sensitive data into contracts negotiated by the Company with vendors and business partners.

7.	Detection of Unauthorized Activity

i.	Affirmative Detection

The Company shall affirmatively take steps to detect, on an ongoing basis, unauthorized activity on its network and devices in accordance with a program to be established by the CCO in consultation with the Senior Management Team. Such steps may include the following:

●	maintaining baseline information about expected events on the Company’s network;

●	aggregating and correlating event data from multiple sources;

●	establishing written incident alert thresholds;

●	monitoring the Company’s network environment to detect potential cybersecurity events;

●	monitoring the Company’s physical environment to detect potential cybersecurity events;

●	using software to detect malicious code on Company networks and mobile devices;

●	monitoring for the presence of unauthorized users, devices, connections, and software on the Company’s networks;

●	using data loss prevention software;

●	conducting (and documenting) penetration tests and vulnerability scans and report the findings thereof; and

●	using the analysis of events to improve the Company’s defensive measures and policies.

APPX VIII – Page 4

ii.	Logging of Adverse Events

The CCO or an appointed designee shall maintain a log of any Adverse Event affecting cybersecurity including:

●	detection of malware on one or more Company devices or any computer equipment or software program;

●	instances in which access to a Company web site, workspace, intranet, extranet or any network resource was blocked or impaired by a denial of service attack;

●	breach of the Company’s network by an unauthorized user; or

●	theft, loss, unauthorized exposure, or unauthorized use of or access to customer information.

8.	Additional Security Measures

i.	Physical Security

The Company has deployed physical security protections to maintain the integrity of printed documents and physical assets including:

●	24/7/365 monitoring by building security;

●	Key card and access code to the office space, during non-business hours;

●	Privileged access to the electronics equipment room; and

●	Locked file cabinets for sensitive data in printed form.

In addition to the Company’s on-premise infrastructure, the Company’s production server infrastructure is collocated within the SunGard Availability Services LP (“SunGard”) owned and operated SSAE 16 Type II audited data center facility located in Aurora, Colorado (the “Denver Datacenter”). The Denver Datacenter facility is staffed 24/7/365 by SunGard personnel and incorporates strict physical access and security controls including, but not limited to:

●	CCTV cameras;

●	Smart key-card entry with access restricted to authorized personnel;

●	All visitors are escorted by SunGard staff while on premises; and

●	All visitors are logged and required to provide valid identification and sign-in.

ii.	Data Protections

The Company has adopted varying levels of security and access controls to protect sensitive data within the Company’s network of data. User access privileges are configured per user based on the requirements of each staff member’s job functions in addition to the active directory file folder configuration the Company has implemented.

APPX VIII – Page 5

iii.	Data Destruction

All machines, hard drives, external drives and any other Company property that may contain data must be properly destroyed. Technology equipment can retain Company information even after deletion and formatting. All storage mediums must therefore be fully erased per this policy prior to disposal. Simply deleting data or even formatting a device is not considered sufficient. When deleting files or formatting a device, data is marked for deletion but remains accessible until overwritten by a new file. As a result, special measures must be undertaken to securely erase data prior to equipment disposal.

When storage media are transferred, become obsolete, or are no longer usable or required by an information system, it is important to ensure that residual magnetic, optical, electrical, or other representation of data that has been deleted is not easily recoverable. Sanitization refers to the general process of removing data from storage media, such that there is reasonable assurance that the data may not be easily retrieved and reconstructed.

Precautionary measures respecting Company information must extend to the disposal of the Company’s technology equipment including, but not limited to, the following: personal computers, servers, hard drives, mainframes, portable devices, printers, scanners, portable storage devices (i.e. USB drives), and backup tapes.

Hardcopy data classified as sensitive must be shredded and digital data must be wiped using permanent data destruction processes that can be certified when completed. Data maintained and ultimately destroyed by a third-party should be documented with a letter of attestation or certificate of data destruction for said data.

iv.	Third Party Access Controls and Reviews

The Company periodically reviews, no less than annually, the access permissions of key systems and hosted services providers to ensure that no unauthorized users maintain access.

a. Vendor Management

The Company is keenly aware that cybersecurity breaches may occur as a result of security failures at third parties that have access to the Company’s systems. To minimize the risk of such event, the Company has adopted the following policies and procedures.

●	Access to the Company’s Systems: The Company’s policy is to minimize to the extent possible any vendor’s access to the Company’s networks and systems. The CCO or an appointed designee keeps track of all vendors that have such access.

●	Due Diligence, Vendor Approval and Monitoring Access: The Company reviews all vendor contracts to ensure that such parities have adequate safeguards in place to protect any sensitive information retained by the Company or its service providers. The IT Task Force is involved in any technology and information related vendor review. Before a vendor contract is approved, the Company will engage in due diligence which includes, but is not limited to, reviewing existing customer feedback, industry reputation and background checks. Upon engagement, all vendors are required to execute a confidentiality agreement.

APPX VIII – Page 6

●	Recognizing that much of the cybersecurity of the Company’s networks depends on the practices of these service providers, the Company will maintain a list of current and former service providers and document all precautions such service providers take in order to protect the information of the Company.

With limited exceptions, the Company vendors do not store data on site. Instead, the CCO or an appointed designee provides vendors with a limited access that allows remote access to parts of the network.

v.	Acceptable Encryption Policy

The Company recognizes that sensitive data must be protected both at rest and in transit. To facilitate these protections, the Company has implemented the below solutions to facilitate the protection of sensitive data.

a. E-Mail Encryption

The Company has deployed the McAfee SaaS E-Mail Security suite which provides a number of e-mail security functions including on-demand e-mail encryption functionality to protect sensitive data transmissions outside the Company network. Company policy dictates that all sensitive data must be protected by the e-mail encryption functionality and any data sent outside the Company network must be protected utilizing the encryption solutions.

b. Mobile Device Connections

The Company provisions designated users with access to corporate e-mail via the user’s mobile device. Connections must be approved by the CCO prior to configuration with Exchange Active sync on either Company issued or personal employee devices. The Company reserves the right to remotely wipe any device connected to corporate e-mail in the event a device is lost or otherwise compromised, or upon user termination.

c. Security Practices for Physical Mobile Devices

Based on its business practices, the Company has identified protecting the integrity of employees’ physical devices as its top priority in terms of cyber-defense. As a result, the Company requires that all physical devices, including any employee-owned mobile devices utilized for work purposes (e.g., computers, smart-phones, tablets, desktop phones, removable media devices, and other similar devices), be password protected and locked while not in use. The CCO or an appointed designee will ensure that all logging capabilities and practices are adequate to protect physical devices.

vi.	Removable and Mobile Media Protections

The Company recognizes the risk of data loss inherent to the use of removable media devices, such as USB drives and CD/DVD access. To combat this threat, the Company has implemented a Group Policy Object (“GPO”) configuration to restrict access to removable media within the corporate network. Exceptions may be permitted by the CCO where there is an appropriate business justification.

APPX VIII – Page 7

vii.	Antivirus Protections

To protect Company resources against viruses and malware, the Company requires that all Company workstations and laptops are configured with an acceptable form of antivirus protection. The Company has implemented antivirus, antimalware, antispyware, and behavior monitoring software on PCs and workstations which does not rely on traditional virus signature updates and leverages algorithmic, behavioral based technology to detect and prevent threats.

viii.	Privileged Accounts

Privileged accounts, including local administrator, domain administrator, DBA/DBO, root etc. must be maintained separately from regular users. Privileged accounts should only be used when necessary and accounts with administrator access should be reviewed no less than annually to immediately remove dormant or unnecessary accounts. Credentials for administrator accounts and any accounts with elevated access should be stored in encrypted format as available.

ix.	Network Security

It is critical that the Company systems and information technology resources maintain adequate network and ISP connectivity in order to perform critical functions. The Company’s primary office location maintains redundant internet service provider (“ISP”) connections from different telecom providers with the ability to failover to the backup circuit in the event of a disruption to the primary circuit. The Denver Datacenter, which houses the Company’s primary production server environment, also retains multiple redundant ISPs with border gateway protocol (“BGP”) enabled for automatic failover if there is a disruption to primary circuits. The Company requires that any Company managed systems and data must be maintained within the Company network configuration.

The Company has engaged Omnipotech, Ltd. (“Omnipotech”), an information technology data systems provider, to provide managed information technology, cloud business solutions and data backup, disaster recovery and business continuity services to the Company. The Denver Datacenter is hosted and operated by Omnipotech in SunGard’s owned and operated facility. As stated herein above in Section D.8.i. of this Cyber Plan, the Denver Datacenter facility is SSAE16 Type II certified and audited by PriceWaterhouseCoopers (“PwC”). Omnipotech owns 100% of the equipment located in the Denver Datacenter infrastructure and only receives cabinet space, electricity and primary redundant internet feeds from SunGard. All management of the infrastructure is performed by Omnipotech staff. No SunGard personnel have any logon credentials to any component in Omnipotech’s infrastructure.

Omnipotech monitors the Company’s servers and overall infrastructure in two ways using both Kaseya and Nagios. The Kaseya system monitors the health and availability of the individual servers. The Nagios system monitors the health and availability of the circuits, switches, firewalls, and up/down status of the servers. The Nagios system in the datacenter monitors the office infrastructure. The office Nagios server monitors the datacenter infrastructure. Kaseya agents run on all servers regardless of location.

APPX VIII – Page 8

a. E-Mail Encryption

The Company’s office network edges are protected by SonicGuard (“SonicWall”) next-generation. SonicWall firewalls with next generation firepower services deployed to provide web traffic monitoring, web content filtering and application control functionality. The Denver Datacenter production server environment also leverages SunGard’s managed intrusion detection system (“IDS”) solution with 24/7/265 security operations center (“SOC”) monitoring.

b. Wireless Network

The Company has deployed Wireless Access Points (“WAP”) to facilitate wireless access within the office location. The Company maintains internal WiFi configurations for both employee and guest access with guest access retaining internet access only. All employees connecting to the corporate wireless network must be approved by the CCO or an appointed designee.

x.	Resiliency

The Company recognizes the Company’s dependence on technology operating properly in order to maintain critical business functions. As such, the Company has implemented redundant network connectivity, as detailed herein above in Section D.8.ix., Network Security, along with hosted disaster recovery and nightly backup services as detailed herein above and below.

a. Backup Strategy and Disaster Recovery Environment

The Company’s information technology data infrastructure is hosted in the Denver Datacenter, Omnipotech’s primary datacenter, in which such data is backed up hourly and imaged nightly in Omnipotech’s datacenter in Houston, Texas (the “Houston Datacenter”) in the event of a significate business disruption at the Denver Datacenter. Additionally, Omnipotech operates two separate backup systems using both Veeam and StorageCraft. Veeam operates at the VMware ESX host layer and StorageCraft is agent-based and operates at the Windows operating system layer. StorageCraft can restore individual files and folders on the encrypted virtual disk along with the entire server. Since Veeam operates at the ESX host layer, it cannot see the individual files, but it can more quickly restore an entire server. Both backup systems occur hourly and both systems replicate to the Houston Datacenter for offsite disaster recovery purposes. The backups for both systems are stored independent of one another.

Should a disruption to the Company’s production systems occur, the IT Task Force is able to request from Omnipotech a transition to the disaster recovery environment and remote access to the disaster recovery environment (i.e., the Houston Datacenter) via a SSLVPN connection.

Activation of the Company’s disaster recovery environment align with the Company recovery requirements. The Houston Datacenter servers are full replicas of production servers, which ensures that all replicated production data and applications will be available to any the Company users from the disaster recovery environment for the duration of the invocation. All changes to the Company data and any transactions performed while working from the disaster recovery environment will be replicated back to the primary production.

APPX VIII – Page 9

The Company’s data network environment and infrastructure is comprised of the following:

●	4 node VMware cluster with high-availability and automatic failover in the event of a node failure;

●	2 node Synology SAN with real-time replication of data between the nodes

●	Redundant SonicWALL firewalls with automatic load balancing and automatic circuit failover/rerouting

●	Redundant switches

●	Two internet circuits: 20Mb fiber from ACC Business (AT&T) and 100Mb/20Mb Comcast coax

●	Dual online double conversion UPS devices each protecting ½ of the infrastructure. One device of the same type (firewall, switch, SAN, etc.) is plugged into each UPS unit

●	Dual backup systems using both Veeam and StorageCraft. Backups occur hourly and are replicated between the SAN units to allow restoration of files, folders, or whole servers due to corrupted operating systems

●	Each server system is replicated offsite nightly to the Houston Datacenter.

Based upon the above infrastructure, the infrastructure can survive the loss of 3 server nodes, 1 SAN node, 1 firewall, 1 switch, 1 UPS, and 1 internet circuit and the infrastructure will still operate without any need for human remediation.

Please see attached hereto as Exhibit A, a complete diagram of the Company’s cloud network, including Omnipotech’s network diagram.

xi.	Disaster Recovery Testing

The Company performs testing of cybersecurity disaster recovery and continuity services, in conjunction with the third-party provider, Omnipotech, no less than annually to validate the accessibility and functionality of critical servers and services. Testing parameters, including participants, timeline and success metrics, are recorded prior to the testing and a full report is provided to the Company upon testing completion.

xii.	Password Policy

The Company requires that strong passwords be utilized for user accounts within and connecting to the Company network. The Company active directory (“AD”) passwords for access to user machines are configured according to the Microsoft recommended best practices including configurations enforcing minimum password length, maximum password age and complexity requirements.

E.	Employee Duty to Report Breaches

Any employee who becomes aware of a breach of the Company’s Cyber Plan, including any adverse event described in Section D.7.ii. above, or any suspicious activity related to the treatment or release (inadvertent or intentional) of Company information must promptly report such breaches or suspicions to the CCO.

APPX VIII – Page 10

F.	CCO Supervision and Monitoring

The CCO will periodically review, in consultation with the Senior Management Team, outside consultants including Blue River Partners, LLC (“Blue River”), the Company’s compliance consultant, and Omnipotech to determine whether the Company’s cybersecurity procedures are adequate in light of the nature, type and scale of its business and scope and scale of operations. To the extent required, the Company will revise its procedures in order to conform to such requirements. The CCO has primary responsibility for ensuring that the Company’s procedures with respect to cybersecurity comply with best practices in light of the risks associated with the conduct of its business and scope and scale of operations. Any questions or concerns regarding this Cyber Plan, or whether a particular incident qualifies as an Adverse Event, should be directed to the CCO.

G.	Cyber Incident Response Policy

1.	Overview

The Company takes significant measures to ensure computer data and systems are protected. This policy is designed to define, in advance, the actions that must be taken in the event that the Company suffers a digital attack or a breach, whether malicious or unintentional. Information security incidents (“Incidents”), such as breach of Company information, denial of service (DoS)/distributed denial of service (DDoS) attacks, excessive port scans, firewall breach, or malware outbreak, among other scenarios, may adversely affect the Company. This Cyber Incident Response Policy (the “Cyber Response Policy”) should be followed in the event of such an Incident, in conjunction with the Company’s Plan.230

2.	Incident Response Framework

In the event of an Incident, the employees managing the impacted system(s) will immediately notify the CCO. The CCO will work with the appropriate personnel to perform the steps listed below and to ensure appropriate documentation is maintained detailing the nature and severity of the threat, impacted systems, resolution processes and subsequent security protections and implementations.

The Company has assigned individuals to the IT Task Force as defined above in Section C., Governance, of this Cyber Plan. The contact information for the IT Task Force should also be maintained by each member of the IT Task Force offline. Any member of the IT Task Force may convene the IT Task Force, and any member of the IT Task Force may declare an “Incident” at which time the IT Task Force members that are accessible are to fulfill the responsibilities as delineated by the CCO. Members of the IT Task Force that are unavailable shall be noted, and those responsibilities shall be delegated to available members of the IT Task Force as reasonable and possible.

230	Please see the Company’s Disaster Recovery and Business Continuity Plan (the “Plan”)

APPX VIII – Page 11

i.	Protect Forensic Data

Systems maintaining evidence of unauthorized access (i.e., packet replay or intrusion detection systems), should be identified and immediately configured to prevent data and access history from being overwritten (e.g., disable rolling window overwrites). Passwords to such systems should be immediately changed to reduce the likelihood that the intruder can access the system and delete forensic data. If necessary, additional storage should be allocated to these systems. Known infected systems should be immediately disconnected from the network, but not destroyed or manipulated.

ii.	Contain the Incident

Take appropriate steps to contain and control the Incident in accordance with this Cyber Response Policy to prevent further unauthorized access, disclosure, or use. As noted above, affected machines or systems should be immediately disconnected from the network to ensure the threat does not propagate further into the corporate network.

In no circumstance should retaliatory or otherwise potentially offensive measures, for example spamming the attacker with emails, conducting a DoS attack against them, publicly berating them, etc., be taken against the perpetrator or suspected perpetrators. Provocation or retaliation in attacks can lead to escalation of the attack and/or legal ramifications for the Company.

iii.	Escalation

The CCO will escalate and notify all parties as necessary to satisfy Company policies, Client mandates, and regulatory requirements. This includes, but is not limited to, counsel, system and network administrators, senior management, managed service providers, help desks/technical support, and government resources, such as law enforcement.

iv.	Outside Counsel

It is advisable for any third-party forensic companies or consultants to be engaged through outside counsel. Furthermore, it is advisable to engage outside counsel (i) if sensitive or personally identifiable information (“PII”) has potentially been compromised or (ii) prior to raising the Incident to regulatory authorities, law enforcement, and/or individuals whose information may have been affected.

v.	Investigate

Conduct a thorough investigation utilizing third party resources as necessary. Determine if any sensitive information or PII has been breached and is likely to be misused. Maintain a written record of such determination along with the reasoning therefore. An example Incident Log is maintained in Exhibit B.

vi.	Monitoring

The IT Task Force should put in place additional monitoring of Company systems and the network to identify possible continued unauthorized access. Heightened monitoring should extend to all systems in order to determine whether the Incident was used to mask the compromise of other electronic resources or unrelated systems.

APPX VIII – Page 12

vii.	Notification

Issue any notifications to affected individuals pursuant to the recommendations of counsel, paying close attention to individual state privacy notification laws. If it is determined that a material cybersecurity incident occurred, the Banking Commissioner of the Texas Department of Banking will be notified, as well as the SEC. Engage media/public relations experts to manage the Company’s public communication regarding the Incident.

3.	Assessment and Amendments

An after-action analysis will be performed for all Incidents. The analysis may consist of one or more meetings and/or reports. The purpose of the analysis is to give participants an opportunity to share and document details about the Incident, facilitate lessons learned, and identify any additional controls or processes that could reduce the risk of a similar Incident occurring in the future. The meetings should be held promptly following the closing of the Incident.

APPX VIII – Page 13

EXHIBIT A

NETWORK DIAGRAMS

EXHIBIT A

EXHIBIT A

EXHIBIT A

EXHIBIT B

SAMPLE INCIDENT LOG

Incident Response Log
Summary of Incident
Date of Incident
IT Task Force Lead
IT Task Force Members Involved
Log Author
Staff Involved
Incident Details
Entry Mechanism
Notification Mechanism
Interruption to Business / Systems
Incident Remediation / Corrective Actions
Strategic Remediation / Analysis

Event History
Date/Time	Log/Detail

EXHIBIT B

FORM A

EMPLOYEE DISCIPLINARY QUESTIONNAIRE

Employee Name:	Date:

Important Note: This form is to be completed by each employee of Chilton Capital Management LLC. The sole purpose of this form is to facilitate complete and accurate disclosure on Form ADV and completion of this form is necessary for that purpose. If you have any questions, please contact the Chief Compliance Officer, Mr. A. Chris St. Paul. If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the CCO and to promptly submit a new questionnaire.

A.	In the past ten years, have you:		Yes	No
	(1)	Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court of any felony?	[ ]	[ ]
	(2)	Been charged with any felony?	[ ]	[ ]
B.	In the past ten years, have you:
	(1)	Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	[ ]	[ ]
	(2)	Been charged with a misdemeanor listed in B(1)?	[ ]	[ ]
	(3)	Been the named subject of a pending criminal proceeding that involves investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	[ ]	[ ]
C.	Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:
	(1)	Found you to have made a false statement or omission?	[ ]	[ ]
	(2)	Found you to have been involved in a violation of SEC or CFTC regulations or statutes?	[ ]	[ ]

1

	(3)	Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	[ ]	[ ]
	(4)	Entered an order against you in connection with investment-related activity?	[ ]	[ ]
	(5)	Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	[ ]	[ ]
D.	Has any federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
	(1)	Ever found you to have made a false statement or omission, or been dishonest, unfair or unethical?	[ ]	[ ]
	(2)	Ever found you to have been involved in a violation of an investment- related regulation or statute?	[ ]	[ ]
	(3)	Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	[ ]	[ ]
	(4)	Ever entered an order against you in connection with an investment- related activity, statute or regulation?	[ ]	[ ]
	(5)	Ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment- related business or restricted you from any activity?	[ ]	[ ]
	(6)	Ever imposed a civil money penalty of more than $2,500 on you?	[ ]	[ ]
E.	Has any self-regulatory organization or commodities exchange ever:
	(1)	Found you to have made a false statement or omission?	[ ]	[ ]
	(2)	Found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	[ ]	[ ]
	(3)	Found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	[ ]	[ ]

2

	(4)	Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	[ ]	[ ]
	(5)	Ever barred or suspended you from membership or from association with other members, or expelled you from membership?	[ ]	[ ]
	(6)	Ever significantly limited you from investment-related activities or fined you more than $2,500?	[ ]	[ ]
F.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?		[ ]	[ ]
G.	Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Items C, D or E above?		[ ]	[ ]
H.	Has any domestic or foreign or military court:
	(1)	In the past ten years, enjoined you in connection with any investment- related activity?	[ ]	[ ]
	(2)	Ever found that you were involved in a violation of an investment-related statute or regulation?	[ ]	[ ]
	(3)	Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	[ ]	[ ]
	(4)	Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H?	[ ]	[ ]
I.	In the past ten years, have you been involved in any legal or disciplinary event not noted above that may be considered material to an investor’s evaluation of Chilton Capital Management LLC or the integrity of its personnel?		[ ]	[ ]
J.	Have you ever been involved in any legal or disciplinary event not noted above that is so serious that it is material to an investor’s or prospective investor’s evaluation of Chilton Capital Management LLC or the integrity of its personnel?		[ ]	[ ]
K.	Have you ever been the subject of any order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule, or order?		[ ]	[ ]

3

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:

4

FORM B

NEW BROKER ADDITION FORM

All new broker relationships are expected to be reviewed and approved by the CCO. Requests for new broker accounts should be initiated through the trading desk by completing the information below. Any requests for information from an executing broker should be sent to the CCO who will then provide the documentation to the broker upon receipt of this form.

Counterparty Name:

Counterparty Contact (Info Request):

Phone: (____) ____-_________

Fax:     (____) ____-_________

Address: ____________________________

____________________________

____________________________

Requested By:

Reason for Adding Broker:

Commission Rate: ______________

Employee Name:

Employee Signature:	Date:

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FORM C

RESEARCH/BROKERAGE PRODUCT OR SERVICE REQUEST FORM

Soft Dollar Pre-Clearance Requested by:

Date of Request:

1.	The research and/or product or service being requested is:

[ ]	A renewal of research and/or brokerage product or service

[ ]	New research and/or brokerage product or service

2.	Type of service provided:

[ ]	Research

[ ]	Products and/or Services

3.	Vendor Contact Information:

Vendor’s Name:
Contact Name:
Phone Number:
Email Address:
Address:

4.	Name of research and/or product or service:

5.	Full description of the research and/or product or service (attach copies of relevant materials):

6.	The Lawful and Appropriate Assistance Test:

This test is used to determine whether the eligible product or service is used in a manner which is consistent with the safe harbor (e.g., to provide research assistance) as opposed to a manner which disproportionately or exclusively benefits the adviser (e.g., to assist preparing marketing materials). Only when the adviser uses products or services for the benefit of his clients can it avail itself of the safe harbor.

Would you describe this product as purely research related (i.e., analysts' research, corporate access, conference presentations, etc.)?      [  ] Yes          [  ] No

2

If no, please describe products you receive which are not research related:

7.	Advice, Analyses, and Reports Test (for research):

Section 28(e) defines the nature of permitted research services as either (i) advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, or (ii) analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts.

Does the product or service fall within the specific statutory limits of Section 28(e)(3)?

[  ] Yes          [  ] No

8.	The Temporal Test (for brokerage services):

Under this test, only brokerage services that relate to the execution of securities transactions and that occur between the time an order is transmitted to a broker-dealer and the end of the clearance and settlement of the transactions are eligible for the safe harbor. The test is designed to distinguish between brokerage services that are eligible for the safe harbor and overhead-related services which are not.

Do the brokerage services rendered satisfy the Temporal Test?

[  ] Yes          [  ] No          [  ] Not Applicable

9.	The Cost Test:

Soft dollars are considered client assets and advisers have an obligation under Section 28(e) to determine that commissions paid are reasonable in relation to the value of the research and brokerage products and services received. When an item is used both to benefit clients and to benefit the manager, a mixed-use allocation is necessary (see below)

Can the Company conclude, in good faith, that the commissions paid are reasonable in relation to the value of the services provided?

[  ] Yes          [  ] No

10.	If the product or service assists in both research and non-research functions (e.g., mixed use), indicate a good faith and reasonable allocation of the cost between eligible and ineligible soft dollars:

Eligible %:

Ineligible %:

3

11.	Term of proposed research and/or product or service:

From Date:

To Date:

12.	Estimated annual hard dollar cost of the research and/or product or service provided:

13.	How is the research and/or product or service delivered? (check all that apply):

[ ]	Software
[ ]	Internet
[ ]	E-mail
[ ]	Publication
[ ]	Terminal/Hardware
[ ]	Conference Call
[ ]	Seminar/Meeting
[ ]	Other:

14.	Is the research and/or product or service provided by an executing broker or third party?

[ ]	Executing Broker

[ ]	Third Party

15.	The research and/or product or service will benefit the Company’s following Client(s) account(s):

16.	Will this product be used ONLY by persons operating on behalf of the Company's Clients (i.e., portfolio managers, analysts, traders, etc.)?

[  ] Yes          [  ] No

If no, name other individuals or groups which might benefit from this product:

4

17.	Has the Portfolio Manager approved this research?

[  ] Yes   [  ] No

If yes, name the Portfolio Manager(s) who approved this research:

18.	Name(s) and title(s) (e.g., portfolio manager, analyst) of those who will be using this research and/or product or service:

The information disclosed on this form is complete and accurate to the best of my knowledge as of the date hereon:

Employee Signature:	Date:

Reviewed By:		Date:
Name:

CCO APPROVAL:

[ ]	APPROVED
[ ]	DENIED

Chilton Capital Management LLC

By:
Name:	A. Chris St. Paul
Title:	Chief Compliance Officer
Date:

5

FORM D

FORM OF COMPLIANCE WITH RULE 10F-3 UNDER THE 1940 ACT

1.	Adviser:	Chilton Capital Management LLC

2.	Series:	[ ] West Loop Realty Fund [ ] Other:

3.	Security Description:

4.	Underwriter from whom purchased:

5.	Date of Purchase:

6.	Date of Settlement:

7.	Date Offering Commenced:

8.	Purchase Price:

9.	Offering price at close of first day on which any sales were made:

10.	Commission, Spread or Profit:

	YES	NO
The securities are either (i) part of a registered public offering; (ii) municipal securities; (iii) securities offered through an Eligible Foreign Offering; or (iv) securities offered through an Eligible Rule 144A Offering.	[ ]	[ ]

The securities to be purchased are either (i) purchased at not more than the offering price prior to the end of the first full business day after the issuance or (ii) offered for subscription upon the exercise of rights and were purchased on or before the fourth day preceding the day on which such rights expire.	[ ]	[ ]

The securities are offered in a firm commitment underwriting.	[ ]	[ ]

Underwriter's commission, spread or profit is reasonable and fair compared to similar securities sold during a comparable period of time.	[ ]	[ ]

The securities either (i) are not municipal securities and the issuer has been in continuous operation for at least three years or (ii) are municipal securities that are sufficiently liquid such that they can be sold at or near their carrying value within a reasonably short period of time, and the securities are either (i) subject to no greater than moderate credit risk; or (ii) if the issuer, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in operation less than three years, the securities are subject to a minimal or low amount of credit risk.	[ ]	[ ]

1

The securities purchased (in aggregate for all investment companies advised by Advisor) do not exceed 25% of the principal amount of the offering. (Except Rule 144A Offerings)	[ ]	[ ]

EXHIBIT U

	YES	NO
The Eligible Rule 144A Securities purchased (in aggregate for all investment companies advised by the Advisor) do not exceed the principal amount of the offering sold by the underwriter plus the principal amount of any concurrent public offering.	[ ]	[ ]

The securities are not being purchased directly from an affiliated person of the Trust (or other affiliate thereof) and if the seller is a syndicate manager, none of the foregoing will receive any credit, compensation, allocation, or other benefit from the transaction.	[ ]	[ ]

Chilton Capital Management LLC

By:
Name:	A. Chris St. Paul
Title:	Chief Compliance Officer
Date:

2

FORM E

CROSS-TRADE REQUEST FORM

(and Rule 17a-7 Transactions)

Chilton Capital Management LLC (the “Company”) will only engage in cross transactions when the transaction is in the interests of, and consistent with the investment objectives and policies of, both Client accounts involved in the transaction. It is the Company’s policy to effect all cross transactions in the most equitable and fair manner for all Clients involved. Any cross transaction between the Client accounts must be effected for cash consideration at the current market price of the security, based on current sales data relating to transactions of comparable size for the same security. If no comparable sales data are available on the day in question, then the cross transaction shall be effected at the mid-market price based upon relevant bid/ask quotes determined on the basis of reasonable inquiry.

Proposed Transaction

Proposed Trade Date:
Issuer name (full legal name):
Type of Security:
Class/Series (if applicable):
Ticker Symbol or ‘Private’:
CUSIP (if applicable):
Number of Shares or Principal Amount:
Price/Unit (must attach price support):
Name of Purchasing Account (Buyer):
Name of Selling Account (Seller):

Rationale for Proposed Transaction

In reaching the decision to pursue the Proposed Transaction, both the [Client A], the [Client B] and the Company considered a number of factors, including, those set forth below.

Reasons(s) for Cross Transaction(s):
a.	Rebalancing	[ ]
b.	Raise Cash in Sellers Account	[ ]
c.	Compliance	[ ]
d.	Other (please explain below)	[ ]

Rationale for Sale by Seller:

Rationale for Purchase by Buyer:

Conclusion

[Client A], [Client B] and the Company have carefully considered the forgoing factors and believe that the financial terms of the Proposed Transaction will, in their good faith judgment, be fair to both the [Client A], and the [Client B] and on terms no less favorable than the terms on which an unaffiliated third party would be willing to purchase or sell the above named security.`

Neither, [Client A], [Client B] or the Company nor their respective affiliates will receive any commissions, brokerage fees or other remuneration in connection with the Proposed Transaction.

1

The undersigned hereby certifies as follows (initial next to each below certification):

a.	The above transaction will be a purchase or sale for no consideration other than cash payment against prompt delivery of the security.

b.	The transaction will be consistent with the investment objective and policies

For Seller

For Buyer

c.	No brokerage commission, fee (except for customary transfer fee) or other remuneration will be paid in connection with the transaction.

d.	Pricing support is attached.

APPROVAL:

Portfolio Manager – Seller*	Portfolio Manager – Buyer*

Name:	Name:

Date:	Date:

*	If both the Seller and the Buyer have the same portfolio manager, a second portfolio manager must sign off on the transaction by signing this Form.

CCO APPROVAL:

Chilton Capital Management LLC

By:
Name:	A. Chris St. Paul
Title:	Chief Compliance Officer
Date:

2

FORM E - Attachment

PRICING SUPPORT FOR CROSS-TRADE REQUEST FORM

Rule 17a-7 Transactions

Issuer name (full legal name):
Type of Security:
Class/Series (if applicable):
Ticker Symbol or ‘Private’:
CUSIP (if applicable):
Number of Shares or Principal Amount:
Name of Purchasing Account (Buyer):
Name of Selling Account (Seller):

Terms
Date and Time of Price Determination:
Date and Time of Transaction (Trade):
Current Independent Market Price:

The undersigned hereby certifies that the market price of the security was determined from one of the independent sources below (select one source and complete the accompanying information).

[  ] Consolidated Transaction Reporting System—NMS Stock231

Last Sale:_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _	$	or
Average of Highest Bid/Lowest Offer:	$
Source (attached print-out of screen):

[ ]	Foreign Exchange
Last Sale:_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _	$	or
Average of Highest Bid/Lowest Offer:	$
Source (attached print-out of screen):

[ ]	NASDAQ Level 1 System
Average of Highest Bid/Lowest Offer:	$
Source (attached print-out of screen):

[ ]	OTC and Other Security Transaction (Must use three independent sources and include print-out of screens of each)

Source 1:

Bid: $

Offer: $

231	Generally, an “NMS stock” is an equity security listed and registered or admitted to unlisted trading privileges on a national security exchange, or any registered equity security for which quotation information is disseminated in the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) for which transaction reports are required to be made on a real-time basis pursuant to an effective transaction reporting system.

3

Source 2:

Bid: $

Offer: $

Source 3:

Bid: $

Offer: $

Average of Highest Bid/Lowest Offer:	$

APPROVAL:

Portfolio Manager – Seller*	Portfolio Manager – Buyer*

Name:	Name:
Date:	Date:

CCO APPROVAL: Chilton Capital Management LLC

By:
Name:	A. Chris St. Paul
Title:	Chief Compliance Officer
Date:

4

FORM F

TRADE ERROR FORM

Date Error occurred:

Date Error identified:

Trader:

Account or Fund(s):

Issuer/Security Name:

Symbol:

Buy/Sell/Short/Cover:

Price:

Error Type:	Wrong Quantity	[ ]

	Wrong Transaction Type	[ ]

	Wrong Security	[ ]

	Other (provide Details)	[ ]

Description of the Error:

Corrective Action Taken:

Employee Signature:	Date:

Employee Name:

Reviewed By:	Date:

Reviewer Name:

1

FORM G

PROXY VOTING CONFLICT OF INTEREST FORM

Issuer Name of Security:

Date of Shareholder Meeting:

Short Description of the conflict (client, fund distributor, etc.):

1.	Is the proposed vote on all issues consistent with the Company’s stated Proxy Voting Policy? If yes, stop here and sign below as no further review is necessary.

[  ] Yes     [  ] No

2.	Is the proposed vote contrary to the Client’s position?

If yes, stop here and sign below as no further review is necessary.

[  ] Yes     [  ] No

3.	Is the proposed vote consistent with the views of the Proxy Firm? If yes, stop here and sign below as no further review is necessary.

[  ] Yes     [  ] No

Please attach a memo containing the following information and documentation supporting the proxy voting decision:

●	A list of the issue(s) where the proposed vote is contrary to the Company’s stated policy (director election, cumulative voting, compensation)

●	A description of any substantive contact with any interested outside party and an FOBO Committee or an investment professional that was material to the voting decision. Please include date, attendees, titles, organization they represent and topics discussed. If there was no such contact, please note as such.

●	If the CCO has NOT determined that the proposed vote is reasonable, please explain and indicate what action has been, or will be taken.

PREPARED BY:	CCO APPROVAL:

Name:	Name:	A. Chris St. Paul
Title:	Title:	Chief Compliance Officer
Date:	Date:

1